As filed with the Securities and Exchange Commission on April 16, 2014

Registration No. 333-176775

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.
300 East Lombard Street
Baltimore, Maryland 21202
(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael J. Choate, Esq.	Robert H. Baum
Proskauer Rose LLP	Executive Vice President and
Three First National Plaza	General Counsel
70 West Madison	The Inland Real Estate Group, Inc.
Suite 3800	2901 Butterfield Road
Chicago, Illinois 60602-4342	Oak Brook, Illinois 60523
(312) 962-3567	(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. X (Registration No. 333-176775)

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	
Non-accelerated filer	☒	Smaller reporting company	
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 6 consists of the following:

1.	The Registrant’s Prospectus dated April 16, 2014, included herewith, which supersedes and replaces the Registrant’s Prospectus dated October 18, 2012, and all supplements thereto;

2.	Supplement No. 1 dated April 16, 2014, included herewith, which will be delivered as an unattached document;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-176775

INLAND REAL ESTATE INCOME TRUST, INC.

180,000,000	shares of common stock – maximum offering

We are a Maryland corporation organized on August 24, 2011 and sponsored by Inland Real Estate Investment Corporation, or “IREIC.” We acquire, directly or indirectly, a diversified portfolio of commercial real estate located throughout the United States. We focus primarily on retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities. We may acquire these properties directly or through joint ventures. We also may invest in real estate-related equity securities as well as commercial mortgage-backed securities. We are offering 150,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Inland Securities Corporation, or “Inland Securities,” our dealer manager. “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 30,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was determined by our board of directors. We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan. We have elected to be taxed as a REIT, commencing with the tax year ended December 31, 2013. Share of our common stock are issued in book entry form only. We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public reporting requirements in future filings.

Investing in our common stock involves a substantial degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 36. Material risks of an investment in our common stock include:

•    No public market currently exists, and one may never exist, for our shares. Our board does not have any current plans to list our shares or pursue any other liquidity event, and we cannot guarantee that a liquidity event will occur.

•    The offering price is not indicative of the price at which you may be able to sell your shares, and is not based on the book value or net asset value of our current or expected investments or our current or expected cash flow.

•    We cannot guarantee that we will pay distributions.

•    We have paid and may continue to pay distributions from sources other than cash flow from operations, including borrowings and net offering proceeds, and we have not limited our use of any of these other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate assets.

•    The number of real estate assets we acquire will depend on the net proceeds raised in this offering.

•    We do not have employees and rely on our business manager and real estate managers to manage our business and assets.

•    Persons performing services for our business manager are employed by IREIC or its affiliates and will face competing demands for their time and service.

•    We do not have arm’s length agreements with our business manager, real estate managers or other affiliates of our sponsor.

•    We pay significant fees to our business manager, real estate managers and other affiliates of IREIC.

•    This is a “blind pool” offering because we have not yet identified all of the specific real estate assets that we may acquire with the net proceeds raised in this offering.

•    On acquiring shares, you will experience dilution in the net tangible book value of your shares.

•    Principal and interest payments on any borrowings will reduce the funds available for distribution.

•    There are limits on the ownership and transferability of our shares. Please see “Description of Securities – Restrictions on Ownership and Transfer.”

•    We may fail to continue to qualify as a REIT.

Inland Securities is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA.” The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities. This offering will end no later than October 18, 2014, unless extended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted. No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of April 16, 2014. We will amend or supplement this prospectus if there are any material changes in our affairs.

	Per Share	Maximum Offering
Public offering price, primary shares	$10.00	$1,500,000,000
Public offering price, distribution reinvestment plan	$ 9.50	$ 285,000,000
Commissions(1)	$ 1.00	$ 150,000,000
Proceeds, before expenses, to us(2)	$ 9.00	$1,635,000,000
(1) Commissions are paid only for primary shares offered on a “best efforts” basis and consist of a 7% selling commission and a 3% marketing contribution. Discounts are available for certain categories of investors.
(2) Organization and offering expenses, excluding commissions, will not exceed 1.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions and issuer costs, will not exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.

The date of this prospectus is April 16, 2014.

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF PENNSYLVANIA ONLY

BECAUSE THE MINIMUM CLOSING AMOUNT WAS LESS THAN $150,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

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WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $75,000,000, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

IF THE COMPANY HAS NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $75,000,000 BY THE END OF THE ESCROW PERIOD, THE COMPANY MUST:

A. RETURN THE PENNSYLVANIA INVESTORS’ FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

B. NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM.  IF AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR’S REQUEST.

ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD OR ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR’S FUNDS REMAIN IN ESCROW.

FOR RESIDENTS OF OHIO AND TENNESSEE ONLY

Subscription proceeds received from residents of the States of Ohio and Tennessee will be placed in escrow with the escrow agent until we have received and accepted paid subscriptions for at least $20,000,000 within one year from the original effective date of this prospectus. If subscriptions for at least $20,000,000 have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund the Ohio and Tennessee investors’ funds, together with any interest earned on thEIR investmentS.

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SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of shares as described below.

We have established suitability standards for initial investors and subsequent purchasers of shares from our stockholders. These suitability standards require that an investor have, excluding the value of the investor’s home, home furnishings and automobiles, either:

•	minimum net worth of at least $250,000; or
•	minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

•	California – You must have either (1) a minimum net worth of at least $250,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.
•	Nebraska – You must have either (1) a minimum net worth of at least $350,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.
•	Kentucky, Missouri, Nebraska, Oregon, Pennsylvania and Tennessee – In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your “liquid net worth,” defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.
•	California — In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your “net worth.”
•	Alabama, Iowa, Michigan, New Mexico and North Dakota – In addition to meeting the applicable minimum suitability standards set forth above, your investment in us and other
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IREIC-sponsored real estate programs may not exceed 10% of your “liquid net worth,” defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•	Massachusetts and New Jersey – In addition to meeting the applicable minimum suitability standards set forth above, your investment in our securities and similar direct participation investments may not exceed 10% of your “liquid net worth,” defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
•	Ohio – In addition to meeting the applicable minimum suitability standards set forth above, your investment in us, other IREIC-sponsored real estate programs and other non-traded REITs may not exceed 10% of your “liquid net worth,” defined as that portion of your net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
•	Kansas and Maine – In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner and the Maine Office of Securities recommend that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s “liquid net worth,” defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

As used above, “other IREIC-sponsored real estate programs” means Inland Diversified Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc., but does not include Inland Real Estate Corporation or Retail Properties of America, Inc., REITs previously sponsored by IREIC, which are publicly traded on the New York Stock Exchange.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase shares of our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We, IREIC, our dealer manager and each soliciting dealer must make every reasonable effort to determine that the purchase of common stock is a suitable and appropriate investment for each investor based on the information provided by the investor in the subscription agreement or otherwise.

MINIMUM PURCHASE

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000. Except in respect of a transfer made pursuant to a transfer on death designation or a qualified transfer to meet a required minimum distribution, you may not transfer fewer shares than the minimum purchase requirement. A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•         a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

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•         a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Code;

•         trusts that are otherwise exempt under Section 501(a) of the Code;

•         a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•         an IRA that meets the requirements of Section 408 of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

An investment in our common stock will not, in itself, create a retirement plan; in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT ACT”), the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any:

•	person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
•	person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as
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to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the registration and prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

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QUESTIONS AND ANSWERS ABOUT THE OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering. References in this prospectus to “we,” “us” or the “company” refer to Inland Real Estate Income Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries except in each case where the context indicates otherwise. References in this prospectus to “Inland” refer to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been previously sponsored or managed by our sponsor or its subsidiaries.

Q: What is Inland Real Estate Income Trust, Inc.?

A: We are an externally managed, Maryland corporation formed in August 2011 to acquire a diversified portfolio of commercial real estate located throughout the United States. We have elected to be taxed as a REIT for federal and state income tax purposes, beginning with the tax year ended December 31, 2013.

Q: In what types of properties will the company invest?

A: We intend to acquire retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities. Within these property types, we will focus primarily on “core” real estate assets. “Core” real estate assets are those assets that typically satisfy some, but not necessarily all, of the following criteria:

•	properties located within major regional markets or accelerating secondary markets;
•	properties with above-market occupancy rates, with leases that provide for market rental rates and that have staggered maturity dates; and
•	properties that have anchor tenants with strong credit ratings.

Core real estate assets also typically provide predictable, steady cash flow and have a lower risk profile than non-core real estate assets.

We may purchase existing or newly-constructed properties as well as properties that are under development or construction, including those where development has not yet commenced. In addition, in all cases, we may acquire or develop properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest.

Q:  What are the company’s investment objectives?

A: Our investment objectives generally are:

•	to preserve and protect our stockholders’ investments;
•	to acquire quality commercial real estate assets that generate, over time, sufficient cash flow from operations to fund sustainable and predictable distributions to our stockholders; and
•	to realize capital appreciation through the potential sale of our assets or other liquidity events, as described in this prospectus.
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We cannot guarantee that we will achieve any of these investment objectives.

Q: What are the most important attributes of the company?

A: In general, we believe that our structure is characterized by important attributes that will benefit our stockholders, such as:

•	No Payment to Acquire our Business Manager —The business management agreement gives us the ability to internalize the functions performed by our Business Manager (as defined herein) through an agreed-upon transition of the management services performed by the Business Manager, without having to pay an internalization fee.
•	Acquisition Flexibility – Our proposed strategy of acquiring a diversified portfolio of commercial real estate will provide us with flexibility, because we are not limited to investing in a single asset class. We will have the ability to take advantage of existing market conditions, and target buying opportunities as economic and real estate cycles change.
•	Limited Fees – We will not pay:

•         debt financing fees;

•         oversight fees;

•         development fees;

•         disposition fees; or

•         stock awards under a restricted share plan.

Q: What competitive advantages does the company achieve through its relationship with Inland?

A: We believe our relationship with Inland provides us with various benefits, including:

•	Sponsor Track Record – Inland has more than forty years of experience in acquiring and managing real estate assets. As of December 31, 2013, Inland had completed 451 programs, comprised of eight public funds, 426 private partnerships, 16 1031 exchange programs and two public REITs. No completed program has paid total distributions less than the total contributed capital to the program. For these purposes, Inland considers a program to be “completed” at the time that the program no longer owns any assets.
•	Experienced Management Team — Inland’s management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse types of real estate assets, as well as a broad range of experience in financing real estate assets. As of December 31, 2013, Inland cumulatively owned properties located in forty-nine states and managed assets with a book value exceeding $20.2 billion.
•	Expertise with Core Real Estate Assets – Each of the REITs previously sponsored by IREIC, including most recently Inland American Real Estate Trust, Inc. (sometimes referred to herein as “Inland American”) and Inland Diversified Real Estate Trust, Inc. (sometimes referred to herein as “Inland Diversified”), own or are acquiring portfolios that contain core real estate assets. For example, as of December 31, 2013, Inland American owned, directly or indirectly through joint
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ventures in which it has a controlling interest, 119 retail properties representing approximately 17.0 million square feet. As of December 31, 2013, Inland Diversified, which was formed in 2009, owned, directly or indirectly, 135 retail properties totaling 11.6 million square feet. Our management, including Ms. McGuinness, Ms. Matlin, Mr. Lichterman, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, among others, will be able to draw on Inland’s expertise in acquiring and managing a diverse portfolio of properties.

•	Seasoned Acquisition Team —Inland Real Estate Acquisitions, Inc., or “IREA,” and other affiliates of IREIC will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since January 2005, the individuals performing services for these entities have closed over 1,800 transactions in the aggregate, involving real estate with an aggregate purchase price that exceeds $18 billion.
•	Strong Industry Relationships — We believe that Inland’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our strategies. These relationships will augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, Inland’s strong relationships with the tenant and leasing brokerage communities will aid in attracting and retaining tenants.
•	Centralized Resources — Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Q: Why should I consider an investment in real estate?

A: Allocating some portion of your investment portfolio to real estate may diversify your portfolio, reduce overall risk in your portfolio and provide a hedge against inflation and the potential to earn attractive returns. For these reasons, institutional investors like pension funds and endowments have increased the amount allocated to real estate. For example, various surveys report that some of the largest pension plans in the U.S. are targeting a real estate allocation of 10% to 12% of their overall investment portfolios. Individual investors may also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

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Q: What is a public, non-listed REIT?

A: In general, a REIT is an entity that:

•	combines the capital of many investors to, among other things, acquire or invest in commercial real estate;
•	allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;
•	must pay distributions to its stockholders equal to at least 90% of its “REIT taxable income,” subject to certain adjustments; and
•	is not typically subject to federal corporate income taxes as long as it pays distributions to its stockholders equal to at least 100% of its “REIT taxable income,” thus eliminating the “double taxation” (taxation at both the corporate and stockholder levels) generally applicable to a corporation.

A public, non-listed REIT includes all of the REIT factors listed above.  In addition, the shares of a public, non-listed REIT are not listed and traded on a national stock exchange. A public, non-listed REIT, like a listed REIT, files all financial statements and material updates to the program with the Securities and Exchange Commission, sometimes referred to herein as the “SEC,” and all other applicable regulatory authorities.

Q:  How does an investment in shares of your common stock differ from an investment in the shares of a listed REIT?

A: An investment in shares of our common stock generally differs from an investment in listed REITs, in a few respects, as set forth below.

•	Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors. Our board of directors, rather than the “market,” determined the offering price of our shares in its sole discretion.

•         Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As part of the state registration process, known as the “blue sky” registration, we were required to include certain limits in our governing documents. For example, our charter limits the fees we may pay to our Business Manager and its affiliates, limits the aggregate amount we may borrow and requires our independent directors to approve certain actions. These limits cannot be changed except by a vote of a majority of our stockholders. A typical listed REIT does not provide for these restrictions within its charter.

•         Listed REITs often focus on selected property types or geographic markets, which would require you to own shares of several listed REITs, with attendant transaction costs and effort, in order to invest in a diversified real property portfolio. In contrast, we intend to own a diversified portfolio of various real estate assets.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity and our repurchase program may be limited, modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from

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investing directly in real estate, including the expenses related to this offering and other fees and expenses that we may pay.

Q: What are the advantages of a diversified portfolio?

A: We believe that a diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a portfolio concentrated on one property sector or properties located in one geographical area or region. Because we believe that most real estate markets are cyclical in nature, a diversified investment strategy may allow us to more effectively deploy capital into sectors and locations where the underlying investment fundamentals are relatively strong and away from sectors where the fundamentals are relatively weak. Further, we believe that an investment strategy that combines real property investments with other real estate-related investments may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector, region or area.

Q: Other than real properties, in which types of assets will the company invest?

A: We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. See “Risk Factors – Risks Associated with Investments in Securities.”

We may also make investments in commercial mortgage-backed securities, or “CMBS.” CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Q: Does the company intend to invest in joint ventures?

A: Yes, we may acquire or develop properties through joint ventures, including joint ventures in which we do not own a controlling interest. We may make these investments to diversify our portfolio in terms of geographic region or property type, to access the capital or expertise of third parties and to enable us to make investments sooner than would be possible otherwise. Additionally, investing through joint ventures may help may help us to diversify our portfolio. In compliance with our conflicts of interest policies, however, we will not invest in any joint ventures with other IREIC-affiliated entities.

Q:  How will the company identify investments and make decisions on whether to acquire real estate assets?

A:    Our business manager, IREIT Business Manager & Advisor, Inc., referred to herein as our “Business Manager,” has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location and property type; creditworthiness of the tenants or potential tenants; condition and use of the assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the assets are located; presence of existing

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aand potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations.

Q:    How will you determine whether tenants have the appropriate creditworthiness?

A: To the extent available, we intend to use industry credit rating services to determine the creditworthiness of potential tenants and any personal or corporate guarantor. We will review the reports produced by these services together with relevant financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans and other information our Business Manager may deem relevant, before consummating a lease transaction. In addition, if we are seeking to obtain a guarantee of a lease by the corporate parent of the tenant, our Business Manager will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property and simultaneously leasing it back to the seller under a long-term lease, we also will meet with the seller’s management to discuss the seller’s business plan and strategy.

Q: What are your potential strategies for providing stockholders with a liquidity event?

A: A liquidity event could take many forms. For example, our board may decide to:

•	list our shares, or the shares of one of our subsidiaries, on a national securities exchange;
•	sell our assets, including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets, or sell certain subsidiaries or joint venture interests, any of which could result in a distribution to our stockholders of the net proceeds; or
•	enter into a merger or other business combination, which results in our stockholders receiving cash or shares of another entity.

Presently, our board does not anticipate evaluating a liquidity event until at least 2017.

Q: Have you set a finite date for a liquidity event?

A: No, the timing of any liquidity event will be influenced by many factors, including market conditions at that time. Our board does not have any current plans for a liquidity event, and we are not required to liquidate. Accordingly, we cannot guarantee that a liquidity event will occur.

Q: Will the company consider internalizing the services performed by the Business Manager in the future?

A:    Yes, we may, in the future, become self-administered by internalizing the functions performed for us by our Business Manager. There are many ways of doing so. For example, we could simply terminate the Business Manager and hire all new, outside employees unaffiliated with our Business Manager. Alternatively, we may take advantage of certain provisions contained in our business management agreement. These provisions are designed to allow us to transition from an externally managed entity to an internally managed entity, without having to pay an internalization fee, by giving us the ability to hire certain of the persons employed by the Business Manager or its affiliates and performing services for us on behalf of the Business Manager, and by giving us time to transition the services performed by certain affiliates of the Business Manager, sometimes referred to herein as the “service providers,” that currently provide the various services and licenses needed to operate our business.

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More specifically, the business management agreement provides that at any time following the one year anniversary of the completion of the “best efforts” portion of this offering, we can begin the process of internalizing the functions performed by our Business Manager by notifying the Business Manager of our intent to internalize (referred to herein as the “internalization notice”). The decision to pursue the internalization will be made by our board of directors and will require the approval of a majority of our independent directors. During the period beginning upon the Business Manager’s receipt of the internalization notice and ending on the one-year anniversary thereof (referred to herein as the “transition period”), we will transition the services provided by the Business Manager to us. For example, during the transition period, the Business Manager will permit us to solicit for hire the “key” employees of the Business Manager and its affiliates, including all of the persons serving as the executive officers of our company or the Business Manager who do not also serve as directors or officers of any other IREIC-sponsored REITs. During all other times in which the business management agreement is in place, we are restricted from soliciting these persons pursuant to certain non-solicitation provisions set forth in the business management agreement. In addition, during the transition period, at our request, the Business Manager will assign any or all of the service provider agreements to us. We will have full discretion to determine which agreements or services that we will continue to obtain directly from these service providers.

Q: Will the company pay to acquire the Business Manager in connection with an internalization?

A:    No. We will not pay any internalization fee to acquire our Business Manager. Historically, non-traded REITs have acquired their advisors in order to internalize these management functions, by paying significant amounts to the owners of the advisor entity. Rather than do so, if our board of directors chooses, we will be able to transition the services performed for us by the Business Manager. We will continue to pay and reimburse the Business Manager in the ordinary course under the terms of the existing business management agreement during the one-year transition period. In addition, we will reimburse expenses incurred by our Business Manager in connection with internalizing the functions, and we may incur costs that are incidental to the transaction, such as the cost of purchasing certain tangible assets, like office equipment or computer hardware, from the Business Manager. At the conclusion of the transition period, the business management agreement will terminate, and the Business Manager will neither be entitled to receive any additional management or acquisition fees nor be entitled to the reimbursement of any expenses that it would have been entitled to had the agreement not been terminated. The Business Manager will, however, continue to be entitled to receive the subordinated incentive fee, on a prorated basis based on the duration of the Business Manager’s service to us, and we will be required to reimburse the expenses of the service providers pursuant to any service agreements assigned to us with our approval.

Our board could choose to internalize our business management functions by having us hire all new, outside executives and other employees or by entering into an arrangement with a third party, such as a merger, which would result in us having our own management team. The terms of that transaction, including the amount of any consideration or compensation to be paid by us, would be negotiated by our board of directors, or a committee thereof. Further, if we seek to internalize the functions performed for us by the Real Estate Managers, the transaction will be separately negotiated by our independent directors, or a committee thereof, and will not be covered by the procedures described above.

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Q:  If I buy shares, will I receive distributions and, if so, how often?

A:   We currently pay, and intend to continue paying, regular monthly cash distributions to our stockholders. The actual amount and timing of distributions is be determined by our board of directors, in its discretion, based on its analysis of our actual and expected earnings, cash flow, capital expenditures and investments, as well as general financial conditions. Actual cash available for distribution may vary substantially from estimates made by our board. As a result, our distribution rate and payment frequency may vary from time to time. Further, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income,” subject to certain adjustments, each year.

Q:  Will distributions I receive be taxable?

A:   Yes, for tax purposes, any distributions that you receive generally will be considered ordinary income to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend). However, because certain deductible items, such as depreciation expense, for example, reduce taxable income but do not reduce cash available for distribution, we expect a portion of your distributions might exceed our current and accumulated earnings and profits and be considered a return of capital for tax purposes up to the amount of your tax basis in your shares (and any excess over your tax basis in your shares will result in capital gain). The amount of distributions considered a return of capital for tax purposes will not be subject to tax immediately but will instead reduce the tax basis of your investment, generally deferring any tax on that portion of the distribution until you sell your shares or we liquidate. Because each investor’s tax implications are different, you are encouraged to consult with your tax advisor. The Form 1099 described below will report to you, each year, the portion of your distribution that is considered ordinary income and the portion that is considered a return of capital for tax purposes.

Q: Are the distributions paid by a REIT taxed differently than distributions paid by a typical corporation?

A: Yes. Generally, the taxable portion, if any, of distributions paid by a REIT are taxed at a higher rate than the taxable portion of distributions paid by the typical corporation known as a “C Corporation.” In general, taxable distributions paid by a C Corporation are taxed at a maximum federal income tax rate of 20%. Taxable distributions paid by a REIT (not designated as capital gain dividends or qualified dividend income), however, are taxed at the maximum ordinary federal income tax rate, which could be as high as 39.6%. Further, when the 3.8% Medicare surtax on dividends is added to the income tax that certain states impose, your total income tax rate for taxable REIT distributions could be over 50%.

Q: Can anything be done to defer or reduce the amount of taxes imposed on distributions paid by a REIT?

A: Yes. A distribution paid by a REIT or a C Corporation is taxable to the extent of the entity’s “current and accumulated earnings and profits,” as calculated for federal income tax purposes. Thus, anything that reduces earnings and profits below the amount of our distributions reduces or eliminates the tax on the distributions. For example, an entity’s earnings and profits are decreased by expenses incurred by the entity including non-cash expenses such as depreciation. These non-cash expenses reduce the amount of an entity’s earnings and profits but do not reduce the cash generated by the entity.

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Q: What influences the amount of depreciation expense that an entity incurs?

A: Depreciation is an expense recognized by an entity for both financial reporting and federal income tax purposes designed to reflect the cost associated with the use of the entity’s assets during any given period. Methods of computing depreciation and the periods over which assets are depreciated may vary between asset types and by entity. Further, there are several methods of computing depreciation such as straight line or accelerated cost recovery.

Q: Are there additional ways to impact depreciation expense?

A: Yes, the amount of depreciation expense that an entity incurs in a particular year can also be impacted by segregating an asset’s components. An independent third party firm may be retained to perform a study known as a cost segregation study which identifies and allocates an asset’s acquired building value, including subsequent additions and improvements if performed post asset acquisition, among its components, identifying component assets that result in increased depreciation deductions in the earlier years after acquisition of the asset through the use of shorter useful lives for those component assets. For example, when you analyze a real estate building’s components separately, certain component assets may be segregated from the building, such as special electrical connections which are necessary to and used directly with a specific item of machinery or equipment; decorative finish carpentry, such as detailed crown moldings or lattice work; foundations or footings for signs, light poles and other land improvements and components of a building plumbing system such as water, gas, or refrigerant hook-ups directly connected to appliances or equipment. Component assets identified in a cost segregation study generally have a shorter useful life than the time period over which a building may be depreciated. Accordingly, certain building components can be depreciated over a shorter period of time, which increases the amount of depreciation expense allowed during the initial years after the acquisition of a building.

We do not expect cost segregation studies to impact our REIT qualification requirements. However, we intend to monitor compliance on an ongoing basis.

Q: Does depreciation expense reduce cash flow?

A: No, depreciation is a non-cash expense.

Q: Does using accelerated depreciation methods and cost segregation studies impact the amount of distributions we may pay?

A: No, the increase in depreciation expense during the initial years after purchase of an asset that may result from accelerated depreciation and cost segregation studies will not impact the amount of cash available for distribution.

Q: How does depreciation expense impact the amount of federal income taxes that a stockholder may pay?

A: As noted above, depreciation expenses will reduce our earnings and profits. If our earnings and profits are reduced below the amount of our distributions, the amount of the applicable distributions that may be taxable for federal income tax purposes generally will be reduced. Additionally, depreciation expenses will reduce the adjusted tax basis of an asset, which may increase the gain recognized upon disposition. The use of cost segregation studies generally will increase our depreciation expense for federal income tax purposes and reduce the amount of our distributions that are taxable to our stockholders during the initial years after purchase of the particular asset.

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Q: Will cost segregation be used for each asset owned by the REIT?

A: Not necessarily. A cost segregation study may be performed on an asset-by-asset basis and does not need to be performed on every asset. The study can be prepared after an asset is purchased and may, in conjunction with provisions of the Code, allow an entity to catch up any previously under-reported depreciation. This approach will allow us to use cost segregation to the extent that it would benefit us and our stockholders without requiring us to incur the expense of performing cost segregation studies on all assets if not necessary.

Q:  What is the impact of being an “emerging growth company”?

A:   We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and
•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. In addition, we cannot assure you that we will be able to take advantage of the other benefits of the JOBS Act. So long as we are externally managed by our Business Manager and we do not directly compensate our executive officers, or reimburse our Business Manager or its affiliates for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

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We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

Q: How do I decide if an investment in the company’s shares is appropriate for me?

A: An investment in our shares may be appropriate as part of your investment portfolio if:

•	You satisfy the minimum suitability standards described in this prospectus.
•	You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.
•	You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire real estate assets that offer appreciation potential while balancing the objective of preserving your capital.
•	You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in an entity that invests primarily in commercial real estate.
•	You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Q:  What kind of offering is this?

A:   We are offering up to 150,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 30,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan.

If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, forms of which are included in this prospectus as Appendix C-1, and pay for the shares at the time you subscribe. If you decide to purchase shares, our escrow agent will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q:  What is the significance of the “blind pool” offering?

A:   Traditionally, public real estate programs acquire interests in various real estate assets. The assets in which these public programs intend to invest are not always known prior to commencing the offering. A real estate program is commonly referred to as a “blind pool” program when a significant number of the assets that the real estate program intends to acquire are not yet identified. During this blind pool offering, we will identify acquisition opportunities during and possibly after our public offering has closed. Pending investment in real estate assets, we expect to invest the net offering proceeds in short-term government securities or other liquid instruments.

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We believe that the blind pool offering format offers us a greater degree of flexibility than a specified asset program because we are more likely to have funds available before identifying specific assets for acquisition. Otherwise, IREIC would need to begin the SEC registration process only after identifying the assets we may acquire. Under this scenario, we believe we would operate at a significant competitive disadvantage as compared to entities that may have currently available sources of financing. In addition, because we do not own, and have not owned, any real estate assets, you do not need to be concerned about possible “legacy issues” related to assets acquired before the commencement of this offering.

Because we have not yet identified the assets we may acquire, however, investors will not be able to fully assess how we will use the net proceeds of this offering. Therefore, we provide you with “prior performance” or a “track record” of information of other programs sponsored by IREIC. Please note however, that the prior performance of IREIC’s other programs does not indicate, and should not be relied upon as to, how we may perform in the future.

Q:  How long will the offering last?

A:   This offering will end no later than October 18, 2014, unless extended. Our board may terminate this offering at any time and may extend the “best efforts” offering for an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement. If we decide to extend the “best efforts” offering beyond two years from October 18, 2012, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

The offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop offering and selling in any state in which the registration is not renewed annually.

Q:  Will I receive a stock certificate?

A:   No, unless expressly authorized by our board of directors. In this offering, we anticipate that all common stock will be issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:  Will fractional shares be issued?

A:   Yes, we may issue fractional shares of common stock in this offering.

Q:  Is there any minimum required investment?

A:   Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

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Q:  Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment, including:

•	regular correspondence to stockholders;
•	supplements to this prospectus, during the course of the “best efforts” offering;
•	an annual report; and
•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: U.S. mail or other courier; facsimile; electronic delivery; or posting on our web site at www.inlandincometrust.com.

We expect to provide a per share estimated value of our shares that is not based on the gross offering price of a share in this “best efforts” offering beginning with the filing of our second regular quarterly or, if applicable, annual report (e.g., our reports on Form 10-Q or 10-K) following the termination of this initial “best efforts” public offering of our common stock, and annually thereafter. This “best efforts” offering will end no later than October 18, 2014, unless extended for an additional year. Until that time, we will use the gross offering price of a share in this “best efforts” offering as the per share estimated value thereof.

Three other IREIC-sponsored REITs, Inland Diversified, Inland American and Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.), which we refer to herein as RPAI, have reported per share estimated values. Inland Diversified announced its most recent estimated per share value of its common stock, equal to $10.70, on February 21, 2014. Inland American announced its most recent estimated per share value of its common stock, equal to $6.94, on December 27, 2013. RPAI’s board of directors announced the estimated per share value of its common stock, equal to $6.95, on June 14, 2011. On March 20, 2012, RPAI subsequently effectuated a ten-to-one reverse stock split of its existing common stock. RPAI announced that it completed a public offering of 36,750,000 shares of Class A Common Stock at $8.00 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $3.20 per share of its common stock) on April 5, 2012. This public offering generated gross proceeds of approximately $292.6 million, or approximately $272.1 million net of the underwriting discount. On March 17, 2014, the closing price of the RPAI Class A Common Stock on the NYSE was $13.88 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $5.55 per share). See “Prior Performance of IREIC Affiliates – Publicly Registered REITs” for more information about Inland American and RPAI.

Q:  How will the company estimate the per share value of its common stock in the future?

A: To determine the per share estimated value of our shares, we will engage an independent valuation expert to value our real estate assets and related liabilities. Our board of directors will periodically receive and review information about the valuation of our assets and liabilities as it deems necessary. The conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, as well as a number of caveats and conditions. Further, neither the gross offering price nor any future estimated value is likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.

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Q:  When will I get my tax information?

A:   We mail a Form 1099 with your tax information by January 31st of each year.

Q:  Who can help answer questions?

A:   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your financial advisor or our dealer manager:

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
Attention: Ms. Roberta S. Matlin

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PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock.

Inland Real Estate Income Trust, Inc.

We are a Maryland corporation formed to acquire a diversified portfolio of commercial real estate located throughout the United States. We intend to acquire retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities. Within these property types, we will focus primarily on “core” real estate assets, which are those assets that typically satisfy some, but not necessarily all, of the following criteria:

•	properties located within major regional markets or accelerating secondary markets;
•	properties with above-market occupancy rates, with leases that provide for market rental rates and that have staggered maturity dates; and
•	properties that have anchor tenants with strong credit ratings.

Core real estate assets also typically provide predictable, steady cash flow and have a lower risk profile than non-core real estate assets.

We also may purchase single-tenant, net leased properties in each of these four property types. In all cases, we may purchase existing or newly-constructed properties as well as properties that are under development or construction, including those where development has not commenced. In addition, in all cases, we may acquire properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest. We also may invest in real estate-related equity securities of both publicly traded and private real estate companies, as well as commercial mortgage-backed securities.

We have elected to be taxed as a REIT for federal and state income tax purposes, beginning with the tax year ended December 31, 2013. Our office is located at 2901 Butterfield Road, Oak Brook, Illinois 60523. Our toll-free telephone number is 800-826-8228 and our website address is www.inlandincometrust.com.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board, including a majority of our independent directors, must approve certain actions set forth in our charter. We have five members on our board of directors, three of whom are independent of IREIC and its affiliates. These independent directors are responsible for reviewing the performance of our Business Manager and Real Estate Managers, as described below. All of our directors will be elected annually by our stockholders.

We are externally managed and advised by our Business Manager, a wholly owned subsidiary of IREIC. Various other affiliates of IREIC will be involved in our operations, and we will rely upon the executive officers of our Business Manager and the executive officers and employees of other IREIC-affiliated entities to manage our day-to-day affairs and to identify and acquire property and make other

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investments on our behalf. Inland National Real Estate Services, LLC and Inland National Real Estate Services II, LLC, which we together refer to herein as our “Real Estate Managers,” will manage our properties and IREA, an indirect wholly owned subsidiary of The Inland Group, Inc., will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf.

Terms of the Offering

We are offering a maximum of 150,000,000 shares at a price of $10.00 per share on a “best efforts” basis. A “best efforts” offering is one in which the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. No specified number of securities is, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering. The offering price of our shares was determined by our board of directors in its sole discretion. In determining the offering price, the board specifically considered the offering price of other REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of our dealer manager. The offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering and the offering price of our shares.

We also are offering up to 30,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share initially equal to $9.50. Distributions may be fully reinvested. If you participate, you will be taxed on income attributable to the reinvested distributions based on the fair market value of shares of our common stock received in lieu of a cash distribution. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may amend, suspend or terminate the plan, including increasing or decreasing the per share purchase price, in its sole discretion, upon ten days prior written notice to participants.

We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan.

REIT Status

As long as we continue to qualify as a REIT we generally are not subject to federal income tax on income that we distribute to our stockholders.  Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their “REIT taxable income,” subject to certain adjustments. If we fail to continue to qualify for taxation as a REIT in any year, without the benefit of certain relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT.  Even if we continue to qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income, property or net worth and to federal income and excise taxes on our undistributed income. For additional discussion regarding REITs and REIT qualification, see “Material Federal Income Tax Consequences.”

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Summary Risk Factors

An investment in our shares involves significant risks. If we are unable to effectively manage these risks, we may not meet our investment objectives and you may lose some or all of your investment. See “Risk Factors” beginning on page 36. The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock, and should be read together with “– Summary Conflicts of Interest” set forth below.

•	No public market currently exists, and one may never exist, for our shares. Our board does not have any current plans to list our shares on a national securities exchange or pursue any other liquidity event, and does not anticipate evaluating a liquidity event until at least 2017. We cannot guarantee that a liquidity event will occur.
•	The offering price of our shares is not indicative of the book value or net asset value of our current or expected investments, or our current or expected cash flow. The offering price may be greater than the per share “estimated value” that we publish in the future, or the proceeds you would receive upon our liquidation or upon the sale of your shares.
•	Investors who purchase shares of our common stock in this offering will incur immediate dilution.
•	There is no assurance that we will be able to achieve our investment objectives.
•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate all investments before we make them. The number and value of real estate assets we acquire will depend initially on the net proceeds raised in this offering.
•	We have and we may continue to pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP. As used herein, “GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the SEC. As a result, we may pay distributions from sources other than cash flows from operations. Specifically, some or all of our distributions for any period in which our cash flow from operations is not sufficient may be paid from cash flow from operations from prior periods that was not distributed or otherwise used for other purposes, referred to herein as “retained cash flow,” from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions. If our cash flow from operations is not sufficient to pay distributions for any particular period, we also may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee or its right to be reimbursed for certain expenses. A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period. Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts. We will not, however, be required to pay interest on any fee or reimbursement that was previously deferred or accrued. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue
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or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund distributions.

•	We are subject to the risks associated with the significant dislocations and liquidity disruptions that occur in the global credit markets.
•	Our share repurchase program is subject to numerous restrictions, may be amended, suspended or terminated by our board of directors at any time and should not be relied upon as a means of liquidity.
•	We do not have any employees and will rely entirely on our Business Manager and Real Estate Managers to manage our business and assets.
•	We may borrow up to 300% of our net assets, equivalent to 75% of the cost of our assets, and principal and interest payments on our borrowings will reduce the funds available for other purposes, including distribution to our stockholders.
•	Our charter limits any person from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock without the prior approval of our board of directors.
•	We may not continue to qualify as a REIT, and thus be required to pay entity-level taxes.

Summary Conflicts of Interest

During the ten year period ended December 31, 2013, IREIC sponsored three other REITs, RPAI, Inland American and Inland Diversified, and IREIC and Inland Private Capital Corporation (formerly, Inland Real Estate Exchange Corporation), or “IPCC,” sponsored, in the aggregate, 142 real estate exchange private placement limited partnerships and limited liability companies. One of the REITs, Inland Diversified, is presently managed by affiliates of our Business Manager. Inland American, RPAI and a fourth IREIC-sponsored REIT, Inland Real Estate Corporation (“IRC”), which was organized prior to the ten year period ended December 31, 2013, are self-managed and neither IREIC nor its affiliates have responsibility for the day-to-day operations. IREIC and its affiliates own significant investments in RPAI and IRC, primarily through shares acquired in the respective internalizations by these entities.

The following is a summary of other conflicts of interest that we believe are most relevant to an investment in shares of our common stock.

•	Certain persons performing services for our Business Manager and Real Estate Managers are employees of IREIC or its affiliates, and may also perform services for its affiliates and other programs sponsored by IREIC. These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and assets and the business and assets of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources among these entities.
•	We do not have arm’s length agreements with our Business Manager, Real Estate Managers or any other affiliates of IREIC, and will pay these entities significant fees. In some cases, these fees will be based on the aggregate book value, including acquired intangibles, of our invested assets and the contract purchase price of our assets. This may result in our Business Manager recommending investments, or other actions, in an effort to increase these fees. For example, our compensation arrangements may provide an
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incentive for our Business Manager to, among other things, borrow more money than prudent to increase the amount we can invest or retain instead of sell assets, even if our stockholders may be better served by sale or other disposition of the asset. Further, the fact that we will pay the Business Manager an acquisition fee based on the contract purchase price of an asset may cause our Business Manager to negotiate a higher price for an asset than we otherwise would, or to purchase assets that may not otherwise be in our best interests.

•	There is no assurance that we will be able to retain key personnel if we internalize our management functions.
•	We rely, in part, on IREA and other affiliates of IREIC to identify suitable investment opportunities for us. Other public or private programs sponsored by IREIC or IPCC, including Inland Diversified, also rely on these entities to identify potential investments. These entities have, in some cases, rights of first refusal or other pre-emptive rights to the properties that IREA identifies. Our right to acquire properties identified by IREA is subject to the exercise of any prior rights vested in these entities. We may not, therefore, be presented with opportunities to acquire properties that we otherwise would be interested in acquiring. See “– Allocation of Investment Opportunities” below for additional discussion regarding the rights vested in other IREIC-sponsored entities.
•	Certain IREIC- or IPCC-sponsored programs own and manage the type of properties that we intend to own, including in the same geographical areas. Therefore, our properties may compete for tenants with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Managers may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants. In addition, a conflict could arise in connection with the resale of properties in the event that we and another IREIC- or IPCC-sponsored program were to attempt to sell similar properties at the same time.
•	Inland Securities, our dealer manager, is an affiliate of IREIC. You will not have the benefit of an independent dealer manager reviewing this offering.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing properties from, or selling properties to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);
•	making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and
•	investing in joint ventures with any IREIC-affiliated entities.
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This policy does not impact agreements or relationships between us and IREIC and its affiliates, including, for example, agreements with our Business Manager, Real Estate Managers and Inland Securities.

Dedicated Acquisitions Capability

In addition to opportunities made available to us by IREA, our Business Manager employs its own acquisition officer, Mr. Louis Quilici, to exclusively focus on identifying and acquiring real estate assets for us. Any opportunities identified by our Business Manager are presented only to us, and are not subject to rights of first refusal previously granted to other programs sponsored by IREIC or its affiliates.

Allocation of Investment Opportunities

In addition to our dedicated acquisitions staff, we rely, in part, on IREA and other affiliates of IREIC to identify suitable investment opportunities for us. The process by which investment opportunities are allocated among us and other public or private programs sponsored by IREIC or IPCC is based on contractual rights of first refusal held by certain of these other programs. More specifically, each investment opportunity identified by IREA will be allocated first to the IREIC-sponsored program that has a right of first refusal to acquire the subject type of property; if that program passes on the opportunity, the opportunity will be allocated to the IREIC-sponsored program with the subsequent right of first refusal, and so forth. Currently, IREA has granted Inland Diversified a right of first refusal to acquire all real estate assets that it identifies for acquisition, other than real estate operating companies. IREA will present an investment opportunity to us only if, and after, Inland Diversified, has passed on the opportunity. Our right to acquire properties identified by IREA therefore will be subject to the exercise of any prior rights vested in Inland Diversified.

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Organizational Structure

The following chart depicts the services that affiliates of IREIC may render to us, and our organizational structure:

Daniel L. Goodwin*
Robert H. Baum*
G. Joseph Cosenza*
Robert D. Parks*
The Inland Group, Inc.
The Inland Real Estate Group, Inc.
The Inland Services Group, Inc.
Inland Real Estate Investment Corporation (our sponsor)
The Inland Real Estate Transactions Group, Inc.
International Mortgage Investment Corporation
Various subsidiaries
Inland National Services Corp.
Inland National HOLDCO, LLC
Inland National Real Estate Services, LLC
Inland National Real Estate Services II, LLC
Inland Securities Corporation (our dealer manager)
IREIT Business Manager & Advisor, Inc. (our Business Manager)
Inland Investment Advisors, Inc.
Inland Partnership Property Sales Corporation
Inland Institutional Capital Partners Corporation
Inland Mortgage Corporation
Inland Real Estate Brokerage & Auctions, Inc.
Inland Real Estate Development Corporation
Inland Real Estate Acquisitions, Inc.
Inland Mortgage Brokerage Corporation
Inland Mortgage Servicing Corporation
Ancillary Services
Real Estate Management and Related Services
Securities Sales
Organization, Business Management and Real Estate Services
Investment Advisory Services
Real Estate Sales Services
Construction and Development Services
Property Acquisition Services
Mortgage Loan Placement Services
Mortgage Loan Servicing
Inland Real Estate Income Trust, Inc.
We will be owned by public investors. Ownership will be represented by shares of our common stock.

*The four indicated individuals are principals of The Inland Group, Inc.

Solid lines indicate 100% ownership.
Broken lines indicate service.

On August 24, 2011, we acquired 1,000 shares of common stock, for $1,000, in The Inland Real Estate Group of Companies, Inc., a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other programs previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact us and our stockholders.

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Compensation Payable To Affiliates of IREIC

The following tables describe the compensation we pay, or expect to pay, to affiliates of IREIC, including Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf.

For purposes of illustrating offering stage fees and expenses, we have assumed that we will sell the maximum of 150,000,000 shares in the “best efforts” portion of this offering at $10.00 per share. We do not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan. The fees and expenses that we pay (except offering stage expenses) are reviewed by our independent directors at least annually. For additional discussion regarding these fees and expenses, see “Compensation Table” beginning on page 67.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)

Offering Stage

Selling Commissions — Inland Securities Corporation and Participating Soliciting Dealers	We will pay Inland Securities a selling commission equal to 7% of the sale price for each share sold in the “best efforts” offering. Inland Securities anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers.	$105,000,000 (assumes no special sales)

Marketing Contribution — Inland Securities Corporation and Participating Soliciting Dealers	We will pay Inland Securities a fee for marketing the shares, which includes coordinating the marketing of the shares with any participating soliciting dealers, in an amount equal to 3% of the gross offering proceeds from shares sold in the “best efforts” offering. Inland Securities may reallow (pay) up to 1.5% of this marketing contribution to participating soliciting dealers.	$45,000,000 (assumes no special sales)

Due Diligence Expense Reimbursement — Inland Securities Corporation and Participating Soliciting Dealers	We reimburse Inland Securities and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in an amount up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering. These expenses will be reimbursed from amounts paid or reallowed (paid) to these entities as a marketing contribution, and thus there will be no additional costs to us.	$7,500,000 (assumes no special sales; reimbursed from amounts already paid or reallowed (paid) as a marketing contribution)

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Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)
Issuer Costs — IREIC, its affiliates and Third Parties	We reimburse IREIC, its affiliates and third parties for any issuer costs that they pay on our behalf, in an amount not to exceed 1.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering. Our Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.	$22,500,000

Operational Stage
Acquisition Fees — our Business Manager

We will pay our Business Manager or its affiliates a fee equal to 1.5% of the “contract purchase price” of each real estate asset (excluding marketable securities) we acquire, including any incremental interest therein, including by way of exchanging a debt interest for an equity interest (excluding the contribution of an asset owned, directly or indirectly, by us to a joint venture) or developing, constructing, renovating, or otherwise physically improving an asset, including but not limited to major tenant upgrades, whether pursuant to allowances, concessions or rent abatements provided for at the time the asset is acquired. In the case of an asset acquired through a joint venture, the acquisition fee payable will be proportionate to our ownership interest in the venture.

For the purpose of calculating acquisition fees, the “contract purchase price” will be equal to the amount of monies or other consideration paid or contributed by us either to acquire, directly or indirectly, any real estate asset or an incremental interest in the real estate asset, and including, without duplication, any indebtedness for money borrowed to finance the purchase, indebtedness secured by the real estate asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is or will be secured by the real estate asset at the time of the acquisition or to develop, construct, renovate or otherwise improve that real estate asset. The contract purchase price will exclude acquisition fees and acquisition expenses.

$19,522,059 (assumes no borrowings)

$43,382,352
(assumes aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy)

$78,088,235
(assumes aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter)

	If the business management agreement is terminated, including in connection with the internalization of the functions performed by our Business Manager, the obligation to pay this fee will terminate.

Acquisition Expenses — our Business Manager, Real Estate Managers and their Affiliates	We reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. We will not reimburse acquisition expenses in connection with an investment in marketable securities, except that we may reimburse expenses incurred on our behalf and payable to a third party, such as third-party brokerage commissions.

$6,507,353 (assumes no borrowings)

$14,460,784
(assumes aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy)

$26,029,412
(assuming aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter)

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Business Management Fees — our Business Manager

We will pay our Business Manager an annual business management fee equal to 0.65% of our “average invested assets,” payable quarterly in an amount equal to 0.1625% of our average invested assets as of the last day of the immediately preceding quarter; provided, that our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time.

“Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by our Business Manager, the obligation to pay this fee will terminate.

Not determinable at this time. The actual amount of the business management fee will depend on the carrying value of our assets.

Real Estate Management Fees, Leasing Fees and Construction Management Fees — our Real Estate Managers

For each property that is managed directly by our Real Estate Managers or their affiliates, we will pay the applicable Real Estate Manager a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property, and up to 3.9% of the gross income from any other type of property. Each Real Estate Manager will determine, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. For each property that is managed directly by one of our Real Estate Managers or its affiliates, we will pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. If we engage our Real Estate Managers to provide construction management services for a property, we also will pay a separate construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

We also will reimburse the Real Estate Managers and their affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Managers and their affiliates (excluding the executive officers of the Real Estate Managers).

The actual amount depends on the gross income, as defined in our management agreements, generated and cannot be determined at the present time.

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Expense Reimbursements — IREIC, our Business Manager and their Affiliates

We reimburse IREIC, our Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates). Expenses include, but are not limited to: expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property and taxes; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

We also will reimburse our Business Manager and its affiliates for costs and expenses our Business Manager incurs in connection with an internalization that occurs pursuant to the process set forth in our business management agreement.

The actual amount will depend on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

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Liquidation Stage
Real Estate Sales Commission — our Business Manager

For substantial assistance in connection with the sale of properties, we will pay our Business Manager or its affiliates a real estate sales commission equal to up to one-half of the customary commission which would be paid to a third party broker for the sale of a comparable property, provided that the amount may not exceed 1% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 3% of the sales price of the property.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by our Business Manager, the obligation to pay these commissions will terminate.

The actual amounts to be paid will depend upon the contract sales price of our properties and the customary commissions paid to third party brokers and, therefore, cannot be determined at the present time.

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Subordinated Incentive Fee — our Business Manager

Upon a “triggering event,” we will pay our Business Manager a fee equal to 10% of the amount by which (1) the “liquidity amount” (as defined below) exceeds (2) the “aggregate invested capital,” less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them a 7% per annum cumulative, pre-tax non-compounded return on the aggregate invested capital, all measured as of the triggering event. If we have not satisfied this return threshold at the time of the applicable triggering event, the fee will be paid at the time that we have satisfied the return requirements.

As used herein, a “triggering event” means any sale of assets (excluding the sale of marketable securities), in which the net sales proceeds are specifically identified and distributed to our stockholders, or any liquidity event, such as a listing or any merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange. “Aggregate invested capital” means the aggregate original issue price paid for the shares of our common stock, before reduction for organization and offering expenses, reduced by any distribution of sale or financing proceeds.

For purposes of this subordinated incentive fee, the “liquidity amount” will be calculated as follows:

•        In the case of the sale of our assets, the net sales proceeds realized by us from the sale of assets since inception and distributed to stockholders, in the aggregate, plus the total amount of any other distributions paid by us from inception until the date that the liquidity amount is determined.

•        In the case of a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares, the “market value” of the shares, plus the total distributions paid by us from inception until the date that the liquidity amount is determined. “Market value” means the value determined as follows: (1) in the case of the listing of our shares, or the common stock of our subsidiary, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of our shares, or the shares of the common stock of our subsidiary, as applicable, outstanding on the date of measurement; or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event, multiplied by the number of those securities issued to our stockholders in respect of the transaction; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of those securities issued to our stockholders in respect of the transaction. In addition, any distribution of cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2).

If the business management agreement is terminated pursuant to an internalization in accordance with the transition process set forth in that agreement, the Business Manager, or its successor or designee, will continue to be entitled to receive the subordinated incentive fee, on a prorated basis based on the duration of the Business Manager’s service to us. Specifically, in this case, the Business Manager, or its successor or designee, will be entitled to a fee equal to the product of: (1) the amount of the fee to which the Business Manager otherwise would have been entitled had the agreement not been terminated; and (2) the quotient of the number of days elapsed from the effective date of the agreement through the closing of the internalization, and the number of days elapsed from the effective date of the agreement through the date of the closing of the applicable triggering event.

The actual amount of the subordinated incentive fee will depend on numerous variables and cannot be determined at the present time.

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We May Borrow Money

In some instances, we finance a portion of the purchase price of assets that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other third party lenders. Any money that we borrow may be secured by a mortgage or other security interest in some, or all, of our assets. The interest we pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.

We expect that our aggregate borrowings, secured by all of our assets, will average approximately 55% of the total fair market value of our assets. For these purposes, the fair market value of each asset is equal to the greater of the purchase price paid for the asset or the value reported in a more recent appraisal of the asset. This policy, however, will not apply to individual assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

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Our charter limits the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets, equivalent to 75% of the cost of our assets, unless our board (including a majority of the independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. Loan agreements with our lenders may impose additional restrictions on the amount we may borrow and may impose limits on, among other things, our ability to pay distributions. We do not intend to exceed the leverage limits in our charter except that we may do so from time to time during this or any future offering (excluding offerings solely through a distribution reinvestment plan).

Distribution Policy

We currently pay distributions based on daily record dates, payable monthly in arrears. The distributions that we currently pay are equal to a daily amount equal to $0.001643836, which if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a purchase price of $10.00 per share. We intend to continue paying distributions for future periods in the amounts and at times as determined by our board. We have paid in the past and may continue to pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP. As a result, we have paid and may continue to pay distributions from sources other than cash flows from operations. Specifically, some or all of our distributions for any period in which our cash flow from operations is not sufficient may be paid from retained cash flow, from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions.

If our cash flow from operations is not sufficient to pay distributions for any particular period, we also may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee or its right to be reimbursed for certain expenses. A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period. Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts. We will not, however, be required to pay interest on any fee or reimbursement that was previously deferred or accrued. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund distributions. See “Risk Factors – Risks Related to Our Business.”

Stockholder Voting Rights and Limitations

We elect directors or conduct other business matters that may be properly presented at our annual meetings of stockholders. We also may call special meetings of stockholders from time to time. The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our charter contains restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% in value of our outstanding stock or

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more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. This limit may be further reduced if our board of directors waives this limit for certain holders. See “Management – The Business Management Agreement – Compensation.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding restrictions on share ownership.

Share Repurchase Program

Our shares are not listed for trading on any national securities exchange and our board does not anticipate evaluating a liquidity event, including a listing on a national securities exchange, until at least 2017. There is no assurance the board will decide to seek a listing or other liquidity event at that time, if ever. A public market may never develop. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price. In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares.

If you meet the limited qualifications to participate in our share repurchase program, you may be able to sell your shares to us if we choose to repurchase them. We may repurchase shares through the program, from time to time, at prices ranging from 92.5% of our “share price,” as defined in the program, for stockholders who have owned shares for at least one year to 100% of our “share price” for stockholders who have owned shares for at least four years. Stockholders who purchased their shares from us or received their shares through a non-cash transfer and who have held their shares for at least one year may request that we repurchase any number of shares by submitting a repurchase request, the form of which is available on our website, to our repurchase agent. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors. As used in the program, “share price” means: (1) prior to the first valuation date, the offering price of our shares in this “best efforts” offering (unless the shares were purchased at a discount from that price, and then that purchase price), reduced by any distributions of net sale proceeds that we designate as constituting a return of capital; and (2) after the first valuation date, the lesser of: (A) the share price determined in (1); or (B) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.

We are authorized to use only the proceeds from our distribution reinvestment plan to fund repurchases. Further, we will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year.

The terms of our share repurchase program are more generous with respect to repurchases sought upon a stockholder’s death or qualifying disability. In these instances, the one-year holding period will be waived, shares will be repurchased at a price equal to 100% of our “share price,” we are authorized to use any funds to complete the repurchase and neither the limit regarding funds available from the distribution reinvestment plan nor the 5% limit will apply. In order for a determination of disability to entitle a stockholder to these special repurchase terms: (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental entities specified in the share repurchase program. See “Distribution Reinvestment Plan and Share Repurchase Program – Share Repurchase Program” for a more detailed definition of “qualifying disability.”

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The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors, in its sole discretion, may at any time amend, suspend (in whole or in part), or terminate our share repurchase program. Another IREIC-sponsored program, RPAI, suspended its share repurchase program, until further notice, effective November 19, 2008, and terminated the program at the time it listed its Class A Common Stock. Inland American also suspended its share repurchase program, effective March 30, 2009, but later adopted an amended and restated program, which became effective on April 11, 2011, to repurchase shares upon the death of a beneficial owner, and again amended its program, effective February 1, 2012, for repurchases in connection with a qualifying disability or confinement to a long-term care facility. Inland American’s board voted to suspend the second amended program on January 29, 2014 in connection with the commencement of an issuer tender offer. Inland American disclosed that it anticipates reinstating the second amended program later in 2014. Inland Diversified suspended its share repurchase program, effective December 13, 2013 in connection with its merger with Kite Realty Group Trust as described below in “Liquidity of Prior Programs.” Except in the case of a termination upon the listing of our shares on any national securities exchange, if we amend, suspend or terminate the share repurchase program, we will send stockholders notice of the change at least thirty days prior to the change. Further, our board reserves the right in its sole discretion to reject any requests for repurchases.

ERISA Considerations

The section of this prospectus captioned “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income, or “UBTI,” to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Investment Company Act of 1940

We engage primarily in the business of investing in real estate and believe that we have conducted, and intend to continue conducting our operations so that neither the company nor any of its subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended (referred to herein as the “Investment Company Act”). Under the Investment Company Act, in relevant part, a company is an “investment company” if: (i) under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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We have acquired, and intend to continue acquiring, real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also (i) purchase common and preferred real estate-related equity securities of both publicly traded and private companies, including REITs and pass-through entities, that own real property, (ii) purchase commercial mortgage-backed securities, or “CMBS”, or other mortgage-related instruments and (iii) invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. Our assets generally are held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We believe we have conducted, and intend to continue conducting, our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. Most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act, and we expect that most, if not all, of them will not need to rely on these exemptions going forward. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally do not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries are not considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries are primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We measure our 3(c)(5)(C) exemption on an unconsolidated basis.

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Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011 the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to Our Business.”

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Estimated Use of Proceeds

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds. The estimates may not accurately reflect the actual receipt or application of the offering proceeds. This table assumes that we sell the maximum of 150,000,000 shares in the “best efforts” portion of the offering at $10.00 per share. We have not given effect to any special sales or volume discounts which could reduce selling commissions but not the net offering proceeds we would realize from the sale. In addition, we do not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.

	Maximum Offering
	Amount	Percent
Gross Offering Proceeds	$1,500,000,000	100.0%
Less Organization and Offering Expenses:
Selling Commissions	$105,000,000	7.0%
Marketing Contribution	$45,000,000	3.0%
Issuer Costs	$22,500,000	1.5%
TOTAL EXPENSES:	$172,500,000	11.5%
Net Offering Proceeds	$1,327,500,000	88.5%
Less:
Acquisition Fees(1)(2)	$19,522,059	1.3%
Acquisition Expenses(2)(3)	$6,507,353	0.4%
NET PROCEEDS AVAILABLE FOR INVESTMENT(4):	$1,301,470,588	86.8%

(1)		We will pay our Business Manager or its affiliates a fee equal to 1.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired. See “Compensation Table” for the definition of “contract purchase price.” If we sell the maximum amount of shares in our “best efforts” offering, we will pay acquisition fees equal to $43.4 million assuming aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy or $78.1 million assuming aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter.
(2)		For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our “best efforts” offering; however, because the acquisition fees and expenses we will pay or reimburse to our Business Manager are a percentage of the contract purchase price of an investment, the acquisition fees or expenses will be greater than that shown to the extent we also fund acquisitions through the incurrence of debt at a rate greater than reflected, retained cash flow from operations, proceeds from the sale of shares under our distribution reinvestment plan or net proceeds from the sale of real estate assets.
(3)		We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with five other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. If we sell the maximum amount of shares in our “best efforts” offering, we will reimburse acquisition expenses equal to $14.5 million assuming aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy, or $26.0 million assuming aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter.
(4)		We may use the net proceeds of this offering to fund some or all of our distributions for any period in which our cash flow from operations is not sufficient. We have not limited the amount of these proceeds that may be used to fund distributions.

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RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following risks and who are able to bear the risk of losing their entire investment. The occurrence of any of the risks discussed in this prospectus, particularly those described under the subheadings “ – Risks Related to the Offering,” “– Risks Related to Our Business,” “– Risks Related to Investments in Real Estate” “– Risks Associated with Investments in Securities,” “– Risks Associated with Debt Financing,” “– Risks Related to Our Corporate Structure,” and “– Federal Income Tax Risks,” could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to you. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have a limited operating history, and the prior performance of programs sponsored by IREIC should not be used to predict our future results.

We have a limited operating history and are subject to all of the risks, uncertainties and difficulties frequently encountered by other similarly-situated companies. We and our Business Manager must, among other things:

▪	identify and acquire real estate assets consistent with our investment strategies;

▪	increase awareness of the Inland Real Estate Income Trust, Inc. name within the investment products market;

▪	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

▪	continue to build and expand our operations structure to support our business.

To date, we have not generated sufficient cash flow from operations to pay distributions, and, therefore, we have paid, and may continue to pay, distributions from the net proceeds of our “best efforts” offering, which reduces the amount of cash we ultimately have to invest in assets, negatively impacting the value of our stockholders’ investment and is dilutive to our stockholders.

We have not yet generated positive cash flow from operations to cover distribution payments and may not do so unless our asset base grows significantly. Our organizational documents permit us to pay distributions from sources other than cash flow from operations. Specifically, some or all of our distributions may be paid from retained cash flow, from borrowings and from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of our “best efforts” offering. Accordingly, until such time as we are generating cash flow from operations sufficient to cover distributions, during the pendency of our “best efforts” offering, we have and will likely continue to pay distributions from the net proceeds of the offering. We have not established any limit on the extent to which we may use alternate sources, including borrowings or proceeds of the offering, to pay distributions. We began declaring distributions to stockholders of record during December 2012. One hundred percent (100%) of the distributions paid to stockholders to date have been paid from the net proceeds of our “best efforts” offering, which reduces the proceeds available for other purposes. To the extent we pay cash distributions, or a portion thereof, from sources other than cash flow from operations, we will have less capital available to invest in properties and other real estate-related assets, the book value per share may decline, and there will be no assurance that we will be able to sustain distributions at that level. In addition, by using the net proceeds of our “best efforts” offering to fund distributions, earlier

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investors may benefit from the investments made with funds raised later in our “best efforts” offering, while later investors may not benefit from all of the net offering proceeds raised from earlier investors.

There is no public market for our shares, and our stockholders may not be able to sell their shares under our share repurchase program and, if our stockholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

There is no established public market for our shares and no assurance that one may develop. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or numbers whichever is more restrictive) of any class or series of shares of our stock by any single investor unless exempted by our board. This may inhibit investors from purchasing a large portion of our shares. Our charter also does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. Our board does not anticipate evaluating a liquidity event, including a listing on a national securities exchange, until at least 2017. There is no assurance the board will pursue a listing or other liquidity event at that time or at any other time in the future. In addition, even if our board decides to seek a listing of our shares of common stock, there is no assurance that we will satisfy the listing requirements or that our shares will be approved for listing. Further, our charter limits any person or group from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without prior approval of our board.

Moreover, our share repurchase program contains numerous restrictions that limit our stockholders' ability to sell their shares, including those relating to the number of shares of our common stock that we can repurchase at any time and limiting the funds we will use to repurchase shares pursuant to the program. Under the program, as may be amended from time to time, we may make ordinary repurchases, as defined in the plan, at the following prices:

•	92.5% of the share price for stockholders who have owned their shares continuously for at least one year, but less than two years;

•	95% of the share price for stockholders who have owned their shares continuously for at least two years, but less than three years;

•	97.5% of the share price for stockholders who have owned their shares continuously for at least three years, but less than four years; and

•	100% of the share price for stockholders who have owned their shares continuously for at least four years.

Additionally for exceptional repurchases, as defined in the plan, we may repurchase shares at a repurchase price equal to 100% of the share price. For purposes of our share repurchase program, “share price” has the following meaning:

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a)	prior to the date that we first disclose through an applicable public filing an estimated value per share that is not based solely on the offering price of the shares in our most recent “best efforts” offering, referred to herein as the “valuation date,” the share price will be equal to the offering price of our shares in our most recent “best efforts” offering, which is referred to herein as the “offering price.” However, if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the share price prior to the valuation date will be equal to the offering price less the amount of net sale proceeds per share that constitute a return of capital distributed to stockholders as a result of the sales. Further, in the event that the stockholder requesting repurchase purchased his, her or its shares from us at a price that was less than the offering price, including at a discounted price through the DRP, the share price applicable to those shares prior to the valuation date will be equal to the per share price paid by that stockholder for those shares requested to be repurchased, further reduced, if applicable, by distributions of net sales proceeds, as set forth in the preceding sentence; and

b)	after the valuation date, the share price will be equal to the lesser of (1) the share price determined in paragraph (a) above or (2) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.

We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. There is no assurance we will have available funds. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds from our DRP during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

In the case of exceptional repurchases, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from (1) the estate of the stockholder, (2) the recipient of the shares through bequest or inheritance, even where the recipient has registered the shares in his or her own name or (3) in the case of the death of a settlor of a trust, the beneficiary of the trust, even where the beneficiary has registered the shares in his or her own name. We must, however, receive the written request within one year after the death of the stockholder. If spouses are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase upon death does not apply. We are authorized to use any funds to make exceptional repurchases. Further, the 5% limit described above will not apply to exceptional repurchases.

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Moreover, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program. Further, our board reserves the right in its sole discretion to change the repurchase prices or reject any requests for repurchases. Any amendments to, or suspension or termination of, the SRP may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment. Therefore, our stockholders may not have the opportunity to make a repurchase request prior to a potential termination of the SRP and our stockholders may not be able to sell any of their shares of common stock back to us. As a result of these restrictions and circumstances, the ability of our stockholders to sell their shares should they require liquidity is significantly restricted. Moreover, if our stockholders do sell their shares of common stock back to us pursuant to the SRP, they may be forced to do so at a discount to the purchase price such stockholders paid for their shares.

The offering price of our shares was determined by the board in its sole discretion.

Our board of directors established the offering price of our shares in its sole discretion. The board did not consider any projection of the book or net value of our assets or operating income. The offering price also is not based on a negotiation among our sponsor, us and the dealer manager, or on an independent valuation. The offering price is not indicative of the proceeds that you would receive upon liquidation, or the price that you may be able to sell your shares. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Investors will experience dilution in the net tangible book value of their shares equal to the offering costs associated with those shares.

Investors who purchase shares of our common stock in this offering will incur immediate dilution equal to the costs of the offering associated with those shares. Further, if we are unsuccessful in investing the capital we raise in this offering on an effective and efficient basis, we may be required to fund distributions to our stockholders from a combination of our operations and financing activities, which include net proceeds of this offering and borrowings. Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for new investments, repayment of debt, share repurchases and other corporate purposes, and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate all of our investments before we make them.

To the extent we have not yet acquired or identified assets to acquire at the time you make your investment decisions, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock.. We have established policies relating to the types of investments we will make and the creditworthiness of tenants of our properties, but our Business Manager will have wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our Business Manager has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment.

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We depend on our dealer manager to raise funds in this offering. Events that prevent our dealer manager from serving in that capacity would jeopardize the success of this offering.

The success of this offering depends to a large degree on the efforts of our dealer manager, Inland Securities Corporation, an affiliate of our sponsor. Our dealer manager has limited capital. In order to conduct its operations, our dealer manager depends on transaction-based compensation that it earns in connection with offerings in which it participates. If our dealer manager does not earn sufficient revenues from the offerings that it manages, it may not have sufficient resources to retain the personnel necessary to market and sell shares on our behalf. In the event that Inland Securities became unable to serve in the capacity of dealer manager for this or any public offering of our shares, we believe that it could be difficult to secure the services of another dealer manager. Therefore, any event that hinders the ability of our dealer manager to conduct the offering on our behalf would jeopardize the success of the offering.

Our charter authorizes us to issue additional shares of stock, which may reduce the percentage of our common stock owned by our other stockholders, subordinate stockholders’ rights or discourage a third party from acquiring us.

Investors purchasing in this offering will not have preemptive rights to purchase any shares issued by us in the future. Our charter authorizes us to issue up to 1,500,000,000 shares of capital stock, of which 1,460,000,000 shares are classified as common stock and 40,000,000 shares are classified as preferred stock. We may, in the sole discretion of our board:

•	sell additional shares in this or future offerings;
•	issue equity interests in a private offering of securities;
•	classify or reclassify any unissued shares of common or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the stock;
•	amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue; or
•	issue shares of our capital stock in exchange for properties.

Future issuances of common stock will reduce the percentage of our outstanding shares owned by our other stockholders. Further, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders. See “Description of Securities – Authorized Stock” for additional discussion regarding the issuance of additional shares.

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Risks Related to Our Business

We have incurred net losses on a U.S. GAAP basis for the periods ended December 31, 2013 and 2012 and from the period from August 24, 2011 (inception) through December 31, 2011.

We have incurred a net loss on a U.S. GAAP basis for the periods ended December 31, 2013 and 2012 and from the period August 24, 2011 (inception) through December 31, 2011. Our losses can be attributed, in part, to expenses incurred while we increase the size of our portfolio. In addition, depreciation and amortization reduced our net income on a U.S. GAAP basis. If we incur net losses in the future, our financial condition, operations, cash flow, and our ability to service our indebtedness and pay distributions to our stockholders may be materially and adversely affected. We are subject to all of the business risks and uncertainties associated with any business, including the risk that the value of an investor’s investment could decline substantially. We were formed in August 2011 and, as of December 31, 2013, had acquired 14 retail properties. We cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

The amount and timing of distributions, if any, may vary. We may pay distributions from sources other than cash flow from operations, including the net offering proceeds of our current offering.

There are many factors that can affect the availability and timing of cash distributions paid to our stockholders such as our ability to buy, and earn positive yields on, assets, our operating expense levels, as well as many other variables. We may not generate sufficient cash flow from operations to pay any distributions to our stockholders. The actual amount and timing of distributions, if any, will be determined by our board of directors in its discretion, based on its analysis of our actual and expected cash flow, capital expenditures and investments, as well as general financial conditions. Actual cash available for distribution may vary substantially from estimates made by our board. In addition, to the extent we invest in development or redevelopment projects, or in real estate assets that have significant capital requirements, our ability to make distributions may be negatively impacted, especially while we are raising capital and acquiring real estate assets.

If we cannot generate sufficient cash flow from operations, determined in accordance with U.S. GAAP, to fully fund distributions during any given period, some or all of our distributions for any period may be paid from retained cash flow, from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of our offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions. Distributions from these sources reduce the amount of money available to invest in real estate assets.

Our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee and acquisition fee.

From time to time, IREIC or its affiliates have forgone or deferred a portion of the business management fee due them from the other REITs previously sponsored by IREIC to ensure that the particular REIT generated sufficient cash from operating activities to pay distributions. In addition, from time to time, IREIC or its affiliates have contributed monies to the other IREIC-sponsored REITs to fund distributions. In each case, IREIC or its affiliates determined the amounts that would be forgone, deferred or contributed in its or their sole discretion.

Likewise, we may fund distributions from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee, acquisition fee, or waives its

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right to be reimbursed for certain expenses. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee, acquisition fee or reimbursements. Further, there is no assurance that any of these other sources will be available to fund distributions.

Market disruptions may adversely impact many aspects of our operating results and operating condition.

The financial and real estate markets have undergone pervasive and fundamental disruptions in the last few years. The disruptions may have an adverse impact on the availability of credit to businesses generally, and real estate in particular, and could lead to weakening of the U.S. and global economies. The availability of debt financing secured by commercial real estate could decline as a result of tightened underwriting standards. Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole or by the local economic conditions in the markets in which our real estate assets are located, including the dislocations in the credit markets and general global economic recession. Economic conditions may also impact the ability of certain of our tenants to satisfy rental payments under existing leases. Specifically, these conditions may have the following consequences:

▪ t	he financial condition of our tenants may be adversely affected, which may result in us having to reduce rental rates in order to retain the tenants;

▪	an increase in the number of bankruptcies or insolvency proceedings of our tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;

▪	credit spreads for major sources of capital may widen if stockholders demand higher risk premiums or interest rates could increase, due to inflationary expectations, resulting in an increased cost for debt financing;

▪	our ability to borrow on terms and conditions that we find acceptable may be limited, which could result in our assets generating lower overall economic returns and a reduced level of cash flow from what was anticipated at the time we acquired the asset, which could potentially impact our ability to make distributions to our stockholders, or pursue acquisition opportunities, among other things;

▪	a reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity, and reduce the loan to value ratio upon which lenders are willing to lend;

▪	the value of certain of our real estate assets may decrease below the amounts we pay for them, which would limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by these assets and could reduce our ability to finance our business;

▪	the value and liquidity of short-term investments, if any, could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for these investments or other factors; and

▪	one or more counterparties to derivative financial instruments that we may enter into could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of these instruments.
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For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

We may suffer from delays in selecting, acquiring and developing suitable assets.

Regardless of the amount of capital we raise or borrow, we may experience delays in deploying our capital into assets or in realizing a return on the capital we invest. The more money we raise in this offering, the more important it will be to invest the net offering proceeds promptly. We could suffer from delays in locating suitable investments as a result of competition in the relevant market, regulatory requirements such as those imposed by the SEC which require us to provide audited financial statements for certain significant acquisitions and our reliance on IREA and other affiliates of IREIC to locate suitable investments for us at times when those entities are simultaneously seeking to locate suitable investments for other IREIC-sponsored programs. We also may experience delays as a result of negotiating or obtaining the necessary purchase documentation to close an acquisition. Further, our investments may not yield immediate returns, if at all.

We also may invest the net proceeds we receive from this offering in short-term, highly-liquid but very low yield investments. These yields will be less than the distribution yield paid to stockholders, requiring us to earn a greater return from our other investments to make up for this “negative spread.” There is no assurance we will be able to do so. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay expenses or to acquire real estate assets instead of funding distributions with these amounts.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for implementing them, and our other objectives, policies and procedures may be altered by a majority of the directors (which must include a majority of the independent directors), without the approval of our stockholders. As a result, the nature of your investment could change without your consent. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

Actions of our joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties. Our organizational documents do not limit the amount of funds that we may invest in these joint ventures. We intend to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•	the current economic conditions make it more likely that our partner in an investment may become bankrupt, which would mean that we and any other remaining partner would generally remain liable for the entity’s liabilities;
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•	that our partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, and we may not agree on all proposed actions to certain aspects of the venture;
•	that our partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our status as a REIT;
•	that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;
•	that venture agreements often restrict the transfer of a partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;
•	that our relationships with our partners are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership;
•	that disputes between us and our partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business; and
•	that we may in certain circumstances be liable for our partner’s actions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and invest in real estate assets.

The Federal Insurance Deposit Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank. Through 2014, the FDIC is insuring up to $250,000 per depositor per insured bank account. At December 31, 2013, we had cash and cash equivalents exceeding these federally insured levels. If the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

We rely on IREIC and its affiliates and subsidiaries to manage and conduct our operations including this offering. Any material adverse change in IREIC's financial condition or our relationship with IREIC could have a material adverse effect on our business and ability to achieve our investment objectives.

We depend on IREIC and its affiliates and subsidiaries to manage and conduct our operations including this offering. IREIC, through one or more of its affiliates or subsidiaries, owns and controls our dealer manager, Business Manager and Real Estate Managers. IREIC has sponsored numerous public and private programs and through its affiliates or subsidiaries have provided offering, asset, property and other management and ancillary services to these entities. From time to time, IREIC or the applicable affiliate or subsidiary has waived fees or made capital contributions to support these public or private programs. IREIC or its applicable affiliates or subsidiaries may waive fees or make capital contributions in the future. Further, IREIC and its affiliates or subsidiaries may from time to time be parties to litigation or other claims arising from sponsoring these entities or providing these services. As such, IREIC and these other entities may incur costs, liabilities or other expenses arising from litigation or claims that are either not reimbursable or not covered by insurance. Future waivers of fees, additional capital contributions or costs, liabilities or other expenses arising from litigation or claims could have a material

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adverse effect on IREIC’s financial condition and ability to fund our Business Manager or Real Estate Managers to the extent necessary.

If our Business Manager or Real Estate Managers lose or are unable to obtain key personnel, our ability to implement our investment strategies could be hindered.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Business Manager and Real Estate Managers. Neither we nor our Business Manager or Real Estate Managers has employment agreements with these persons, and we cannot guarantee that all, or any particular one, will remain affiliated with us or with them. If any of the key personnel of our Business Manager or Real Estate Managers were to cease their affiliation with our Business Manager or Real Estate Managers, respectively, our results and ability to pursue our business plan could suffer. Further, we do not intend to separately maintain “key person” life insurance that would provide us with proceeds in the event of death or disability of these persons. We believe our future success depends, in part, upon the ability of our Business Manager or Real Estate Managers to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our Business Manager or Real Estate Managers will be successful in attracting and retaining skilled personnel. If our Business Manager or Real Estate Managers loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment could decline.

If we internalize our management functions, we may be unable to retain key personnel.

At some point in the future, we may consider internalizing the functions performed for us by our Business Manager. Even if we internalize our management functions, we may not be able to hire certain key employees of the Business Manager and its affiliates, even if we are allowed to offer them positions with our company. Failure to hire or retain key personnel could result in increased costs and deficiencies in our disclosure controls and procedures or our internal control over financial reporting. These deficiencies could cause us to incur additional costs and divert management’s attention from most effectively managing our investments.

If we seek to internalize our management functions other than as provided for under our business management agreement, we could incur greater costs and lose key personnel.

Our board may decide that we should pursue an internalization by hiring our own group of executives and other employees or entering into an agreement with a third party, such as a merger, instead of by transitioning the services performed by, and hiring the persons providing services for, our Business Manager. The costs that we would incur in this case are uncertain and may be substantial. Further, we would lose the benefit of the experience of our Business Manager.

Further, if we seek to internalize the functions performed for us by our Real Estate Managers, the purchase price will be separately negotiated by our independent directors, or a committee thereof, and will not be subject to the transition procedures described in our business management agreement.

As an “emerging growth company,” we are permitted to rely on exemptions from certain reporting and disclosure requirements, which may make our future public filings different than that of other public companies.

We are an “emerging growth company” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. As an emerging growth company, we are

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permitted to rely on exemptions from certain reporting and disclosure requirements. We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and
•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

If we choose to take advantage of any or all of these reduced hurdles, the information that we provide you in our future public filings may be different than that of other public companies. The exact implications of the JOBS Act for us are still subject to interpretations and guidance by the SEC and other regulatory agencies. In addition, as our business grows, we may no longer satisfy the conditions of an emerging growth company. We continue to evaluate and monitor developments with respect to these new rules and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Your return on your investment in our common stock may be reduced if we are required to register as an investment company under the Investment Company Act.

The company intends to engage primarily in the business of investing in real estate and is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with substantial regulation under the Investment Company Act with respect to capital structure (including the registered entity’s ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would limit our ability to make certain investments and require us to significantly restructure our operations and business plan. The costs we would incur and the limitations that would be imposed on us as a result of such compliance and restructuring would negatively affect the

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value of our common stock, our ability to make distributions and the sustainability of our business and investment strategies.

We believe that neither we nor any subsidiaries we may own will fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act because we intend to primarily engage in the business of investing in real property, through our wholly or majority owned subsidiaries, each of which we expect to have at least 60% of their assets in real property. The company intends to conduct its operations, directly and through wholly or majority-owned subsidiaries, so that none of the company and its subsidiaries is registered or will be required to register as an investment company under the Investment Company Act. Section 3(a)(1) of the Investment Company Act, in relevant part, defines an investment company as (i) any issuer that is, or holds itself out as being, engaged primarily in the business of investing, reinvesting or trading in securities, or (ii) any issuer that is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We and our subsidiaries intend to be primarily engaged in the business of investing in real property and, as such, expect to fall outside of the definition of an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also intend to conduct our operations and the operations of our subsidiaries so that each complies with the 40% test.

Accordingly, we believe that neither the company nor any of its wholly and majority-owned subsidiaries will be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. To rely upon Section 3(c)(5)(C) of the Investment Company Act as it has been interpreted by the SEC staff, an entity would have to invest at least 55% of its total assets in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments” and maintain an additional 25% of its total assets in qualifying real estate investments or other real estate-related assets. The remaining 20% of the entity’s assets can consist of miscellaneous assets. These criteria may limit what we buy, sell and hold.

We will classify our assets for purposes of Section 3(c)(5)(C) based in large measure upon no-action letters issued by the SEC staff and other interpretive guidance provided by the SEC and its staff. The no-action positions are based on factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage-backed securities, other mortgage-related instruments, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets, and therefore, we may need to limit our investments in these types of assets. The SEC or its staff may not concur with the way we classify our assets. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may cause us to no longer be in compliance with the exemption from the definition of an “investment company” provided by Section 3(c)(5)(C) and may force us to re-evaluate our portfolio and our investment strategy. For example, on August 31, 2011 the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider

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sources of income in determining a company’s “primary business.” To the extent that the SEC or its staff provides more specific or different guidance, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to be free from registration and regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Sales may be required during adverse market conditions, and we could be forced to accept a price below that which we would otherwise consider appropriate. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Any such selling, acquiring or holding of assets driven by Investment Company Act considerations could negatively affect the value of our common stock, our ability to make distributions and the sustainability of our business and investment strategies, which may have a material adverse effect on our business, results of operations and financial condition.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

The occurrence of cyber incidents, or a deficiency in our cybersecurity, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. Our three primary risks that could directly result from the occurrence of a cyber incident include operational interruption, damage to our relationship with our tenants, and private data exposure. We have implemented processes, procedures and controls to help mitigate these risks, but these measures, as well as our increased awareness of a risk of a cyber incident, do not guarantee that our financial results will not be negatively impacted by such an incident.

A failure of our information technology (IT) infrastructure could adversely impact our business and operations.

We rely upon the capacity, reliability and security of our information technology infrastructure and our ability to expand and continually update this infrastructure in response to changing needs of our business. We face the challenge of supporting older systems and hardware and implementing necessary upgrades to our IT infrastructure. We may not be able to successfully implement these upgrades in an effective manner. In addition, we may incur significant increases in costs and extensive delays in the implementation and rollout of any upgrades or new systems. If there are technological impediments, unforeseen complications, errors or breakdowns in implementation, the disruptions could have an adverse effect on our business and financial condition.

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Risks Related to Investments in Real Estate

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly sold, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which, for example, reduce the demand for rental space.

Among the factors that could impact our real estate assets and the value of an investment in us are:

•	local conditions such as an oversupply of space or reduced demand for properties of the type that we seek to acquire;
•	inability to collect rent from tenants;
•	vacancies or inability to rent space on favorable terms;
•	inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;
•	adverse changes in the federal, state or local laws and regulations applicable to us, including those affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;
•	the relative illiquidity of real estate investments;
•	changing market demographics;
•	an inability to acquire and finance real estate assets on favorable terms, if at all;
•	acts of God, such as earthquakes, floods or other uninsured losses; and
•	changes or increases in interest rates and availability of financing.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international financial markets are volatile due to a combination of many factors, including the tapering of bond purchases by the Federal Reserve, the potential for rising interest rates, uncertain economic growth, decreasing real estate values, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for

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rents and property values. Since we cannot predict when the real estate markets will recover, the value of any properties we acquire may decline if current market conditions persist or worsen.

In addition, we are subject to the risks generally incident to the ownership of real estate assets. For example, even though we may purchase assets at a discount from historical cost or market value due to, among other things, substantial deferred maintenance, abandonment, undesirable location or market, or poorly structured financing of the real estate or debt instruments underlying the assets, there is no assurance that we will be able to overcome these factors. All of these factors could further decrease the value of real estate assets.

Further, irrespective of the instability the financial markets may have on the return produced by real estate assets, the evolving efforts to correct the instability make the valuation of these assets highly unpredictable. The fluctuation in market conditions makes judging the future performance of these assets difficult. The real estate assets we acquire may substantially decline in value, which would, among other things, negatively impact our ability to finance or refinance debt secured by these assets or earn positive returns on these assets, and may require us to write down or impair the value of these assets, which would have a negative impact on our results of operations and ability to pay or sustain distributions.

The economic downturn and weak recovery in the United States has had, and may continue to have, an adverse impact on the retail industry specifically. Slow or negative growth in the retail industry could result in defaults by retail tenants, which could have an adverse impact on our financial operations.

The economic downturn and weak recovery in the United States has had an adverse impact on the retail industry generally. As a result, the retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. The continuation of adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease our retail properties. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of our retail properties and our results of operations.

We face significant competition in the leasing market, which may decrease or prevent increases in the occupancy and rental rates of our properties.

We own 17 properties located in eight states. We compete with numerous developers, owners and operators of commercial properties, many of which own properties similar to, and in the same market areas as, our properties. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge in order to attract new tenants or retain existing tenants when their leases expire. To the extent we are unable to renew leases or re-let space as leases expire, it would result in decreased cash flow from tenants and reduce the income produced by our properties. Excessive vacancies (and related reduced shopper traffic) at one of our properties may hurt sales of other tenants at that property and may discourage them from renewing leases. Also, if our competitors develop additional properties in locations near our properties, there may be increased competition for creditworthy tenants, which may require us to make capital improvements to properties that we would not have otherwise made.

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Acts of God, such as earthquakes, floods or other uninsured losses may make us susceptible to adverse climate developments from the effects of these natural disasters in those areas.

Because our properties are concentrated in certain geographic areas, our operating results are likely to be impacted by climate changes affecting the real estate markets in those areas. Adverse events such as hurricanes, floods, wildfires, earthquakes, blizzards or other natural disasters, could cause a loss of revenues at our real estate properties. These losses may not be insured or insurable at an acceptable cost. Elements such as water, wind, hail, or fire damage can increase or accelerate wear on our properties' weatherproofing, and mechanical, electrical and other systems, and cause mold issues. As a result, we may incur additional operating costs and expenditures for capital improvements at these properties.

We depend on tenants for our revenue, and accordingly lease terminations , tenant default, and bankruptcies could adversely affect the income produced by our properties.

The success of our investments depends on the financial stability of our tenants. Certain economic conditions may adversely affect one or more of our tenants. For example, business failures and downsizings may contribute to reduced consumer demand for retail products and services which would impact tenants of our retail properties. In addition, our retail shopping center properties typically are anchored by large, nationally recognized tenants, any of which may experience a downturn in their business that may weaken significantly their financial condition. Further, mergers or consolidations among large retail establishments could result in the closure of existing stores or duplicate or geographically overlapping store locations, which could include tenants at our retail properties.

As a result of these factors, our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments, or declare bankruptcy. Any of these actions could result in the termination of the tenants' leases, the expiration of existing leases without renewal, or the loss of rental income attributable to the terminated or expired leases. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-leasing our property. Specifically, a bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

We generated a significant portion of our revenue from three tenants, and rental payment defaults by these significant tenants could adversely affect our results of operations.

As of December 31, 2013, approximately 46.1%, 38.5% and 13.1% of our consolidated annualized base rental revenue was generated from leases with Dolgencorp, LLC, a subsidiary of Dollar General Corporation, L.A. Fitness and Sam’s Club, respectively. Dollar General Corporation has guaranteed all rents and other sums due under each lease with Dolgencorp, LLC in the event that Dolgencorp, LLC defaults. As a result of the concentration of revenue generated from these properties, if any of these tenants were to cease paying rent or fulfilling their other monetary obligations, or if Dollar

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General Corporation did not fulfill its obligations under the guarantee, we could have significantly reduced rental revenues or higher expenses until the default was cured or the properties were leased to a new tenant or tenants. In addition, there is no assurance that the properties could be re-leased on similar or better terms, if at all.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on your investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if another tenant’s lease is terminated. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases in accordance with lease terms. In the event that we are unable to release the vacated space to a new anchor tenant, we may incur additional expenses in order to remodel the space to be able to re-lease the space to more than one tenant.

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

Tenants at our properties may experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. The retail sector in particular has been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets and increasing competition from other forms of retailing, such as catalogues and other forms of direct marketing, discount retailers, outlet malls, telemarketing and internet retailers and other online businesses. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

As of December 31, 2013, approximately, 37% of our base rental income of our consolidated portfolio was generated by properties located in the Southeastern United States. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

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Inflation may adversely affect our financial condition and results of operations.

Increases in the rate of inflation may adversely affect our net operating income from leases with stated rent increases or limits on the tenant’s obligation to pay its share of operating expenses, which could be lower than the increase in inflation at any given time. Inflation could also have an adverse effect on consumer spending, which may impact our tenants’ sales and, with respect to those leases including percentage rent clauses, our average rents.

We may be restricted from re-leasing space at our retail properties.

Leases with retail tenants may contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

We have entered into long-term leases with some of our retail tenants, those leases may not result in fair value over time, which could adversely affect our revenues and ability to make distributions.

We have entered into long-term leases with some of our retail tenants. Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. These circumstances would adversely affect our revenues and funds available for distribution.

Retail conditions may adversely affect our income and our ability to make distributions to you.

A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. Our properties are located in public places, and any incidents of crime or violence, including acts of terrorism, would result in a reduction of business traffic to tenant stores in our properties. Any such incidents may also expose us to civil liability. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our retail properties may be negatively impacted.

The majority of our real estate investments may include single-tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

As of December 31, 2013, 86% of our properties were single-tenant properties. Single-tenant properties are relatively illiquid compared to other types of real estate and financial assets, which will further limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. Moreover, as the current lease nears expiration, it may be difficult to sell the property on terms and conditions that we consider favorable, if at all. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower unless we make substantial capital investments.

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Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we have acquired multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our Business Manager and Real Estate Managers in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

Short-term leases may expose us to the effects of declining market rent.

Certain types of the properties we may acquire, such as multi-family properties, typically have short term leases with tenants. There is no assurance that we will be able to renew these leases as they expire or attract replacement tenants on comparable terms, if at all. Therefore, the returns we earn on this type of investment may be more volatile than the returns generated by properties with longer term leases.

We will not own or control the land in any ground lease properties that we may acquire.

We may acquire property on land owned by a third party known as a “leasehold interest.” Although we will have a right to use the property, we do not retain fee ownership in the underlying land. Accordingly, we will have no economic interest in the land or building at the expiration of the leasehold interest. As a result, we will not share in any increase in value of the land associated with the underlying property. Further, because we do not control the underlying land, the lessor could take certain actions to disrupt our rights in the property or our tenants’ operation of the properties.

We may be unable to sell assets if or when we decide to do so.

Maintaining our REIT qualification and continuing to avoid registration under the Investment Company Act as well as many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type, may limit our ability to sell real estate assets. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller. The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy. In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself. The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions. The transaction also may be recharacterized as a joint venture. In this case, we would be treated as a joint venture with liability, under some circumstances, for debts incurred by the seller relating to the property.

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Operating expenses may increase in the future and to the extent these increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. Unless specifically provided for in a lease, there is no guarantee that we will be able to pass these increases on to our tenants. To the extent these increases cannot be passed on to our tenants, any increases would cause our cash flow and our operating results to decrease, which could have a material adverse effect on our ability to pay or sustain distributions.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

An increase in real estate taxes may decrease our income from properties.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes will increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. In fact, property taxes may increase even if the value of the underlying property declines. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through the tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our cash flow from operations and our ability to pay distributions.

Potential development and construction delays and resulting increased costs and risks may reduce cash flow from operations.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in these properties will be subject to the uncertainties generally associated with real estate development and construction, including those related to re-zoning land for development, environmental concerns of governmental entities or community groups and the developers’ ability to complete the property in conformity with plans, specifications, budgeted costs and timetables. If a developer fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A developer’s performance may also be affected or delayed by conditions beyond the developer’s control. Delays in completing construction could also give tenants the right to terminate leases. We may incur additional risks when we make periodic progress payments or other advances to developers before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to lease-up risks associated with newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

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If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with third parties, to acquire real property from a development company that is engaged in construction and development of commercial real estate. We may be required to pay a substantial earnest money deposit at the time of contracting with a development entity. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will have only a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. If the development company fails to develop the property or all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason, we may not be able to obtain a refund of our earnest money deposit.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells the property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Uninsured losses or premiums for insurance coverage may adversely affect our returns.

The nature of the activities at certain properties we may acquire will expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. These policies may or may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot provide any assurance that we will have adequate coverage for these losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot provide any assurance that we will be able to fund any uninsured losses.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties. These laws and regulations often

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impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The cost of removing or remediating could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use the property as collateral for borrowing.

Environmental laws and regulations also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures by us. Environmental laws and regulations provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. Compliance with new or more stringent laws or regulations or stricter interpretations of existing laws may require material expenditures by us. For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions. Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management. These requirements could increase the costs of maintaining or improving our existing properties or developing new properties.

We may acquire properties in regions that are particularly susceptible to natural disasters.

We may acquire properties located in geographical areas that are regularly impacted by severe storms, such as hurricanes or tornados, or other natural disasters such as flooding or earthquakes. In addition, according to some experts, global climate change could result in heightened severe weather, thus further impacting these geographical areas. Natural disasters in these areas may cause damage to our properties beyond the scope of our insurance coverage, thus requiring us to make substantial expenditures to repair these properties and resulting in a loss of revenues from these properties. Any properties located near either coast will be exposed to more severe weather than properties located inland. Elements such as salt water and humidity in these areas can increase or accelerate wear on the properties’ weatherproofing and mechanical, electrical and other systems, and cause mold issues over time. As a result, we may incur additional operating costs and expenditures for capital improvements at properties that we acquire in these areas.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise.

We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

Our properties generally are subject to the Americans With Disabilities Act of 1990, as amended, which we refer to as the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people

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with disabilities. In addition, with respect to any apartment properties, we also must comply with the Fair Housing Amendment Act of 1988, or FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.

The requirements of the Disabilities Act or FHAA could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the Disabilities Act and the FHAA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with these laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. We may incur significant costs to comply with these laws.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

We may acquire properties located in areas that are susceptible to attack. In addition, any kind of terrorist activity, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on our operations. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. Any terrorist incident may, for example, deter people from traveling, which could affect the ability of some of our properties to generate operating income and therefore our ability to pay distributions. Additionally, increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices.

Risks Associated with Investments in Securities

Through owning real estate-related equity securities, we will be subject to the risks impacting each entity’s assets.

We intend to invest in real estate-related securities. Equity securities are always unsecured and subordinated to other obligations of the issuer. Investments in real estate-related equity securities are subject to the risks associated with investing directly in real estate assets and numerous additional risks including: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from, among other things, changes in prevailing interest rates in the overall market or related to a specific issuer, as well as changing investor perceptions of the market as a whole, REIT or real estate securities in particular or the specific issuer in question; (3) subordination to the liabilities of the issuer; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service obligations or to pay distributions; and (5) with respect to investments in real estate-related preferred equity securities, the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities. In addition, investments in real estate-related securities involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Investing in real estate-related securities will expose our results of operations and financial condition to the factors impacting the trading prices of publicly-traded entities.

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Recent market conditions and the risk of continued market deterioration may reduce the value of any real estate-related securities in which we may invest.

Mortgage loans have experienced higher than historical rates of delinquency, foreclosure and loss during the dislocations in the world credit markets. These and other related events significantly impacted the capital markets associated not only with mortgage-backed securities, asset-backed securities and collateralized debt obligations, but also the world credit and financial markets as a whole. Investing significant amounts in real estate-related securities, including CMBS, will expose our results of operations and financial condition to the volatility of the credit markets.

Because there may be significant uncertainty in the valuation of, or in the stability of the value of, certain securities holdings, the fair values of these investments might not reflect the prices that we would obtain if we sold these investments. Furthermore, these investments are subject to rapid changes in value caused by sudden developments that could have a material adverse effect on the value of these investments, and cause us to incur impairment charges or unrealized losses.

Investments in CMBS are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a changing interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support designed to reduce credit risk may not be effective due, for example, to defaults by third party guarantors.

CMBS are also subject to several risks created through the securitization process. Generally, CMBS are issued in classes or tranches similar to mortgage loans. To the extent that we invest in a subordinate class or tranche, we will be paid interest only to the extent that there are funds available after paying the senior class. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may prove to be inaccurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating may suggest, all of which may cause the returns on any CMBS investment to be less than anticipated.

Risks Associated with Debt Financing

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

The domestic and international commercial real estate debt markets could become very volatile as a result of, among other things, the tightening of underwriting standards by lenders and credit rating agencies. This could result in less availability of credit and increasing costs for what is available. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in existing or future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions

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in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

Further, economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing any loan investments we may make, which could have various negative impacts. Specifically, the value of collateral securing any loan investment we may make could decrease below the outstanding principal amounts of such loans, requiring us to pledge more collateral.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

We acquired properties by borrowing monies in an amount equal to the fair market value of the acquired properties and we may, in some instances, acquire properties by assuming existing financing. We typically borrow money to finance a portion of the purchase price of assets we acquire. We may also borrow money for other purposes to, among other things, satisfy the requirement that we distribute at least 90% of our “REIT annual taxable income,” subject to certain adjustments, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Over the long term, however, payments required on any amounts we borrow reduce the funds available for, among other things, acquisitions, capital expenditures for existing properties or distributions to our stockholders because cash otherwise available for these purposes is used to pay principal and interest on this debt.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount of cash flow from operations available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In such a case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure is treated as a sale of the property or properties for a purchase price equal to the outstanding balance of the debt secured by the property or properties. If the outstanding balance of the debt exceeds our tax basis in the property or properties, we would recognize taxable gain on the foreclosure action and we would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate properties. In these cases, we will likely be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates. Increases in interest rates will increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

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Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

 We have obtained, and may continue to enter into mortgage indebtedness that does not require us to pay principal for all or a portion of the life of the debt instrument. During the period when no principal payments are required, the amount of each scheduled payment is less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan is not reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal required during this period. After the interest-only period, we may be required either to make scheduled payments of principal and interest or to make a lump-sum or “balloon” payment at or prior to maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan if we do not have funds available or are unable to refinance the obligation.

Our loan documents may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in certain of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations, require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors or impose limits on our ability to pay distributions. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss. See “Description of Real Estate Assets — Financing Transactions” for more detailed information about these loan documents.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

The terms and conditions contained in certain of our loan documents may preclude us from pre-paying the principal amount of the loan or could restrict us from selling or otherwise disposing of or refinancing properties. For example, lock-out provisions may prohibit us from reducing the outstanding indebtedness secured by certain of our properties, refinancing this indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness secured by our properties. Lock-out provisions could impair our ability to take other actions during the lock-out period. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders. See “Description of Real Estate Assets — Financing Transactions” for more detailed information about these loan documents.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We have borrowed money, which bears interest at variable rates, and therefore are exposed to increases in costs in a rising interest rate environment. Increases in interest rates would increase our interest expense on any variable rate debt, as well as any debt that must be refinanced at higher interest rates at the time of maturity. Our future earnings and cash flows could be adversely affected due to the

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increased requirement to service our debt and could reduce the amount we are able to distribute to our stockholders. As of December 31, 2013 we had $25,049,894 or 77% of our total debt that bore interest at variable rates.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.

From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. There is no assurance that our hedging strategy will achieve our objectives. We may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract, increasing the risk that we may not realize the benefits of these instruments. As a result of the global credit crisis, there is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a counterparty that holds collateral that we post in connection with an interest rate swap agreement could result in the loss of that collateral.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We expect to finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.

The total amount we may borrow is limited by our charter.

Our charter generally limits the total amount we may borrow to 300% of our net assets, equivalent to 75% of the cost of our assets, unless our board of directors (including a majority of our independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. This limit could adversely affect our business, including:

•	limiting our ability to purchase real estate assets;
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•	causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;
•	causing operational problems if there are cash flow shortfalls for working capital purposes; and
•	causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

Risks Related to Conflicts of Interest

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and our Real Estate Managers.

We do not have any employees and will rely on persons performing services for our Business Manager and Real Estate Managers and their affiliates to manage our day-to-day operations. Some of these persons, including but not limited to Mr. Goodwin, Ms. McGuinness, Ms. Matlin, Mr. Quilici, Mr. Lichterman, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, also provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service, and will be required to allocate their time between our business and assets and the business and assets of IREIC, its affiliates and the other programs formed and organized by IREIC. Certain of these individuals have fiduciary duties to both us and our stockholders. If these persons are unable to devote sufficient time or resources to our business due to the competing demands of the other programs, they may violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets, and our operating cash flows and ability to pay distributions could be adversely affected.

In addition, if another investment program sponsored by IREIC decides to internalize its management functions in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Managers, and if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC.

The agreements and arrangements with our Business Manager, our Real Estate Managers and any other affiliates of IREIC were not negotiated at arm’s-length. These agreements may contain terms and conditions that are not in our best interest or would not be present if we entered into arm’s length agreements with third parties.

Our Business Manager and its affiliates will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

We will pay significant fees to our Business Manager, Real Estate Managers and other affiliates of IREIC for services provided to us. Our Business Manager will receive fees based on the aggregate book value, including acquired intangibles, of our invested assets and the contract purchase price of our assets. Further, our Real Estate Managers will receive fees based on the gross income from properties under management and may also receive market-based leasing and construction management fees. Other parties related to, or affiliated with, our Business Manager or Real Estate Managers, including Inland

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Securities Corporation, may also receive fees or cost reimbursements from us. These compensation arrangements may cause these entities to take or not take certain actions. For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; or (2) retain instead of sell assets, even if our stockholders may be better served by sale or other disposition of the assets. Further, the fact that we will pay the Business Manager an acquisition fee based on the contract purchase price of an asset may cause our Business Manager to negotiate a higher price for an asset than we otherwise would, or to purchase assets that may not otherwise be in our best interests. Ultimately, the interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We will rely on entities affiliated with IREIC to identify real estate assets.

We will rely, in part, on IREA and other affiliates of IREIC to identify suitable investment opportunities for us. Other public or private programs sponsored by IREIC or IPCC, including Inland Diversified, also rely on these entities to identify potential investments. These entities have, in some cases, rights of first refusal or other pre-emptive rights to the properties that IREA identifies. Our right to acquire properties identified by IREA will be subject to the exercise of any prior rights vested in these entities. We may not, therefore, be presented with opportunities to acquire properties that we otherwise would be interested in acquiring.

Our properties may compete with the properties owned by other programs previously sponsored by IREIC or IPCC.

Certain IREIC- or IPCC-sponsored programs own and manage the type of properties that we intend to own, including in the same geographical areas. Therefore, our properties, especially those located in the same geographical area, may compete for tenants or purchasers with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Managers may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants. In addition, a conflict could arise in connection with the resale of properties in the event that we and another IREIC- or IPCC-sponsored program were to attempt to sell similar properties at the same time, including in particular in the event another IREIC- or IPCC-sponsored program engages in a liquidity event at approximately the same time as us, thus impacting our ability to sell the property or complete a proposed liquidity event.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation is an affiliate of IREIC and is not, therefore, independent. Thus, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, the agreement with Inland Securities, including fees and expenses payable thereunder, was not negotiated at arm’s length.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Our legal counsel also serves as the legal counsel to Inland Securities Corporation and from time to time other entities that are affiliated with our sponsor. Under applicable legal ethics rules, our counsel may be precluded from representing us due to a conflict of interest between us and our dealer manager or any of those other entities. If any situation arises in which our interests are in conflict with those of our

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dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Risks Related to Our Corporate Structure

Our rights, and the rights of our stockholders, to recover claims against our officers, directors, Business Manager and Real Estate Managers are limited.

Under our charter, no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law permits the limitation of the liability of directors and officers of a corporation. We may generally indemnify our directors, officers, employees, Business Manager, Real Estate Managers and their respective affiliates for any losses or liabilities suffered by any of them as long as: (1) the directors have determined in good faith that the course of conduct that caused the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), officers, employees, Business Manager, the Real Estate Managers or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our directors, officers and employees, our Business Manager, the Real Estate Managers and their respective affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers and employees or our Business Manager and the Real Estate Managers and their respective affiliates in some cases.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to protect themselves from unsolicited proposals or offers to acquire the company by electing to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;
•	requiring a two-thirds vote of stockholders to remove directors;
•	providing that only the board can fix the size of the board;
•	providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	requiring that special stockholders meetings be called only by holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. Our charter does not prohibit our board from opting into any of the above provisions.

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Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and
•	two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our directors have adopted a resolution exempting any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Real Estate Managers, from the provisions of this law.

Our charter places limits on the amount of common stock that any person may own without the prior approval of our board of directors.

No more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year (other than the first taxable year for which an election to be a REIT has been made). Our charter prohibits any persons or groups from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to issue up to 40,000,000 shares of preferred stock without stockholder approval. Further, our board may classify or reclassify any unissued shares of common or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

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Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws – Control Share Acquisition.”

Federal Income Tax Risks

If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

If we were to fail to qualify as a REIT, without the benefit of certain relief provisions, in any taxable year:

▪	we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

▪	we would be subject to federal (including any applicable alternative minimum tax) and state income tax on our taxable income at regular corporate rates;

▪	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

▪	we would have less cash to pay distributions to stockholders; and

▪	we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

In addition, if we were to fail to qualify as a REIT, we would not be required to pay distributions to stockholders, and all distributions to stockholders that we did pay would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits. This means that our U.S. stockholders who are taxed as individuals generally would be taxed on our dividends at long-term capital gains rates and that our corporate stockholders would be entitled to the dividends received deduction with respect to such dividends, subject, in each case, to applicable limitations under the Code.

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The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may: (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us; (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from any taxable REIT subsidiaries or certain other taxable C corporations in which we own shares of stock; or (3) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is generally not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock. Distributions that exceed our current and accumulated earnings and profits and a stockholder’s basis in our common stock generally will be taxable as capital gain.

If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

 Temporary investment of the net proceeds from this offering in securities and income from these investments generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. In order to satisfy these requirements, we may invest in one or more assets on terms and conditions that are not otherwise favorable to us, which ultimately could materially and adversely affect our financial condition and operating results. Alternatively, if we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within the one-year period, we could fail to satisfy one or more of the gross income or asset tests and we could be limited to investing all or a portion of any remaining funds in cash or certain cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our taxable income, subject to certain adjustments and excluding any net capital gain. At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to make these distributions and maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from: (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (2) the effect of non-deductible capital expenditures; (3) the creation of reserves; or (4) required debt amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Further, if we are unable to borrow funds when needed for this purpose, we would have to find alternative sources of funding or risk losing our status as a REIT.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

The requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income, subject to certain adjustments, is determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all

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outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Guidance from the Internal Revenue Service generally permits a discount in the price paid for stock purchased under a distribution reinvestment plan of up to 5% of the value of the stock without creating a preferential dividend. Currently, however, there is uncertainty as to the Internal Revenue Service’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the Internal Revenue Service were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution requirement, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Certain of our business activities are potentially subject to the prohibited transaction tax.

Our ability to dispose of property during the first two years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Determining whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We cannot provide assurance that any particular property we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax; however there is no assurance that we will be able to qualify for the safe harbor. Even if we do not hold property for sale in the ordinary course of a trade or business, there is no assurance that our position will not be challenged by the Internal Revenue Service, especially if we make frequent sales or sales of property in which we have short holding periods.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income from real estate and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the 75% and 95% gross income tests required for REIT qualification. If the aggregate of non-qualifying income under the 95% gross income test in any taxable year ever exceeded 5% of our gross revenues for the taxable year or non-qualifying income under the 75% gross income test in any taxable year ever exceeded 25% of our gross revenues for the taxable year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, certain government securities and qualified real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than qualified government securities, qualified real

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estate assets and taxable REIT subsidiaries) generally may not include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than qualified government securities, qualified real estate assets and taxable REIT subsidiaries) may consist of the securities of any one issuer, and no more than 25% of the value of our total assets may be securities (including securities issued by our taxable REIT subsidiaries), excluding government securities, stock issued by our qualified REIT subsidiaries and other securities that qualify as REIT real estate assets. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within thirty days after the end of the calendar quarter, or otherwise qualify to cure the failure under a relief provision, to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Our ability to dispose of some of our properties may be constrained by their tax attributes.

Federal tax laws may limit our ability to sell properties and this may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions may reduce our ability to respond to changes in the performance of our investments.

Our ability to dispose of some of our properties is constrained by their tax attributes. Properties which we own for a significant period of time often have low tax bases. If we dispose of low-basis properties outright in taxable transactions, we may recognize a significant amount of taxable gain that we must distribute to our stockholders in order to avoid tax, and potentially, if the gain does not qualify as a net capital gain, in order to meet the minimum distribution requirements of the Code for REITs, which in turn would impact our cash flow. To dispose of low basis or tax-protected properties efficiently we may use like-kind exchanges, which qualify for non-recognition of taxable gain, but can be difficult to consummate and result in the property for which the disposed assets are exchanged inheriting their low tax bases and other tax attributes (including tax protection covenants).

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the fair market value of the share of our common stock that you receive in lieu of cash distributions. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability.

In certain circumstances, we may be subject to federal, state and local income taxes as a REIT.

Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” we will incur taxes equal to the full amount of the income from the prohibited transaction. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on this income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have to file income tax returns to receive a refund of the income tax paid on their behalf. We also may be subject to state and local taxes on our income, property or net worth, either directly or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available to pay distributions.

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Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk with respect to borrowings made, or to be made, to acquire or carry real estate assets generally will not constitute gross income for purposes of the 75% and 95% income requirements applicable to REITs. In addition, any income from certain other qualified hedging transactions would generally not constitute gross income for purposes of both the 75% and 95% income tests. However, we may be required to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Legislative or regulatory action could adversely affect investors.

Changes to the tax laws are likely to occur, and these changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

The maximum tax rate on qualified dividends paid by corporations to individuals is 20%. REIT dividends, however, generally do not constitute qualified dividends and consequently are not eligible for the current reduced tax rates. Therefore, our stockholders will pay federal income tax on distributions out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend) at the applicable “ordinary income” rate, the maximum of which is 39.6%. In addition this income also may be subject to the 3.8% Medicare surtax on certain investment income. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Future legislation might result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Early investors may receive tax benefits from our election to accelerate depreciation expense deductions of certain components of our investments, including land improvements and fixtures, which later investors may not benefit from.

For federal income tax purposes, distributions received by our investors generally will be considered ordinary dividends to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend). However, depreciation expenses, among other deductible items, reduce taxable income and earnings and profits but do not reduce cash available for distribution. To the extent that a portion of any distributions to our investors exceed our current and accumulated earnings and profits, that portion will be considered a return of capital (a non-taxable distribution) for federal income tax purposes up to the amount of their tax basis in their shares (and any

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excess over their tax basis in their shares will result in capital gain from the deemed disposition of the investors’ shares). The amount of distributions considered a return of capital for federal income tax purposes will not be subject to tax immediately but will instead reduce the tax basis of our investors’ investments, generally deferring any tax on that portion of the distribution until they sell their shares or we liquidate. Because we may choose to increase depreciation expense deductions in the earlier years after acquisition of an asset, for federal income tax purposes, of certain components of our investments, including land improvements and fixtures through the use of cost segregation studies, our early investors may benefit to the extent that increased depreciation causes all or a portion of the distributions they receive to be considered a return of capital for federal income tax purposes thereby deferring tax on those distributions, while later investors may not benefit to the extent that the depreciation of these components has already been deducted.

Retirement Plan Risks

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock: is subject to the “plan assets” rules under ERISA and the Code; satisfies the fiduciary standards of care established under ERISA; is subject to the unrelated business taxation rules under Section 511 of the Code; or constitutes a prohibited transaction under ERISA or the Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading “Risk Factors” above. We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

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COMPENSATION TABLE

The following tables describe the compensation we pay, or expect to pay, to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category. Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. Each determination will be reflected in the minutes of our board of directors meetings.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)
Offering Stage
Selling Commissions — Inland Securities Corporation and Participating Soliciting Dealers (1)(2)(3)	We will pay Inland Securities a selling commission equal to 7% of the sale price for each share sold in the “best efforts” offering, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution − Compensation We Pay for the Sale of Our Shares.” Inland Securities anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers.	$105,000,000 (assumes no special sales)
Marketing Contribution — Inland Securities Corporation and Participating Soliciting Dealers (1)(2)(3)	We will pay Inland Securities a fee for marketing the shares, which includes coordinating the marketing of the shares with any participating soliciting dealers, in an amount equal to 3% of the gross offering proceeds from shares sold in the “best efforts” offering. Inland Securities may reallow (pay) up to 1.5% of this marketing contribution to participating soliciting dealers. We will not pay the marketing contribution in connection with special sales, except as specifically set forth in “Plan of Distribution — Compensation We Pay For the Sale of Our Shares.”	$45,000,000 (assumes no special sales)
Itemized and Detailed Due Diligence Expenses — Inland Securities Corporation and Participating Soliciting Dealers (1)(3)	We reimburse Inland Securities and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in an amount up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering. These expenses will be reimbursed from amounts paid or reallowed (paid) to these entities as a marketing contribution, and thus there will be no additional costs to us.	$7,500,000 (assumes no special sales; reimbursed from amounts already paid or reallowed (paid) as a marketing contribution)
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Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)
Issuer Costs — IREIC, its Affiliates and Third Parties (3)	We reimburse IREIC, its affiliates and third parties for any issuer costs that they pay on our behalf, in an amount not to exceed 1.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering. Our Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.	$22,500,000
	Acquisition and Operations Stage (4)
Acquisition Fees — our Business Manager

We will pay our Business Manager or its affiliates a fee equal to 1.5% of the “contract purchase price” of each real estate asset (excluding marketable securities) we acquire, including any incremental interest therein, including by way of exchanging a debt interest for an equity interest (excluding the contribution of an asset owned, directly or indirectly, by us to a joint venture) or developing, constructing, renovating, or otherwise physically improving an asset, including but not limited to major tenant upgrades, whether pursuant to allowances, concessions or rent abatements provided for at the time the asset is acquired. In the case of an asset acquired through a joint venture, the acquisition fee payable will be proportionate to our ownership interest in the venture.

For the purpose of calculating acquisition fees, the “contract purchase price” will be equal to the amount of monies or other consideration paid or contributed by us either to acquire, directly or indirectly, any real estate asset or an incremental interest in the real estate asset, and including, without duplication, any indebtedness for money borrowed to finance the purchase, indebtedness secured by the real estate asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is or will be secured by the asset at the time of the acquisition or to develop, construct, renovate or otherwise improve that real estate asset. The contract purchase price will exclude acquisition fees and acquisition expenses.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by our Business Manager, the obligation to pay this fee will terminate.

$19,522,059 (assumes no borrowings)

$43,382,352
(assumes aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy)

$78,088,235
(assumes aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)
Acquisition Expenses — our Business Manager, Real Estate Managers and their Affiliates

We reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. We will not reimburse acquisition expenses in connection with an investment in marketable securities, except that we may reimburse expenses incurred on our behalf and payable to a third party, such as third-party brokerage commissions.

We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with five other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired.

$6,507,353 (assumes no borrowings)

$14,460,784
(assumes aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy)

$26,029,412
(assuming aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter)

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Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)
Business Management Fees — our Business Manager

We will pay our Business Manager an annual business management fee equal to 0.65% of our “average invested assets,” payable quarterly in an amount equal to 0.1625% of our average invested assets as of the last day of the immediately preceding quarter; provided, that our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time. We will pay the business management fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our assets and providing other services as our board deems appropriate. “Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

Separate and distinct from any business management fees, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons performing services for Business Manager or its affiliates on our behalf for us, except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates. For these purposes, secretary will not be considered an “executive officer.”

If the business management agreement is terminated, including in connection with the internalization of the functions performed by our Business Manager, the obligation to pay this fee and reimburse these expenses will terminate.

Not determinable at this time. The actual amount of the business management fee will depend on the carrying value of our assets.
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Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)
Real Estate Management Fees, Leasing Fees and Construction Management Fees — our Real Estate Managers

We will pay the Real Estate Managers a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property managed directly by the Real Estate Managers or their affiliates, and up to 3.9% of the gross income from any other type of property managed directly by the Real Estate Managers or their affiliates. Each Real Estate Manager will determine, in its sole discretion, the amount of the fee payable in connection with a particular property, subject to these limits. For each property that is managed directly by one of our Real Estate Managers or its affiliates, we will pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. If we engage our Real Estate Managers to provide construction management services for a property, we also will pay a separate construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

We also will reimburse the Real Estate Managers and their affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Managers and their affiliates (excluding the executive officers of the Real Estate Managers). See “Management – Real Estate Management Agreements” for more information about the services provided or arranged by our Real Estate Managers.

The actual amount will depend on the gross income, as defined in our management agreements, generated by properties managed by our Real Estate Managers and its affiliates, and cannot be determined at the present time.
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Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (150,000,000 shares)
Expense Reimbursement — IREIC, our Business Manager and their Affiliates

We reimburse IREIC, our Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates). Expenses include, but are not limited to: expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property and taxes; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices. See “Management – The Business Management Agreement – Service Provider Agreements” for a description of how we may reimburse these service providers.

We also will reimburse our Business Manager and its affiliates for costs and expenses our Business Manager incurs in connection with an internalization that occurs pursuant to the process set forth in our business management agreement.

The actual amount will depend on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Liquidation Stage
Real Estate Sales Commission — our Business Manager

For substantial assistance in connection with the sale of properties, we will pay our Business Manager or its affiliates a real estate sales commission equal to up to one-half of the customary commission which would be paid to a third party broker for the sale of a comparable property, provided that the amount may not exceed 1% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 3% of the sales price of the property. Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or other substantial services performed by in connection with a sale.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by our Business Manager, the obligation to pay these commissions will terminate.

The actual amounts to be received will depend upon the contract sales price of our properties and the customary commissions paid to third party brokers and, therefore, cannot be determined at the present time.

Subordinated Incentive Fee — our Business Manager

Upon a “triggering event,” we will pay our Business Manager a fee equal to 10% of the amount by which: (1) the “liquidity amount” (as defined below) exceeds (2) the “aggregate invested capital,” less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them a 7% per annum cumulative, pre-tax non-compounded return on aggregate invested capital, all measured as of the triggering event. If we have not satisfied this return threshold, at the time of the applicable triggering event, the fee will be paid at the time that we have satisfied the return requirements.

As used herein, a “triggering event” means any sale of assets (excluding the sale of marketable securities), in which the net sales proceeds are specifically identified and distributed to our stockholders, or any liquidity event, such as a listing or any merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange. “Aggregate invested capital” means the aggregate original issue price paid for the shares of our common stock, before reduction for organization and offering expenses, reduced by any distribution of sale or financing proceeds.

For purposes of this subordinated incentive fee, the “liquidity amount” will be calculated as follows:

•       In the case of the sale of our assets, the net sales proceeds realized by us from the sale of assets since inception and distributed to stockholders, in the aggregate, plus the total amount of any other distributions paid by us from inception until the date that the liquidity amount is determined.

•       In the case of a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares, the “market value” of the shares, plus the total distributions paid by us from inception until the date that the liquidity amount is determined. “Market value” means the value determined as follows: (1) in the case of the listing of our shares, or the common stock of our subsidiary, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of our shares, or the shares of the common stock of our subsidiary, as applicable, outstanding on the date of measurement; or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event, multiplied by the number of those securities issued to our stockholders in respect of the transaction; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of those securities issued to our stockholders in respect of the transaction. In addition, any distribution of cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2).

If the business management agreement is terminated pursuant to an internalization in accordance with the transition process set forth in that agreement, the Business Manager, or its successor or designee, will continue to be entitled to receive the subordinated incentive fee, on a prorated basis based on the duration of the Business Manager’s service to us. Specifically, in this case, the Business Manager, or its successor or designee, will be entitled to a fee equal to the product of: (1) the amount of the fee to which the Business Manager otherwise would have been entitled had the agreement not been terminated; and (2) the quotient of the number of days elapsed from the effective date of the agreement through the closing of the internalization, and the number of days elapsed from the effective date of the agreement through the date of the closing of the applicable triggering event.

The actual amount will depend on numerous variables and cannot be determined at the present time.

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______

(1)	In no event will the amount of underwriting compensation we pay to FINRA members, including selling commissions and the marketing contribution (which includes any due diligence expenses reimbursed from the marketing contribution), exceed FINRA’s 10% cap on underwriting compensation. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap. In connection with FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA’s 10% cap. Also, our dealer manager will repay to the company any compensation over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.
(2)	Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase shares net of sales commissions and the marketing contribution for $9.00 per share. Each soliciting dealer and their respective directors, officers, employees or affiliates may purchase shares net of selling commissions for $9.30 per share.
(3)	We will not pay selling commissions or the marketing contribution or reimburse due diligence expenses or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.
(4)

For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: (i) 2% of our average invested assets for that fiscal year; or (ii) 25% of our net income for that fiscal year. For these purposes, items such as organization and offering expenses, property-level expenses (including any fees payable under our agreements with the Real Estate Managers), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to our Business Manager, acquisition fees and expenses, commissions payable on the sale of properties and any other expenses incurred in connection with acquiring, disposing and owning real estate assets are excluded from the definition of total operating expenses.

We define “net income” as total revenues less expenses, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and acquisition expenses to the extent not capitalized, and excluding any gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or “NASAA,” but is not in accordance with GAAP. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA guidelines.

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ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds. The estimates may not accurately reflect the actual receipt or application of the offering proceeds. This table assumes we will sell the maximum of 150,000,000 shares in the “best efforts” portion of the offering at $10.00 per share. We have not given effect to any special sales or volume discounts which could reduce selling commissions but not the net offering proceeds we would realize from the sale. In addition, we do not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.

	Maximum Offering
	Amount	Percent
Gross Offering Proceeds	$1,500,000,000	100.0%
Less Organization and Offering Expenses:
Selling Commissions	$105,000,000	7.0%
Marketing Contribution(1)	$45,000,000	3.0%
Issuer Costs(2)	$22,500,000	1.5%
TOTAL EXPENSES(3):	$172,500,000	11.5%
Net Offering Proceeds	$1,327,500,000	88.5%
Less:
Acquisition Fees(4)(5)	$19,522,059	1.3%
Acquisition Expenses(5)(6)	$6,507,353	0.4%
NET PROCEEDS AVAILABLE FOR INVESTMENT(7):	$1,301,470,588	86.8%

(1)	We reimburse Inland Securities and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering. These expenses will be reimbursed from amounts paid or reallowed (paid) to these entities as a marketing contribution, and there will be no additional costs to us.
(2)	Issuer costs will not exceed 1.5% of the gross offering proceeds. Issuer costs include amounts for SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.
(3)	We have voluntarily limited our total organization and offering expenses to 11.5% of the gross offering proceeds.
(4)	We will pay our Business Manager or its affiliates a fee equal to 1.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired. See “Compensation Table” for the definition of “contract purchase price.” If we sell the maximum amount of shares in our “best efforts” offering, we will pay acquisition fees equal to $43.4 million assuming aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy or $78.1 million assuming aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter.
(5)	For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our “best efforts” offering; however, because the acquisition fees and expenses we will pay or reimburse to our Business Manager are a percentage of the contract purchase price of an investment, the acquisition fees or expenses will be greater than that shown to the extent we also fund acquisitions through the incurrence of debt at a rate greater than reflected, retained cash flow from operations, proceeds from the sale of shares under our distribution reinvestment plan or net proceeds from the sale of real estate assets.

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(6)	We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with five other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. If we sell the maximum amount of shares in our “best efforts” offering, we will reimburse acquisition expenses equal to $14.5 million assuming aggregate borrowings equivalent to 55% of the total fair market value of our assets, consistent with our borrowing policy, or $26.0 million assuming aggregate borrowings equivalent to 75% of the cost of our assets, which represents the limit set forth in our charter.
(7)	Pending the acquisition of real estate assets, we may invest proceeds in cash and short-term, highly liquid investments. Further, we may use proceeds to fund certain capital expenditures approved at the time of acquisition and principal payments on our indebtedness, as well as to pay operating expenses or to fund reserves. We also may use the net proceeds of this offering to fund some or all of our distributions for any period in which our cash flow from operations is not sufficient. We have not limited the amount of these proceeds that may be used to fund distributions.

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MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for managing and controlling our business. The board has retained IREIT Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven. We have five members on our board of directors. The charter further provides that at, or prior to, the commencement of this offering, the majority of our directors must be “independent,” except for a period of up to sixty days after the death, removal or resignation of an independent director, pending the election of that independent director’s successor. For purposes of our charter, an “independent director” is a director who is not, and within the last two years has not been, directly or indirectly associated with IREIC or the Business Manager by virtue of: (1) an ownership of an interest in IREIC, the Business Manager or any of their affiliates; (2) employment by IREIC, the Business Manager or any of their affiliates; (3) service as an officer or director of IREIC, the Business Manager or any of their affiliates; (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three REITs sponsored by IREIC or managed by the Business Manager; or (6) a material business or professional relationship with IREIC, the Business Manager or any of their affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the independent director from us, IREIC, the Business Manager and their affiliates will be deemed material per se if it exceeds 5% of the independent director’s: (a) annual gross revenue, derived from all sources, during either of the prior two years; or (b) net worth, on a fair market value basis during the prior two years.

Each director serves until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed. Unless filled by a vote of the stockholders following the removal of a director, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. However, any replacements for vacancies among the independent directors may be nominated only by our independent directors.

Our directors and officers are not required to devote all of their time to our business; however, our directors will meet at least once each quarter. In the exercise of their duties, our directors rely on our Business Manager, Real Estate Managers and their affiliates. Our board has a fiduciary duty to our stockholders to supervise the relationship between us and our Business Manager. Our board also has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Real Estate Managers.

Our directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We also follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents – Amendment of the Organizational Documents.”

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Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.

Name	Age*	Position
Daniel L. Goodwin	70	Director and Chairman of the Board
Lee A. Daniels	71	Independent Director
Stephen Davis	56	Independent Director
Gwen Henry	73	Independent Director
JoAnn M. McGuinness	39	Director, President and Chief Operating Officer
Roberta S. Matlin	69	Vice President
David Z. Lichterman	53	Vice President, Treasurer and Chief Accounting Officer
Cathleen M. Hrtanek	37	Secretary

*As of January 1, 2014

Daniel L. Goodwin has been a director and the chairman of our board since July 2012. Mr. Goodwin is chairman and chief executive officer of The Inland Real Estate Group of Companies, Inc. headquartered on a 28 acre campus in Oak Brook, Illinois. The Inland Real Estate Group of Companies is comprised of separate real estate investment and financial companies with managed assets in excess of $20 billion, doing business nationwide with a presence in 49 states. Inland owns and manages properties in all real estate sectors, including Retail, Office, Industrial, Apartments and Hotels.

Mr. Goodwin has overseen the founding of more than 600 investment funds and businesses, including Limited Partnerships, General Partnerships, LLCs, TICs, DSTs, Corporations and Trusts, such as Inland Real Estate Corporation (“IRC”) and Retail Properties of America, Inc., (formerly, Inland Western Retail Real Estate Trust, Inc.), which are listed on the NYSE. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001. Mr. Goodwin has also served as a director of IRC since 2001 and served as IRC’s chairman of the board from 2004 to April 2008. In addition, he is also chair of the National Association of Real Estate Trusts (NAREIT) non-listed REIT Council, and is the author of a nationally recognized book about real estate property management.

He is a member of the Chicago Association of REALTORS Hall of Fame, the Illinois Association of REALTORS Hall of Fame, and the National Association of REALTORS Hall of Fame.

Mr. Goodwin's focus on ethics in business led to The Inland Real Estate Group of Companies winning the 2009 Ethics Award from the Better Business Bureau. He is also the recipient of numerous other business awards, among which are awards recognizing Inland's promotion and advancement of women executives.

Lee A. Daniels has been an independent director since February 2012.  Mr. Daniels brings to the board a depth of knowledge and experience regarding government and community relations, based on his more than forty five years of legal practice and government experience. Mr. Daniels founded Lee Daniels & Associates, LLC, a consulting firm for government and community relations, in February 2007. From 2007 to 2012 Mr. Daniels was a principal in a commercial real estate firm. From 1992 to 2006, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd, and previously had been an equity partner at Katten Muchin & Zavis from 1982 to 1991 and Daniels & Faris from 1967 to 1982. From 1971 to 1974, Mr. Daniels served as Special Assistant Attorney General for the State of Illinois. Mr.

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Daniels served as a member of the Illinois House of Representatives from 1975 to 2007, and was Speaker of the Illinois House of Representatives from 1995 to 1997 and the Republican Leader from 1983 to 2003.

Since August 2008, Mr. Daniels has served as a director of Inland Diversified Real Estate Trust, Inc. Mr. Daniels currently serves on the Board of Governors and Healthcare Board of Trustees for Elmhurst Memorial Hospital (since 1981) and Haymarket Center in Chicago (since June 2010). Mr. Daniels previously served on boards of directors of Suburban Bank of Elmhurst and Elmhurst Federal Savings and Loan Association. Mr. Daniels received his bachelor degree from University of Iowa in Iowa City and received his law degree from The John Marshall Law School in Chicago, Illinois. Mr. Daniels serves as a Distinguished Fellow in the Political Science Department and Special Assistant to the President for Government and Community Relations at Elmhurst College.

Stephen Davis has been an independent director since February 2012. Mr. Davis has over twenty years of experience in real estate development. Mr. Davis has been the president of The Will Group, Inc. a construction company, since founding the company in 1986. In his position with The Will Group, Mr. Davis was instrumental in the construction of Kennedy King College campus, located in Chicago, Illinois, and the coordination of the "Plan For Transformation" for Altgeld Gardens, a public housing development located in Chicago, Illinois. Since October 2003, Mr. Davis has also overseen property management operations for several properties owned by a family-owned real estate trust.

Since November 2005, Mr. Davis has served as a director of the Wheaton Bank & Trust, where he is a member of the loan committee, which is responsible for reviewing and analyzing residential and commercial loan portfolios, developer credentials and viability, home builders and commercial and industrial loans. Since March of 2004, Mr. Davis also has served as a director and the commissioner of aviation for the DuPage County Airport Authority, in DuPage County, Illinois, which oversees management of the DuPage County Airport, Prairie Landing Golf Course and the 500-acre DuPage County Business Park. Mr. Davis obtained his bachelor degree from University of Tennessee, located in Knoxville.

Gwen Henry, an independent director since February 2012. Ms. Henry currently serves as the treasurer of DuPage County, Illinois, a position she has held since December 2006. In this position, Ms. Henry is responsible for the custody and distribution of DuPage County funds. In addition, since April 1981, Ms. Henry has been a partner in Dugan & Lopatka, a regional accounting firm based in Wheaton, Illinois, and a member of the firm’s controllership and consulting services practice, where she specializes in financial consulting and tax and business planning for privately-held companies. Since January 2012, Ms. Henry also has served as the president of the Illinois Municipal Retirement Fund, a $25 billion fund, of which $758 million is allocated to real estate investments. Prior to her appointment as president of this Fund, she served as the chair of the audit committee and a member of the investment committee.

Ms. Henry previously served as DuPage County Forest Preserve Commissioner (from December 2002 to November 2006) and as chair to the special committee responsible for the DuPage County Budget (from December 2002 to November 2004), and was a member of the DuPage County Finance Committee (from November 1996 to November 2002). Ms. Henry also has held a number of board and chair positions for organizations such as the Marianjoy Rehabilitation Hospital (as treasurer from June 2002 to May 2008), the Central DuPage Health System (as chairperson of the board from October 1995 to September 1999), and the Central DuPage Hospital Foundation (as director from October 2002 to the present). She was elected Mayor of the City of Wheaton, Illinois from March 1990 to December 2002.

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Ms. Henry received her bachelor degree from the University of Kansas, located in Lawrence. She is a certified public accountant, a designated certified public funds investment manager and a certified public finance administrator.

JoAnn M. McGuinness has been a director and our president and chief operating officer since August 2011. Ms. McGuinness also serves as president and chief operating officer for our Business Manager. Ms. McGuinness has been a director of The Inland Group since August 2012. Ms. McGuinness has served as the president and chief executive officer of the entities owning the real estate managers for Inland Diversified Real Estate Trust, Inc. since November 2009, and has served as a director of those entities since September 2008. She is responsible for the management, leasing, marketing and operations of Inland Diversified’s properties and is also responsible for overseeing the department that performs the due diligence on the assets Inland Diversified purchases which includes financial modeling, property inspection, capital projections and all other processes involved with purchasing an asset. She also served as senior vice president of the entities owning the real estate managers for Inland American Real Estate Trust, Inc. from February 2007 to November 2009, and as president of real estate management for the portfolio of Inland Retail Real Estate Trust, Inc. from December 2001 to February 2007. Her responsibilities in this role included complete oversight of that company’s management, leasing, marketing and operations, including supervising 165 employees located in thirteen offices throughout the eastern part of the United States. Ms. McGuinness joined Inland in 1992, in the multi-family/residential management division of Mid-America Management in 1992 and began overseeing the management of retail, office and industrial properties in 1995. Ms. McGuinness is the wife of Thomas P. McGuinness. Mr. McGuinness is currently the president of Inland American Real Estate Trust, Inc., a company sponsored by our Sponsor.

Ms. McGuinness was the 2008 Dean of Open Air Centers for the University of Shopping Centers at the Wharton Business School and holds SCSM, SCLS, SCMD and CDP accreditations with the International Council of Shopping Centers, or ICSC. She is one of only ten people in all of ICSC to hold all four of their designations. She is the 2009 winner of the Crystal Apple award from the Illinois Real Estate Journal honoring women in real estate and attended Elmhurst College in Elmhurst, Illinois.

Roberta S. Matlin has served as our vice president, and the vice president of our Business Manager, since August 2011. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations. Ms. Matlin also has been a director of Inland Private Capital Corporation since May 2001, a vice president of Inland Institutional Capital Partners Corporation since May 2006 and a director since August 2012. She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995, and a director and president of Inland Securities Corporation from July 1995 to March 1997 and director and vice president since April 1997. Ms. Matlin has served as a director of Pan American Bank since December 2007 and since 2008 Ms. Matlin has served as vice president of administration of Inland Diversified Real Estate Trust, Inc. and also has served as the president of Inland Diversified Business Manager & Advisor, Inc. from June 2008 through May 2009 and is currently its vice president. Since April 2009 she has served as president of Inland Opportunity Business Manager & Advisor, Inc. She served as vice president of administration of Inland American Real Estate Trust, Inc. since its inception in October 2004 through March 2014. She served as president of Inland American Business Manager & Advisor from October 2004 until January 2012. Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004.

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Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois in Champaign. She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA, is a member of REISA.

David Z. Lichterman has been our treasurer and chief accounting officer, and the treasurer and chief accounting officer of our Business Manager, since July 2012. In addition, Mr. Lichterman has served as our vice president since April 2014. Prior to joining Inland in June 2012, Mr. Lichterman was a consultant for Resources Global Professionals. Mr. Lichterman served as a senior vice president of accounting and financial reporting of Lillibridge Healthcare Services, Inc. until July 2011. Prior to joining Lillibridge in January 2003 as vice president, he owned and operated Lichterman Consulting from August 2001 until January 2003. Mr. Lichterman, served as vice president/controller for the National Equity Fund, Inc. from July 1999 until May 2001, served as vice president of JMB Realty Corporation (JMB), from October 1998 to July 1999, as Partnership Accounting Manager at JMB from October 1991 to October 1998 and as senior partnership accountant at JMB from August 1989 to October 1991. In addition, from December 1986 to August 1989 he was a staff accountant at Levy Restaurant Corporation and from November 1984 to December 1986 he was a staff accountant at a local CPA firm, Hechtman & Associates. Mr. Lichterman has volunteered his time and efforts on the board of directors, as former treasurer, of the Leafs Hockey Club, Inc. and currently is treasurer of Firewagon Hockey, Inc.; both registered 501(c)3 organizations. He received a Bachelor of Science degree in Accounting and Business Administration from Illinois State University in Normal Illinois. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society, and is a Certified Public Accountant.

Cathleen M. Hrtanek has served as our secretary, and the secretary of the Business Manager, since August 2011. Ms. Hrtanek joined Inland in 2005 and is an associate counsel and vice president of The Inland Real Estate Group, Inc. In her capacity as associate counsel, Ms. Hrtanek represents many of the entities that comprise the Inland Real Estate Group of Companies on a variety of legal matters. She is also a member of the audit committee for the two public partnerships sponsored by IREIC. Ms. Hrtanek also has served as the secretary of Inland Diversified Real Estate Trust, Inc., and the secretary of its business manager, since September 2008, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of Inland Private Capital Corporation (formerly, Inland Real Estate Exchange Corporation) since August 2009. Prior to joining Inland, Ms. Hrtanek had been employed by Edwards Wildman Palmer LLP (formerly, Wildman Harrold Allen & Dixon LLP) in Chicago, Illinois since September 2001. Ms. Hrtanek has been admitted to practice law in the State of Illinois and is a licensed real estate broker. Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University Chicago School of Law.

Duties of Our Executive Officers

As an externally advised corporation with no paid employees, our day-to-day operations generally are performed by our Business Manager. All of our executive officers are also officers or directors of our Business Manager. Generally, the only services performed by our executive officers in their capacity as executive officers of our company are those required by law or regulation, such as executing documents as required by Maryland law and providing certifications required by the federal securities laws. Otherwise, these executive officers are acting on behalf of our Business Manager in performing its obligations under the business management agreement. Our directors, including a majority of our independent directors, not otherwise interested in the transactions are responsible for approving all transactions between us and our Business Manager or its affiliates and for approving the compensation paid to our Business Manager and its affiliates as reasonable in relation to the nature and quality of

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services to be performed. Our board also is responsible for ensuring that the provisions of the business management agreement are being carried out.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion. Our bylaws require, however, that a majority of the members of each committee be independent directors.

Audit Committee

Our board has formed an audit committee consisting of our three independent directors. Ms. Henry qualifies as an “audit committee financial expert” and serves as the chairperson of the committee. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	our compliance with legal and regulatory requirements; and
•	the performance of our internal and independent auditors.

The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls. The audit committee operates pursuant to a written charter adopted by our board of directors. The charter is posted on our web site, www.inlandincometrust.com.

Compensation Committee Interlocks and Insider Participation

None of our officers or employees, or the officers or employees of our subsidiaries participate in the deliberations of our board of directors concerning executive officer compensation. In addition, none of our executive officers has served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Compensation of Executive Officers

All of our executive officers are officers of IREIC or one or more of its affiliates and are compensated by those entities, in part, for their service rendered to us. We do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or Real Estate Managers for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Business Manager or its affiliates or our Real Estate Managers. For these purposes, the secretary of our company and the Business Manager are not considered an “executive officer.” In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers.

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Compensation of Directors

We pay our independent directors an annual fee of $20,000 plus $1,000 for each in-person meeting of the board or a committee of the board and $500 for each meeting of the board or a committee of the board attended by telephone. We also pay the chairpersons of any committee of our board, including any special committee, an annual fee of $5,000. We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings. We do not compensate any director that also is an employee of our Business Manager or its affiliates.

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc. The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year. TIREG and its affiliates are still centered in the Chicago metropolitan area. Over the past forty years, TIREG’s affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc.

The Inland Real Estate Group of Companies was the 2009 and 2014 winner, in the category including 1,000+ employees, of the annual Torch Award for Marketplace Ethics, awarded by the Better Business Bureau serving Chicago & Northern Illinois (the “BBB”). The award is given to companies that the BBB identifies as exemplifying ethical business practices. We note, however, that these rankings do not indicate, and should not be relied upon as to, how we may perform in the future..

As of December 31, 2013, Inland affiliates or related parties had raised more than $19.7 billion from investment product sales to over 477,000 investors, many of whom have invested in more than one product. Inland had completed 451 programs, comprised of eight public funds, 426 private partnerships, sixteen 1031 exchange programs and one public REIT, as of December 31, 2013. No completed program has paid total distributions less than the total contributed capital to the program. For these purposes, Inland considers a program to be “completed” at the time that the program no longer owns any assets (four sole owners in 1031 exchange programs elected to self-manage their properties; and therefore, no information on current performance for those programs is available to Inland). Neither IRC nor RPAI is considered a “completed” program for these purposes, as each continues to own assets.

As of December 31, 2013, Inland affiliates or related parties cumulatively had 1,429 employees, owned properties in forty-nine states and managed assets with a book value exceeding $20.2 billion. As of December 31, 2013, Inland was responsible for managing approximately 74.6 million square feet of commercial properties located in forty-nine states, as well as 11,243 multi-family units. IREA, another affiliate of IREIC, has extensive experience in acquiring real estate for investment. Over the years, through IREA and other affiliates, Inland has acquired more than 3,300 properties.

As of December 31, 2012, IREIC or its subsidiaries were the general partner of limited partnerships and the general manager of limited liability companies which owned in excess of 1,334 acres of pre-development land in the Chicago area, as well as over 1.6 million square feet of real property and 184 apartment units.

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Inland Institutional Capital Partners Corporation specializes in identifying institutional joint ventures and large scale investment opportunities for the real estate companies and REITs that are part of The Inland Real Estate Group of Companies, Inc. Since 2005, Inland Institutional Capital Partners has facilitated the completion of transactions with a value in excess of $10.0 billion. Inland Institutional Capital Partners is an SEC registered investment advisor and is adviser to the Inland Retail Property Fund, L.P.

Inland Real Estate Brokerage & Auctions, Inc., since 2000 has completed more than $1.2 billion in commercial real estate sales and leases and has been involved in the sale of more than 8,300 multi-family units and the sale and lease of over 127.0 million square feet of commercial property. As of December 31, 2013, another Inland affiliate, Inland Mortgage Brokerage Corporation, had originated more than $21.1 billion in financing including loans to third parties and affiliated entities. Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $1.9 billion in financing as of December 31, 2013. As of December 31, 2013, Inland Mortgage Servicing Corporation serviced a loan portfolio with a face value equal to approximately $3.5 billion.

The Inland Group, Inc.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group. The biographies of Mr. Goodwin and Ms. McGuinness are set forth above under “– Our Directors and Executive Officers”

Name	Age*	Position
Daniel L. Goodwin	70	Chairman and Chief Executive Officer
Robert H. Baum	70	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	70	Vice Chairman
Robert D. Parks	70	Director
Catherine L. Lynch	55	Director
JoAnn M. McGuinness	39	Director

*As of January 1, 2014

Messrs. Goodwin, Baum, Cosenza and Parks also are the principals of The Inland Group.

Robert H. Baum has been a principal of the Inland real estate organization since May 1968 and is currently the vice-chairman and executive vice-president and general counsel of The Inland Group, positions he has held since July 1982. In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates. This includes supervising the Inland Law Department and serving as liaison with outside counsel.

Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also a licensed real estate broker. He has served as a director of American National Bank of DuPage and Inland Bank and currently serves as a director of Inland Bancorp, Inc., a bank holding company.

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Mr. Baum is a past member of the Men’s Council of the Museum of Contemporary Art in Chicago. He is currently a member of the board of directors of Wellness House, a charitable organization that exists to improve the quality of life for people whose lives have been affected by cancer and its treatment by providing psychosocial and educational support to cancer patients, their families and friends. He also is a governing member of the Chicago Symphony Orchestra. Mr. Baum received a bachelor degree from The University of Wisconsin, in Madison, and a juris doctor degree from The Northwestern University School of Law, in Chicago, Illinois.

G. Joseph Cosenza is a Vice Chairman, Director and one of the four original principals of The Inland Group. He has been a principal of the Inland real estate organization since May 1968 and is currently the president of Inland Real Estate Acquisitions, Inc., a position he has held since November 1988. Mr. Cosenza immediately supervises an extensive staff who engage in property acquisitions and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchases of more than $37 billion, comprising over 3,000 individual transactions (approximately 700 were located in the Chicago metropolitan market) of income-producing real estate from 1968 to the present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University, in Chicago, and his master’s degree from Northern Illinois University, in DeKalb. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts where he also served as assistant principal while operating Inland with Messrs. Goodwin, Parks, and Baum on a part time basis. Mr. Cosenza has been a licensed real estate broker since 1968 and has previously been active in various national and local real estate associations, including the National Association of REALTORS®, the Urban Land Institute, and the Northern Illinois Association of REALTORS®. He was inducted into the Chicago Association of REALTORS® (CAR) Hall of Fame on October 5, 2011.

Mr. Cosenza was chairman of the board of American National Bank of DuPage from 1983 to 1990 and served as chairman, 1981 to 1983, and a director, 1983 to 1990, of Continental Bank of Oakbrook Terrace. He also served as a director of Inland Bank & Trust from 1996 to 2005, and was chairman for a short time. He was also a director on the board of Inland Bancorp, Inc., which owns Inland Bank & Trust and which has ten locations in the Chicago area, from 2001 to 2005. Mr. Cosenza was a director and a member of the management committee of IRC from 1994 to 2005.

Robert D. Parks has over forty years of experience in the commercial real estate industry, having been a principal of the Inland real estate organization since May 1968. Mr. Parks is currently chairman of IREIC, a position he has held since November 1984. He has also served as a director of Inland Investment Advisors, Inc. since June 1995, and served as a director of Inland Securities from August 1984 until June 2009. He served as a director of IRC from 1994 through June 2008, and served as chairman of the board from May 1994 to May 2004 and president and chief executive officer from 1994 to April 2008. He also served as a director and chairman of the board of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 to March 2006, and as chief executive officer until December 2004, and as the chairman of the board and a director of Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.) from its inception in March 2003 to October 2010. Mr. Parks also has served as the chairman of the board and a director of Inland Diversified since its inception in June 2008, and Inland American Real Estate Trust, Inc. since its inception in October 2004.

He received his bachelor degree from Northeastern Illinois University in Chicago, and his master’s degree from the University of Chicago and later taught in Chicago’s public schools. He is a member of NAREIT.

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Catherine L. Lynch joined Inland in 1989 and has been a director of The Inland Group since June 2012. She serves as the treasurer and secretary (since January 1995), the chief financial officer (since January 2011) and a director (since April 2011) of IREIC and as a director (since July 2000) and chief financial officer and secretary (since June 1995) of Inland Securities. She has served as a director of the IREIT business manager since August 2011. Ms. Lynch also has served as a director and treasurer of Inland Investment Advisors, Inc. since June 1995, as a director and treasurer of Inland Institutional Capital Partners, Inc. since May 2006, as treasurer of Inland Capital Markets Group, Inc. since January 2008 and as a director of Inland Private Capital Corporation since May 2012. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch received her bachelor degree in accounting from Illinois State University in Normal. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with FINRA as a financial operations principal.

Our Business Manager

Our Business Manager, IREIT Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC. The Business Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

The following table sets forth information regarding its executive officers and directors. The biographies of Mr. Cosenza and Ms. Lynch are set forth above under “– The Inland Group, Inc.” and the biographies of Mr. Goodwin, Ms. McGuinness, Ms. Matlin, Mr. Lichterman and Ms. Hrtanek are set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	70	Director
Timothy D. Hutchinson	48	Director
Catherine L. Lynch	55	Director
Mitchell A. Sabshon	61	Director
JoAnn M. McGuinness	39	Director, President and Chief Operating Officer
Louis Quilici	64	Senior Vice President
Roberta S. Matlin	69	Vice President
David Z. Lichterman	53	Treasurer and Chief Accounting Officer
Cathleen M. Hrtanek	37	Secretary

*As of January 1, 2014

Louis B. Quilici has served as the senior vice president of our Business Manager since the effective date of this offering. Mr. Quilici joined IREA in March 1984. He was promoted to assistant vice president in July 1987, vice president in July 1989 and senior vice president in 2002, serving in that position until he joined our Business Manager concurrent with the commencement of this offering. Prior to joining the IREA, Mr. Quilici was a certified real estate appraiser and is currently a licensed Illinois Real Estate Broker. In 1988 and 1989 he was appointed director of American National Bank of Downers Grove. He is member of the Chicago Association of Realtors, the International Council of Shopping Centers, the National Association of Realtors, and National Institution of Commercial Realtors.

Timothy D. Hutchison has served as a director of our Business Manager since November 2012 and a director of Management Corp. since July 2012. Mr. Hutchison joined The Inland Real Estate Group, Inc. as vice president of The Inland Services Group, Inc. in November 2005. In April 2010, he was promoted to president of The Inland Services Group, Inc., overseeing the shared service operation which is responsible for human resources, information technology, risk management, marketing and

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communications and other support functions. In April 2012, Mr. Hutchison was named to the additional position of chief operating officer for The Inland Real Estate Group, Inc. Prior to joining Inland, Mr. Hutchison was deputy building commissioner for the City of Chicago Department of Buildings where he oversaw administrative operations as well as occupancy inspections. He also served as an assistant to the mayor in the office of Mayor Richard M. Daley and as finance director for the City’s Department of Aviation, where he focused on the financing of the capital improvement programs for O’Hare International and Midway Airports.

Since 2007, Mr. Hutchison has served as a director of Pan American Bank in Chicago and is a member of its audit committee and chairman of the IT committee. Mr. Hutchison received his bachelor degree from the University of Illinois — Urbana-Champaign in economics.

Mitchell A. Sabshon has served as a director of our Business Manager since November 2013. Mr. Sabshon is also currently the chief executive officer, president and a director of IREIC, positions he has held since late 2013. Mr. Sabshon has also served as a director of IPCC since September 2013. Prior to joining IREIC in August 2013, Mr. Sabshon served as executive vice president and chief operating officer of Cole Real Estate Investments, Inc. from November 2010 to June 2013. In this role, he was responsible for finance, asset management, property management, leasing and high yield portfolio management. He also worked on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to corporate and portfolio strategy, product development and systems. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equityinvestors, from 2008 to 2010. Mr. Sabshon was a licensed person with The OBEX Group from April 2009 through November 2009. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, including as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Corporate Finance and Real Estate Structured Finance groups of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his J.D. from Hofstra University School of Law and a B.A. from George Washington University.

Our Real Estate Managers

Our two real estate managers, Inland National Real Estate Services, LLC and Inland National Real Estate Services II, LLC, which we refer to together herein as our “Real Estate Managers,” are Delaware limited liability companies, the sole member of which is Inland National HOLDCO LLC, which is a subsidiary of Inland National Services Corp., which we refer to herein as “Management Corp.” Management Corp. is a wholly-owned subsidiary of IREIC.  Each Real Estate Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

 The following table sets forth information regarding the executive officers and directors of Management Corp. The biographies of Mr. Hutchinson is set forth above under “– Our Business Manager.”

Name	Age*	Position
Larry R. Sajdak	35	Director and President
Elizabeth D. McNeeley	58	Director and Treasurer and Secretary
Sonya J. Hene	51	Director
Timothy D. Hutchison	48	Director
Sandra L. Perion	57	Director

*As of January 1, 2014

Larry R. Sajdak has served as the president of Management Corp. since August 2011. Mr. Sajdak joined Inland in 1998, and also currently serves as the vice president of property management for both Inland Diversified Real Estate Services LLC and Inland Continental Property Management LLC. He oversees management, leasing, business management and operations functions for Inland Diversified and Continental’s properties and reports directly to the president of both divisions.

Mr. Sajdak originally joined Mid-America Management in 1998 working in the marketing department of the multi family, residential management division. In 2002, Mr. Sajdak transitioned responsibilities to the oversight of all business management functions for Mid-America Management and Inland Retail Real Estate Trust, Inc. Mr. Sajdak joined RPAI as a property manager in 2004, and was then appointed to the role of assistant vice president of property management in the same year, and later to vice president of property management in June 2006. Mr. Sajdak held this position until 2009 when he transitioned into the role of vice president, asset management for RPAI.

Mr. Sajdak is currently an active member of the International Council of Shopping Centers, the Urban Land Institute and is a licensed broker. He has attended various John T. Riordan ICSC educational programs and was selected as a Rising Star for Chain Store Age Magazine’s “40 Under 40” in January of 2007.

Elizabeth D. McNeeley has served as a director and the treasurer and secretary of Management Corp. since August 2011. She originally joined Inland Southeast Property Management as a property accountant in January 2002. In January 2003, she was promoted to Senior Property Accountant for Inland Western Management Corp., and in July 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Ms. McNeeley also has served as a vice president of the corporations owning the property managers for Inland American Real Estate Trust, Inc. since August 2005 and as an officer of the corporations owning the real estate managers for Inland Diversified since 2009. As senior vice president of Inland Diversified Management Services LLC, she oversees all accounting functions for the management of over 19 million square feet of retail, office, industrial and residential properties. Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the middle school and junior college level. Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master’s degree from DePaul University, Chicago, Illinois. She is a licensed real estate broker.

Sonya J. Hene has served as a director of Management Corp. since August 2011. Ms. Hene joined Inland Continental Property Management Corp. as a leasing manager in July 2009. In January 2011, she was promoted to assistant vice president for Inland Diversified Real Estate Services LLC and Inland Continental Property Management Corp., and was promoted to vice president and director of leasing in March of 2013. Ms. Hene oversees leasing activities including renewals and extensions for over 19 million square feet of retail and office space. Prior to joining Inland, Ms. Hene was a real estate manager with The Home Depot where she led a development team charged with acquisition and

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entitlement of property for the new store program, as well as directed the disposal of surplus assets. She has also served as director of acquisitions and entitlements for Kimball Hill Homes, where her duties included negotiating contracts and obtaining entitlements for purchase of large-scale urban infill projects in the Chicago metropolitan area, and selling that company’s excess commercial properties. Ms. Hene received her bachelor degree from DePaul University, in Chicago, Illinois, in political science and earned a master’s degree in city and regional planning from Rutgers University in New Brunswick, New Jersey. She is a licensed broker in Illinois.

Sandra L. Perion has served as a director of Management Corp. since July 2012. Ms. Perion joined Inland in 1994. Since July 2008, Ms. Perion has also served as senior vice president of IREIC and as vice president of Inland Securities. She is responsible for the oversight of investment operations and investor services to ensure timely and accurate processing of investments as well as secure accessibility of account data provided to stockholders and financial advisors. She also serves as the operations liaison to the transfer agent for Inland American and Inland Diversified, and evaluates processing of investments, procedures, and programming needs to implement high quality service, regulatory compliance and accurate record keeping for each of the stockholders of Inland American and Inland Diversified. Prior to joining Inland, Ms. Perion worked in the banking and insurance industry. Ms. Perion holds Series 7, 24 and 63 certifications with FINRA, and is a licensed real estate broker in Illinois. Ms. Perion is a member of the Investment Program Association and the Real Estate Investment Securities Association.

The Business Management Agreement

Duties of Our Business Manager. We have entered into a business management agreement with IREIT Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•	assisting our board of directors in evaluating investment opportunities;
•	preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;
•	maintaining relationships with, and supervising services performed by, lenders, consultants, accountants, brokers, third party property or asset managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and sellers and buyers of assets, among others;
•	communicating with stockholders, brokers, dealers, financial advisors and custodians, and arranging for, and planning, our annual meetings of stockholders;
•	assisting the board of directors in evaluating potential asset dispositions and liquidity events, including interacting with experts, investment banking firms and potential acquirors;
•	administering our accounting functions, including without limitation: (1) establishing and implementing accounting and financial reporting procedures, processes and policies; (2) maintaining our general ledger and sub ledgers; (3) budgeting, forecasting and analyzing our performance; (4) monitoring our compliance with The Sarbanes–Oxley Act of 2002, as amended, and the effectiveness of our internal controls; (5) monitoring and ensuring compliance with ratios and covenants set forth in any loan documents; and (6) providing required monthly, quarterly and annual financial reporting to our lenders; and
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•	undertaking and performing all services or other activities necessary and proper to carry out our investment objectives, including providing secretarial, clerical and administrative assistance for us and maintaining a web site that provides up-to-date information.

Our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders. See “Conflicts of Interest” for additional discussion regarding the business management agreement.

Service Provider Agreements. Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business. To do so, the Business Manager has entered into various agreements with affiliates of IREIC, each referred to as a “service provider” or, collectively, the “service providers,” as described below:

•	Communications Services Agreement. Inland Communications, Inc. provides marketing, communications and media relations services, including designing and placing advertisements, editing marketing materials, preparing and reviewing press releases, distributing certain investor communications and maintaining branding standards.
•	Computer Services Agreement. Inland Computer Services, Inc., or “ICS,” provides data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access. ICS is reimbursed for all direct costs incurred by, and expenses incurred by, ICS in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.
•	Insurance and Risk Management Services Agreement. Inland Risk and Insurance Management Services, Inc., or “IRIM,” provides insurance and risk management services, including negotiating and obtaining insurance policies, managing and settling claims and reviewing and monitoring our insurance policies. IRIM receives a portion of commissions paid by insurance companies to third party brokers for placing insurance policies for us. So long as IRIM receives commissions in an amount sufficient to cover operating expenses, the company will not pay any fees or reimbursements for the services provided by IRIM.
•	Institutional Investor Relationship Services Agreement. Inland Institutional Capital Partners Corporation, or “ICAP,” provides advice regarding our current market position, secure institutional investor commitments, and form joint ventures with unaffiliated operating partners, each as requested by the Business Manager. The Business Manager pays ICAP any fees or expenses related to the services it provides for us. We do not reimburse ICAP for any expenses incurred in providing these services.
•	Investment Advisory Services Agreement. Inland Investment Advisors, Inc., or “Inland Advisors,” will provide investment advisory agreement services. This agreement will grant Inland Advisors full discretionary authority to invest or reinvest certain of our assets in securities of publicly traded and privately held entities, and will give Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of these securities. The Business Manager will assign to Inland Advisors any portion of the annual business management fee that it earns on our
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investments in securities. We will not reimburse Inland Advisors for any expenses incurred in providing these services.

•	Mortgage Placement Services Agreement. Inland Mortgage Brokerage Corporation, or “IMBC,” and Inland Commercial Mortgage Corporation, or “ICMC,” places mortgages for us, as requested by the Business Manager.
•	Mortgage Servicing Agreement. Inland Mortgage Servicing Corporation, or “IMSC,” services mortgages for us, as requested by the Business Manager.
•	Office Services Agreement. Inland Office Services, Inc., or “IOS,” provides office and administrative services, including purchasing and maintaining office supplies, office equipment and furniture, installing and maintaining telephones, maintaining security, providing mailroom, courier and switchboard services and procurement services. IOS negotiates and manages contract programs including but not limited to business travel, cellular phone services and shipping services.
•	Personnel Services Agreement. Inland Human Resource Services, Inc. provides personnel services, including pre-employment services, new hire services, human resources, benefit administration and payroll and tax administration.
•	Property Tax Services Agreement. Investors Property Tax Services, Inc. provides property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.
•	Software License Agreement. ICS has granted the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement. ICS provides the Business Manager with all upgrades to the licensed software, as available.

In addition, we have directly entered into the following agreements:

•	Legal Services Agreement. We have entered into a legal services agreement with TIREG, pursuant to which TIREG provides legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents, performing due diligence and rendering legal opinions.
•	Trademark License Agreement. We have entered into a license agreement with TIREG granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business. TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement. The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of its obligations under the trademark license agreement. Either party may terminate the license agreement upon thirty days prior written notice. If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.
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Except as described above with respect to IRIM, ICAP and Inland Advisors, we have agreed to reimburse the service providers for the expenses paid or incurred to provide these services. Expenses include, but are not limited to, all:

•	taxes and assessments on income or real property and taxes;
•	premiums and other associated fees for insurance policies including director and officer liability insurance;
•	expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;
•	administrative service expenses charged to, or for the benefit of, us by third parties;
•	audit, accounting and legal fees charged to, or for the benefit of, us by third parties;
•	transfer agent and registrar’s fees and charges paid to third parties; and
•	expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

Except as described above with respect to IRIM, ICAP and Inland Advisors, we also reimburse the service providers for the salaries, benefits and overhead of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates). In the case of employees of IREIC who also provide services for other entities sponsored by, or affiliated with, IREIC, we reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by those persons on matters for us compared to the time spent by that same person on all other matters including our matters. In the case of each service provider other than IREIC, but except as otherwise provided above or otherwise agreed to in writing by us or the Business Manager, we will be responsible for the payment of the charges billed by that entity for work done for our benefit. These charges will be based upon: (1) the “hourly billing rate” of the persons providing services for the service provider; (2) fixed amounts; or (3) a combination of the “hourly billing rate” and fixed amounts, all as set forth in the respective agreements between us or the Business Manager and the service provider. The “hourly billing rate” for those persons performing services for the service providers will be based on the budgeted salaries, benefits, overhead and operating expenses of the service providers. In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis to the various entities for which it provides services, based on the revenues attributable to each entity.

These service agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise. However, if we elect to internalize the functions performed by our Business Manager pursuant to the transition process set forth in our business management agreement, during the transition period, at our request, the Business Manager will assign any or all of the service provider agreements to us. We will have full discretion to determine which agreements or services that we will continue to obtain directly from these service providers. See “– Internalization” below for a more detailed discussion regarding the this transition process.

Term. The business management agreement has a term of one year and may be renewed for successive one year terms upon the mutual consent of the parties, including approval by a majority of our

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independent directors. Our board of directors evaluates the performance of our Business Manager each time before renewing the business management agreement. The criteria used in this review is reflected in the minutes of that meeting. The agreement may be terminated, without cause or penalty, by us, upon a vote by a majority of the independent directors, or by the Business Manager on sixty days written notice to the other party. If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition. Our board of directors, including a majority of our independent directors, will approve a successor business manager only upon determining that the new business manager possesses sufficient qualifications to perform the business management functions for us and that the compensation to be received by the new business manager pursuant to the new business management agreement is justified. See also “— Internalization” below.

Compensation. We compensate our Business Manager for the services provided to us. See “Compensation Table” for a detailed discussion regarding the fees we pay and expenses that we reimburse to our Business Manager. The terms and conditions of the business management agreement, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties; however, we will continue to be subject to any limits set forth in our charter until our charter is amended, which would require stockholder approval.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors. See “Conflicts of Interest” for additional discussion regarding fees paid to the Business Manager.

Our independent directors determine from time to time, and at least annually, that the compensation that we agree to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed and is within the limits prescribed by our charter and applicable law. Our independent directors also supervise the performance of our Business Manager and the compensation that we pay to it to ensure compliance with the provisions of our business management agreement. Each determination is recorded in the minutes of our board of directors meetings and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the business management fee in relation to the size, composition and profitability of our portfolio;
•	the success of our Business Manager in generating opportunities that meet our investment objectives;
•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by business managers performing similar services;
•	additional revenues realized by our Business Manager and its affiliates through its relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;
•	the quality and extent of service and advice furnished by our Business Manager;
•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
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•	the quality of our portfolio in relation to the investments generated by the Business Manager for its own account.

Reimbursement. Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our “average invested assets” for that fiscal year; or
•	25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

For these purposes, items such as organization and offering expenses, property-level expenses (including any fees payable under our agreements with the Real Estate Managers), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to our Business Manager, acquisition fees and expenses, commissions payable on the sale of properties and any other expenses incurred in connection with acquiring, disposing and owning real estate assets are excluded from the definition of total operating expenses. Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels. See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Non-Solicitation. Except as otherwise described below, during the period commencing on the date on which the business management agreement was entered into and ending one year following the termination of that agreement, we generally may not, without the Business Manager’s prior written consent, directly or indirectly:

•	solicit or encourage any person to leave the employment or other service of the Business Manager or any of its affiliates to become employed by us or any of our subsidiaries; or
•	hire or offer to hire, on behalf of us or any other person, firm, corporation or other business organization, any employee of the Business Manager or any of its affiliates.

Further, with respect to any person who left the employment of the Business Manager or any of its affiliates during the term of the agreement, or within six months immediately after the termination of the agreement, we will not, without the Business Manager’s prior written consent, directly or indirectly hire, or offer to hire, that person during the six months immediately following his or her cessation of employment.

Internalization. As noted herein, we are a newly-formed entity with no operating history and no assets. There is no assurance that we will achieve our objectives or that we will operate profitably. We anticipate incurring significant costs to acquire real estate assets and to operate our business. We have not, however, hired any employees to manage and oversee our business and assets. Instead, we have engaged the Business Manager to manage and operate our business and the Real Estate Managers to provide real estate management services. The Business Manager also will arrange for all of the ancillary services described herein and provided by entities related to, or affiliated with, the Business Manager. Except as otherwise described in this prospectus, we have agreed to reimburse the service providers for the expenses paid or incurred to provide these services including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates). In the event that a service provider has revenues for any particular

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fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis to the various entities for which it provides services, based on the revenues attributable to each entity. See “– Service Provider Agreements” above for additional discussion regarding these ancillary services and the service providers.

We may, in the future, become self-administered by internalizing the functions performed for us by our Business Manager. There are many ways of doing so. For example, we could simply terminate the Business Manager and hire all new, outside employees unaffiliated with the Business Manager. Alternatively, we may take advantage of certain provisions contained in our business management agreement. These provisions are designed to allow us to transition from an externally managed entity to an internally managed entity, without having to pay an internalization fee, by giving us the ability to hire certain of the persons employed by the Business Manager or its affiliates and performing services for us on behalf of the Business Manager, and by giving us time to transition the services performed by the service providers.

More specifically, the business management agreement provides that at any time following the one year anniversary of the completion of the “best efforts” portion of this offering, we can begin the process of internalizing the functions performed by our Business Manager by notifying the Business Manager of our intent to internalize (referred to herein as the “internalization notice”). The decision to pursue the internalization will be made by our board of directors and will require the approval of a majority of our independent directors. During the period beginning upon the Business Manager’s receipt of the internalization notice and ending on the one-year anniversary thereof (referred to herein as the “transition period”), we will transition the services provided by the Business Manager to us. For example, during the transition period, the Business Manager will permit us to solicit for hire the “key” employees of the Business Manager and its affiliates, including all of the persons serving as the executive officers of our company or the Business Manager who do not also serve as directors or officers of any other IREIC-sponsored REITs. During all other times in which the business management agreement is in place, we are restricted from soliciting these persons pursuant to certain non-solicitation provisions set forth in the business management agreement, as described under “– Non-Solicitation” above. Any individuals solicited and hired during the transition period will not begin their employment with us until the internalization is complete. In addition, during the transition period, at our request, the Business Manager will assign any or all of the service provider agreements to us. We will have full discretion to determine which agreements or services that we will continue to obtain directly from these service providers.

We will not pay any internalization fee to acquire the Business Manager. Historically, non-traded REITs have acquired their advisors in order to internalize these management functions, by paying significant amounts to the owners of the advisor entity. Rather than do so, if our board of directors chooses, we will be able to transition the services performed for us by the Business Manager. We will continue to pay and reimburse the Business Manager in the ordinary course under the terms of the existing business management agreement during the one-year transition period. In addition, we reimburse expenses incurred by our Business Manager in connection with internalizing the functions, and we may incur costs that are incidental to the transaction, such as the cost of purchasing certain tangible assets, like office equipment or computer hardware, from the Business Manager. At the conclusion of the transition period, the business management agreement will terminate, and the Business Manager will neither be entitled to receive any additional management or acquisition fees nor be entitled to the reimbursement of any expenses that it would have been entitled to had the agreement not been terminated. The Business Manager will, however, continue to be entitled to receive the subordinated incentive fee, on a prorated basis based on the duration of the Business Manager’s service to us, and we will be required to reimburse the expenses of the service providers pursuant to any service agreements assigned to us with our approval.

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At any time during the process of internalizing the functions performed by our Business Manager pursuant to the transition procedures described herein, our independent directors may elect to terminate the business management agreement, pursuant to the sixty-day notice provision described above. If our independent directors elect to terminate the agreement in this manner, both we and the Business Manager will cease all actions related to the internalization, and will not continue with the process. However, if the Business Manager elects to terminate the agreement during the internalization process, the Business Manager must continue to work with us to ensure that the internalization is completed by the termination date.

Notwithstanding the transition process described herein, our board could choose to internalize our business management functions by having us hire all new, outside executives and other employees or by entering into an arrangement with a third party, such as a merger, which would result in us having our own management team. The terms of that transaction, including the amount of any consideration or compensation to be paid by us, would be negotiated by our board of directors, or a committee thereof. Further, if we seek to internalize the functions performed for us by the Real Estate Managers, the transaction will be separately negotiated by our independent directors, or a committee thereof, and will not be covered by the procedures described above.

Liability and Indemnification. Under our charter, the business management agreement, and the real estate management agreements described below, we are generally required to indemnify our Business Manager, Real Estate Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•	our board of directors has determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;
•	the person seeking indemnity was acting on behalf of, or performing services for, us;
•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by that person or entity unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person or entity;
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or
•	a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.
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We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•	the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advance; and
•	the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Real Estate Management Agreements

We have entered into real estate management agreements, sometimes referred to herein as the “master management agreements,” with each of our Real Estate Managers.

Duties of our Real Estate Managers. Our Real Estate Managers and their affiliates manage each of our real properties.  At the time we acquire a property that we would like one of our Real Estate Managers to manage, we enter into a separate property-specific agreement.  Under this agreement, the applicable Real Estate Manager typically is responsible for:

•	managing the property;
•	overseeing and reporting leasing activities for the property;
•	preparing monthly operating reports and annualized budgets for the property;
•	collecting rent, assessments and other items, including security deposits;
•	making, or causing to be made, ordinary repairs and replacements necessary to preserve the property;
•	negotiating and entering into contracts for budgeted expense items;
•	instituting actions to evict tenants or to recover rent and other sums due, if necessary;
•	evaluating, on an ongoing basis, the financial strength of each tenant as well as the overall tenant mix at each property;
•	monitoring the financial condition of our tenants;
•	performing construction management for tenant build-outs and out-parcel developments, to the extent applicable;
•	administering ongoing preventative maintenance programs for structures such as roofs and parking lots and crisis management programs in the event of a flood, fire, hurricane or other disaster;
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•	reviewing environmental needs and remediation projects at each property;
•	coordinating marketing events, including community events to drive traffic at properties;
•	performing due diligence, including conducting preliminary site reviews and tenant interviews, confirming the status of new construction and participating in the review of all leases and financial analysis;
•	reviewing incoming invoices, leases and internal control points;
•	monitoring master lease tenants; and
•	coordinating all post-closing activities related to the purchase and sale of each property, including preparing tax and common area maintenance prorations between the buyer and seller.

Inland National HOLDCO LLC, the sole member of our Real Estate Managers, will hire, direct and establish policies for employees who will have direct responsibility for operating each property.

Compensation. We compensate our Real Estate Managers for the services provided to us. See “Compensation Table” for a detailed discussion regarding the fees we pay and expenses that we reimburse to our Real Estate Managers. The terms and conditions of the master management agreements, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties.

Term. The master management agreement with each Real Estate Manager had an initial term ending December 31, 2013, and has been, and may continue to be, renewed for successive one-year terms. Each master management agreement may be terminated by mutual consent of the parties. We also may terminate the master management agreements without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the Real Estate Managers. If a master management agreement is terminated, any property-specific agreements will terminate automatically, and the Real Estate Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

The Real Estate Managers or their affiliates may subcontract with an affiliate or a third party agent to provide a limited scope of real estate management services for a particular property. The Real Estate Managers will be responsible for paying any fees due to these entities. Inland National HOLDCO, LLC may form additional subsidiary real estate management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

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Non-Solicitation. Except as otherwise described below, during the period commencing on the date on which each master management agreement was entered into and ending one year following the termination of that agreement, we generally may not, without the respective Real Estate Manager’s prior written consent, directly or indirectly:

•	solicit or encourage any person to leave the employment or other service of the Real Estate Manager or any of its affiliates to become employed by us or any of our subsidiaries; or
•	hire or offer to hire, on behalf of us or any other person, firm, corporation or other business organization, any employee of the Real Estate Manager or any of its affiliates.

Further, with respect to any person who left the employment of the Real Estate Manager or any of its affiliates during the term of the master management agreement, or within six months immediately after the termination of the agreement, we will not, without the Real Estate Manager’s prior written consent, directly or indirectly hire, or offer to hire, that person during the six months immediately following his or her cessation of employment.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States. Inland Securities also is licensed to sell securities in the province of Ontario, Canada as an international dealer. Since being formed, Inland Securities has served as the dealer manager in connection with offering investment products sponsored by IREIC. Inland Securities has not rendered these services to anyone other than affiliates of TIREG or programs sponsored by IREIC. Inland Securities is a member firm of FINRA. See “Conflicts of Interest” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors and principal officers of Inland Securities. The biographies of Mr. Goodwin and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section and the biography of Ms. Lynch is set forth above under “–The Inland Group, Inc.” in this section.

Name	Age*	Position
Daniel L. Goodwin	70	Director
Brian M. Conlon	55	Director, President and Chief Executive Officer
Roberta S. Matlin	69	Director and Vice President
Catherine L. Lynch	55	Director, Treasurer and Secretary
Fred C. Fisher	69	Senior Vice President

*As of January 1, 2014

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Brian M. Conlon has been a director and the president and chief executive officer of Inland Securities Corporation since August 12, 2013. He previously served as director and the president of Inland Securities Corporation from July 2009 and June 2009, respectively, through December 31, 2013. Mr. Conlon has also served as the chief executive officer (from February 2012 to December 2012) and a director (February 2011 to December 2012) of IREIC, and served as its president from January 2011 to February 2012. Mr. Conlon joined Inland Securities Corporation as executive vice president in September 1999 and served in that position until June 2009. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives. Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations. Mr. Conlon served on the national board of directors for the Financial Planning Association in 2001 and 2002. Mr. Conlon received his bachelor degree from Georgia State University in Atlanta, Georgia and received a master’s degree in business administration from the University of Dallas, in Dallas, Texas. Mr. Conlon holds Series 7, 24 and 63 certifications with FINRA.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 certifications with FINRA.

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CONFLICTS OF INTEREST

Conflicts of Interest

Conflicts of interest exist between us and other programs sponsored by, or affiliated with, IREIC. The most significant conflicts of interest we may face in operating our business are described below, and should be read together with the risk factors described in the section of our prospectus captioned “Risk Factors.”

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and our Real Estate Managers.

We do not have any employees and rely on persons performing services for our Business Manager and Real Estate Managers and their affiliates to manage our day-to-day operations. Some of these persons, including but not limited to Mr. Goodwin, Ms. McGuinness, Ms. Matlin, Mr. Lichterman, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, also provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service, and will be required to allocate their time between our business and assets and the business and assets of IREIC, its affiliates and the other programs formed and organized by IREIC. Certain of these individuals have fiduciary duties to both us and our stockholders. If these persons are unable to devote sufficient time or resources to our business due to the competing demands of the other programs, they may violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets, and our operating cash flows and ability to pay distributions could be adversely affected.

In addition, if another investment program sponsored by IREIC decides to internalize its management functions in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Managers, and if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC.

The agreements and arrangements with our Business Manager, our Real Estate Managers and any other affiliates of IREIC were not negotiated at arm’s-length. These agreements may contain terms and conditions that are not in our best interest or would not be present if we entered into arm’s length agreements with third parties.

Our Business Manager and its affiliates face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

We pay significant fees to our Business Manager, Real Estate Managers and other affiliates of IREIC for services provided to us. Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and the contract purchase price of our assets. Further, our Real Estate Managers receives fees based on the gross income from properties under management and may also receive market-based leasing and construction management fees. Other parties related to, or affiliated with, our Business Manager or Real Estate Managers, including Inland Securities Corporation, also receive fees or cost reimbursements from us. These compensation arrangements may cause these entities to take or not take certain actions. For example, these arrangements may provide an

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incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; or (2) retain instead of sell assets, even if our stockholders may be better served by sale or other disposition of the assets. Further, the fact that we pay the Business Manager an acquisition fee based on the contract purchase price of an asset may cause our Business Manager to negotiate a higher price for an asset than we otherwise would, or to purchase assets that may not otherwise be in our best interests. Ultimately, the interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We rely on entities affiliated with IREIC to identify real estate assets.

We rely, in part, on IREA and other affiliates of IREIC to identify suitable investment opportunities for us. Other public or private programs sponsored by IREIC or IPCC, including Inland Diversified, also rely on these entities to identify potential investments. These entities have, in some cases, rights of first refusal or other pre-emptive rights to the properties that IREA identifies. Our right to acquire properties identified by IREA will be subject to the exercise of any prior rights vested in these entities. We may not, therefore, be presented with opportunities to acquire properties that we otherwise would be interested in acquiring. See “Conflicts of Interest — Allocation of Investment Opportunities” for additional discussion regarding the rights vested in other IREIC-sponsored entities.

Our properties compete with the properties owned by other programs previously sponsored by IREIC or IPCC.

Certain IREIC- or IPCC-sponsored programs own and manage the type of properties that we own, including in the same geographical areas. Therefore, our properties, especially those located in the same geographical area, may compete for tenants or purchasers with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Managers face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants. In addition, a conflict could arise in connection with the resale of properties in the event that we and another IREIC- or IPCC-sponsored program were to attempt to sell similar properties at the same time, including in particular in the event another IREIC- or IPCC-sponsored program engages in a liquidity event at approximately the same time as us, thus impacting our ability to sell the property or complete a proposed liquidity event.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation is an affiliate of IREIC and is not, therefore, independent. Thus, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, the agreement with Inland Securities, including fees and expenses payable thereunder, was not negotiated at arm’s length.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Our legal counsel also serves as the legal counsel to Inland Securities Corporation and from time to time other entities that are affiliated with our sponsor. Under applicable legal ethics rules, our counsel may be precluded from representing us due to a conflict of interest between us and our dealer manager or any of those other entities. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

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Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing real estate assets from, or selling real estate assets to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);
•	making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and
•	investing in joint ventures with any IREIC-affiliated entities.

This policy does not impact agreements or relationships between us and IREIC and its affiliates, including, for example, agreements with our Business Manager, Real Estate Managers and Inland Securities.

Dedicated Acquisitions Capability

In addition to opportunities made available to us by IREA, our Business Manager employs its own acquisition officer, Mr. Louis Quilici, to exclusively focus on identifying and acquiring real estate assets for us. Any opportunities identified by our Business Manager are presented only to us, and are not subject to rights of first refusal previously granted to other programs sponsored by IREIC or its affiliates.

Allocation of Investment Opportunities

We rely, in part, on IREA and other affiliates of IREIC to identify suitable investment opportunities for us. The process by which investment opportunities will be allocated among us and other public or private programs sponsored by IREIC or IPCC is based on contractual rights of first refusal held by certain of these other programs. Currently, IREA has granted Inland Diversified a right of first refusal to acquire all real estate assets that it identifies for acquisition, other than real estate operating companies. IREA will present an investment opportunity to us only if, and after, Inland Diversified, has passed on the opportunity. Our right to acquire properties identified by IREA therefore will be subject to the exercise of any prior rights vested in Inland Diversified.

The directors, including the independent directors, have a duty to ensure that this method of allocating investment opportunities is applied fairly to the company.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. A majority of the independent directors must approve matters relating to or act upon:

•	any transfer or sale of our sponsor’s initial investment in us; provided however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;
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•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the commencement of this offering;
•	the duty of the board to establish and review written policies on investments and borrowing and to monitor our and our Business Manager’s investment operations and performance to assure that those policies are in the best interests of our stockholders;

•                     transactions, including sales and leases, loans and investments, involving our sponsor, the Business Manager, any Real Estate Manager, a director or any affiliate thereof;

•	the business management agreement;
•	liability and indemnification of our directors, Business Manager and its affiliates;
•	fees, compensation and expenses, including organization and offering expense reimbursements, acquisition fees and expenses, total operating expenses, real estate commissions, incentive fees, and compensation to our Business Manager;
•	real property appraisals;
•	the restrictions and procedures relating to annual and special meetings of stockholders; and
•	the requirements of any distribution reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw.
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INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives generally are:

•	to preserve and protect our stockholders’ investments;
•	to acquire quality commercial real estate assets that generate, over time, sufficient cash flow from operations to fund sustainable and predictable distributions to our stockholders; and
•	to realize capital appreciation through the potential sale of our assets or other liquidity events, as described in this prospectus.

During the offering, we will supplement this prospectus as soon as reasonably practicable to describe any material changes to these investment objectives as well as our investment policies, and the methods for implementing them. We will deliver this supplement to our stockholders once it has been filed with the SEC.  Following the offering, we will notify our stockholders of any of these changes in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. We cannot guarantee that we will achieve any of our investment objectives.

Investment Strategy

We intend to acquire the following types of commercial real estate:

•	Retail properties. The retail sector is comprised of five main property types: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases will tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Income and population density are generally considered to be key drivers of local retail demand.

We intend to invest in necessity and grocery-anchored shopping centers which generally fall in the category of neighborhood retail or community centers. We believe necessity and grocery-anchored retail is one of the more stable asset classes. Necessity- and grocery-oriented tenants generally experience a consistent consumer demand for goods and services in both economic upturns and downturns.

•	Office buildings. Office properties are generally categorized based upon location, including whether located within central business districts, or “CBDs,” or suburbs, and general quality and size, ranging from Class A properties which are generally large-scale buildings of the highest-quality to Class C buildings which are below investment grade. We intend to invest in Class A or B office properties that we believe enjoy sufficient transportation access or are located within well-established suburban office and business parks or CBDs. We expect the duration of our office leases to be between five to ten years.
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•	Multi-family properties. Multi-family properties are generally defined as those having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single-family residential properties. There are three main types of multi-family properties: garden-style (mostly one-story apartments); low-rise; and high-rise. The better performing properties typically are located in urban markets or locations with strong employment and demographic dynamics. We plan to invest in multi-family properties that are located in or near employment centers that we believe have favorable potential for employment growth and conveniently situated with access to transportation and retail and service amenities.
•	Industrial/distribution and warehouse facilities. Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of an industrial property typically depends on its proximity to economic centers and the movement of trade and goods. In addition, leases with tenants of industrial properties typically utilize a triple-net structure under which a tenant is generally responsible for paying property operating expenses in addition to base rent, which mitigates the risks associated with rising expenses. We intend to invest in industrial properties that are located in major U.S. distribution hubs and near transportation modes such as port facilities, airports, rail lines and major highway systems.

We also may purchase single-tenant, net leased properties in each of these four asset classes. The leases for these properties generally will be either double-net or triple-net. Double-net leases typically require the tenant to pay the costs of insurance and real estate taxes, but the owner remains responsible for maintaining the roof and structure of the property. Triple-net leases, in contrast, typically require the tenant to pay substantially all of the costs associated with operating and maintaining the property, such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses. A third type of net lease, an “absolute triple-net lease,” also known as a bond lease, requires the tenant to bear every real estate risk related to the property, including the obligation to rebuild after a casualty, regardless of the adequacy of insurance proceeds, and to pay rent after partial or full condemnation.

We may purchase existing or newly-constructed properties as well as properties that are under development or construction, including those where development has not yet commenced. In the case of development properties, we will likely partner with a third party having development expertise or condition acquisition of the property on development activities being complete. In all cases, we may acquire or develop properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest. We also may invest in real estate-related equity securities of both publicly traded and private real estate companies, as well as commercial mortgage-backed securities

Although we expect to use substantially all of the net proceeds from this offering to acquire commercial real estate located throughout the United States, we will not focus on any one particular geographic location. We will, however, seek to diversify our portfolio both by property type and location in order to reduce the risk of reliance on a particular property type, location or tenant. Our ability to achieve this objective, however, will depend on the amount of net proceeds available for us to invest. Further, market conditions may dictate that we focus on a particular property type or location. We generally will endeavor to acquire multiple properties within the same major metropolitan market to realize management efficiencies.

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We are not specifically limited in the number or size of the real estate assets that we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single asset. The number and mix of assets we acquire depends upon real estate and market conditions and other circumstances existing at the time we are acquiring our assets and the amount of net proceeds we raise in this offering. See “Risk Factors – Risks Related to the Offering.”

Focus on “Core” Real Estate Assets

We intend to focus primarily on “core” real estate assets within the property types described above. “Core” real estate assets are those assets that typically satisfy some, but not necessarily all, of the following criteria:

•	properties located within major regional markets or accelerating secondary markets;
•	properties with above-market occupancy rates, with leases that provide for market rental rates and that have staggered maturity dates; and
•	properties that have anchor tenants with strong credit ratings.

Core real estate assets also typically provide predictable, steady cash flow and have a lower risk profile than non-core real estate assets.

The Inland Platform – The Inland Track Record

Our Business Manager, a wholly owned subsidiary of IREIC, has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions. We believe that our Business Manager’s affiliation with Inland, which has more than forty years of experience in acquiring and managing real estate assets, will benefit us as we pursue and execute our investment objectives and strategy.

We believe our relationship with Inland provides us with various benefits, including:

•	Experienced Management Team — Inland’s management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse types of real estate assets, as well as a broad range of experience in financing real estate assets. As of December 31, 2013, Inland cumulatively owned properties located in forty-nine states and managed assets with a book value exceeding $20.2 billion.
•	Expertise with Core Real Estate Assets – Each of the REITs previously sponsored by IREIC, including most recently Inland American and Inland Diversified, own or are acquiring portfolios that contain core real estate assets. For example, as of December 31, 2013, Inland American owned, directly or indirectly through joint ventures in which it has a controlling interest, 119 retail properties representing approximately 17.0 million square feet. As of December 31, 2013, Inland Diversified, which was formed in 2009, owned, directly or indirectly, 135 retail properties totaling 11.6 million square feet. Our management, including Ms. McGuinness, Ms. Matlin, Mr. Lichterman, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, among others, will be able to draw on Inland’s expertise in acquiring and managing a diverse portfolio of properties.
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•	Seasoned Acquisition Team —IREA and other affiliates of IREIC will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since January 2005, the individuals performing services for these entities have closed over 1,800 transactions in the aggregate, involving real estate with an aggregate purchase price that exceeds $18 billion.
•	Strong Industry Relationships — We believe that Inland’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our strategies. These relationships will augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, Inland’s strong relationships with the tenant and leasing brokerage communities will aid in attracting and retaining tenants.
•	Centralized Resources — Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Real Estate as a Diversifying Asset Class

Historically, investments in real estate have offered attractive returns compared to bonds, and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio.

Institutional investors like pension funds and endowments have increased the amount allocated to real estate. For example, various surveys report that some of the largest pension plans in the U.S. are targeting a real estate allocation of 10% to 12% of their overall investment portfolios. Individual investors may also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate. Shares of listed REITs, however, generally fluctuate in value with the stock market as a whole. Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolios, either through separate account arrangements or commingled funds, to investment vehicles that own real estate and do not have their equity interests listed for trading on a national securities exchange.

These types of unlisted or non-traded investment vehicles (particularly those held by institutional investors) generally differ from listed REITs in that the value per share is typically based directly on professional assessments of the fair value of the real estate owned by the entity. To determine the per share estimated value of our shares, we will engage an independent valuation expert to value our real estate assets and related liabilities. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company's stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces.

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Industry benchmarks that track the value of unlisted investments in real estate as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to market conditions differently.

We believe that individual investors can benefit by adding unlisted investments in real estate as a component to their investment portfolios. Accordingly, our objective is to offer a similar investment option to a broad universe of investors through our continuous public offering in an unlisted REIT.

Investment Policies

Due Diligence and Underwriting Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location and property type; creditworthiness of the tenants or potential tenants; condition and use of the assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the assets are located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Business Manager; audited financial statements covering recent operations of properties having operating histories unless those statements are not required to be filed with the SEC and delivered to stockholders; and title and liability insurance policies.

With respect to the creditworthiness of the tenants, our Business Manager’s underwriting process will include an analysis of the financial condition of each potential tenant or guarantor, including income statements, balance sheets, net worth, cash flow, business plans, as well as the operating history of the property with the tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of acquisition. In addition, we may decide to obtain guarantees of leases by the corporate parent of a potential tenant, in which case our Business Manager will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the seller’s management to discuss the company’s business plan and strategy. A tenant will be considered “creditworthy” if it has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB– or better, or the lease payments are guaranteed by a company with these ratings. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants.

In addition, our Business Manager or its affiliates also will review the physical condition of each property and conduct a market evaluation to determine the likelihood of replacing the rental stream if the tenant defaults. Our Business Manager also generally will conduct, or require the seller to conduct, Phase I or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property. Further, our Business Manager typically will conduct, or require the seller to conduct, a Phase II environmental site assessment in the event that the results of the Phase I assessment

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warrant further review. If potential environmental liabilities are identified, we generally will want the seller to resolve the issues before we acquire the property, or we may seek protection in the form of post-closing indemnities or environmental insurance.

We may obtain an appraisal prepared by an appraiser independent of our Business Manager for each property we acquire. The contractual purchase price (including acquisition expenses and any indebtedness assumed or incurred in respect of the investment but excluding acquisition fees and financing fees) for a property we acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, market rents, the terms and conditions of the particular lease transaction, the quality of the tenant’s credit, comparable sales and replacement cost. The appraised value may be greater than the construction cost or the replacement cost of a property. Operating results of properties and other collateral may be examined as part of the appraisal, to determine whether or not projected income levels are likely to be met.

Appraisals are only estimates of value. We will not necessarily obtain appraisals or fairness opinions to acquire properties through joint ventures. We will maintain copies of all appraisals in our records for at least five years. These copies will be available for review by our stockholders.

Joint Ventures and Other Co-Ownership Arrangements

In all cases, we may acquire or develop real estate assets directly or through joint ventures, including joint ventures in which we do not own a controlling interest. We will pursue acquiring and developing real estate assets through joint ventures where a third party controls a particular acquisition or when the third party has special knowledge of the particular asset(s). We may make these investments to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise. In determining whether to invest in a particular joint venture, our Business Manager will evaluate the real estate assets that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for selecting our investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with our partner. See “Risk Factors – Risks Related to Our Business” for additional discussion of these risks.

If we enter into a material joint venture to acquire a specific real estate asset or assets, we will supplement this prospectus to disclose the terms of the transaction.

Borrowing Policies

In some instances, we borrow money to acquire real estate assets either at closing or at sometime thereafter. These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other third party lenders. These borrowings generally will be secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments. We also may establish a revolving line of credit for short-term cash management and bridge

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financing purposes. See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

We expect that our aggregate borrowings, secured by all of our assets, will average approximately 55% of the total fair market value of our assets. For these purposes, the fair market value of each asset will be equal to the greater of the purchase price paid for the asset or the value reported in a more recent appraisal of the asset. This policy, however, will not apply to individual assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Further, our charter limits the amount we may borrow, in the aggregate, to 300% of our net assets, equivalent to 75% of the cost of our assets, unless our board (including a majority of the independent directors) determines that a higher level is appropriate. For these purposes, net assets are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for exceeding the limit.

We may use derivative financial instruments, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements, to hedge exposures to changes in interest rates on loans secured by our assets. To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.

Other Policies. Pending investment in real estate assets, we will invest monies so as to allow us to qualify as a REIT. We will seek highly liquid investments that provide for safety of principal and may include, but are not limited to, commercial mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or “GNMA,” and real estate mortgage investment conduits also known as “REMICs.” See “Material Federal Income Tax Consequences –REIT Qualification.”

We have no current plans to invest the net proceeds of the offering, other than on a temporary basis, in non-real-estate-related investments.

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Investments in Securities

We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.

We may also make investments in CMBS, which are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust's income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

We expect to pay third-party brokerage commissions on any purchase or sale of marketable securities. We will not, however, pay acquisition fees for, or reimburse acquisition expenses incurred by, IREIC and its affiliates in connection with an investment in marketable securities.

International Investments

We do not intend to invest in properties or real estate assets located outside of the United States. We may, however, invest in the securities of real estate companies owning assets located outside of the United States.

Development and Construction of Properties

From time to time, we may construct and develop real estate assets or render services in connection with these activities.  We may be able to reduce overall purchase costs by constructing and developing property as opposed to purchasing a finished property.  Developing and constructing properties will, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion of these risks.  To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing.  In addition, we may use taxable REIT subsidiaries or retain independent contractors to carry out these oversight and review functions.  We intend to retain independent contractors to perform the actual construction work.

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Disposition of Real Estate Assets

To maintain our status as a REIT and as part of our business plan, we intend to hold our assets for an extended period of time. Circumstances may arise, however, that could result in us selling an asset or assets earlier than contemplated. In determining to sell or hold an asset, we will consider prevailing economic and market conditions, among other things. See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion regarding the sale of assets. For discussion regarding the compensation that we may pay to our Business Manager upon a disposition of assets, see “Compensation Table.”

Liquidity Events

Our board will determine when, and if, we should pursue a liquidity event, but does not anticipate evaluating any liquidity event, including a listing on a national securities exchange, until at least 2017. As defined in our management agreements, a “liquidity event” means the following:

•	listing our shares, or the shares of one of our subsidiaries, on a national securities exchange;
•	selling all or substantially all of our assets; or
•	entering into a merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange.

If we pursue listing our shares on a national security exchange, we may be able to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance however that we will satisfy the conditions to list or that we will be approved to list. For discussion regarding the compensation that we may pay to our Business Manager upon a liquidity event, see “Compensation Table.”

Competition

The commercial real estate market is highly competitive. We compete in all of our markets with other owners and operators of commercial properties. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on a property’s occupancy levels, rental rates and operating expenses.

We compete with many third parties engaged in real estate investment activities including other REITs, including other REITs previously sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. See “Risk Factors – Risks Related to Our Business” for additional discussion. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through the same channels that we do. Therefore, we compete for investors and funding in a market where funds for real estate investment may decrease, or grow less than the underlying demand.

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Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Insurance

Our properties have comprehensive liability, rental loss and all-risk property casualty insurance, either purchased by us or provided by tenants under their leases, covering our real property investments, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our investment in the property. See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion regarding insurance.

We, along with the other REITs sponsored by IREIC, are members of a limited liability company formed as an insurance association captive. This entity manages insurance coverage for its members. The entity oversees the purchase of one or more insurance policies from third party insurers, covering the properties owned by the members. Portions of these insurance policies are funded or reimbursed by insurance policies purchased from the captive entity by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the captive are divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs. The captive uses its capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the captive subject to deductibles applicable to each occurrence. These losses are paid by the captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer. Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.

Conservation Initiatives

Inland is a member of the U.S. Green Building Council, a nonprofit organization comprised of corporations, contractors, developers, manufacturers and retailers working to advance buildings that are environmentally responsible, profitable and healthy places to live and work.

One of our goals is to promote cost-effective, environmentally-friendly practices at our properties and to increase energy efficiency across our entire portfolio of assets in order to reduce costs. We intend to employ sustainability initiatives that include recycling, installing efficient outdoor lighting and utilizing industry-described “green” roofs that generate energy via solar panels and provide superior insulation for heating and cooling efficiencies. In addition, we expect to adopt eco-friendly practices in the operation of our business and in connection with our offering, including using recycled materials and soy-based inks in the production of marketing materials.

Government Regulations

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

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Americans With Disabilities Act. Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations. The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Investment Company Act of 1940

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither the company nor any of its subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended (referred to herein as the “Investment Company Act”). Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
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•	under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except government securities and securities of our majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also (i) purchase common and preferred real estate-related equity securities of both publicly traded and private companies, including REITs and pass-through entities, that own real property, (ii) purchase commercial mortgage-backed securities, or "CMBS," or other mortgage-related instruments and (iii) invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

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If that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We will measure our 3(c)(5)(C) exemption on an unconsolidated basis.

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, we classify certain assets in which we invest as follows:

•	Investments in Real Property. Based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
•	Investments in Securities. We will treat as real estate-related assets CMBS, debt and equity securities of non-majority owned companies primarily engaged in real estate businesses and securities issued by pass-through entities substantially all of the assets of which consist of qualifying assets or real estate-related assets.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

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A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011 the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters.  Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.  For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to Our Business.”

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DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland. Your rights as a stockholder are governed by Maryland law, our charter and our bylaws. The following summarizes the material terms of our common stock as described in our charter and bylaws which you should refer to for a full description. Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part. You also can obtain copies of these documents if you desire. See “Where You Can Find More Information” below.

Authorized Stock

Our charter authorizes us to issue up to 1,460,000,000 shares of common stock and 40,000,000 shares of preferred stock. Upon completing this offering, if the maximum number of 150,000,000 shares is sold under our “best efforts” offering and the maximum number of 30,000,000 shares is sold under our distribution reinvestment plan, there may be up to 180,020,000 shares of common stock outstanding and no preferred stock outstanding. Our charter contains a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued shares of common or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. In addition, our charter permits our board, without any action by the stockholders, to amend the charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have the authority to issue. We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of common or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable. We expect that all shares of our common stock will be issued only in book entry form. Subject to the preferential rights of any class or series of preferred stock and to the provisions of our charter regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized by our board and declared by us and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, have no preemptive rights to subscribe for any securities we may offer or issue in the future and have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

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Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge (except as permitted by law), sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations.

Under our charter and bylaws, the presence in person or by proxy by the holders of 50% of our outstanding shares entitled to vote will constitute a quorum for the transaction of business at a meeting of our stockholders. Under our charter and bylaws, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Stockholders may also, upon the affirmative vote of the holders of a majority of stock then outstanding and entitled to vote generally in the election of directors, remove any director with or without cause.

Preferred Stock

Subject to certain restrictions set forth in our charter, we may issue shares of our preferred stock in the future in one or more series as authorized by our board. Prior to issuing the shares of any series, our board is required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our charter. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock. See “Risk Factors – Risks Related to Our Business” and “– Risks Related to Our Corporate Structure” for additional discussion regarding change of control restrictions. We have no current plans to issue any preferred stock.

Distribution Policy

We currently pay distributions based on daily record dates, payable monthly in arrears. The distributions that we currently pay are equal to a daily amount equal to $0.001643836, which if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a purchase price of $10.00 per share. We intend to continue paying distributions for future periods in the amounts and at times as determined by our board. We have paid in the past and may continue to pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP. As a result, we have paid and may continue to pay distributions from sources other than cash flows from operations. Specifically, some or all of our distributions for any period in which our cash flow from operations is not sufficient may be paid from retained cash flow, from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions.

If our cash flow from operations is not sufficient to pay distributions for any particular period, we also may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee or its right to

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be reimbursed for certain expenses. A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period. Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts. We will not, however, be required to pay interest on any fee or reimbursement that was previously deferred or accrued. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund distributions. See “Risk Factors – Risks Related to Our Business.”

We will not make distributions-in-kind, except for: distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or distributions of in-kind property which meet all of the following conditions: our board advises each stockholder of the risks associated with direct ownership of the in-kind property; our board offers each stockholder the election of receiving in-kind property distributions; and we distribute in-kind property only to those stockholders who accept our offer.

Formation Transaction

In connection with our formation, IREIC invested $200,000 in exchange for 20,000 shares of our common stock. Pursuant to our charter, IREIC may not sell its initial investment in us while IREIC remains our sponsor, but it may transfer all or a portion of its initial investment to any of its affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Book Entry System

Our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board. As a result we anticipate that all shares of our common stock will be issued only in book entry form. This means that, except to the extent expressly authorized by our board, we will not issue actual stock certificates to any holder of our common stock. The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs. Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account. We will send each stockholder a book entry receipt indicating acceptance of his or her subscription. All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Restrictions on Issuance of Securities

We may not issue:

•	common stock which is redeemable;
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•	debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter, is equal to or greater than 1.0. For these purposes, “debt service coverage” means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service. Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;
•	options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Real Estate Managers, except on the same terms as sold (if any are sold) to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock on the date of grant of any options or warrants unless waived by the board and in aggregate amount not to exceed 10% of the outstanding shares of common stock or any other shares of stock having the right to elect directors on the date of grant of such options or warrants; or
•	stock on a deferred payment basis or similar arrangement.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, subject to some exceptions, prohibits any person from acquiring or holding, directly or indirectly, more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of common stock. This limit may be further reduced if our board of directors waives this limit for certain holders, including The Inland Group and its affiliates. Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT, including if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, 10% or more of the interests in the tenant. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our charter prohibits any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT. Our charter further provides that any transfer of our stock that would result in our stock being beneficially owned by fewer than one hundred persons will be void. Any

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person who acquires or attempts or intends to acquire beneficial or constructive ownership of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for us to qualify as a REIT.

If any transfer of shares of our stock is attempted that, if effective, would result in any person violating the transfer or ownership limitations described above, our charter provides that either the number of shares of our stock causing the person to violate the limitations will be automatically placed in a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Code or, if placement of the shares in a trust would not effectively prevent the loss of our qualification as a REIT or the transfer would result in our stock being beneficially owned by fewer than one hundred persons, then the attempted transfer itself will be deemed null and void.  The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares.  The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions.  Shares of stock held in the trust will continue to be treated as issued and outstanding.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  The voting rights and rights to dividends or other distributions will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or other distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee.  Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed

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transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be immediately paid to the charitable beneficiary.

Our charter requires all persons who own 5% or more, or any lower percentage required by the Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any resale of the securities owned by IREIC and its affiliates, and the resale of any such securities that may be acquired by our affiliates, are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our charter and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our charter and bylaws. See “Where You Can Find More Information.”

Business Combinations. Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The

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board of directors may condition its approval on the person complying with terms and conditions determined by the board. Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Real Estate Managers are exempt from the Maryland business combination statute. See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition. The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors. “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors (except solely by virtue of a revocable proxy) within one of the following ranges of voting power:

•	one-tenth or more but less than one-third of all voting power;
•	one-third or more but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

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If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock. The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws exempt acquisitions of our stock by any person from the limits imposed by the Control Share Acquisition Act.

Subtitle 8. Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

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LIMITATION OF LIABILITY AND INDEMNIFICATION
OF DIRECTORS AND OFFICERS

Under Maryland law and our charter and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders. However, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care. In addition, we have provided in our charter that no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation. We have included a requirement in our charter and bylaws that we indemnify and without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director or officer from and against any liability or loss to which the director or officer may become subject or which the director or officer may incur by reason of his or her service as a director or officer. Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and
•	the person is held liable based on a final judgment that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court;

and, except as described below, our directors and officers will be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the person was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the person actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

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Notwithstanding the above, our charter provides that no director or officer may be indemnified for any loss or liability suffered by him or her unless all of the following conditions are satisfied:

•	our board of directors has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	the director or officer was acting on our behalf or performing services for us;
•	the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and
•	the indemnification is recoverable out of our net assets only and not from the personal assets of any stockholder.

Notwithstanding the above, our charter provides that we will not indemnify any director or officer for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•	there has been a successful defense on the merits of each count involving alleged material securities law violations;
•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In addition, our charter provides that we will advance amounts to any director or officer entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services by the director or officer seeking indemnification for us or on our behalf;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and
•	the director or officer seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.
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We may purchase and maintain insurance or provide similar protection on behalf of any director or officer against any liability incurred in any such capacity with us or on our behalf. We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Our bylaws further describe situations in which directors and officers will be indemnified by the company.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

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SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our charter and bylaws. Our directors, including our independent directors, have reviewed and ratified these documents. The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Charter and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors – Risks Related to Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our charter and bylaws require us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders. The purpose of each annual meeting will be to elect directors and to transact any other business that may properly come before the meeting. The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders. The secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote on that matter at that meeting make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. Within ten days after receipt of this written request, the secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting. Within ten days of our receipt of the payment of these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting. The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the outstanding shares entitled to vote at the meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote, will be sufficient to elect directors and the affirmative vote of a majority of votes cast will be sufficient to take action on any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter. Any action permitted or required to be taken at a meeting of stockholders may also be taken by written or electronic consent of the requisite holders.

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Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors. We currently have five members on our board. A majority of these directors must be, and are, “independent.” A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf. A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors. A vacancy on the board caused by the death, resignation, removal or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Vacancies resulting from the removal of a director by our stockholders may also be filled by our stockholders by the affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote. However, any replacements for vacancies among the independent directors may be nominated only by our independent directors. Our bylaws require our audit committee to be comprised entirely of independent directors.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter provides that at least one of our independent directors must have three years of relevant real estate experience.

Each director will be elected by the vote of our stockholders and will hold office until his or her successor is duly elected and qualified.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•                     amend our charter;

•                     transfer all or substantially all of our assets other than in the ordinary course of business;

•                     engage in mergers, consolidations or share exchanges; or

•	dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets. See “Description of Securities – Common Stock” for an explanation of instances where stockholder approval is not required.

Under our charter, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them. For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter. In the case of a business combination with our Business Manager

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or Real Estate Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our charter. Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that person’s noncompliance.

Amendment of the Organizational Documents

Our charter may be amended, after the amendment is declared advisable by our board, by the affirmative vote of a majority of the then outstanding shares of common stock. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

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Dissolution of the Company

As a Maryland corporation, we may be dissolved at any time if the dissolution is declared advisable by a majority of our entire board and approved by a majority of the then outstanding shares of common stock. Our board will determine when, and if, to:

•	apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and
•	commence subsequent offerings of common stock after completing this offering.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board and the proposal of business to be considered by stockholders may be made only:

•	pursuant to the notice of the meeting;
•	by or at the director of our board; or
•	by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that nominations of individuals for election to the board may be made at a special meeting, but only:

•	by or at the direction of our board; or
•	provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 5:00 p.m., Central Time, on the 120th day nor later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting; or
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•	if the date of the meeting is advanced by more than thirty or delayed by more than sixty days from the anniversary date or if an annual meeting has not yet been held, not earlier than 5:00 p.m., Central Time, on the 120th day prior to the annual meeting and not later than 5:00 p.m., Central Time, on the 90th day prior to the annual meeting or the tenth day following our first public announcement of the date of the meeting.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than one hundred twenty days prior to the special meeting; and
•	not later than 5:00 p.m., Central Time, on the later of either:
▪	ninety days prior to the special meeting; or
▪	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;
•	our term and existence;
•	sponsor or Business Manager compensation; or
•	investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up

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entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•	be based on an evaluation of all relevant information;
•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and
•	assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•	result in the stockholders of the roll-up entity having rights that are more restrictive to our common stockholders than those provided in our charter, including any restriction on the frequency of meetings;
•	result in our common stockholders having less comprehensive voting rights than are provided in our charter;
•	result in our common stockholders having greater liability than provided in our charter;
•	result in our common stockholders having fewer rights to receive reports than those provided in our charter;
•	result in our common stockholders having access to records that are more limited than those provided for in our charter;
•	include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;
•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or
•	place any of the costs of the transaction on us if the roll-up is rejected by our common stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our common stock, we may participate in a proposed roll-up if our common stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

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Stockholders who vote “no” on the proposed roll-up must have the choice of:

•	accepting the securities of the roll-up entity offered; or
•	one of either:
▪	remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or
▪	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our charter, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors – Risks Related to Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for that year. For these purposes, items such as the business management fee and ancillary service reimbursements (except as specifically excluded) are included in the definition of total operating expenses. Items such as organization and offering expenses, property-level expenses (including any fees payable under our agreements with the Real Estate Managers), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to our Business Manager, acquisition fees and expenses, commissions payable on the sale of properties and any other expenses incurred in connection with acquiring, disposing and owning real estate assets are excluded from the definition of total operating expenses. Our independent directors have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed the greater of these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter. If the independent directors determine that the excess total operating expenses are justified, the disclosure must also include an explanation of the independent directors’ conclusion. If our independent directors do not believe that exceeding the limit was justified, our Business Manager must, within sixty days after the end of our fiscal year, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates of Our Sponsor

Our charter also restricts certain transactions between us and IREIC, and its affiliates including our Business Manager, Real Estate Managers and IREA, and our directors as follows:

•	Sales and Leases. We may not purchase properties from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price
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for the properties is no greater than the cost paid by these parties for the properties, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•	Loans. We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. For these purposes, amounts owed but not yet paid by us under the business management agreement, or any real estate management agreements, will not constitute amounts advanced pursuant to a loan.
•	Investments. We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities, except for securities of “publicly-traded entities,” unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. A “publicly-traded entity” means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.
•	Other Transactions. All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition to these limits in the charter, we have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities: (1) purchasing properties from, or selling properties to, any IREIC-affiliated entities (this excludes circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us); (2) making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and (3) investing in joint ventures with any IREIC-affiliated entities.

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Restrictions on Borrowing

Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets. In general, our aggregate borrowings secured by all our assets may not exceed 300% of our net assets. For these purposes, “net assets” are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings exceeding this limit must be:

•	approved by a majority of our independent directors; and
•	disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

Restrictions on Investments

Under our charter, we are prohibited from taking any of the following actions:

•	issuing redeemable shares of common stock; or
•	issuing shares on a deferred payment basis or other similar arrangement.

We do not intend to engage in hedging or similar activities for speculative purposes.

Our charter also prohibits us from making certain investments, as follows:

•	Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.
•	We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.
•	Except for investments in CMBS, we will not make, or invest in, mortgage loans, unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value. This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Real Estate Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party. We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder. In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.
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•	We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.
•	Except for investments in CMBS, we will not make, or invest in, mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan. This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.
•	We will not make, or invest in, any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.
•	We will not invest in equity securities unless a majority of our disinterested directors (including a majority of disinterested independent directors) approves the transaction as being fair, competitive and commercially reasonable. This restriction will not apply, however, to purchases by us of our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests.
•	We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors (including a majority of disinterested independent directors) approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.
•	Our aggregate borrowings secured by all our assets may not exceed 300% of our net assets, unless our board of directors (including a majority of independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. For these purposes, “net assets” are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.
•	A majority of the directors, including a majority of the independent directors, must approve all of our investments in properties.
•	We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the debt does not exceed the appraised
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value of the property at the date of the investment. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit. This restriction will not apply to an investment in a “publicly-traded entity” owning this type of debt.

The investment policies specifically set forth in our charter, which include the restrictions on investments listed above, have been approved by a majority of our independent directors. Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders. Each determination and the basis for that determination will be set forth in the minutes of our board of directors meetings. The board may make material changes to the investment policies set forth in our charter only by amending our charter. Any amendment to our charter generally requires the affirmative vote of a majority of the outstanding shares of our common stock.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Pursuant to regulations governing practice before the Internal Revenue Service, unless expressly stated otherwise, any tax advice contained herein or in any attachment hereto cannot be used, and is not intended to be used, by a taxpayer, for (1) the purpose of avoiding penalties that may be imposed on the taxpayer under the Code or (2) the promotion, marketing or recommendation of any transaction or matter discussed herein.

The following is a summary of the United States federal income tax considerations that are likely to be material to a holder of our common stock. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with stockholders that hold shares of our common stock as “capital assets” within the meaning of section 1221 of the Code. This summary does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities (except to the extent discussed below), financial institutions, regulated investment companies, broker-dealers, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding shares as part of a “straddle,” “hedge,” or other integrated investment, persons who receive shares through the exercise of employee stock options or otherwise as compensation, persons who are foreign corporations or otherwise are not citizens or residents of the United States (except to the extent discussed below), and partnerships and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

The statements in this discussion are based on:

•	current provisions of the Code;
•	current, temporary and proposed regulations promulgated by the U.S. Treasury Department;
•	the legislative history of the Code;
•	judicial decisions; and
•	current administrative interpretations of the Internal Revenue Service, which we sometimes refer to herein as the “IRS,” including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law or adversely affect existing interpretations and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

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Each prospective purchaser of our common stock is encouraged to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of common stock in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of common stock and of potential changes in applicable tax laws.

Opinion of Counsel

In connection with this offering, Shefsky & Froelich Ltd. has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ended December 31, 2012 or our first year of material operations and that our proposed method of operations, as described in this prospectus, will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ended December 31, 2012 or our first year of material operations. Our first year of material operations was 2013. In providing its opinion, Shefsky & Froelich Ltd. has relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us. These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations. Shefsky & Froelich Ltd. has not independently verified these facts. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Shefsky & Froelich Ltd. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The statements made in this section of the prospectus and in the opinion of Shefsky & Froelich Ltd. are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Tax Status of Our Company

The following is a summary of the federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ended December 31, 2013, and the ownership and disposition of our common stock that are likely to be material to you. This summary does not address all possible tax considerations that may be material to an investor. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Code. This summary does not address state, local or non-U.S. tax considerations.

We base the information in this section on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

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Regular domestic corporations (corporations that do not qualify as REITs or for other special classification under the Code) generally are subject to federal corporate income taxation on their net taxable income, and stockholders of regular domestic corporations generally are subject to tax on dividends that the stockholders receive. In any taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net taxable income that is distributed currently to our stockholders as dividends. Stockholders generally will be subject to taxation on dividends that they receive (other than dividends designated as “capital gain dividends” or “qualified dividend income”) at rates applicable to ordinary income. Dividends designated as capital gain dividends or qualified dividend income may be taxable to non-corporate taxpayers at reduced long-term capital gain rates or, under certain circumstances, the tax rate applicable to “unrecaptured Section 1250 gain” related to certain depreciation on real estate assets. See “— Federal Income Taxation of Stockholders — Taxation of Taxable Domestic Stockholders.”

Qualification for taxation as a REIT enables the REIT and its stockholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. Currently, however, stockholders of regular domestic corporations and certain types of foreign corporations who are taxed at individual rates generally are taxed on dividends the stockholders receive prior to 2013 at long-term capital gain rates, which are lower for non-corporate taxpayers than ordinary income rates. In addition, stockholders of regular domestic corporations that are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that the corporate stockholders pay on these dividends. Still, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income tax than if such income were earned by a regular domestic corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at long-term capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

Although as a REIT we generally will not be subject to federal corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal taxes as follows:

•	we will be taxed at regular corporate rates on any “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;
•	under some circumstances, we (or our stockholders) may be subject to the “alternative minimum tax” due to our items of tax preference and alternative minimum tax adjustments;
•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income; to the extent that income from foreclosure property is otherwise qualifying for the 75% income test, this tax is not applicable; in general, in addition to certain other requirements, foreclosure property is property we acquire as a result of having bid in a foreclosure or through other legal means after there was a default on a lease of such property or on an indebtedness secured by such property;
•	our net income from “prohibited transactions” will be subject to a 100% tax; in general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;
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•	if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of the amount by which we fail either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect our profitability;
•	we will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was imposed, if the amount we distribute during a calendar year (plus excess distributions made in prior years) does not equal at least the sum of:
•	85% of our REIT ordinary income for the year,
•	95% of our REIT capital gain net income for the year, and
•	any undistributed taxable income from prior taxable years;
•	we may elect to retain and pay income tax on our net capital gain. In that case, a U.S. stockholder would include the stockholder’s proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder’s income, would be deemed to have paid the stockholder’s proportionate share of the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our common shares;
•	we will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by one of our taxable REIT subsidiaries) if certain arrangements among us, one of our taxable REIT subsidiaries, and any tenant of ours are not comparable to similar arrangements among unrelated parties;
•	if we fail to satisfy any of the asset tests discussed below (other than a de minimis failure of the 5% or 10% assets tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test;
•	if we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income test or an asset test described above, we may retain our qualification as a REIT if the failure was due to reasonable cause and not due to willful neglect, and we will be subject to a penalty of $50,000 for each such failure;
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•	if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our common shares, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty;
•	if we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction (including, for example, if we were to liquidate a taxable REIT subsidiary), we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets (or amount recognized on disposition, if less) if we disposed of those assets within ten years after they were acquired; built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset; to the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership;
•	if we own an equity interest in a taxable mortgage pool, we would be taxable at the highest corporate rate on the portion of any “excess inclusion income” attributable to any tax-exempt stockholders that are not taxable on unrelated business taxable income; for a discussion of what constituted “excess inclusion income,” see “— Taxable Mortgage Pools;” and
•	if we have income taxable in a state that does not permit us to take all or a portion of our dividends paid deduction, we will be subject additional income tax in that state.

Furthermore, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes and (b) our subsidiaries (such as qualified REIT subsidiaries) that are not subject to federal income tax may have to pay state and local income taxes because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes. Moreover, any taxable REIT subsidiary of ours will be subject to U.S. federal corporate income tax and all applicable non-U.S., state and local taxes on its net income and operations. We may also be subject to tax in situations not presently contemplated.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•	we must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;
•	we must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;
•	we must be managed by one or more directors;
•	our taxable year must be the calendar year;
•	our beneficial ownership must be evidenced by transferable shares;
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•	beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months (other than in the first taxable year in which the REIT election is made);
•	not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain specified entities) at any time during the last half of each of our taxable years (other than in the first taxable year in which the REIT election is made);
•	we must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below;
•	we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain); and
•	we must make an election to be a REIT for 2013 and maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Our charter contains provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying the requirements that beneficial ownership of our capital stock be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months and that not more than 50% of the value of our shares of capital stock be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals, including certain entities, at any time during the last half of each of our taxable years. These ownership and transfer restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See “— Failure to Qualify as a REIT.” Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Treasury Regulations to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See “Description of Securities – Restrictions on Ownership and Transfer.”

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Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests, and we intend to act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described below after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

75% Asset Test. At the close of each calendar quarter, at least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and qualified government securities. Real estate assets include:

•	real property (including interests in real property and interests in mortgages on real property);
•	shares in other qualifying REITs; and
•	any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC directly.

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We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties is anticipated to constitute “real estate assets” and should allow us to meet the 75% asset test.

Other Asset Tests. There are three other asset tests that apply to us at the close of each calendar quarter. First, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs, securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below) and interests in partnerships (or other entities classified as partnerships for federal income tax purposes), and the 10% value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities (including securities issued by our taxable REIT subsidiaries) held by us, excluding qualified government securities, stock issued by our qualified REIT subsidiaries and other securities that quality as real estate assets under the 75% asset test may not exceed 25% of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and does not jointly elect with the REIT to be classified as a taxable REIT subsidiary of the REIT. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as assets, liabilities and tax attributes of the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state, local or foreign taxes. We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary of the REIT. A corporation that is more than 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% value test which take into account the REIT’s interest in any securities issued by the partnership, excluding certain specified securities), for purposes of the asset tests described above and to earn its proportionate share of the partnership’s income for purposes of the gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our

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ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.” We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income (excluding gains from prohibited transactions and certain hedging transactions), as defined under our method of accounting.

75% Gross Income Test. At least 75% of our gross income for the taxable year must result from:

•	rents from real property;
•	interest on obligations secured by mortgages on real property or on interests in real property;
•	gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;
•	dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;
•	other specified investments relating to real property or mortgages thereon; and
•	income attributable to temporary investment of new capital, as defined under and for the one-year period described above under the 75% asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property, the income generally will qualify for purposes of the gross income tests only if it is not based on the net income or profits of any person. Interest and rental income, however, may be based on a fixed percentage or percentages of gross receipts or sales. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

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•	We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is one of our taxable REIT subsidiaries, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by one of our taxable REIT subsidiaries are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary.
•	The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
•	Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of gross receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
•	Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, subject to a 1% de minimis exception, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (or the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with our legal counsel, are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

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The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging transactions) for the taxable year must be derived from:

•	sources which satisfy the 75% gross income test;
•	dividends;
•	interest; and
•	gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test (other than income attributable to temporary investment of new capital). We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would be subject to a tax equal to the gross income attributable to the greater of the amount by which we failed the 75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders in an amount at least equal to:

•	the sum of:
•	90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and
•	90% of the excess of the net income (after tax) from foreclosure property; and
•	less the sum of certain types of items of non-cash income over 5% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain).

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•	declare a dividend before the due date of our tax return (including extensions);
•	distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and
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•	file an appropriate election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the IRS or by filing an amended return, we may cure the failure by paying a “deficiency dividend” (plus interest to the IRS) within a specified period.

If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the sum of (a) the amount actually distributed and (b) the amount of undistributed income on which we paid corporate income tax.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on our REIT taxable income or net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to provide fully the necessary cash flow.

Recordkeeping. In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request on an annual basis information from our stockholders designed to disclose the indirect ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify as a REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate (set to expire for tax years beginning after December 31, 2012), and corporate taxpayers may be eligible for the dividends received deduction. This potential “double taxation” would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure (other than the asset tests and the gross income tests, which relief provisions have been described above). We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

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Prohibited Transactions. We will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. In addition, the IRS may assert that our origination or acquisition of loans and subsequent securitization should be treated as a prohibited transaction. The Code includes a safe harbor provision that treats a sale of property as not constituting a prohibited transaction, the income from which would be subject to the 100% tax, if the following requirements are met:

•	the property is a real estate asset under the 75% asset test;
•	the property has been held for at least two years;
•	aggregate expenditures incurred in the two-year period preceding sale that are includable in the tax basis of the property were not in excess of 30% of the net selling price;
•	with respect to property that constitutes land or improvements (excluding foreclosure property and lease terminations), the property was held for production of rental income for at least two years;
•	either (i) we do not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by us during the taxable year do not exceed 10% of the aggregate tax bases of all of our assets, each of these tax bases measured as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by us during the taxable year do not exceed 10% of the fair market value of all of our assets, each of these values measured as of the beginning of the taxable; and
•	if we have made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income.

For purposes of the limitation on the number of sales that we may complete in any given year in order to comply with the requirements of the safe harbor described above, the sale of more than one property to one buyer will be treated as one sale. Moreover, if we obtain replacement property pursuant to a like kind exchange to which Section 1031 of the Code applies, then we will be entitled to tack the holding period that we had in the relinquished property for purposes of complying with the two-year holding period requirement. The failure of a sale to fall within the safe harbor does not alone cause the sale to be a prohibited transaction and subject to the 100% tax on prohibited transactions. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether the sale is a prohibited transaction.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating real estate properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business.

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Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Derivatives and Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% gross income test or the 95% gross income test, and, in each case, we clearly and timely identify the transaction, income from the hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, would not constitute gross income for purposes of the 95% or 75% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations or interests are real estate mortgages or interests in real estate mortgages as of specified testing dates;
•	the entity has issued debt obligations that have two or more maturities; and
•	the payments required to be made by the entity on the debt obligations it issues “bear a relationship” to the payments to be received by the entity on the debt obligations or interests that it holds as assets.
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Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements (particularly securitizations) entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, including a qualified REIT subsidiary, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, under regulations to be issued by the Treasury Department, the consequences of the TMP classification would, in general, be limited to the stockholders of the REIT (subject to limited exceptions described below). The current treatment, however, is uncertain because the Treasury Department has not yet issued regulations to govern the treatment of a REIT (or portion thereof) that is a TMP. Based on the rules to which any future Treasury Regulations are intended to correspond, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) to the extent allocable to most types of foreign stockholders, would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty. See “– Federal Income Taxation of Stockholders” below for the general rules relating to the taxation of stockholders. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities or charitable remainder trusts), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

We may limit the structures we use for financing arrangements, such as securitizations, that could give rise to TMPs, even though these structures might otherwise be beneficial to us, in order to avoid risks associated with satisfying the REIT requirement tests. For example, we might conduct these arrangements through a taxable REIT subsidiary. To the extent that we engage in these activities through a taxable REIT subsidiary, the income associated with the activities generally would be subject to taxation at regular corporate income tax rates. In addition, the level of activities engaged in by our taxable REIT subsidiaries must permit us to satisfy the 75% gross income test because dividends from a taxable REIT subsidiary generally do not constitute qualifying income for purposes of the 75% gross income test (as well as permit us to satisfy the requirement that no more than 25% of our value may be in the form of specified securities, including securities issued by our taxable REIT subsidiaries).

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities, is a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

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Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property subject to a true lease or the holder of a debt obligation secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We also may structure some sale-leaseback transactions as loans for federal income tax purposes. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction is characterized as a loan for federal income tax purposes, we might fail to satisfy the asset tests or the gross income tests and, consequently, lose our REIT status effective with the year of the transaction. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

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Tax Aspects of Investments in Partnerships

General. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships. We generally will apply these tests to a partnership based on our interest in the capital of the partnership, subject to the special rule relating to the 10% value test described above.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “ – REIT Qualification – Taxable Mortgage Pools” above, for a discussion of the income tax treatment of taxable mortgage pools. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the 10% asset tests, generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “– REIT Qualification – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT. See “– REIT Qualification – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the annual distribution requirements without receiving any cash. See “– REIT Qualification – Annual Distribution Requirements,” above.

Tax Allocations with Respect to Partnership Properties. Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from one or more of its partners, allocations would need to be made in a manner consistent with these requirements. If a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As

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a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This treatment could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the annual distribution requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock. The IRS released a notice and the Treasury Department has promulgated proposed Treasury Regulations, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015. After the applicable effective date with respect to a payment, the 30% withholding tax will apply (1) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (2) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for dividends from us unless we lose our REIT status. Distributions that we properly designate as capital gain dividends generally will be taxable as a gain from the sale or disposition of a capital asset, to the extent that the gain does not exceed our actual net capital gain for the taxable year. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate stockholders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends are taxable to non-corporate stockholders at the 25% rate. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income from a distribution in the year that the distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared provided that we actually pay the distribution during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes (such as a partnership), stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, each stockholder would include the stockholder’s proportionate share of the gains in

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income and receive a credit on the stockholder’s returns for the stockholder’s proportionate share of our tax payments. However, stockholders that are tax-exempt, such as charitable organizations or qualified pension plans, would have to file tax returns to claim a refund of their deemed payment of the tax liability.

Non-corporate stockholders that recognize capital gain upon the sale or disposition of shares of our common stock generally are subject to a maximum federal income tax rate of 15% (prior to January 1, 2013) if the non-corporate stockholder holds the shares of common stock for more than twelve months, and are subject to taxation at ordinary federal income rates (of up to a maximum rate equal to 35% prior to January 1, 2013) if the non-corporate stockholder holds the shares of common stock for twelve months or less. Corporate stockholders that recognize capital gain upon the sale or disposition of shares of our common stock generally are subject to federal income taxation at a maximum rate of 35% without regard to holding period. A stockholder that recognizes a capital loss upon the sale or disposition of shares of our common stock are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of non-corporate stockholders who may offset up to $3,000 of ordinary income against capital loss each year), and any unused capital loss carry forward to the following year. In addition, any loss upon a sale or disposition of shares of common stock by a stockholder who has held the shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain. In addition, under the so-called “wash sale” rules (as defined in the Code), all or a portion of any loss that a stockholder realizes upon a taxable sale or disposition of shares of common stock may be disallowed if the stockholder purchases (including through our Distribution Reinvestment Plan) other shares of our stock (or stock substantially similar to our stock) within 30 days before or after the sale or disposition.

If a stockholder recognizes a loss upon a subsequent sale or disposition of our stock or other securities in an amount that exceeds a prescribed threshold, the provisions of Treasury Regulations involving “reportable transactions” (as defined in the Code) might apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed primarily towards tax shelters, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You are encouraged to consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations, and that the failure to make any required disclosures would result in substantial penalties.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless the stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with the taxpayer’s correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the stockholder’s federal income tax liability. See “Information Reporting Requirements and Backup Withholding for U.S. Stockholders” below. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “– Taxation of Foreign Stockholders” below.

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Passive Activity Loss and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, the distributions generally will be treated as investment income for purposes of computing the investment interest limitation.

Net Investment Income.  Recently enacted amendments to the Code generally impose a tax of 3.8% on certain individuals for taxable years beginning after December 31, 2012, on the lesser of (a) the individual’s “net investment income” for the taxable year or (b) the excess of (i) the individual’s modified adjusted gross income for the taxable year over (ii) a threshold amount.  Net investment income consists of specified types of income earned by the individual, including gross income from dividends on and net gain from a sale or exchange of shares of our common stock, less certain deductions.  The threshold amount applicable to an individual generally is equal to $250,000 for married individuals filing jointly or $200,000 for other individuals.  This new tax generally applies to certain estates and trusts with net investment income based on rules similar to the rules applicable to individuals to determine the amount of income subject to the tax.  U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our common stock.

Taxation of Tax-Exempt Stockholders. Distributions on shares of our common stock to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock otherwise is used in an unrelated trade or business of the tax-exempt entity. See “– REIT Qualification – Taxable Mortgage Pools” above for special rules relating to UBTI of tax-exempt stockholders if we are treated as investing in a taxable mortgage pool.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These entities are encouraged to consult their tax advisors concerning these “set aside” and reserve requirements.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above) in the event that the stock held by certain-exempt pension trusts (which otherwise are subject to look-through treatment to their beneficiaries for purposes of this test) is treated as being held by the trusts rather than by their respective beneficiaries, each of these tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

•	at least one of these tax-exempt pension trust owns more than 25% by value of our shares; or
•	one or more of these tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.
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The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we are a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends is treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust is not likely to become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this result.

Prospective tax-exempt purchasers are encouraged to consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are complex and prospective foreign stockholders are encouraged to consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our common stock.

In general, foreign stockholders will be subject to regular U.S. federal income tax (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals) with respect to their investment in our common stock if this investment is “effectively connected” with the conduct of a trade or business in the U.S. (and generally, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder). A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% “branch profits tax” under Section 884 of the Code (unless entitled to tax treaty exemptions), which is payable in addition to regular federal corporate income tax. A foreign stockholder claims exemption from withholding resulting from “effectively connected” treatment by filing with us federal Form W8-ECI referred to as a “Certificate of Foreign Person’s Claim for Exemption From Withholding in Income Effectively Connected With the Conduct of a Trade or Business in the United States.” The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Any dividend that constitutes ordinary income for federal income tax purposes generally will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty (including treaty benefits relating to a permanent establishment of a foreign stockholder). A foreign stockholder claims benefits under a tax treaty by filing with us federal Form W8-BEN referred to as a “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.” A distribution that does not exceed our earnings and profits generally will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s tax basis in the foreign stockholder’s common stock (but not below zero) and then as gain from the disposition of the common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions are gains “effectively connected” with a United States trade or business conducted by the foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, these dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to tax treaty exemptions.

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We will report to our foreign stockholders and the IRS the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding is reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders. See “– REIT Qualification – Taxable Mortgage Pools” above for special rules relating to withholding for foreign stockholders if we are treated as investing in a taxable mortgage pool.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•	35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder (excluding a foreign stockholder who owns not more than 5% of our stock at any time during the one-year period ending on the distribution date if the dividend occurs at a time during which our stock is regularly traded on an established securities market located in the United States) and remit to the IRS; and
•	30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

In addition, if we redesignate prior dividends of ordinary income as capital gain dividends, subsequent dividends, up to the amount of these prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the foreign stockholder’s U.S. tax liability, the foreign stockholder may file for a refund of such excess from the IRS. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but this rate is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury Regulations provide certain presumptions under which a foreign stockholder is subject to backup withholding and information reporting unless we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to certify foreign status by filing with us federal Form W-8BEN, referred to as a “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding,” Form W-8ECI, referred to as a “Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States,” or Form W-8EXP, referred to as a “Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding.”

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (1) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business (and, generally if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder), in which case, as discussed above, the foreign stockholder would be subject to regular federal income tax, or (2) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

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Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A REIT qualifies as a domestically controlled qualified investment entity if the REIT, at all times during the shorter of (1) the period during which the REIT is in existence or (2) the five-year period ending on the disposition or distribution date, had less than 50% in value of the REIT’s stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity, and, therefore, the sale of our shares should not be subject to taxation as a U.S. real property interest for foreign stockholders, except as discussed in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (A) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (B) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity during the testing period that may be applicable to you when you sell our common stock. Even if we are not a domestically controlled qualified investment entity, a foreign stockholder’s gain on the sale of stock generally is not subject to federal income tax as a sale of a U.S. real property interest if the common stock is “regularly traded” on an established securities market and the foreign stockholder does not own more than 5% of our common stock at any time during the five-year period ending on the date of the sale. If the gain on the sale of common stock is not eligible for exemption from federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

If we make a payment to a foreign stockholder or a foreign stockholder receives the proceeds of a disposition of common stock which are paid within the U.S. or contracted through certain U.S.-related financial intermediaries, the payment generally is subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to the foreign stockholder’s name, address and non-U.S. status (and the payee or the intermediary, as the case may be, does not have actual knowledge or reason to know that the stockholder is a United States person, as defined in the Code) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers are encouraged to consult their tax advisers concerning these rules.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock to a U.S. stockholder, unless an exception applies. Under some circumstances, a U.S. stockholder may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. If you are a U.S. stockholder, backup withholding will apply only if:

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•	you fail to furnish properly your correct taxpayer identification number, which, if you are an individual, is your Social Security Number;
•	you fail to certify, under penalties of perjury, your taxpayer identification number when required;
•	the IRS notifies us (or another applicable requester) that you furnished an incorrect taxpayer identification number;
•	the IRS notifies you that you are subject to backup withholding because you failed properly to report payments of interest and distributions or are otherwise subject to backup withholding; or
•	under certain required circumstances, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.

In addition, backup withholding will not apply with respect to payments made to certain types of stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders are encouraged to consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Additional Withholding and Reporting Requirements Relating to Foreign Accounts

 Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock. The IRS released a notice, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015. After the applicable effective date with respect to a payment, the 30% withholding tax will apply (i) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a foreign stockholder might be eligible for refunds or credits of any withholding taxes. Foreign stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

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Tax Basis and Other Information Reporting

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our common stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Unless the stockholder informs a broker otherwise, shares to be transferred or redeemed will be chosen using the broker’s default method. You are encouraged to consult your tax adviser about what method is best in your particular circumstances.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, we will report to each stockholder and the IRS (or post on our primary website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our common stock that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of shares of our common stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to the transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common stock.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the stockholder’s shares is required to include specified information relating to the stockholder’s shares in the stockholder’s federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Distribution Reinvestment Plan. If you participate in the distribution reinvestment plan, you will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan. The tax basis of shares of common stock purchased under the plan will be equal to the fair market value of the shares on the investment date. Your holding period for common stock purchased under the plan generally will begin on the date following the date on which the shares of common stock are purchased for you and registered in your name. Distributions in excess of our current and accumulated earnings and profits will not be taxable

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to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of our current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain. See “— Federal Income Taxation of Stockholders” above for a discussion of the treatment of distributions to stockholders.

Backup withholding amounts, if required, will be withheld from dividends before any dividends are reinvested under the distribution reinvestment plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the plan will be reduced by the backup withholding amount. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you. See “— Information Reporting Requirements and Backup Withholding for U.S. Stockholders” above for a discussion of the information reporting and backup withholding rules applicable to U.S. stockholders.

If you are a foreign stockholder, you generally are exempt from backup withholding but may be subject to federal income tax withholding, subject to required income tax certifications to establish your status as a foreign stockholder and your entitlement to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a tax treaty. If you are a foreign stockholder participating in the distribution reinvestment plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be purchased for you and registered in your name. See “— Federal Income Taxation of Stockholders — Taxation of Foreign Stockholders” above for a discussion of the income tax treatment of foreign stockholders.

You may recognize a gain or loss upon your sale or disposition of common stock received from the plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the plan will be treated for federal income tax purposes as a capital gain or loss. See “— Federal Income Taxation of Stockholders” above for a discussion of the income tax treatment of stockholders.

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, foreign and local tax treatment may not conform to the federal income tax consequences discussed above. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we will be subject to foreign tax systems. Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we are treated as a foreign corporation subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from these operations may be subject to withholding both as to dividends and interest paid by or to us. Although we seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally these taxes, which could be significant. To the extent of these foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders. Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we generally cannot make effective use of foreign tax credits. As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes. Accordingly, any foreign taxes impact our operations as an additional cost.

You are encouraged to consult your own tax advisor regarding the effect of state and local tax laws on an investment in shares of our common stock.

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Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would affect our or your taxation materially as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described in this prospectus are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include, without limitation, provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for non-corporate taxpayers, reduced individual income tax rates on ordinary income, the application of long-term capital gain tax rates (rather than ordinary income tax rates) to qualified dividend income, and certain other tax rate provisions described herein. The impact of the amended sunset provisions is not discussed in this prospectus. Consequently, stockholders are encouraged to consult their own tax advisors regarding the effect of the sunset provisions based on their individual tax situations.

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ERISA CONSIDERATIONS

The following is a summary of the considerations arising under the Employee Retirement Income Security Act of 1974, as amended, which we refer to herein as “ERISA,” including the prohibited transaction provisions of ERISA and of Section 4975 of the Code that are likely to be material to a holder of our common stock that is an employee benefit plan, IRA or other tax-exempt entity under the Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF OUR COMMON STOCK ON BEHALF OF A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares of our common stock, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•	will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;
•	will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;
•	will result in UBTI to the benefit plan (see “Material Federal Income Tax Consequences – Federal Income Taxation of Stockholders – Taxation of Tax-Exempt Stockholders”);
•	will be sufficiently liquid for the benefit plan after taking this investment into account; and
•	is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules of ERISA and the Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

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Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets are deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of affiliates of IREIC might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and Business Manager, and other employees of affiliates of IREIC could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and Business Manager, and possibly to other employees of affiliates of IREIC as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets—Definition

A definition of plan assets is not set forth in ERISA or the Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment generally will be deemed to be assets of the plan unless the entity satisfies one of the exceptions to this general rule. Generally, an exception applies only if the investment in the entity qualifies as an investment in one of the following:

•	securities issued by an investment company registered under the Investment Company Act;
•	“publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;
•	an entity in which equity participation by “benefit plan investors” is not significant; or
•	an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception because we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be significant under the rule described above. However, if we are deemed to have significant participation by benefit plan investors, we believe that we would qualify for one or more of the exemptions discussed below.

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Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a security will meet the requirement to satisfy registration requirements under federal securities laws if the security is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred. We anticipate that we will meet the registration requirements to qualify shares of our common stock as publicly offered securities under the Plan Asset Regulation.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement also must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares of common stock, although there are no assurances that the requirement is met by our shares of common stock.

Our shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. As noted above, the Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes ordinarily will not affect a determination that the securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the consequences of our assets being treated as plan assets discussed below will not apply.

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Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” For purposes of the Plan Asset Regulation, we will be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We anticipate that more than 50% of our assets will be invested in real estate. These properties generally will not be the subject of development activities. Thus, we will be a “real estate operating company” only if our real estate is managed and we have the right to participate substantially in the management.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets are treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares of common stock might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager (and possibly other employees of affiliates of IREIC) of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares of common stock might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or other affiliates are treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with affiliates of IREIC or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might be required to provide plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of

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the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares of common stock, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that the advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to plans and IRAs that invest in our shares of common stock. If we or affiliates of IREIC are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by the plan or IRA in our shares of common stock.

Prohibited Transactions — Consequences

Under ERISA, plans may not engage in prohibited transactions. Fiduciaries of a plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation is willful) penalties. If the Department of Labor or the IRS determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, with respect to a plan, compensate the plan for any loss resulting therefrom. Additionally, the Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. If an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Annual Valuation Requirement

Fiduciaries of plans are required to determine the fair market value of the assets of the plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares of common stock are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares of common stock, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We do not expect to announce a per share estimated value of our common stock that is not based on the gross per share offering price until the filing of our second regular quarterly or, if applicable, annual report (e.g., our reports on Form 10-Q or 10-K) following the termination of this initial “best efforts” public offering of our common stock. Until that time, we expect to report the gross offering price of a share of the common stock in this “best

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efforts” offering as the per share estimated value thereof; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the estimated value of a share of our common stock will be equal to the offering price of shares in this “best efforts” offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of the sales.

To determine the per share estimated value of our shares, we will engage an independent valuation expert to value our real estate assets and related liabilities. Our board of directors will periodically receive and review information about the valuation of our assets and liabilities as it deems necessary. The conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, as well as a number of caveats and conditions. Further, neither the gross offering price nor any future estimated value is likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.

We anticipate that we will provide annual reports of our per share estimated value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other plan fiduciaries within seventy-five days after the end of each calendar year. Each per share estimated value may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make our per share estimated value available to our stockholders through our website.

There can be no assurance, however, with respect to any per share estimated value that we announce, that:

•	the estimated value per share of common stock would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties and other assets can be sold;
•	our stockholders would be able to realize estimated share values if they attempted to sell their shares of common stock, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.
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PLAN OF DISTRIBUTION

General

Of the 180,000,000 shares of our common stock offered by this prospectus, we are offering:

•	up to 150,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis. Our dealer manager is an affiliate of IREIC, our sponsor. A “best efforts” basis means that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering; and
•	up to 30,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors in its sole discretion. In determining the offering price, the board specifically considered the offering price of other REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of our dealer manager. The offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. Until such time as our shares are valued by our Business Manager, the price of our shares is not intended to reflect the net asset value of our shares. See “Risk Factors – Risks Related to This Offering” for additional disclosure regarding a “best efforts” offering and the offering price of our shares. The offering commenced on October 18, 2012. The offering will terminate on or before, October 18, 2014 unless extended. Our board may terminate this offering at any time and may extend the “best efforts” offering for an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement. If we decide to extend the “best efforts” offering beyond October 18, 2014, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the registration and prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

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Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one included in this prospectus as Appendix C-1. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. See “How to Subscribe” for additional information on the steps to take to purchase shares in this offering.

We, IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The agreement between our dealer manager and the soliciting dealers requires the participating soliciting dealers to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any then-current supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the participating soliciting dealers, as well as to provide them paper copies. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.inlandincometrust.com. The soliciting dealers will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive the final prospectus, as supplemented, and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•	you acknowledge that you have received a copy of the prospectus;
•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;
•	you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Suitability Standards,” which appears earlier in this prospectus;
•	you are purchasing our common stock for your own account; and
•	you acknowledge that our common stock cannot be readily resold.
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Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•	You satisfy the minimum suitability standards described in this prospectus.
•	You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.
•	You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire real estate assets that offer appreciation potential while balancing the objective of preserving your capital.
•	You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in an entity that invests primarily in commercial real estate.
•	You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Determination of Your Suitability as an Investor

We, IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•	you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;
•	you have an apparent understanding of:
•	the fundamental risks and possible financial hazards of this type of investment;
•	that shares of our common stock cannot be readily sold;
•	the role of our Business Manager in directing or managing your investment in us; and
•	the tax consequences of your investment; and
•	you have the financial capability to invest in our common stock.
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By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager coordinates the processes and procedures used by the dealer manager and the participating soliciting dealers and, where necessary, implements additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we pay the dealer manager selling commissions of 7% of the selling price of the shares of common stock sold on a “best efforts” basis. The dealer manager anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for certain special sales as described later in this section, we pay an additional 3% of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager for marketing the shares in connection with this offering, which includes coordinating the marketing of the shares with any participating soliciting dealers. The dealer manager may, in its discretion, reallow (pay) up to 1.5% of this marketing contribution to participating soliciting dealers. We also reimburse the dealer manager and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in an amount up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering. These expenses will be reimbursed from amounts paid or reallowed (paid) to these entities as a marketing contribution. The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7% of the sale price for each share	$105,000,000
Marketing Contribution	3% of the gross offering proceeds	$45,000,000

In no event will the amount we pay to FINRA members, including selling commissions and the marketing contribution (which includes any due diligence expenses reimbursed from the marketing contribution), exceed FINRA’s 10% cap on underwriting compensation. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap. In connection with FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA’s 10% cap. Also, our dealer manager will repay to the Company any compensation over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

We do not pay selling commissions or marketing contributions in connection with the following special sales:

•	the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;
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•	the purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), for $9.00 per share; and
•	the purchase of common stock under our distribution reinvestment plan.

Reallowable 7% selling commissions are not paid in connection with the following special sales, but the marketing contribution will be paid in connection with the following special sales:

•	the purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share;
•	the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and
•	the common stock credited to an investor as a result of a volume discount.

In each of the three types of special sales specified above, a 3% marketing contribution will be paid by us to Inland Securities, which may then reallow one half of the 3% marketing contribution, or 1.5%, to the participating soliciting dealer. However, in the case of special sales of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature, the 3% marketing contribution will only be paid by us in cases where the registered investment adviser is affiliated with a participating soliciting dealer that is a party to a soliciting dealer agreement with Inland Securities, and Inland Securities may then reallow half of the 3% marketing contribution, or 1.5%, to the participating soliciting dealer entity with which the registered investment adviser is affiliated.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to advise you to purchase shares of our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We do not pay any registered investment advisory fees in connection with any purchase of our common stock.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating soliciting dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event will these items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achieving a particular sales target. The value of these items will be considered underwriting compensation in connection with this offering.

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Volume Discounts

We are offering volume discounts to single purchasers who purchase more than $500,000 worth of common stock through the same soliciting dealer, reducing the reallowable 7% selling commission payable in connection with the purchase of those shares. Specifically, the per share purchase price will apply to the specific range of each share purchased in the total volume ranges in the schedule set forth below. Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional shares, by reducing the purchase price per share payable by the investor, as follows:

Amount of Purchaser’s Investment		Purchase Price per Share in Volume	Maximum Reallowable Commission
From	To	Discount Range	Per Share
$0	$500,000	$10.00	7%
$500,001	$1,000,000	$9.90	6%
$1,000,001	$2,000,000	$9.80	5%
$2,000,001	$3,000,000	$9.70	4%
$3,000,001	$4,000,000	$9.60	3%
$4,000,001	$5,000,000	$9.50	2%
$5,000,001	and over	$9.40	1%

As an example, a single purchaser who invests $1,250,000 in shares would receive 126,015 shares rather than 125,000 shares. The discount would be calculated as follows: for the first $500,000 invested, the purchaser would acquire 50,000 shares at a cost of $10.00 per share (selling commissions of 7%); for the next $500,000 invested, the purchaser would acquire 50,505 shares at a cost of $9.90 per share (selling commissions of 6%); and for the last $250,000 invested, the purchaser would acquire 25,510 shares at a cost of $9.80 per share (selling commissions of 5%).

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commissions payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. The following are the types of purchases that may be combined for these purposes.

•	Purchases by a “single purchaser” may be combined, so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:
•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
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•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940, as amended.
•	Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one. For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.
•	Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined.
•	Subscriptions made in this and any subsequent offering will be combined with other subscriptions in this and any subsequent offering for the purposes of computing amounts invested.

You must mark the “Additional Investment” space in Section A of the subscription agreement and provide a Letter of Instruction to identify the accounts to be combined, in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space or fail to provide a Letter of Instruction.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis, unless otherwise directed by you. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a volume discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

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In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to qualify for a volume discount. For example, if you are investing $150,000 with us today, but had previously invested $400,000, these amounts can be combined to qualify for a volume discount by purchasing $100,000 at $10.00 per share and $50,000 at $9.90 per share.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Indemnification

We have agreed to indemnify the dealer manager and the participating soliciting dealers against liabilities, including liabilities under the Securities Act if one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or
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•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy and, therefore, unenforceable. The dealer manager and each of the participating soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act.

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HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Suitability Standards” and “Plan of Distribution – Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•	Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.
•	Complete the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing the agreement, is included in the prospectus as Appendix C-1.
•	Deliver a check for the full purchase price of the shares being subscribed for, payable to “UMB Bank, Escrow Agent for Inland Real Estate Income Trust, Inc.,” or a recognizable contraction or abbreviation thereof. You may be instructed to pay for your shares by delivering a check for the full purchase price of the shares payable to “Inland Real Estate Income Trust, Inc.” If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, UMB Bank, N.A., 1010 Grand Boulevard, Kansas City, Missouri, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.
•	By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the final prospectus, as supplemented. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must complete a transfer on death form (in the form attached as Appendix C-2 to this prospectus).

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SALES LITERATURE

In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of real estate assets similar to those we intend to acquire that entities organized and sponsored by IREIC previously have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, real estate assets of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the FINRA members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

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DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant will not be able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limits or will violate any of the other share ownership restrictions imposed by our charter. Because our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically are issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price in our “best efforts” offering because of a decrease in costs associated with these issuances. Common stock is purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions, if any, on common stock acquired under the distribution reinvestment plan are paid at the same time that distributions are paid on common stock purchased outside the plan.

DST Systems, Inc. serves as the plan administrator. DST administers the plan, keeps records and, as soon as practicable after each distribution payment date, provides each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this plan is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of our “best efforts” offerings, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing the appropriate section of the subscription agreement. By signing the subscription agreement, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s subscription agreement is received by the administrator prior to a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the subscription agreement is received on or after a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by submitting an election form at least five days prior to a distribution payment date.

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Participants in the distribution reinvestment plan will be able to use distributions paid by us to purchase shares at a fixed price of $9.50 per share until the earlier of:

•                     the change of the public offering price per share of common stock in a public “best efforts” offering of our common stock from $10.00 per share, if there is a change; and

•                     termination of any “best efforts” public offering of our common stock, unless followed by a subsequent “best efforts” public offering.

After the termination of all “best efforts” public offerings of our common stock, participants may acquire our shares at a price equal to 95% of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (referred to herein as a “liquidity event”). For purposes of this plan, “market price” means, prior to a liquidity event, either (1) the last price at which shares were offered by us in a “best efforts” public offering of our shares or (2) the estimated value of our shares as determined by our Business Manager, if this estimate is not equal to the last price at which shares were offered by us in a “best efforts” public offering. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% in value of our issued and outstanding shares of stock or 9.8% in value or in number of shares, whichever is more restrictive, of our issued and outstanding shares of common stock, unless those limitations are waived by our board.

Participants may terminate their participation in the plan at any time. A participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend, suspend or terminate the plan at any time, for any reason, including changing the purchase price of shares issued under the plan, without the prior consent of, stockholders. In the event that we amend, suspend or terminate the distribution reinvestment plan, however, we will send participants notice of the change at least ten days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. Neither we nor any affiliates of IREIC receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

See “Material Federal Income Tax Consequences – Other Tax Considerations – Distribution Reinvestment Plan” for a discussion regarding tax effects of participating in the plan.

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Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The terms under which we may repurchase shares may differ between repurchases upon the death or “qualifying disability” of a stockholder (referred to herein as “exceptional repurchases”) and all other repurchases (referred to herein as “ordinary repurchases”).

Repurchase Price. Subject to certain restrictions discussed below, we may make ordinary repurchases, from time to time, at the following prices:

•	92.5% of the share price for stockholders who have owned their shares for at least one year, but less than two years;
•	95% of the share price for stockholders who have owned their shares continuously for at least two years, but less than three years;
•	97.5% of the share price for stockholders who have owned their shares continuously for at least three years, but less than four years; and
•	100% of the share price for stockholders who have owned their shares continuously for at least four years.

In the case of exceptional repurchases, we may repurchase shares at a repurchase price equal to 100% of the share price.

For purposes of the share repurchase program, “share price” has the following meaning:

(A)	prior to the date that we first disclose an estimated value per share that is not based solely on the offering price of the shares in this “best efforts” offering, referred to herein as the “valuation date,” the share price will be equal to the offering price of our shares in this “best efforts” offering, which is referred to herein as the “offering price.” However, if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the share price prior to the valuation date will be equal to the offering price less the amount of net sale proceeds per share that constitute a return of capital distributed to stockholders as a result of the sales. Further, in the event that the stockholder requesting repurchase purchased his, her or its shares from us at a price that was less than the offering price, including at a discounted price through the distribution reinvestment plan, the share price applicable to those shares prior to the valuation date will be equal to the per share price paid by that stockholder for those shares requested to be repurchased, further reduced, if applicable, by distributions of net sales proceeds, as set forth in the preceding sentence; and
(B)	after the valuation date, the share price will be equal to the lesser of: (1) the share price determined in paragraph (A) above; or (2) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.
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For example, under the program, if a stockholder has purchased our shares for $10.00 per share in our current “best efforts” offering and requests the repurchase of those shares before we have disclosed an estimated value per share that is not based solely on that purchase price, we may repurchase those shares at the following prices: $9.25 if the shares have been owned continuously for at least one year, but less than two years; $9.50 if the shares have been owned continuously for at least two years, but less than three years; $9.75 if the shares have been owned continuously for at least three years, but less than four years; and $10.00 if the shares have been owned continuously for at least four years. Under the same example, if the stockholder is deceased, we will repurchase the shares for $10.00 per share.

Ordinary Repurchases. In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment plan. We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

Exceptional Repurchases. We are authorized to use any funds to make exceptional repurchases. In addition, there is no one-year holding period applicable to exceptional repurchases, and the 5% limit described above will not apply to exceptional repurchases. With respect to any exceptional repurchases, we must receive the repurchase request within one year after the death or qualifying disability of the stockholder. If persons are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies or becomes disabled. If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase does not apply.

In the case of exceptional repurchases upon the death of a stockholder, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from: (1) the estate of the beneficial owner; (2) the recipient of the shares through bequest or inheritance, even where the recipient subsequently registered the shares in his or her own name; or (3) in the case of the death of a beneficial owner who purchased shares and held those shares through a trust, the beneficiary of the trust, even where the beneficiary subsequently registered the shares in his or her own name, or, with respect to a revocable grantor trust, the trustee of that trust.

In order for a disability to entitle a stockholder to qualify for an exceptional repurchase upon a disability (i.e. to be a “qualifying disability”); (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the

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applicable governmental agencies. The applicable governmental agencies would be limited to the following: (a) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or “CSRS,” then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to qualify for an exceptional repurchase. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits; and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and
•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not entitle a stockholder to qualify for an exceptional repurchase, except in the limited circumstances when the stockholder would be awarded disability benefits by the other applicable governmental agencies described above.

General. To request repurchase, the stockholder must submit a repurchase request at least five days prior to the repurchase date. The repurchase request form is available on our website, www.inlandincometrust.com, and also may be obtained by calling (800) 826-8228. The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed. In the case of a request for an exceptional repurchase upon the death of a stockholder, the request also must include evidence of the death of the stockholder (which includes the date of death). In the case of a request for an exceptional repurchase upon a disability, the request also must include both the stockholder’s initial application for disability benefits and documentation issued by the governmental agency demonstrating an award of the disability benefits. The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will

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not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least five days prior to the repurchase date. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the requesting party the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares or as otherwise described herein. Further, the program is only available to those stockholders who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market. All shares presented for repurchase must be fully transferable and not subject to any liens or encumbrances, and in certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change at least thirty days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program. No fees will be paid to IREIC, our Business Manager, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program.

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INvestments through ira accounts

First Trust Company of Onaga (referred to herein as “FTCO”) has agreed to act as an IRA custodian for investors of our common stock electing to hold their investment in a Traditional, ROTH or SEP IRA (referred to herein as a “FTCO IRA”). Enrollment forms must be submitted directly to FTCO in order to open a FTCO IRA.

For any FTCO IRA accountholder that makes an initial investment equal to or greater than $10,000, FTCO will waive the FTCO IRA account set-up fee, and we will pay the initial twelve month account maintenance fee. Each accountholder will be responsible for paying subsequent account maintenance fees charged by FTCO. Our payment of the initial twelve month account maintenance fee will be treated as a purchase price adjustment for our shares and will result in a lower tax basis in the shares purchased.

Further information about custodial services can be found on our website at www.inlandincometrust.com, or may be obtained by calling (800) 826-8228. For additional information and forms regarding the establishment of a FTCO IRA account, please contact FTCO by phone at 1-800-521-9897 (customer service) or by visiting its web site at www.ftconaga.com.

REPORTS TO STOCKHOLDERS

Our Business Manager keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, are at all times be maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We send an annual report to each stockholder within 120 days following the close of each fiscal year. Each annual report contains:

•	audited income statements and balance sheets for the previous three and two years, respectively, or the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;
•	if applicable, the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;
•	a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and
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•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA, occurring in the most recently completed fiscal year. Our independent directors must examine and comment on the fairness of these transactions.

Our directors, including the independent directors, are required to take reasonable steps to ensure that the annual report requirements set forth above are satisfied.

Further, we will continue to supplement this prospectus to describe any material assets that we acquire or propose to acquire during the course of this offering.

We submit appropriate tax information to the stockholders within thirty-one days following the end of each fiscal year but we do not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement includes any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix D to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including, but not limited to, our Business Manager and our Real Estate Managers certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager and our Real Estate Managers may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. A detailed discussion of the material terms of our agreements with our Business Manager, our Real Estate Managers and other affiliates of IREIC is set forth under “Management,” above.

Business Management Agreement

Subject to satisfying the criteria described below, we pay our Business Manager an annual business management fee equal to 0.65% of our “average invested assets,” payable quarterly in an amount equal to 0.1625% of our average invested assets as of the last day of the immediately preceding quarter; provided, that our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in

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the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time. For the year ended December 31, 2013, the Business Manager was entitled to a business management fee in an amount equal to approximately $226,280.

As used herein, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

We pay our Business Manager or its affiliates an acquisition fee equal to 1.5% of the “contract purchase price” of each real estate asset (excluding marketable securities) we acquire, including any incremental interest therein, including by way of exchanging a debt interest for an equity interest (excluding the contribution of an asset owned, directly or indirectly, by us to a joint venture) or developing, constructing, renovating, or otherwise physically improving an asset, including but not limited to major tenant upgrades, whether pursuant to allowances, concessions or rent abatements provided for at the time the asset is acquired. In the case of an asset acquired through a joint venture, the acquisition fee payable is proportionate to our ownership interest in the venture. For the year ended December 31, 2013, we incurred acquisition fees in an aggregate amount equal to approximately $457,797.

For substantial assistance in connection with the sale of properties, we pay our Business Manager or its affiliates a real estate sales commission equal to up to one-half of the customary commission which would be paid to a third party broker for the sale of a comparable property, provided that the amount may not exceed 1% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 3% of the sales price of the property. We did not sell any properties and thus did not incur any real estate sales commissions, during the year ended December 31, 2013.

Real Estate Management Agreements

We have entered into real estate management agreements with each of our Real Estate Managers, under which our Real Estate Managers and their affiliates manage or oversee each of our real properties. For each property that is managed directly by our Real Estate Managers or their affiliates, we pay the applicable Real Estate Manager a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property, and up to 3.9% of the gross income from any other type of property. Each Real Estate Manager determines, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. For each property that is managed directly by one of our Real Estate Managers or its affiliates, we pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. If we engage our Real Estate Managers to provide construction management services for a property, we also pay a separate construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project. We also reimburse the Real Estate Managers and their affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Managers and their affiliates (excluding the executive officers of the Real Estate Managers). For the year ended December 31, 2013, we incurred real estate management fees in an aggregate amount equal to approximately $80,691.

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Dealer Manager Agreement

Inland Securities is entitled to receive a selling commission equal to 7% of the sale price for each share sold in the “best efforts” offering and a marketing contribution equal to 3% of the gross offering proceeds from shares sold in the “best efforts” offering. We also reimburse Inland Securities for bona fide out-of-pocket, itemized and detailed due diligence expenses, in amounts up to 0.5% of the gross offering proceeds. These expenses are reimbursed from amounts paid or reallowed (paid) to these entities as a marketing contribution, and thus there is no additional costs to us. For the year ended December 31, 2013, we incurred selling commissions and a marketing contribution totaling approximately $3,773,055 and $1,776,106, respectively, both of which did not include payments for any bona fide out-of-pocket, itemized and detailed due diligence expenses. Inland Securities reallowed, in the aggregate, approximately $4,233,332 of these fees.

In addition, we reimbursed IREIC, its affiliates and third parties for any issuer costs that they paid on our behalf, including any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution, in an amount not to exceed 1.5% of the gross offering proceeds. For the year ended December 31, 2013, these costs totaled approximately $1,115,169. Our Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in our “best efforts” offering over the life of the offering.

Other Fees and Expense Reimbursements

We reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, such as IREA, Inland Institutional Capital Partners Corporation and their respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. We do not reimburse acquisition expenses in connection with an investment in marketable securities, except that we may reimburse expenses incurred on our behalf and payable to a third party, such as third-party brokerage commissions. For the year ended December 31, 2013, we reimbursed approximately $666,042 in acquisition expenses.

Other Related Party Transactions

On August 25, 2011, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC in connection with our formation. No sales commission or other consideration was paid in connection with the sale.

On October 26, 2012, we issued approximately 222,222 shares of our common stock for $9.00 per share, or an aggregate purchase price of $2,000,000, to IREIC. No sales commission or other consideration was paid in connection with the sale. Together with IREIC’s August 25, 2011 purchase of 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, made in connection with our formation, IREIC has invested $2,200,000 million with us and received approximately 242,222 shares of our common stock.

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As of December 31, 2013, we owed approximately $3.2 million to IREIC and its affiliates related to advances used to pay administrative and offering costs and certain accrued expenses which are included in due to related parties. These amounts represent non-interest bearing advances by IREIC and its affiliates, which we intend to repay.

We had established a discount stock purchase policy for Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals that enables these parties to purchase shares of common stock in our “best efforts” offering at $9.00 per share. We sold 352,509 shares to these parties during the year ended December 31, 2013.

We are a member of a limited liability company formed as an insurance association captive, which is owned in equal proportions by us and four other REITs sponsored by IREIC and serviced by an affiliate of our Business Manager. We entered into this insurance captive in 2012, to stabilize insurance costs, manage our exposures and recoup expenses through the functions of the captive program.

We are a party to a Shared Services Agreement with other affiliated entities of IREIC. The agreement allows us to utilize certain software in the management of our business. We paid, in 2013, $300,000 to be a party to the agreement.

We own 1,000 shares of common stock in the Inland Real Estate Group of Companies with a recorded value of $1,000 at December 31, 2013.

As of December 31, 2013, we were owed funds from related parties in the amount of $377 which was due from related parties for reimbursement of costs paid by us in connection with certain properties that we considered acquiring, but ultimately decided not to acquire, which were subsequently acquired by a related party.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing real estate assets from, or selling real estate assets to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);
•	making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and
•	investing in joint ventures with any IREIC-affiliated entities.

This policy does not impact agreements or relationships between us and IREIC and its affiliates, including, for example, agreements with our Business Manager, Real Estate Managers and Inland Securities.

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LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. relied on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Shefsky & Froelich Ltd. purport to represent our stockholders or potential investors, who should consult their own counsel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

198

APPENDIX B

INLAND REAL ESTATE INCOME TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

Inland Real Estate Income Trust, Inc. (the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of October 18, 2012.

Purpose

1. What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple and convenient way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock.

Maximum Ownership of Shares. To maintain the Company’s qualification as a REIT, no more than 50% of its outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that the Company meets this test, its charter provides that no person may own more than 9.8% in value of its issued and outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding stock or 9.8% in value or in number of shares, whichever is more restrictive, of the Company’s issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

B-1

Investment Options

2. What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a percentage of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only that percentage of your shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3. What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                     You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                     No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                     Your funds will be fully invested because the Plan permits fractions of shares of common stock to be purchased for you and registered in your name. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and registered in your name.

•                     Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                     You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock purchased for you as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of the Company’s current and accumulated earnings and profits (and to the extent the distribution exceeds both the Company’s current and accumulated earnings and profits and the tax basis in your shares of common stock). Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

B-2

•                     You may not know the actual number of shares of common stock purchased for you as a result of the reinvestment of cash distributions until after the applicable Distribution Payment Date, as defined in Question 16.

•                     You may incur brokerage commissions, fees and income taxes, as described in Question 20.

•                     We may amend, suspend, modify or terminate the Plan at any time, without the prior consent of participants in the Plan.

Administration

4. Who administers the Plan for participants?

DST Systems, Inc. (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in your name.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

For answers to questions regarding the Plan and to request Plan forms, please contact the Company at (800) 826-8228.

Eligibility and Enrollment

5. Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 30).

B-3

6. When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 12.

7. What happens if a participant’s financial condition changes after enrollment?

You must notify the Administrator in the event that, at any time during your participation in the Plan, there is any material change in your financial condition, as compared to information previously provided to your broker or financial advisors, or inaccuracy of any representation under the subscription agreement for your initial purchase of Securities, including specifically with respect to the concentration limits applicable to residents of certain states. A “material change” also includes any anticipated or actual material decrease in your net worth or annual gross income, or any other material change in circumstances that may be likely to cause you to fail to meet the minimum income and net worth standards or the concentration limits set forth in the Company’s prospectus for your initial purchase of shares or cause your broker or financial advisor to determine that an investment in shares of the Company’s common stock is no longer suitable and appropriate for you.

8. How does an eligible person join the Plan?

You may join the Plan by completing the appropriate section of the subscription agreement or submitting a distribution election form. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the subscription agreement.

You should send any original subscription agreement to the address indicated on your subscription agreement. You should send any distribution election forms to the address set forth on the form.

9. Is partial participation possible under the Plan?

Yes. You may elect to enroll in the Plan all, or less than all, of the shares registered in your name.

10. For what reinvestment options does the Election Form provide?

By joining the Plan, you authorize the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. The Plan also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the percentage of shares of common stock you do wish enrolled.

11. How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a distribution election form and returning it to the Administrator at the address set forth on the form. Any change in reinvestment option must be received by the Administrator not later than five days prior to the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 12, 13 and 16).

B-4

12. When does enrollment in the Plan become effective?

Your signed subscription agreement will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                     If your signed subscription agreement is received by the Administrator prior to the Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                     If your signed subscription agreement is received by the Administrator on or after the Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 14 and 16.

Costs

13. Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 20).

Purchases

14. When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. The Company’s board of directors will establish Distribution Payment Dates and corresponding Record Dates.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

15. What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

16. When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Shares generally will be purchased for you and registered in your name on the Distribution Payment Date.

B-5

17. What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                     the change of the public offering price per share of common stock in a public “best efforts” offering of the Company’s common stock from $10.00 per share, if there is a change; and

•                     termination of any “best efforts” public offering of the Company’s common stock, unless followed by a subsequent “best efforts” public offering.

After the termination of all “best efforts” public offerings of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading For these purposes, “market price” means, prior to a liquidity event, either (1) the last price at which shares were offered by the Company in a “best efforts” public offering of its shares or (2) the estimated value of the Company’s shares as determined by the Company’s business manager, if this estimate is not equal to the last price at which shares were offered by the Company in a “best efforts” public offering. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Distribution Payment Date.

18. How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 17. A number of shares of common stock, including fractions computed to three decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 20 and Question 21), divided by the applicable purchase price per share, will be purchased for you and registered in your name. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. The Company will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding shares of stock and 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding shares of common stock, unless those limitations are waived by the Company’s board of directors.

19. Will shares purchased through the Plan earn distributions?

Yes. All shares purchased through the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. Only shares of common stock held as of a Record Date for a given distribution are entitled to that distribution.

B-6

Taxes

20. What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1) Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock. You will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan.

(2) The tax basis per share of common stock purchased under the Plan is the fair market value of the share on the Distribution Payment Date on which the share was purchased for you and registered in your name.

(3) The holding period for shares of common stock acquired with reinvested distributions generally will begin on the day following the Distribution Payment Date on which the shares were purchased for you and registered in your name (see Question 16).

(4) Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to you to the extent that the excess distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount of any distributions in excess of the Company’s current and accumulated earnings and profits. To the extent that the distributions to you of amounts in excess of the Company’s current and accumulated earnings and profits exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.

(5) A gain or loss may be recognized upon your disposition of common stock received from the Plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

21. How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and fail to certify that you are not subject to backup withholding, then the Administrator is required by law under the backup withholding rules to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. Under certain other circumstances, you also may be subject to backup withholding. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

B-7

If you are a non-U.S. stockholder you must provide the required federal income tax certifications to establish your status as a non-U.S. stockholder in order for backup withholding not to apply to you. You also must provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance will be applied to purchase shares of common stock, which will be registered in your name.

Reports to Participants

22. What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 24 and 25 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator five business days prior to the next Distribution Payment Date.

Certificates for Shares

23. Will certificates be issued for shares purchased?

No. Shares of the Company’s common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of the Company’s common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be registered in your name. The number of shares of common stock registered in your name will be shown on your statement of your account.

Termination of Participation

24. When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

B-8

25. How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. An election form should be sent to the address set forth on the election form.

26. May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. The Company also reserves the right to suspend or terminate the Plan with respect to participants in one or more jurisdictions.

Sales of Shares

27. What happens when a participant sells or transfers all of his or her shares?

If you sell or transfer all the shares registered in your name, your participation in the Plan will automatically terminate. Any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), will be paid in cash.

28. What happens when a participant sells or transfers some but not all of his or her shares?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a percentage of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50% of the 100 shares registered in your name, and then you transferred or sold 20 shares, the Company would continue to reinvest the distributions on 40 shares. If instead, you transferred or sold 80 shares, the Company would continue to reinvest the distributions on 10 shares.

Other Information

29. What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s charter, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

B-9

30. May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without the prior consent of participants in the Plan. In the event that the Company amends, suspends or terminates the Plan, however, the Company will mail participants notice of the change at least ten calendar days prior to the change, and the Company will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.

.

B-10

APPENDix C-1

REAL ESTATE INCOME TRUST, INC.

The Inland name and logo are registered trademarks being used under license.

# Inland Real Estate Income Trust, Inc.

**Regular Mail ~ P.O. Box 219182, Kansas City, Missouri 64121-9182**
**Overnight Delivery ~ 430 W. 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228**

## INSTRUCTIONS TO INVESTORS

Any person desiring to subscribe for shares of our common stock should carefully read and review the prospectus, as supplemented to date, and if he (she) desires to subscribe for shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. **AN INVESTMENT IN INLAND REAL ESTATE INCOME TRUST, INC. (THE "COMPANY") CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.**

### A - INVESTMENT

Item **(A-1)** Enter the dollar amount to be purchased. The minimum initial investment is 300 shares ($3000); 100 shares ($1000) for qualified plans. Check the box to indicate whether this is an initial or an additional investment. For additional investments, indicate the account to which shares are to be added. Check the box to indicate method of payment. We do not accept cash, starter checks, foreign checks, travelers checks, or third party checks. A completed Subscription Agreement is required for each initial and additional investment.

Item **(A-2)** Check the box if purchase qualifies for volume discount breakpoint (see prospectus).

Item **(A-3)** NAV - Net Asset Value - Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions. Representative will not receive selling commissions.

### B - Type of Ownership (Please select only one option: Non-Custodial **or** Custodial)

**FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE SEND THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT AND YOUR CHECK MADE PAYABLE TO "INLAND REAL ESTATE INCOME TRUST" TO THE ADDRESS ON PAGE 2.**

Item **(B-1)** Check the appropriate box to indicate the type of ownership. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If you check the "Individual Ownership" or "Joint Tenants with Rights of Survivorship" box and you wish to designate a Transfer on Death ("TOD") beneficiary, check the "TOD" box under the selected type of ownership and fill out the separate "TOD form", in order to effect the designation.

**Note:** Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership - check "non-custodial ownership" if the plan has a trustee; "custodial ownership" if the plan has a custodian.

**FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT TO THE CUSTODIAN.**

Item **(B-2)** Check the appropriate box to indicate the type of ownership. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment.

Item **(B-3)** Enter the exact name of the custodian or institution and mailing address. If this is an additional purchase, please use the same exact names as the previous investment.

Item **(B-4)** The custodian must complete this section by entering its custodian Tax ID number (for tax purposes), custodian telephone number and custodial account number. **The custodian's signature is required in Section E.**

### C - INVESTOR INFORMATION

Item **(C-1)** Enter the investor/beneficial owner, trustee, administrator or UTMA/UGMA minor's name and date of birth. **If the account is a trust, pension plan, PSP or other, please provide complete title, Tax ID number and date of trust/plan in section C-8.**

Item **(C-2)** Enter the Social Security number of the investor. The investor is certifying that this number is correct.

Item **(C-3)** Check the appropriate box. If the investor is a non-resident alien, he (she) must apply to the Internal Revenue Service for an identification number, via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. **If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.**

Item **(C-4)** Check if the investor is an employee of Inland or an affiliate.

Item **(C-5)** Enter the co-investor/beneficial owner, co-trustee, or custodian for UTMA/UGMA name and date of birth.

Item **(C-6)** Check if the co-investor is an employee of Inland or an affiliate.

Item **(C-7)** Enter the Social Security number or Tax ID number of the co-investor.

Item **(C-8)** If the account is a trust, pension plan, PSP or other entity, please provide complete title, Tax ID number and date of trust/plan.

Item **(C-9)** Enter residence address, city, state, and zip code of the investor.

Item **(C-10)** Enter the alternate mailing address if different than the residence address in Item C-9. P.O. Boxes are acceptable.

Item **(C-11)** Enter the home telephone number and alternate telephone number.

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## D - DISTRIBUTION OPTIONS

**NON-CUSTODIAL OWNERSHIP - Check the appropriate box to indicate distribution option for non-custodial accounts.**

Item **(D-1)** Check to mail distributions to the address of record in Section C above.

Item **(D-2)** Check to change current distribution option on your existing account to the distribution option indicated in Section D (additional purchases only).

Item **(D-3)** Check to participate in the Distribution Reinvestment Plan and reinvest your **entire distribution** in additional shares.

Item **(D-3a)** Check if you are electing a partial cash distribution/reinvestment. Please complete section D-3b.

Item **(D-3b)** Check and indicate the percent of each distribution to be reinvested **(whole number only).**

Item **(D-4)** If you prefer direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution, mailing address, ABA number and account number. **A VOIDED CHECK/DEPOSIT SLIP MUST BE ENCLOSED FOR DISTRIBUTIONS VIA ACH.**

**CUSTODIAL OWNERSHIP - Check the appropriate box to indicate distribution option for custodial accounts.**

Item **(D-5)** Check to mail distributions to custodian.

Item **(D-6)** Check to change current distribution option on your existing account to the distribution option indicated in Section D (additional purchases only).

Item **(D-7)** Check to participate in the Distribution Reinvestment Plan and reinvest your **entire distribution** in additional shares.

Item **(D-7a)** Check if you are electing a partial cash distribution/reinvestment. Please complete section D-7b.

Item **(D-7b)** Check and indicate the percent of each distribution to be reinvested **(whole number only).**

## E - SIGNATURE

Item **(E-1)** The Subscription Agreement must be executed by the investor(s), trustee(s) or administrator(s) and if applicable, the custodian.

Item **(E-2)** **In addition, items A through D must be individually initialed by all signers indicating that they have read each item.** For custodial accounts, a medallion signature guarantee stamp is required to certify the tax ID number provided in Section B-4.

## F - BROKER DEALER - REGISTERED REPRESENTATIVE

Item **(F-1)** Enter the Registered Representative or RIA name(s), mailing address, Broker Dealer Rep ID number, telephone number, and e-mail address. Also, enter the Broker Dealer name (or RIA firm name), branch number, telephone number, and Broker Dealer Client Account number. Check the RIA box if this is an RIA investment. By executing the Subscription Agreement, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative or RIA must sign where indicated and enter the appropriate state for the license certification statement.

## SUBMISSION OF SUBSCRIPTION

**FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, the completed and executed Subscription Agreement with a check made payable to "Inland Real Estate Income Trust" should be mailed to:**

**Regular Mail:**
**Inland Securities Corporation**
**c/o DST Systems, Inc.**
**P.O. Box 219182**
**Kansas City, Missouri 64121-9182**

**Overnight Delivery:**
**Inland Securities Corporation**
**c/o DST Systems, Inc.**
**430 W. 7th Street**
**Kansas City, Missouri 64105**

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

If your subscription is accepted, a confirmation will be mailed to the investor not more than three business days after acceptance.

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## SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares.

In general, each investor must have either: (1) minimum net worth of at least $250,000; or (2) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In determining the investor's net worth, do not include the investor's home, home furnishings or automobile.

If the investor is a resident of **California**, the investor must have either (1) a minimum net worth of at least $250,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.

If the investor is a resident of **Nebraska**, the investor must have either (1) a minimum net worth of at least $350,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We retain the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement, "Inland" refers to Inland Real Estate Group of Companies, Inc. and its affiliates. The Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws/principles.

By executing the Subscription Agreement, the investor is not waiving any rights under the federal or state securities laws.

## AUTOMATED CLEARING HOUSE ("ACH") LANGUAGE

I (we) hereby authorize Inland Real Estate Income Trust, Inc. (the "Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement at the financial institution indicated in Section D of the Subscription Agreement. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

5070SA

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(The page has been intentionally left blank)

5070SA
Page 4 of 8

REAL ESTATE INCOME TRUST, INC.

The Inland name and logo are registered trademarks being used under license.

# Inland Real Estate Income Trust, Inc.

Regular Mail ~ P.O. Box 219182, Kansas City, Missouri 64121-9182
Overnight Delivery ~ 430 W. 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228

## SUBSCRIPTION AGREEMENT

Please read this Subscription Agreement and the Terms and Conditions of the Offering set forth in the prospectus, as supplemented to date, before signing. Investor must read the Instructions to Investors. **AN INVESTMENT IN INLAND REAL ESTATE INCOME TRUST, INC. (THE "COMPANY") CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.**

### A - INVESTMENT

**(A-1)** **Purchase of Inland Real Estate Income Trust, Inc. Shares at $10 per Share.**
Minimum initial investment is 300 shares; 100 shares for qualified plans.

**Total Invested:** $ ______

Method of Payment:
☐ **CHECK ENCLOSED** ☐ **FUNDS SENT SEPARATELY**
☐ **FUNDS WIRED**

***We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.***

**This is an:** ☐ **INITIAL INVESTMENT** ☐ **ADDITIONAL INVESTMENT TO ACCOUNT #** ______

A completed Subscription Agreement is required for the initial and each additional investment.

**(A-2)** ☐ **Volume Discount Qualification (See Prospectus)**

**(A-3)** **NAV** - Net Asset Value ☐ **REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION).** Representative will not recieve selling commission.

### B - TYPE OF OWNERSHIP

**(B-1)** **NON-CUSTODIAL OWNERSHIP** - Make check payable to: Inland Real Estate Income Trust.

☐ **Individual Ownership**
☐ **TOD****
☐ **Joint Tenants with Rights of Survivorship***
☐ **TOD****
☐ **Tenants in Common***
☐ **Tenants by the Entirety***
☐ **Community Property***
☐ **Community Property WROS***
☐ **Corporate Ownership** include Corporate Resolution
☐ **C-Corp** ☐ **S-Corp**
☐ **LLC Ownership** include LLC Agreement
☐ **Partnership Ownership** include Partnership Agreement
☐ **UTMA/UGMA**
**State of** ______
☐ **Pension or Profit Sharing Plan***** - include plan document(s)
☐ **Trust** - include Trust Certification or Trust Document
☐ **Non-Profit** - include plan document
☐ **Other (Specify)** ______

*All parties must sign

**Please complete separate Transfer on Death (TOD) form

***See "ERISA Considerations" in the Company's prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

**(B-2)** **CUSTODIAL OWNERSHIP** - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the custodian.

☐ **Traditional IRA** (1)
☐ **Roth IRA** (1)
☐ **Beneficiary IRA** (1) (2)
☐ **Simplified Employee Pension/Trust (S.E.P.)** (1)
☐ **Pension or Profit Sharing Plan** (1)(3)
☐ **Other (Including Brokerage - Specify)** (1) ______

**(B-3)** **Name of Custodian or Institution** ______

**Mailing Address** ______

**City** ______ **State** ______ **Zip** ______

**(B-4)** **CUSTODIAN INFORMATION** - To be completed by Custodian listed above.

**Custodian Tax ID #** ______ **Custodian Telephone** ______

**Custodial Account #** ______

(1) **CUSTODIAL SIGNATURE REQUIRED IN SECTION E**
(2) **DECEDENT'S NAME REQUIRED IN SECTION C-5**

(3) See "ERISA Considerations" in the Company's prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

5070SA

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## C - INVESTOR INFORMATION

**(C-1) INVESTOR/BENEFICIAL OWNER** Mr. ☐ Mrs. ☐ Ms. ☐

**Investor/Trustee/Administrator/UTMA/UGMA Minor's Name** | **Date of Birth**

First | Middle | Last | MM/DD/YYYY

**(C-2) Social Security/Tax ID #** ____

**(C-3) Citizenship Status** (Required) ☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

**(C-4)** ☐ **Inland Employee or Affiliate**

***If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.**

**(C-5) CO-INVESTOR/BENEFICIAL OWNER** Mr. ☐ Mrs. ☐ Ms. ☐

**Co-Investor/Co-Trustee/Administrator/UTMA/UGMA Custodian's Name** | **Date of Birth**

First | Middle | Last | MM/DD/YYYY

**(C-6)** ☐ **Inland Employee or Affiliate**

**(C-7) Social Security/Tax ID #** ____

**(C-8) If Trust/Pension/PSP or Other Entity, Please Provide Complete Title -** See Section B-1 for documentation requirements

**Tax ID #** ____ **Date of Trust/Pension/PSP/Other** ____

**(C-9) Residence Address** - No P.O. Boxes - Required by Law

**City** ____ **State** ____ **Zip** ____

**(C-10) Alternate Mailing Address** - P.O. Boxes are Acceptable

**City** ____ **State** ____ **Zip** ____

**(C-11) Home Telephone** ____ **Alternate Telephone** ____

## D - DISTRIBUTION OPTIONS

### NON-CUSTODIAL OWNERSHIP

**(D-1)** ☐ **Mail Check to Address of Record**

**(D-2)** ☐ **Check Box to Change Current Distribution Option** applicable on additional purchases only

**(D-3)** ☐ **Distribution Reinvestment Plan:** Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire distribution.

**(D-3a)** ☐ **Partial Cash Distribution/Reinvestment Option**

**(D-3b)** ☐ **Percent of Distribution to Reinvest (whole number only)** ____ %

**(D-4) Distributions Sent:** ☐ **Via Mail** - Complete information below ☐ **Via Electronic Deposit (ACH)** - To authorize ACH as set forth on page 3, please check the box and complete the section below.

**REQUIRED: A VOIDED CHECK/DEPOSIT SLIP MUST BE ENCLOSED FOR DISTRIBUTIONS VIA ACH**

**Name of Bank, Brokerage Firm or Individual** ____

**Distribution Mailing Address** ____

**City** ____ **State** ____ **Zip** ____

**Bank ABA/Routing # (For ACH Only)** ____

**Bank or Brokerage Account #** (Required) ____

### CUSTODIAL OWNERSHIP

**(D-5)** ☐ **Mail Check to Custodial Account**

**(D-6)** ☐ **Check Box to Change Current Distribution Option** applicable on additional purchases only

**(D-7)** ☐ **Distribution Reinvestment Plan:** Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire distribution.

**(D-7a)** ☐ **Partial Cash Distribution/Reinvestment Option**

**(D-7b)** ☐ **Percent of Distribution to Reinvest (whole number only)** ____ %

5070SA

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## E - SIGNATURE

**(E-1)** **THE UNDERSIGNED CERTIFIES,** under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, and (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

**(E-2)** The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following:

**PLEASE NOTE:** Items (a) through (d) below **MUST BE INITIALED** by the investor(s), and if applicable, the trustee or administrator from all states and jurisdictions.

**Initials**

☐ ☐ **(A)** I (we) have received, not less than five **(5) business days** prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented, relating to the shares, wherein the terms and conditions of the offering of the shares as described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Not required for residents of the State of Minnesota.)

☐ ☐ **(B)** I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 3 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ ☐ **(C)** I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ ☐ **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the shares.

**BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, AS SUPPLEMENTED, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.**

Signature - Investor/Trustee/Administrator/Power of Attorney (Include POA)

**Date** MM/DD/YYYY

Print Name - Investor/Trustee/Administrator/Power of Attorney

Signature - Co-Investor/Co-Trustee (If Applicable)

**Date** MM/DD/YYYY

Print Name - Co-Investor/Co-Trustee

**For Custodian Use** - Affix Medallion Signature Guarantee Stamp Here.

By stamping here you are attesting to Section E-1 of document.

Signature - Custodian

5070SA

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## F - BROKER DEALER - REGISTERED REPRESENTATIVE

**(F-1) BROKER DEALER DATA** - To be completed by selling registered representative or RIA.

**Registered Representative Name** Mr. ☐ Mrs. ☐ Ms. ☐ ____________________

**Joint Representative Name** Mr. ☐ Mrs. ☐ Ms. ☐ ____________________

**Mailing Address** ____________________

**City** ____________________ **State** ______ **Zip** __________

**Broker Dealer Rep ID #** (Required) __________ **Registered Representative Telephone** __________

**Registered Representative E-mail** ____________________

**Broker Dealer Name** ____________________

OR

**RIA Firm Name** ____________________

**Broker Dealer Branch #** __________ **Broker Dealer Telephone** __________

**Broker Dealer Client Account #** __________

**RIA (Registered Investment Advisor)** ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "WRAP" fee feature for advisory and related brokerage services. **No sales commissions are paid on these accounts.**

The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) if applicable, have discussed such higher suitability as may be required or recommended by certain states as set forth on page 3 of the Instructions to investors included herewith; and (vii) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Registered Representative further represents and certifies that, in connection with this subscription for shares, he (she) has complied with and has followed all applicable policies and procedures under their firm's existing Anti-Money Laundering Program and Customer Identification Program.

**I hereby certify that I hold a Series 7 or Series 62 FINRA license, and I am registered in the following state in which this sale was completed.** **State** ______

____________________
Signature - Registered Representative or RIA (Required)

____________________
Signature - Broker Dealer (If Required by Broker Dealer)

____________________
Signature - Joint Registered Representative (If Applicable)

5070SA

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APPENDIX C-2

REAL ESTATE INCOME TRUST, INC.

# Inland Real Estate Income Trust, Inc.

## TRANSFER ON DEATH FORM

**<u>This form is NOT VALID for Trust or IRA accounts.</u>**

**Both pages of this form must accompany the subscription agreement.**

**As our transfer agent, DST Systems, Inc. is located in Missouri, a Transfer on Death ("TOD") designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri.**

**PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TOD FORM:**

1. **Eligible accounts:** Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana.
2. **Designation of beneficiaries:** The account owner may designate one or more beneficiaries on the TOD account. Beneficiaries are not "account owners" as the term is used herein.
3. **Primary and contingent beneficiaries:** The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, <u>if any are designated</u>, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4. **Minors as beneficiaries:** Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the TOD Form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5. **Status of beneficiaries:** Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6. **Transfer to designated beneficiaries upon the account owner's death:**
   a. **Percentage designation:** Unless the account owner designates otherwise by providing a percentage for each beneficiary on the TOD Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
   b. **Form of ownership:** Multiple beneficiaries will be treated as tenants in common (TEN COM) unless the account owner expressly indicates otherwise.
   c. **Predeceasing beneficiaries:** If the account owner wishes to have the account pass to the children of the designated beneficiaries in the event the designated beneficiaries predecease the account owner, the account owner must check one of the boxes under Lineal Descendants per Stirpes ("LDPS") in Section B of this form. If a box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all primary and/or all contingent beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary's share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
   d. **Notice of dispute:** Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
7. **Revocation or changes:** An account owner or all joint owners may revoke or change a beneficiary designation. The Change of TOD Form is available for this purpose on our website (www.inlandincometrust.com) or from your registered representative.
8. **Controlling terms:** The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner's death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
   a. Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify Inland Real Estate Income Trust, Inc. of the desired change in writing as specified in paragraph 7 above.
   b. Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
   c. Dividends, interest, capital gains, and other distributions after the account owner's death:
      i. Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
      ii. Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
9. **TOD registrations may not be made irrevocable.**

5070TOD-1 Page 1 of 2 10/10/2012

## A - STOCKHOLDER INFORMATION

**Name of investor(s) exactly as indicated on subscription agreement:**

**Investor Name** **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ ______________________________
First Middle Last

**Co-Investor Name** (If applicable) **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ ______________________________
First Middle Last

**Social Security Number(s) of Investor(s)** ____________________ Investor ____________________ Co-Investor

**Daytime Telephone** ____________________ **State of Residence** __________ (Not accepted from residents of Louisiana)

## B - TRANSFER ON DEATH (Not permitted in Louisiana)

I (we) authorize Inland Real Estate Income Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

**PRIMARY Beneficiary Name** ______________________________ TOD Share Percentage ______%

Name of Custodian/Guardian if Beneficiary is a Minor ______________________________

Social Security/Tax ID# ____________ Date of Birth ____________ Relationship ____________

**PRIMARY Beneficiary Name** ______________________________ TOD Share Percentage ______%

Name of Custodian/Guardian if Beneficiary is a Minor ______________________________

Social Security/Tax ID# ____________ Date of Birth ____________ Relationship ____________

**PRIMARY Beneficiary Name** ______________________________ TOD Share Percentage ______%

Name of Custodian/Guardian if Beneficiary is a Minor ______________________________

Social Security/Tax ID# ____________ Date of Birth ____________ Relationship ____________

**Contingent Beneficiary Name** ______________________________ TOD Share Percentage ______%

Name of Custodian/Guardian if Beneficiary is a Minor ______________________________

Social Security/Tax ID# ____________ Date of Birth ____________ Relationship ____________

**Contingent Beneficiary Name** ______________________________ TOD Share Percentage ______%

Name of Custodian/Guardian if Beneficiary is a Minor ______________________________

Social Security/Tax ID# ____________ Date of Birth ____________ Relationship ____________

**Lineal Descendants per Stirpes ("LDPS"):** Check below if you wish to have the account pass to children of the above-designated beneficiary(ies) in the event the designated beneficiary(ies) predecease(s) the stockholder. The LDPS designation will apply to all designated beneficiaries by category.

☐ **Primary Only** ☐ **Contingent Only** ☐ **Both Primary and Contingent**

## C - SIGNATURE

By signing below, I (we) authorize Inland Real Estate Income Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Real Estate Income Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, Inland Real Estate Income Trust, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that Inland Real Estate Income Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the subscription agreement. All investors must sign. **This TOD is effective subject to the acceptance of Inland Real Estate Income Trust, Inc.**

Signature - Investor (Required) Date

Signature - Co-Investor (If Applicable) Date

5070TOD-1

Page 2 of 2

APPENDIX D

INLAND REAL ESTATE INCOME TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to all IREIC affiliates, including Inland Real Estate Income Trust, Inc.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

D-1

•	Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, affiliates of IREIC and others, such as the types of products you purchase, your account balances, margin loan history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.
•	Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.
•	If we suspect fraud.
•	To protect the security of our records, web site and telephone customer service center.
•	Information you have authorized us to disclose.

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed. We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

D-2

Up to 180,000,000 shares

Inland Real Estate Income Trust, Inc.

Common Stock

__________________

PROSPECTUS

__________________

April 16, 2014

Inland Securities Corporation

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Real Estate Income Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

SUPPLEMENT NO. 1
DATED APRIL 16, 2014
TO THE PROSPECTUS DATED APRIL 16, 2014
OF INLAND REAL ESTATE income TRUST, INC.

This Supplement No. 1 supplements certain information contained in our prospectus dated April 16, 2014, as described below. You should read this Supplement No. 1 together with our prospectus dated April 16, 2014. Unless otherwise defined in this Supplement No. 1, capitalized terms used in this Supplement No. 1 have the same meanings as set forth in the prospectus.

Prospectus Section	Supplement No. 1 Page No.
Summary Overview	S-2
Principal Stockholders	S-9
PRIOR PERFORMANCE OF IREIC AFFILIATES	S-10
incorporation by reference	S-24
captialization	S-25
dilution	S-25
Plan of Distribution	S-27
Experts	S-28
Appendix A	A-1
S-1

Summary OVERVIEW

Status of the Offering

This public offering commenced on October 18, 2012. On February 7, 2014, we satisfied our minimum offering requirement in Pennsylvania, and accordingly, we have satisfied our minimum offering requirements in all states and all of IREIC’s subscription proceeds have been released from the escrow account maintained by our third-party escrow agent.

Through April 14, 2014, we have sold approximately 11.4 million shares of our common stock in our “best efforts” offering and approximately 134,390 shares of our common stock through our distribution reinvestment plan, or DRP, resulting in aggregate gross proceeds of approximately $113.5 million. As of April 14, 2014, approximately 138.6 million shares of our common stock remain available for sale in our “best efforts” offering, and approximately 29.9 million shares of our common stock remain available for issuance through our DRP. We reserve the right to reallocate the shares of common stock we are offering between our “best efforts” offering and our DRP.

Our Portfolio of Real Estate Assets

Investments in Real Properties

As of April 14, 2014, we, directly or indirectly, owned fee simple interests in 17 retail properties. The following is a summary of our consolidated real property investments as of April 14, 2014 (dollar amounts stated in thousands, except for per square foot amounts):

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remainin- ing Lease Term in Years (3)	Econ- omic Occu- pancy at Date of Acqui- sition (4)	Phy- sical Occu- pancy at Date of Acqui- sition
Retail Properties
Mansfield Pointe Shopping Center	4/8/14	148,529	$28,400	6.70%	$2,150	$14.98	7 years	96.7%	96.7%
-Manfield, TX

North Hills Square Shopping Center	2/27/14	63,829	$11,050	6.59%	$763	$12.19	7 years	98.1%	98.1%
–Coral Springs, FL

Park Avenue Shopping Center	2/21/14	69,381	$23,370	7.83%	$1,543	$23.38	7 years	95.1%	95.1%
–Little Rock, AR

Wedgewood Commons (5)	12/23/13	159,258	$30,500	7.02%	$2,226	$14.25	7.9	98%	98%
–Olive Branch, MS

Newington Fair Shopping Center	12/27/12	186,205	$17,200	6.86%	$1,256	$6.75	13.4	100%	100%
–Newington, CT

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Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remainin- ing Lease Term in Years (3)	Econ- omic Occu- pancy at Date of Acqui- sition (4)	Phy- sical Occu- pancy at Date of Acqui- sition
Dollar General Properties (Phase I)

Dollar General	11/06/12	12,406	$1,695	7.56%	$128	$10.34	15	100%	100%
–Robertsdale, AL

Dollar General	11/06/12	9,026	$1,039	7.56%	$79	$8.71	15	100%	100%
–East Brewton, AL

Dollar General	11/06/12	9,100	$1,385	7.56%	$105	$11.51	15	100%	100%
–Wetumpka, AL

Dollar General	11/06/12	9,002	$1,172	7.56%	$89	$9.85	15	100%	100%
–Newport, TN

Dollar General	11/06/12	9,100	$1,390	7.56%	$105	$11.56	15	100%	100%
–Madisonville, TN

Dollar General Properties (Phase II)

Dollar General	12/28/12	9,026	$963	7.22%	$73	$8.07	15	100%	100%
–Daleville, AL

Dollar General	12/28/12	9,100	$1,209	7.22%	$91	$10.05	15	100%	100%
–Mobile, AL

Dollar General	12/28/12	9,026	$1,063	7.22%	$80	$8.91	15	100%	100%
–Valley, AL

Dollar General	12/28/12	9,026	$1,180	7.22%	$89	$9.89	15	100%	100%
–Brooks, GA

Dollar General	12/28/12	9,026	$1,249	7.22%	$95	$10.47	15	100%	100%
–LaGrange, GA (Hamilton Road)

Dollar General	12/28/12	9,026	$1,368	7.22%	$104	$11.47	15	100%	100%
–LaGrange, GA (Wares Cross Road)

Dollar General	12/28/12	9,026	$1,251	7.22%	$95	$10.49	15	100%	100%
–Maryville, TN

Total Retail Properties		739,092	$125,484		$9,071

(1) We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.
(3) This represents the average remaining lease term, as calculated at closing.
(4) As used in this supplement, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased. Additionally, it excludes vacant spaces subject to earnout agreements as of the date of acquisition.
(5) The purchase price stated in the table above is the price paid at closing. Spaces totaling 13,857 square feet are subject to earnout closings aggregating approximately $3.4 million, which includes: (i) the right to expand one of the four buildings by up to 10,838 square feet, which would increase the total retail square footage of the property to 170,096 square feet; and (ii) 3,019 square feet of existing vacant space which is currently subject to a lease pursuant to which the tenant will begin paying rent when they occupy the space, which we expect to occur in May 2014.

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Our Debt Obligations

The following table summarizes, as of April 14, 2014, the material terms of any outstanding loans that we or our subsidiaries have obtained, or assumed at closing (dollar amounts stated in thousands):

Property Name	Date of Financing	Approximate Outstanding Principal Balance	Interest per Annum (%)	Maturity Date

North Hills Square Shopping Center	3/28/14	$5,500	LIBOR + 1.8% (1)	3/28/19
–Coral Springs, FL

Wedgewood Commons	12/22/13	$15,300	LIBOR + 1.9% (1)	12/23/18
–Olive Branch, MS

Dollar General Properties (Phase II)	12/28/12	$4,140	4.347%	1/1/20 (2)
–Daleville, Mobile and Valley, AL; Brooks and LaGrange, GA; and Maryville, TN

Newington Fair Shopping Center –Newington, CT	12/27/12	$9,790	LIBOR + 3.250% with floor of 3.500% (1)	12/27/15

Dollar General Properties (Phase I)	11/6/12	$3,340	4.310%	12/1/19 (3)
–East Brewton, Robertsdale and Wetumpka, AL; and Madisonville and Newport, TN

(1)     LIBOR means the London Interbank Offered Rate and represents the rate of interest at which banks offer to lend money to each other. The rate is used as an index to set the cost of a variable rate loan. In this case, the rate on the applicable loan is based on the “Three Month LIBOR” which as of April [__], 2014 was [0.150]% plus the applicable margin.

(2)     The date represents the anticipated repayment date, as defined. The maturity date is October 1, 2027.

(3)     The date represents the anticipated repayment date, as defined. The maturity date is May 1, 2027.

The loan documents for each of these mortgages payable contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents. The loan documents also contain various customary events of default.

Significant Tenants and Lease Expirations

As of December 31, 2013, approximately 46.1%, 38.5% and 13.1% of our consolidated annualized base rental revenue was generated from leases with Dolgencorp, LLC, a subsidiary of Dollar General Corporation, L.A. Fitness and Sam’s Club, respectively.

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The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023for our portfolio as of December 31, 2013, and the approximate rentable square feet represented by the applicable lease expirations, assuming no exercise of renewal options or early termination rights.

Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2014	2	3,584	61,312	1.3%
2015	3	6,549	126,075	2.7%
2016	3	6,563	114,190	2.4%
2017	2	4,649	92,520	1.9%
2018	4	7,841	183,984	3.9%
2019	2	7,298	161,226	3.4%
2020	-	-	-	-
2021	1	3,590	98,725	2.1%
2022	2	27,619	293,808	6.2%
2023	7	83,024	1,059,252	22.3%

Distributions

We began paying distributions to stockholders of record during each day of December 2012. Because 2012 was a leap year, the December 2012 monthly distributions were equal to a daily amount of $0.001639344 per share per day. Beginning on January 1, 2013, the distributions paid and declared are equal to a daily amount of $0.001643836 per share per day. A summary of the distributions declared, distributions paid and cash flows from operations through December 31, 2013 follows:

	Distributions Declared	Distributions Declared Per Share	Distributions Paid			Cash Flows From Operations	Net Offering Proceeds
Period			Cash	Reinvested via DRP	Total
4th Quarter 2013	$720,907	$ 0.15 (1)	$276,153	$276,273	$552,426	$(62,874)	$32,729,036 (2)
3rd Quarter 2013	$335,964	$ 0.15 (1)	$132,070	$129,217	$261,287	$ 7,795	$14,256,886 (2)
2nd Quarter 2013	$157,306	$ 0.15 (1)	$ 66,238	$ 63,617	$129,855	$(242,969)	$ 5,140,880 (2)
1st Quarter 2013	$ 74,600	$ 0.15 (1)	$ 42,218	$ 11,922	$ 54,140	$(788,803)	$ 4,410,135(2)
December 2012 (3)	$13,793 (4)	$0.0508 (5)	$-	$-	$-	$(524,042)	$ 1,699,688 (2)

(1) Assumes that a share was issued and outstanding each day during the quarter.
(2) 100% of distributions paid for the month of December 2012 and each quarter of 2013 were paid from the net proceeds of our “best efforts” offering
(3) We began paying distributions to stockholders of record during December 2012.
(4) Distributions declared in December 2012 were paid on January 2, 2013.
(5) Assumes that a share was issued and outstanding each day during the month of December 2012.

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We have also paid distributions to each stockholder of record between January 1, 2014 and March 31, 2014. The monies used to pay these distributions were funded from the net proceeds of our “best efforts” offering. On March 13, 2014, our board of directors declared distributions payable to stockholders of record each day beginning on the close of business on April 1, 2014 through the close of business on April 30, 2014, and on April 8, 2014, our board of directors declared distributions payable to stockholders of record each day beginning on the close of business on May 1, 2014 through the close of business on May 31, 2014. We anticipate that all of the monies needed to pay our April 2014 and May 2014 distributions will be funded from the net proceeds of our “best efforts” offering. The distributions paid and declared are equal to a daily amount of $0.001643836 per share per day, which if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a purchase price of $10.00 per share. Distributions declared for each day of the month of April will be paid no later than May 7, 2014, and distributions declared for each day of the month of May will be paid no later than June 7, 2014.

We intend to continue paying distributions for future periods in the amounts and at times as determined by our board. We anticipate that some or all of the monies needed to pay future distributions will be funded from the net proceeds of our “best efforts” offering until we make investments that generate sufficient cash flow from operations to fully pay distributions. See also “Risk Factors — Risks Related to Our Business — The amount and timing of distributions, if any, may vary. We may pay distributions from sources other than cash flow from operations, including the net offering proceeds of this offering.” and “— To date, we have not generated sufficient cash flow from operations to pay distributions, and, therefore, we have paid, and may continue to pay, distributions from the net proceeds of our “best efforts” offering, which may reduce the amount of cash we ultimately invest in assets, negatively impact the value of our stockholders’ investment and be dilutive to our stockholders.”

Distributions — Tax Allocation

For the year ended December 31, 2013, we paid distributions of approximately $998,000. For income tax purposes only, 100% of the distributions will be treated as nondividend distributions and none will be treated as ordinary dividends or capital gain. The following table denotes the allocation of the monthly distributions paid in 2013 for income tax purposes only. You are advised to consult with your tax advisor about the specific tax treatment of distributions paid by us in 2013. All amounts are stated in dollars per share.

Record Dates	Distribution Payment Date	Total Distributions (a)	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 1-31, 2012	January 2, 2013	$0.050820	$-	$-	$0.050820
January 1-31, 2013	February 1, 2013	$0.050959	$-	$-	$0.050959
February 1-28, 2013	March 1, 2013	$0.046027	$-	$-	$0.046027
March 1-31, 2013	April 1, 2013	$0.050959	$-	$-	$0.050959
April 1-30, 2013	May 1, 2013	$0.049315	$-	$-	$0.049315
May 1-31, 2013	June 3, 2013	$0.050959	$-	$-	$0.050959
June 1-30, 2013	July 1, 2013	$0.049315	$-	$-	$0.049315
July 1-31, 2013	August 1, 2013	$0.050959	$-	$-	$0.050959
August 1-31, 2013	September 3, 2013	$0.050959	$-	$-	$0.050959
September 1-30, 2013	October 1, 2013	$0.049315	$-	$-	$0.049315
October 1-31, 2013	November 1, 2013	$0.050959	$-	$-	$0.050959
November 1-30, 2013	December 2, 2013	$0.049315	$-	$-	$0.049315
		$0.599861	$-	$-	$0.599861

(a)	Distributions paid based on 2012 record dates reflect a 366-day year and those paid based on 2013 record dates reflect a 365-day year.

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Share Repurchases

We have adopted a share repurchase program.  The program is described in more detail herein. See “Distribution Reinvestment Plan and Share Repurchase Program – Share Repurchase Program.” We did not receive any requests for repurchase during the year ended December 31, 2013, and no shares were repurchased.

Compensation Paid To Affiliates of IREIC

Set forth below is a summary of the most significant fees and expenses that we have incurred as well as paid or reimbursed to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates, including the ancillary service providers, for the year ended December 31, 2013 and the year ended December 31, 2012.

	Year Ended December 31, 2013			Year Ended December 31, 2012
Type of Compensation	Incurred	Paid	Unpaid	Incurred	Paid	Unpaid

Offering Stage
Selling Commissions	$3,773,055	$3,773,055	$-	$11,900	$11,900	$-
Marketing Contribution	1,776,106	1,776,106	-	5,100	5,100	-
Due Diligence Expense Reimbursement	-	-	-	-	-	-
Issuer Costs	235,823	327,909	178,996	201,816	64,393	271,082

Operational Stage
Acquisition Expenses	$543,578	23,706	1,044,214	558,375	34,033	524,342
Business Management Fee	226,280	-	226,280	-	-	-
Real Estate Management Fee	80,691	82,945	-	2,254	-	2,254
Fee for Purchasing, Selling and Servicing Mortgages	-	-	-	-	-	-

Type of Compensation
Investment Advisor Fee	-	-	-	-	-	-
Ancillary Services Reimbursements	267,510	209,828	76,158	21,263	2,787	18,476

Expenses

Our charter requires that we monitor our expenses on a trailing 12-month basis, and states that our “total operating expenses” will be deemed to be excessive if, at the end of any quarter, they exceed for the prior trailing 12-month period, the greater of 2% of our “average invested assets” or 25% of our “net income,” each as defined in our charter. For the trailing 12 months ended December 31, 2013, our “total operating expenses” as a percentage of “average invested assets” and “net loss” were approximately 3.9% and (190%), respectively.

Our board of directors, including all of our independent directors, have reviewed this analysis and unanimously determined the excess for both periods to be justified, because we are in the early stages of our offering. We expect our total operating expenses to fall within the parameters described above as we acquire more assets.

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Selected Financial Data

The following table shows our selected financial data relating to our consolidated historical financial condition and results of operations. This selected financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2013, and incorporated by reference into this prospectus.

	As of December 31,
	2013	2012	2011

Total assets	$91,238,523	35,259,075	874,194

Mortgages and notes payable	$32,530,344	32,677,167	–

	For the Year Ended December 31,	For the Year Ended December 31,	For the period from August 24, 2011 (inception) through December 31,
	2013	2012	2011

Total income	$2,824,992	101,986	-
Net loss	$(2,526,801)	(1,139,882)	(19,892)
Net loss per common share, basic and diluted (a)	$(1.18)	(18.04)	(0.99)
Distributions paid to common stockholders	$997,707	-	-
Distributions declared to common stockholders	$1,288,777	13,793	-
Distributions per weighted average common share (a)	0.60	0.22	-
Cash flows used in operating activities	$(961,103)	(524,042)	(19,892)
Cash flows used in investing activities	$(30,374,587)	(32,163,615)	(1,000)
Cash flows provided by financing activities	55,733,024	34,890,619	54,980
Weighted average number of common shares outstanding, basic and diluted	2,147,947	63,198	20,000

(a) The net loss per common share, basic and diluted is based upon the weighted average number of common shares outstanding for the year or period ended. The distributions per common share are based upon the weighted average number of common shares outstanding for the year or period ended.

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PRINCIPAL STOCKHOLDERS

This section is inserted to the prospectus directly following “Conflicts of Interest.”

Stock Owned by Certain Beneficial Owners and Management

The following table sets forth information as of April 9, 2014 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Daniel L. Goodwin, Director and Chairman of the Board (3)	248,716	2.3%
Lee A. Daniels, Independent Director (4)	3,451	*
Stephen Davis, Independent Director (5)	2,100	*
Gwen Henry, Independent Director	529	-
JoAnn M. McGuinness, Director and President	-	-
Roberta S. Matlin, Vice President (6)	875	*
David Z. Lichterman, Vice President, Treasurer and Chief Accounting Officer (7)	2,853	*
Cathleen M. Hrtanek, Secretary	556	-
All Directors and Officers as a group (eight persons)	259,080	2.4%

* Less than 1%

(1) The business address of each person listed in the table is c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2) All fractional ownership amounts have been rounded to the nearest whole number.

(3) Mr. Goodwin shares voting and dispositive power with his wife over 13,889 shares. Mr. Goodwin’s beneficial ownership includes 234,827 shares directly owned by the Goodwin 2012 Descendants Trust pursuant to which his wife, Carol Goodwin, as trustee has sole voting and investment power over the shares.

(4) Mr. Daniels has sole voting and investment power over all of the shares that he beneficially owns.

(5) Mr. Davis has sole voting and investment power over all of the shares that he beneficially owns.

(6) Ms. Matlin has sole voting and investment power over all of the shares that she beneficially owns.

(7) Mr. Lichterman has sole voting and investment power over all of the shares that he beneficially owns.

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Prior Performance of IREIC Affiliates

This section is inserted to the prospectus directly following “Estimated Use of Proceeds.”

During the ten year period ended December 31, 2013, IREIC and its affiliates sponsored three other REITs, 142 real estate exchange private placement programs, which altogether have raised more than $18.4 billion from over 344,000 investors in offerings for which Inland Securities has served as dealer manager. During that period, RPAI, Inland American and Inland Diversified raised approximately $16.4 billion from over 340,000 investors. These REITs have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. The monies raised by IREIC-sponsored REITs, as well as IRC and IRRETI, two additional REITs sponsored by IREIC prior to this ten year period, represent approximately 95% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 95% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to, and reimburse expenses incurred by, Inland Securities and our Business Manager, Real Estate Managers, TIREG and their affiliates, as described in more detail in the section of this prospectus captioned “Prospectus Summary — Compensation Payable to Affiliates of IREIC.” The other six REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, real estate managers and affiliates.

The following discussion and the Prior Performance Tables, included in the prospectus as Appendix A, provide information on the prior performance of the real estate programs sponsored by IREIC. Past performance is not necessarily indicative of future performance. With respect to the disclosures set forth herein, we have provided information for IRRETI only through September 30, 2006. On February 27, 2007, all of the outstanding common stock of IRRETI was acquired in a merger with Developers Diversified Realty Corporation, or DDR. Pursuant to the merger agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February 2007 in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI following completion of the merger is available.

Summary Information

The following table provides aggregate summarized information concerning public and private prior programs sponsored by IREIC or its affiliates for the ten year period ending December 31, 2013, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager and, where noted, through their respective distribution reinvestment plans.

All narrative information regarding the REITs previously sponsored by IREIC has been taken from, or derived from, the public filings by these entities. We are unable to verify or assess the reliability, accuracy or completeness of any of the information related to the other IREIC-sponsored REITs. Information regarding the other IREIC-sponsored REITs may contain inaccuracies or omissions, or may have been prepared using a methodology different from the methodology we used when compiling data regarding the prior performance of other programs sponsored by our sponsor. Specifically, like IRC, RPAI and Inland American, although previously sponsored by IREIC, are no longer managed by affiliates of our Business Manager. Unlike IRC and Inland American, RPAI has terminated various service agreements with The Inland Group and its affiliates.

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WE ARE NOT, BY INCLUDING THIS TABLE, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLE BECAUSE OUR YIELD ON INVESTMENTS, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Real Estate Corporation as of December 31, 2013(1)	Inland Retail Real Estate Trust, Inc. as of September 30, 2006	Retail Properties of America, Inc. as of December 31, 2013(2)	Inland American Real Estate Trust, Inc. as of December 31, 2013	Inland Diversified Real Estate Trust, Inc. as of December 31, 2013
Number of programs sponsored	1	1	1	1	1
Number of public primary offerings	4	3	2	2	1
Approximate aggregate number of investors	22,000	57,600	**	184,000	27,593
Number of properties purchased	291 (4)	287	**	1,058	143
Approximate aggregate cost of properties	$1,840,223,278	4,138,046,000	**	13,860,346,405	2,302,403,000
Percentage of properties (based on cost) that were:
Commercial—
Retail	77%	89%	**	29%	79%
Single-user net lease	23%	11%	**	9%	13%
Nursing homes	0%	0%	**	0%	0%
Offices	0%	0%	**	4%	4%
Industrial	0%	0%	**	1%	2%
Health clubs	0%	0%	**	0%	0%
Mini-storage	0%	0%	**	0%	0%
Multi-family residential	0%	0%	**	1%	2%
Student housing	0%	0%	**	8%	0%
Lodging	0%	0%	**	48%	0%
Total commercial	100%	100%	100%	100%	100%
Land	0%	0%	0%	0%	0%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	24%	39%	**	14%	23%
Existing construction	76%	61%	**	86%	77%

Number of properties sold in whole or in part (includes held for sale)	134(5)	13	**	781	84

Number of properties exchanged	0	0	**	0	0

**	This information related to RPAI cannot be obtained from, or derived from, the public filings by RPAI.
(1)	With respect to IRC, the table provides summary information for the entire duration of the entity, from its inception in 1994. However, any information relating to IRC’s offerings reflects only those public offerings conducted prior to the listing of its shares on the NYSE, plus the ongoing issuance of shares under IRC’s distribution reinvestment program. This table does not include any information regarding: (i) the equity offering of IRC’s common shares completed in May 2009; (ii) the equity offering of IRC’s common shares completed in June 2013; (iii) the sale of any shares under the Sales Agency Agreement with BMO Capital Markets Corp., or BMO; Jefferies & Company, Inc. and KeyBanc Capital Markets Inc.; (iv) the issuance of IRC’s 4.625% convertible senior notes due in 2026; (v) the issuance of IRC’s 5.0% convertible senior notes due in 2029; (vi) the issuance of shares of 8.125% Series A Cumulative Redeemable Preferred Stock; or (vii) IRC’s 2005 Equity Award Plan. Neither Inland Securities nor any Inland affiliate received any fees in connection with these offerings. See “– Publicly Registered REITs – Inland Real Estate Corporation” for additional information regarding these offerings.
(2)	With respect to RPAI, the table provides summary information from the entity’s inception in 2003. However, any information relating to RPAI’s offerings reflects only those public offerings in which Inland Securities served as dealer manager, plus the issuance of shares under RPAI’s distribution reinvestment program, which was terminated upon the listing of its Class A Common Stock on the NYSE. This table does not include any information regarding the offer and sale of 31,800,000 shares of RPAI’s Class A Common Stock completed in April 2012. See “– Publicly Registered REITs – Retail Properties of America, Inc.” for additional information regarding this offering.
(3)	Includes proceeds from the issuance of shares under each program’s distribution reinvestment plan.
(4)	These entities are owned by an IREIC-sponsored program and other unaffiliated parties in joint ventures. Net income, cash flow from operations and capital transactions for these properties are allocated to the applicable IREIC-sponsored program and its joint venture partner in accordance with the respective partnership agreements. The applicable IREIC-sponsored program’s partners manage the day-to-day operations of the properties. These joint venture entities are not consolidated by the applicable IREIC-sponsored programs, and the equity method of accounting is used to account for these investments. Under the equity method of accounting, the net equity investment of the applicable IREIC-sponsored program and its share of net income or loss from the unconsolidated entity are reflected in the consolidated balance sheets and the consolidated statements of operations.
(5)	IRC’s joint venture with Inland Private Capital Corporation (“IPCC”) has offered tenant-in-common or Delaware Statutory Trust (together referred to herein as “TIC”) interests in properties to investors in private placements exempt from registration under the Securities Act of 1933, as amended. Included in the amounts above are all properties purchased by this joint venture.

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During the three years ended December 31, 2013: (i) IRC directly purchased 7 properties and purchased 15 properties through its joint ventures not including properties acquired through its joint venture with IPCC; (ii) RPAI purchased 3 properties; (iii) Inland American purchased 62 properties; and (iv) Inland Diversified purchased 115 properties. During the three years ended September 30, 2006, IRRETI purchased 68 commercial properties. Upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

The information set forth below regarding IRC, RPAI, Inland American, Inland Diversified and IRRETI is derived from the reports filed by these entities with the Securities and Exchange Commission under the Exchange Act, including without limitation any Current Reports on Form 8-K and the Annual Report on Form 10-K for the period ended December 31, 2013 filed by IRC on February 28, 2014, referred to herein as the “IRC 10-K”, the Annual Report on Form 10-K for the period ended December 31, 2013 filed by RPAI on February 19, 2014, referred to herein as the “RPAI 10-K,” the Annual Report on Form 10-K for the period ended December 31, 2013 filed by Inland American on March 13, 2014, referred to herein as the “American 10-K” and the Annual Report on Form 10-K for the period ended December 31, 2013 filed by Inland Diversified on March 13, 2014, referred to herein as the “Diversified 10-K.”

Inland Real Estate Corporation, or IRC, is a self-administered REIT formed in May 1994. IRC’s shares have been listed on the NYSE under the ticker “IRC” since June 9, 2004 at a price equal to $11.95 per share. On March 17, 2014, the closing price of the IRC common stock on the NYSE was $10.26 per share. IRC owns, operates and develops, directly or through its unconsolidated entities, open-air neighborhood, community and power shopping centers and single-tenant retail properties located in Midwest markets. As of December 31, 2013, IRC owned interests in 157 investment properties, including those owned through unconsolidated joint ventures but not including development joint venture properties.

Capital Raise. Through a total of four public offerings for which Inland Securities served as dealer manager, the last of which was completed in 1998, IRC sold a total of 51.6 million shares of common stock. Through December 31, 2013, IRC had issued approximately 18.4 million shares of common stock through its dividend reinvestment plan and repurchased approximately 5.3 million shares of common stock through its share repurchase program, which was terminated in 2004. Further, in May 2009, IRC completed an underwritten equity offering of approximately 17.1 million shares of common stock at a price of $6.50 per share. Net of underwriting fees, the offering generated net proceeds of approximately $106.4 million, excluding offering costs. On November 10, 2009, IRC entered into a Sales Agency Agreement with BMO Capital Markets Corp. to offer and sell, pursuant to an “at the market” offering, up to $100 million in shares of its common stock from time to time through BMO, acting as sales agent. The Sales Agency Agreement expired in November 2012. On November 16, 2012, IRC entered into a new Sales Agency Agreement with BMO, Jefferies & Company, Inc. (“Jefferies”) and KeyBanc Capital Markets Inc. (“KBCM”) to offer and sell up to $150 million in shares of its common stock from time to time through BMO, Jefferies and KBCM, acting, collectively, as sales agents. As of December 31, 2013, IRC had issued an aggregate of approximately 996,000 shares of its common stock through its “at the market” issuance program, since inception. IRC received net proceeds of approximately $9.95 million from the issuance of these shares, comprised of approximately $10.1 million in gross proceeds, offset by approximately $0.15 million in commissions and fees. As of December 31, 2013, approximately $139.9 million remained available for sale under this issuance program. In June 2013, IRC completed an underwritten equity offering of approximately 9 million shares of common stock at a price of $10.60 per share. Net of underwriting fees, the offering generated net proceeds of approximately $91.6 million, excluding offering costs. As a result of all common stock offerings, as of December 31, 2013, IRC had realized total net offering proceeds of approximately $956 million.

In addition, in October 2011, IRC issued two million shares of 8.125% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.00 per share, for net proceeds of approximately $48.4 million, after deducting the underwriting discount but before expenses. The proceeds were used to acquire investment properties. In February 2012, IRC issued an additional 2.4 million shares of 8.125% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.3906 per share, for net proceeds of approximately $59 million, after deducting the underwriting discount but before expenses. IRC used the net proceeds of the offering to acquire additional investment properties.

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In November 2006, IRC issued $180 million aggregate principal amount of its 4.625% convertible senior notes due in 2026. Through this private placement, IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commissions. Through a tender/exchange offer that expired August 5, 2010, IRC purchased for cash $15 million of the $125 million aggregate principal amount of outstanding notes, and exchanged $29.2 million of the notes for a new series of 5.0% convertible senior notes due 2029. During the year ended December 31, 2011, IRC repurchased the outstanding 2026 notes pursuant to their terms. As of December 31, 2013, a total of $29.2 million in principal face amount of the 2029 notes remained outstanding.

Current Litigation. IRC reported in the IRC 10-K, that its wholly-owned subsidiary IN Retail Fund Algonquin Commons, L.L.C which owns the property commonly known as Algonquin Commons, ceased paying the monthly debt service on the mortgage loans secured by the property in June 2012. IRC disclosed that it hoped to reach an agreement with the special servicer that would have revised the loan structure to make continued ownership of the property economically feasible. Per the IRC 10-K, the property has not been generating sufficient cash flow to pay both principal and interest on the outstanding mortgage indebtedness due to vacancies and certain co-tenancy lease provisions that allowed some tenants to reduce their monthly rent obligations.

Algonquin Commons is encumbered by mortgage indebtedness in the aggregate principal amount of approximately $90 million. As of the date of the IRC 10-K, the amount in arrears, equal to unpaid principal and interest is approximately $10.6 million. In connection with IRC’s acquisition of the property, IRC assumed the guarantee, equal to approximately $18.6 million at December 31, 2012, of the total mortgage indebtedness (the “Payment Guaranty”). IRC believes that the Payment Guaranty has, however, ceased and is of no further force and effect as a result of the property having met the performance metrics set forth in the Payment Guaranty. IRC believes that the total indebtedness of approximately $90 million is otherwise non-recourse, subject to certain non-recourse carve-out guarantees.

On January 11, 2013, IRC received notice that a complaint had been filed in the Circuit Court of the Sixteenth Judicial District, Kane County, Illinois (Case #13CH12) by U.S. Bank National Association, as successor trustee for the registered holders of TIAA Seasoned Commercial Mortgage Trust 2007-C4, Commercial Mortgage Pass-Through Certificates, Series 2007-C4 regarding Algonquin Commons, alleging events of default under the loan documents and seeking to foreclose on the property. The complaint also seeks to enforce the Payment Guaranty and two non-recourse carve-out guarantees in an unspecified amount to be determined by the court. In connection with the complaint, the plaintiff filed a motion for appointment of a receiver and the court granted the motion and issued an order effective February 28, 2013, appointing a receiver for the property. As a result, the receiver and its affiliated management company are now managing and operating Algonquin Commons and are collecting all rents for the property. Since the IRC subsidiary still holds title to the property, all income and expenses of the property remain consolidated on IRC's consolidated financial statements

IRC disclosed in the IRC 10-K, that it cannot currently estimate the impact this dispute will have on its consolidated financial statements and may not be able to do so until a final outcome has been reached. IRC disclosed in the IRC 10-K, that it believes that if the IRC subsidiary is required to pay the full amount outstanding under the Payment Guaranty or a foreclosure occurs, there could be a material adverse effect on IRC’s cash flows and results of operations for the period and the year in which it occurs. IRC has further disclosed that it believes these events would not have a material effect on its consolidated balance sheets because there would be a corresponding reduction in both the assets and liabilities on its consolidated balance sheets. Even if IRC have to make payment under the Payment Guaranty, it has disclosed that it believes that the effect of a foreclosure of the property and release of the corresponding debt on its consolidated balance sheets will result in an improvement in certain financial ratios, and the collective effect of the payment, foreclosure and release will be neutral to Funds From Operations.

Retail Properties of America, Inc., or RPAI, is a self-administered REIT initially formed in March 2003. Prior to March 2012, RPAI was named Inland Western Retail Real Estate Trust, Inc. RPAI owns and operates shopping centers as well as office and industrial properties. As of December 31, 2013, RPAI owned 228 retail operating properties with approximately 31.6 million square feet of gross leasable area. In addition to its retail operating portfolio, as of December 31, 2013, RPAI held interests in eight office properties, one industrial property, 6 retail operating properties held by one unconsolidated joint venture, three retail properties under development and one single-user retail property classified as held for sale. According to RPAI’s 10-K, for the year ended December 31, 2013, RPAI sold 20 operating properties and closed on additional transactions, including condemnations, earnouts and parcel sales, which resulted in net proceeds of approximately $326.8 million. See also “Appendix A – Table V” for additional information regarding RPAI’s sales.

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Capital Raise. RPAI reported that on March 20, 2012, it effectuated a ten-to-one reverse stock split of its existing common stock, and that immediately following the reverse stock split, it redesignated its existing common stock as Class A Common Stock. On March 21, 2012, RPAI paid a stock dividend pursuant to which each then outstanding share of its Class A Common Stock received: one share of Class B-1 Common Stock; one share of Class B-2 Common Stock; and one share of Class B-3 Common Stock. The terms of the Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock are identical in all respects to the Class A Common Stock, except that the Class B-1, Class B-2 and Class B-3 Common Stock will automatically convert into Class A Common Stock on the date that is six months, twelve months and eighteen months, respectively, after the initial listing of the Class A Common Stock. On October 5, 2012, all 48,518 shares of Class B-1 common stock automatically converted to shares of Class A common stock.

RPAI announced that it completed a public offering of 36,750,000 shares of Class A Common Stock at $8.00 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $3.20 per share of its common stock) on April 5, 2012. This public offering generated gross proceeds of approximately $292.6 million, or approximately $272.1 million net of the underwriting discount. Also on April 5, 2012, RPAI’s Class A Common Stock began trading on the NYSE under the symbol “RPAI.” On March 5, 2014, the closing price of the RPAI Class A Common Stock on the NYSE was $13.92 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $5.57.

In addition, on December 11, 2012, RPAI announced that it entered into an underwriting agreement, with Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the other underwriters named therein, for the sale of 5,000,000 shares of 7.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share, of RPAI. RPAI disclosed that the underwriting agreement granted the underwriters the option to purchase up to 750,000 additional shares of the Series A Preferred Stock to cover over-allotments. The Series A Preferred Stock was offered to the public at a price of $25 per share, and was offered to the underwriters at a price of $24.2125 per share. On December 20, 2012, RPAI completed its public offering of 5,400 shares of Series A preferred stock resulting in gross proceeds of $135,000, or $130,747, net of the underwriting discount ($130,289, net of the underwriting discount and offering costs). RPAI disclosed that it used the net proceeds from the preferred offering to repay outstanding borrowings on its senior unsecured revolving line of credit.

On March 7, 2013, the Company established an at-the-market equity program under which it may sell shares of its Class A common stock, having an aggregate offering price of up to $200 million, from time to time. As of December 31, 2013, RPAI had issued an aggregate of approximately 5.5 million shares of its common stock, generating net proceeds of approximately $83.5 million, comprised of approximately $84.8 million in gross proceeds, offset by approximately $1.3 million in commissions and fees.

Current Litigation. RPAI disclosed in its 10-K that in 2012 certain stockholders of RPAI stock had filed putative class action lawsuits against RPAI and certain of its officers and directors , which are currently pending in the U.S. District Court in the Northern District of Illinois. RPAI’s 10-K states that the lawsuits allege, among other things, that RPAI and its directors and officers breached their fiduciary duties to RPAI’s stockholders and, as a result, unjustly enriched RPAI and the individual defendants. The RPAI 10-K states that the lawsuits further allege that the breaches of fiduciary duty led certain RPAI stockholders to acquire additional stock and caused RPAI’s stockholders to suffer a loss in share value, all measured in some manner by reference to RPAI’s 2012 offering price when it listed its shares on the NYSE. The complaints seek unspecified damages and other relief. RPAI stated in the RPAI 10-K that, based on its initial review of the complaints, RPAI believes the lawsuits to be without merit and intends to defend the actions vigorously. RPAI further disclosed that while the resolution of these matters cannot be predicted with certainty, RPAI believes, based on currently available information, that the final outcomes of these matters will not have a material effect on RPAI’s consolidated financial statements. On April 19, 2013, the defendants filed motions to dismiss the shareholder complaints, which remain pending before the court.

Inland American Real Estate Trust, Inc., or Inland American, is a self-administered REIT formed in October 2004. Inland American focuses on acquiring and managing a diversified portfolio of commercial real estate, including primarily retail, lodging and student housing properties in the United States. As stated in Inland American’s 10-K, as of December 31, 2013, Inland American’s portfolio was comprised of 277 properties representing 17.0 million square feet of retail space, 19,337 hotel rooms, 8,290 student housing beds and 7.3 million square feet of non-core space, which consists primarily of office and industrial properties. Inland American also classified 224 properties as held for sale at December 31, 2013. During the year ended December 31, 2013, Inland American sold 313 properties for a gross disposition price of $2.0 billion, including 259 bank branches, 48 non-core properties, three multi-tenant retail properties, and three hotels. See also “Appendix A – Table V” for additional information regarding Inland American’s sales.

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Capital Raise. Inland American completed its initial public offering on July 31, 2007 and completed its follow-on offering on April 6, 2009. Inland American sold a total of approximately 790.2 million shares of its common stock through its “best efforts” offering. In addition, during the year ended December 31, 2013, Inland American sold a total of 26,203,500 shares and generated $181.6 million in gross offering proceeds under its distribution reinvestment plan. As a result, Inland American has raised a total of approximately $8.9 billion of gross offering proceeds as a result of all of its offerings (inclusive of distribution reinvestments and net of redemptions).

Investor Update. Inland American adopted a share repurchase program, which became effective August 31, 2005 and was suspended as of March 30, 2009. Inland American later adopted an Amended and Restated Share Repurchase Program, which was effective from April 11, 2011 through January 31, 2012. Inland American subsequently adopted a Second Amended and Restated Share Repurchase Program (the “Second Amended Program”), which became effective February 1, 2012 and was suspended as of February 28, 2014. Inland American’s board voted to suspend the Second Amended Program on January 29, 2014. Inland American disclosed that it anticipates reinstating the Second Amended Program later in 2014.

Legal Proceedings. In its periodic reports, as updated by the American 10-k (collectively, the “American Reports”), Inland American reported that it has learned that the SEC is conducting a non-public, formal, fact-finding investigation (the “SEC Investigation”) to determine whether there have been violations of certain provisions of the federal securities laws regarding the business manager fees, property management fees, transactions with the affiliates, timing and amount of distributions paid to the investors, determination of property impairments, and any decision regarding whether Inland American might become a self-administered REIT. Inland American has not been accused of any wrongdoing by the SEC and it has been informed by the SEC that the existence of this investigation does not mean that the SEC has concluded that anyone has broken the law or that the SEC has a negative opinion of any person, entity, or security. Inland American also stated that it has been cooperating fully with the SEC.

According to the American Reports, Inland American cannot reasonably estimate the timing of the investigation, nor can it predict whether or not the investigation might have a material adverse effect on the business.

Inland American has disclosed that it also received related demands (“Derivative Demands”) by stockholders to conduct investigations regarding claims that Inland American’s officers, its board of directors, its former business manager, and affiliates of its former business manager (the “Inland American Parties”) breached their fiduciary duties to Inland American in connection with the matters disclosed above that are subject to the SEC Investigation. The first Derivative Demand claims that the Inland American Parties (i) falsely reported the value of Inland American’s common stock until September 2010; (ii) caused Inland American to purchase shares of its common stock from stockholders at prices in excess of their value; and (iii) disguised returns of capital paid to stockholders as REIT income, resulting in the payment of fees to its former business manager for which it was not entitled. The three stockholders in that demand contend that legal proceedings should seek recovery of damages in an unspecified amount allegedly sustained by Inland American. The second Derivative Demand by another shareholder makes similar claims and further alleges that the Inland American Parties (i) caused Inland American to engage in transactions that unduly favored related parties, (ii) falsely disclosed the timing and amount of distributions, and (iii) falsely disclosed whether Inland American might become a self-administered REIT. Inland American also received a letter from another stockholder that fully adopts and joins in the first Derivative Demand, but makes no additional demands on Inland American to perform investigation or pursue claims.

Upon receiving the first of the Derivative Demands, the full board of directors responded by authorizing Inland American’s independent directors to investigate the claims contained in the first Derivative Demand, any subsequent stockholder demands, as well as any other matters the independent directors see fit to investigate, including matters related to the SEC Investigation. Pursuant to this authority, the independent directors have formed a special litigation committee that is comprised solely of independent directors to review and evaluate the matters referred by the full board to the independent directors, and to recommend to the full Board any further action as is appropriate. The special litigation committee is investigating these claims with the assistance of independent legal counsel and will make a recommendation to the board after the committee has completed its investigation.

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On March 21, 2013, counsel for the stockholders who made the first Derivative Demand filed a derivative lawsuit in the Circuit Court of Cook County, Illinois, on behalf of Inland American. The case has been stayed pending completion of the special litigation committee's investigation. Inland American has disclosed that it cannot reasonably estimate the timing of the special litigation committee investigation or the Derivative Demands, nor can it predict whether or not the special litigation committee investigation or Derivative Demands might have a material adverse effect on its business.

On April 26, 2013, two of Inland American’s stockholders filed a putative class action in the United States District Court for the Northern District of Illinois against the Company, and current members and one former member of Inland American’s board of directors ("the Defendants"). The complaint sought damages on behalf of plaintiffs and similarly situated individuals who purchased additional shares in Inland American pursuant to its distribution reinvestment plan on or after March 30, 2009. Plaintiffs allege that the Defendants breached their fiduciary duties to plaintiffs and to members of the putative class by inflating the yearly estimated share price announced by Inland American and by selling shares in the distribution reinvestment plan to plaintiffs and members of the putative class at those allegedly inflated prices. On November 18, 2013, the class action complaint was dismissed with prejudice for failing to state a claim that would entitle the plaintiffs to relief. The Court disagreed with the plaintiffs' allegations, noting in its memorandum opinion and order that Inland American’s public disclosures fully described the manner in which the board estimated share value for Inland American’s stock sold through the distribution reinvestment plan. The Court entered judgment in favor of the Defendants. The plaintiffs appealed the judgment. As of February 26, 2014, the parties entered into a settlement agreement whereby the plaintiffs agreed to dismiss their appeal in exchange for a cash settlement from Inland American. Inland American has disclosed that it believes that the amount of this settlement is not material, and is less than the amount the Defendants would have incurred in defending the appeal.

Tax Matters. According to the American 10-K, Inland American has identified certain distribution and shareholder reimbursement practices that may have caused certain dividends to be treated as preferential dividends, which cannot be used to satisfy the requirement that it distribute at least 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, to its stockholders (the “90% Distribution Requirement”). Inland American has also identified the ownership of certain assets that may have violated a REIT qualification requirement that prohibits a REIT from owning “securities” of any one issuer in excess of 5% of the REIT’s total assets at the end of any calendar quarter (the “5% Securities Test”). In order to provide greater certainty with respect to Inland American’s qualification as a REIT, management concluded that it was in the best interest of Inland American and its stockholders to request closing agreements from the IRS for both Inland American and MB REIT (Florida), Inc. (“MB REIT”), of which Inland American owns substantially all of the outstanding capital stock and which Inland American consolidates for financial purposes, with respect to such matters. Accordingly, on October 31, 2012, MB REIT filed a request for a closing agreement with the IRS. Additionally, Inland American filed a separate request to a closing agreement on its own behalf on March 7, 2013.

Inland American stated that it identified certain aspects of the calculation of certain dividends on MB REIT’s preferred stock and also aspects of the operation of certain “set aside” provisions with respect to accrued but unpaid dividends on certain classes of MB REIT’s preferred stock that may have caused certain dividends to be treated as preferential dividends. In the case of Inland American, management identified certain aspects of the operation of Inland American’s dividend reinvestment plan and distribution procedures and also certain reimbursements of shareholder expenses that may have caused certain dividends to be treated as preferential dividends. If these practices resulted in preferential dividends, Inland American and MB REIT would not have satisfied the 90% Distribution Requirement and thus may not have qualified as REITs, which would result in substantial corporate tax liability for the years in which Inland American or MB REIT failed to qualify as a REIT.

In addition, Inland American reported that Inland American and MB REIT made certain overnight investments in bank commercial paper. While the Code does not provide a specific definition of “cash item,” Inland American believes that overnight commercial paper should be treated as a “cash item,” which is not treated as a “security” for purposes of the 5% Securities Test. If treated as a “security,” the bank commercial paper would appear to have represented more than 5% of Inland American’s and MB REIT’s total assets at the end of certain calendar quarters. In the event this commercial paper is treated as a “security,” Inland American anticipates that it would be required to pay corporate income tax on the income earned with respect to the portion of the commercial paper that violated the 5% Securities Test.

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According to the American 10-K, Inland American can provide no assurance that the IRS will accept the Inland American’s or MB REIT’s closing agreement requests. Even if the IRS accepts those requests, Inland American and MB REIT may be required to pay a penalty. Inland American cannot predict whether such a penalty would be imposed or, if so, the amount of the penalty. Inland American has stated that it believes that: (i) the IRS will enter into closing agreements with Inland American and MB REIT; and (ii) the Inland American Business Manager & Advisor, Inc. may be liable, in whole or in part, for any penalty imposed in connection with those closing agreements. As noted above, according to the American 10-K, Inland American can provide no assurance that the IRS will enter into closing agreements with Inland American and MB REIT or that Inland American and MB REIT will not be liable for any penalty imposed in connection with those closing agreements. Inland American has reported that its management believes based on the currently available information, that such penalty, if any, will not have a material adverse effect on the financial statements of Inland American.

Inland Diversified Real Estate Trust, Inc., or Inland Diversified, is an externally managed REIT formed in June 2008. Inland Diversified is managed by an affiliate of our sponsor. Inland Diversified focuses on acquiring and developing a diversified portfolio of commercial real estate including retail, multi-family, industrial, and office properties, located in the United States. Inland Diversified also invests in joint ventures, development projects, real estate loans and real estate-related securities. As stated in the Diversified 10-K, as of December 31, 2013, Inland Diversified owned 135 retail properties, four office properties and two industrial properties collectively totaling 12.5 million square feet including 24 multi-family units and two multi-family properties totaling 420 units. Inland Diversified did not sell any investment properties during the year ended December 31, 2013.

Capital Raise. Inland Diversified completed its initial public offering on August 23, 2012. Inland Diversified sold a total of approximately 110.5 million shares of its common stock through its “best efforts” offering. In addition, during the year ended December 31, 2013, Inland Diversified issued approximately 4.0 million shares through its distribution reinvestment plan and had repurchased approximately 0.95 million shares through its share repurchase program. As a result, Inland Diversified has realized total gross offering proceeds of approximately $38.3 million during the year ended December 31, 2013. On November 13, 2013, Inland Diversified’s board of directors voted to suspend its distribution reinvestment plan and share repurchase plan, effective immediately.

Current Litigation. Inland Diversified reported that, as of the year ended December 31, 2013, it was not party to, and none of its properties was subject to, any material pending legal proceedings.

Inland Retail Real Estate Trust, Inc. was a self-administered REIT formed in September 1998. IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share.

As of September 30, 2006, IRRETI owned 287 properties. These properties were purchased with the net proceeds received from the offering of shares of its common stock, financings, sale of properties and the line of credit. As of September 30, 2006, IRRETI had approximately $2.3 billion of indebtedness secured by its properties.

Capital Raise. Through a total of three public offerings, the last of which was completed in 2003, IRRETI sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006.

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Liquidity of Prior Programs

While engaged in a public offering of its common stock, each of the six REITs previously sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually. The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

•         Inland Real Estate Corporation. IRC stated that the company anticipated that, by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange. On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 10% of its common stock at the time of the transaction. The board evaluated market conditions each year thereafter. IRC listed its shares on the NYSE and began trading on June 9, 2004 at a price equal to $11.95 per share. On March 5, 2014, the closing price of the IRC common stock on the NYSE was $10.80 per share.

•         Inland Retail Real Estate Trust, Inc. IRRETI stated that the company anticipated that, by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange. On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock. The board of directors of IRRETI thereafter considered market conditions and chose not to list its common stock. IRRETI instead consummated a liquidity event by merging with Developers Diversified Realty Corporation, a NYSE-listed REIT, on February 27, 2007. IRRETI’s stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR.

•         Retail Properties of America, Inc. RPAI stated that the company anticipated that, by September 2008, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock.  On November 15, 2007, RPAI became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, RPAI issued to IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 15 million shares of RPAI’s common stock, valued at $25.00 per share for purposes of the merger agreement. In December 2010, 9 million shares of common stock were transferred back to RPAI from shares of common stock issued to the owners of certain of the entities that were acquired in the merger. During the second quarter of 2012, RPAI terminated its investment advisor agreement with an affiliate of The Inland Group. As of November 6, 2012, RPAI terminated the following agreements with The Inland Group and its affiliates: loan servicing; mortgage financing services; communications services; institutional investor relationships services; insurance and risk management services; property tax services; computer services; and personnel services. On August 2, 2012, RPAI executed a lease for new office space. RPAI relocated its corporate headquarters during the fourth quarter of 2012. RPAI announced that it completed a public offering of 36,750,000 shares of Class A Common Stock at $8.00 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $3.20 per share of its common stock) on April 5, 2012. This public offering generated gross proceeds of approximately $292.6 million, or approximately $272.1 million net of the underwriting discount. Also on April 5, 2012, RPAI’s Class A Common Stock began trading on the NYSE under the symbol “RPAI.” On March 5, 2014, the closing price of the RPAI Class A Common Stock on the NYSE was $13.92 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $5.57.

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•         Inland American Real Estate Trust, Inc. In the prospectuses used in each of its “best efforts” offerings, Inland American disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2010. The public reports filed by Inland American with the SEC do not indicate that Inland American’s board of directors has begun evaluating a listing of its common stock as of December 31, 2013. On March 12, 2014, Inland American entered into a series of agreements and amendments to existing agreements with affiliates of The Inland Group pursuant to which Inland American has begun the process of becoming entirely self-managed (collectively, the “Self-Management Transactions”). Inland American disclosed that it will not pay an internalization fee or self-management fee to the Inland Group in connection with the Self-Management Transactions.

Since Inland American’s inception in 2004, under the supervision of its board of directors, Inland American’s external business manager has been responsible for managing the Inland American’s day-to-day operations and Inland American’s external property managers have been responsible for managing the day-to-day property management operations of Inland American’s industrial, office and retail properties. On March 12, 2014, Inland American agreed with its business manager to terminate its business management agreement, hired all of its business manager’s employees, and acquired the assets necessary to conduct the functions previously performed by its business manager. As a result, Inland American now directly employs its executive officers and the other former employees of the business manager and will no longer pay a fee or reimburse expenses to its business manager. As the first step in taking over management of all of its real estate assets (except its lodging properties, which are managed by third parties), Inland American hired certain employees from its property managers; assumed responsibility for performing significant property management activities for its industrial, office and retail properties, including property-level accounting, lease administration, leasing, marketing and construction functions; and amended its property management agreements to reduce its property management fees as a result of its assumption of such responsibilities. As the second step, on December 31, 2014, Inland American expects to take over the remaining property management functions performed by the property managers, terminate its property management agreements, hire the remaining property manager employees and acquire the assets necessary to conduct the remaining functions performed by the property managers. As a consequence, beginning January 1, 2015, Inland American expects to become fully self-managed. Inland American has disclosed that it expects that becoming self-managed will positively impact its net income and funds from operations. Inland American also disclosed that it cannot, however, estimate the impact due to uncertainties regarding the anticipated transition-related expenses, including the terms and conditions of employment arrangements with persons Inland American is hiring from its business manager and property managers, as well as other infrastructure and information technology costs associated with becoming self-managed.

•         Inland Diversified Real Estate Trust, Inc. On February 9, 2014, Inland Diversified entered into an agreement and plan of merger (the “Merger Agreement”) with Kite Realty Group Trust, a publicly traded (NYSE: KRG) Maryland real estate investment trust (“Kite”), and KRG Magellan, LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Kite (“Merger Sub”). The Merger Agreement provides for, upon the terms and conditions of the Merger Agreement, the merger of Inland Diversified with and into Merger Sub, with Merger Sub surviving the Merger as a direct wholly owned subsidiary of Kite (the “Merger”). Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Inland Diversified’s common stock will be converted into the right to receive shares of beneficial interest of Kite, par value $0.01 per share (“Kite Common Shares”), based on:

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• an exchange ratio of 1.707 Kite Common Shares for each share of Inland Diversified’s common stock if the volume-weighted average trading price of Kite Common Shares for the ten consecutive trading days ending on the third trading day preceding the meeting of Inland Diversified’s stockholders to approve the Merger (the “Reference Price”) is equal to or less than $6.36;

• a floating exchange ratio if the Reference Price is more than $6.36 or less than $6.58 (with such floating exchange ratio being determined by dividing $10.85 by the Reference Price); and

• an exchange ratio of 1.650 Kite Common Shares for each share of Inland Diversified’s common stock if the Reference Price is $6.58 or greater.

The completion of the Merger is subject to a number of closing conditions, including, among others: (i) approval by Kite’s stockholders and Inland Diversified’s stockholders, including the approval of Kite’s stockholders of an amendment to Kite’s declaration of trust to increase the number of Kite Common Shares that Kite is authorized to issue; (ii) the absence of a material adverse effect on either Inland Diversified or Kite; (iii) the receipt of tax opinions relating to the REIT status of Kite and Inland Diversified and the tax-free nature of the transaction; (iv) the completion of the Net Lease Sale Transactions; and (v) the completion of the redeployment of certain proceeds from the sale of a portion of Inland Diversified’s real estate portfolio to acquire replacement properties for purposes of Section 1031 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Inland Diversified has disclosed that as a result of the closing conditions to which the Merger is subject, there are no assurances that the proposed Merger will be consummated on the expected timetable, or at all. Inland Diversified has also disclosed that if the closing conditions are satisfied, it is anticipated that the Merger will close during the second or third quarter of 2014.

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INcorporation by reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-176775), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•         Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 17, 2014;

•         Registration Statement on Form 8-A12G (Reg. No. 000-55146) filed with the SEC on February 18, 2014;

•         Current Report on Form 8-K filed with the SEC on October 24, 2012;

•         Current Report on Form 8-K filed with the SEC on October 24, 2012;

•         Current Report on Form 8-K filed with the SEC on November 13, 2012;

•         Current Report on Form 8-K filed with the SEC on January 3, 2013;

•         Current Report on Form 8-K/A filed with the SEC on January 23, 2013 (includes the summary select financial statements for Dollar General Corporation and the required pro forma financial information);

•         Current Report on Form 8-K/A filed with the SEC on March 12, 2013 (includes financial statements of Newington Fair Shopping Center, the summary select financial statements for Dollar General Corporation and the required pro forma financial information);

•         Current Report on Form 8-K filed with the SEC on June 13, 2013;

•         Current Report on Form 8-K filed with the SEC on July 25, 2013;

•         Current Report on Form 8-K filed with the SEC on December 30, 2013;

•         Current Report on Form 8-K filed with the SEC on January 24, 2014;

•         Current Report on Form 8-K filed with the SEC on February 27, 2014;

•         Current Report on Form 8-K filed with the SEC on March 5, 2014;

•         Current Report on Form 8-K filed with the SEC on March 28, 2014; and

•         Current Report on Form 8-K filed with the SEC on April 14, 2014.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Roberta S. Matlin, 800-826-8228. The documents also may be accessed on our website at www.inlandincometrust.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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CAPITALIZATION

This section is inserted to the prospectus directly following “Cautionary Note Regarding Forward-Looking Statements.”

The following table sets forth our historical capitalization as of December 31, 2013 and 2012. The information set forth in the following table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2013, as incorporated by reference into this prospectus (dollar amounts stated in thousands, except per share amounts).

	December 31, 2013	December 31, 2012
Debt:
Mortgage Notes Payable	$32,530	$32,677
Stockholders Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value, 1,460,000,000 shares authorized, 6,745,615.338 and 276,238.889 shares issued and outstanding as of December 31, 2012 and 2013, respectively	7	-
Additional paid in capital, net of offering costs of $8,994,299 and $2,329,969 as of December 31, 2012 and 2013, respectively	57,735	193
Accumulated distributions and net loss	(4,989)	(1,173)
TOTAL COMPANY STOCKHOLDERS’ EQUITY*:	$52,753	$(980)
TOTAL CAPITALIZATION*:	$85,283	$31,697

*Net of offering costs.

DILUTION

This section is inserted to the prospectus directly following “Capitalization.”

Our net tangible book value as of December 31, 2013 was approximately $47.7 million, or $7.07 per share.  If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total tangible liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock issued and outstanding.  After giving effect to the sale by us of 150 million shares of common stock offered in the “best efforts” portion of this offering at an offering price of $10.00 per share and 30 million shares of common stock issuable pursuant to our DRP at an offering price of $9.50 per share, our net tangible book value as of December 31, 2013 would have been approximately $1.6 billion, or $8.96 per share. This represents an immediate increase in the net tangible book value of $1.89, or 26.8%, per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $(0.96), or (9.7)%, per share to new investors.  If you pay reduced selling commissions and fees or no fees, you will suffer less dilution.

The following table illustrates this per share dilution:

Per share offering price of shares offered in our “best efforts” offering, before any expenses, commissions and other fees	$10.00
Per share offering price of shares issuable pursuant to our DRP	$9.50
Weighted average per share offering price of total shares offered in our “best efforts” offering and issuable pursuant to our DRP before expenses, commissions and other fees	$9.92
Net tangible book value of each common share at December 31, 2013	$7.07
Pro forma net tangible book value of each share of common stock, assuming the completion of this offering (1)	$8.96
Pro forma increase in net tangible book value per share of common stock to existing stockholders attributable to this offering	$1.89
Pro forma decrease (dilution) in net tangible book value per share of common stock to new investors	$(0.96)

(1) This figure assumes that we received net proceeds of approximately $1.3 billion from our “best efforts” offering, after deducting the payment of selling commissions, the marketing contribution and issuer costs, and net proceeds of $285.0 million from our DRP.  We do not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our DRP.

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PLAN OF DISTRIBUTION

Status of the Offering

The following is inserted at the end of the section of the prospectus captioned “Plan of Distribution,” which begins on page 207.

The following table provides information regarding the total shares sold in our offering as of April 14, 2014.

	Shares	Gross Offering Proceeds ($) (1)	Commissions and Fees ($) (2)	Proceeds To Us, Before Expenses ($) (3)

From our sponsor in connection with our formation:	20,000	$200,000	-	$200,000

Shares sold in the offering:	11,368,240.176	112,237.716	10,020.499	102,217.217

Shares sold pursuant to our distribution reinvestment plan:	134,389,791	1,276.703	-	1,276.703

Shares purchased pursuant to our share repurchase program:	-	-	-	-
Total:	11,502,629.967	113,714.419	10,020.499	103,693.920

(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.
(2)	Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.
(3)	Organization and offering expenses, excluding commissions, will not exceed 1.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses.
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EXPERTS

This section is inserted to the prospectus directly following “Legal Matters.”

The consolidated financial statements of Inland Real Estate Income Trust, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2013 and 2012 and the period from August 24, 2011 (inception) through December 31, 2011, and related financial statement schedule, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical summary of gross income and direct operating expenses of Newington Fair Shopping Center for the year ended December 31, 2011 has also been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report related to the historical summary of gross income and direct operating expenses refers to the fact that the statement was prepared for the purpose of complying with the rules and regulations of the SEC and is not intended to be a complete presentation of revenues and expenses.

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APPENDIX A

PRIOR PERFORMANCE TABLES

This Appendix A is inserted to the prospectus directly preceding Appendix B.

The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

Table I	Experience in Raising and Investing Funds
Table III	Operating Results of Prior Programs
Table IV	Results of Completed Programs
Table V	Sales or Disposals of Properties

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months. For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (1) to preserve and protect our stockholders’ investments; (2) to acquire quality commercial real estate assets that generate, over time, sufficient cash flow from operations to fund sustainable and predictable distributions; and (3) to realize capital appreciation through the potential sale of our assets or other liquidity. The following programs have investment objectives similar to ours. Inland Real Estate Corporation, or “IRC,” Inland Retail Real Estate Trust, Inc., or “IRRETI” and Retail Properties of America, Inc., or “RPAI” primarily invest in multi-tenant shopping centers. Inland American Real Estate Trust, Inc., or “Inland American,” and Inland Diversified Real Estate Trust, Inc., or “Inland Diversified,” primarily invest in several segments of real estate properties.

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

This Table sets forth a summary of the experience of the IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2011 and that have similar or identical investment objectives to us. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2013.

Inland Diversified Real Estate Trust, Inc.
Number of programs:	1 Program	%

Dollar amount offered	$5,000,000 (A)
Dollar amount raised	1,139,579 (B)	100.0
Length of offering	36 months (C)
Months to invest 90% of amount available for investment (measured from beginning of offering)	40 months (C)

NOTES TO TABLE I

(A)	This amount reflects the aggregate amount offered on a “reasonable best efforts” basis in the program’s initial offering. The amount does not reflect shares offered for distribution to stockholders participating in Inland Diversified’s distribution reinvestment plan.
(B)	These figures are cumulative and are as of December 31, 2013. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment plan and net of shares repurchased pursuant to its share repurchase program.
(C)	For Inland Diversified in August 2009, the program commenced an initial public offering, on a best effort basis, of 500,000,000 shares of common stock at $10.00 per share. As of December 31, 2012, 100% of the proceeds available for investment from the initial best efforts offering were invested.

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TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

This Table sets forth the annual operating results of public IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2009 and that have similar or identical investment objectives to us. All results are through December 31, 2013. The operating results consist of:

•	Taxable income or loss from operations;
•	A summary Statements of cash flows;
•	The amount and Source of cash distributions; and
•	A summary balance sheet.
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TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland American Real Estate Trust Inc. (A)

	2013	2012	2011	2010	2009

Summary Operating Results
Gross revenues	$1,321,837	1,437,395	1,323,151	1,231,735	1,130,148
Operating expenses (B)	$(1,394,965)	(1,259,298)	(1,203,286)	(1,207,914)	(1,119,366)
Operating income (loss)	$(73,128)	178,097	119,865	23,821	10,782
Interest expense	$(212,263)	(306,047)	(310,174)	(293,507)	(254,308)
Other income (expenses)	$69,851	6,631	(96,336)	21,847	(154,434)
Discontinued operations gain (loss) (C)	$459,588	51,981	(29,608)	71,408	-
Net income (loss)-GAAP basis	$244,048	(69,338)	(316,253)	(176,431)	(397,960)

Summary Statements of Cash Flows
Net cash flows provided by operating activities	$422,813	456,221	397,949	356,660	369,031
Net cash flows provided by (used in) investing activities	$922,624	(118,162)	(286,896)	(380,685)	(563,163)
Net cash flows used in financing activities	$(1,249,979)	(335,443)	(160,597)	(208,759)	(250,602)

Amount and Source of Distributions
Total Distributions paid to common stockholders:	$449,253	439,188	428,650	416,935	411,797

Distribution data per $1,000 invested:
Total Distributions paid to common stockholders:
From investment income	$50	50	50	50	50
From sales of properties	$6	0	0	6	0
From operations	$44	50	46	44	48
From excess cash available from prior years	$0	0	4	0	2
From all other sources (financing or offering proceeds)	$0	0	0	0	0

Summary Balance Sheet
Total assets (before depreciation)	$10,913,918	12,341,000	12,221,000	12,430,000	12,046,000
Total assets (after depreciation)	$9,662,464	10,760,000	10,919,000	11,392,000	11,328,000
Total liabilities	$5,395,832	6,417,000	6,256,000	5,864,000	5,432,000
Estimated per share value	$6.93	7.22	8.03	N/A	N/A

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TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Diversified Real Estate Trust Inc. (D)

		2013	2012	2011	2010	2009

Summary Operating Results
Gross revenues		$220,208	134,335	72,115	18,198	96
Operating expenses (B)		$168,756	100,067	55,798	15,680	396
Operating income (loss)		$51,542	34,268	16,317	2,518	(300)
Interest expense		$(53,333)	(34,001)	(19,835)	(4,522)	0
Net income (loss)-GAAP basis		$(283)	2,616	(2,279)	(1,743)	(297)

Summary Statements of Cash Flows
Net cash flows provided by operating activities		$84,333	56,670	27,872	2,658	(342)
Net cash flows provided by (used in) investing activities		$(43,606)	(1,215,402)	(454,168)	(346,755)	(9,691)
Net cash flows provided by (used in) financing activities		$(44,793)	1,134,777	445,649	369,262	25,369

Amount and Source of Distributions
Total Distributions paid to common stockholders:		$69,824	51,767	23,641	7,031	96

Distribution data per $1,000 invested:
Total Distributions paid to common stockholders:		$60	60	60	60	60
From operations and sales of properties		$60	60	60	60	60
From all other sources (financing or offering proceeds)		$0	0	0	0	0

Summary Balance Sheet
Total assets (before depreciation)		$2,442,697	2,448,366	1,030,430	453,443	26,456
Total assets (after depreciation)		$2,327,598	2,393,523	1,010,386	450,114	26,439
Total liabilities		$1,363,778	1,412,325	524,736	224,165	3,661
Estimated per share value	$	N/A	N/A	N/A	N/A	N/A

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TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)	Inland American has elected to be taxed, and currently qualifies, as a REIT under the Internal Revenue Code for U.S. federal income tax purposes. Thus, it generally will not be subject to U.S. federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland American fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and U.S. federal income and excise taxes on its undistributed income.
(B)	Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.
(C)	Discontinued operations includes operations related to the 224 properties classified as held for sale at December 31, 2013.
(D)	Inland Diversified has elected to be taxed, and currently qualifies, as a REIT under the Internal Revenue Code for U.S. federal income tax purposes. Thus, it generally will not be subject to U.S. federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Diversified fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and U.S. federal income and excise taxes on its undistributed income.
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TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

This Table sets forth summary information on the results of public IREIC-sponsored prior real estate programs that have completed operations since January 1, 2004 and that have similar or identical investment objectives to us.  All figures are through December 31, 2013.

Program Name	Inland Retail Real Estate Trust Inc. (A)
Date of program closing	02/07
Duration of program (months)	96
Dollar amount raised	$2,371,012
Annualized Return on Investment (B)	13%
Median Annual Leverage	51%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$297,796

(A)	On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion. No financial reports for IRRETI for the year ended December 31, 2006 were issued and, as a result of the acquisition by DDR, no further information regarding IRRETI is available.
(B)	Calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount raised by investors multiplied by the number of years from the program’s initial receipt of offering proceeds from a third-party investor to the liquidity event. The amount raised by investors excludes any underwriting fees and commissions disclosed to investors and paid from the amount raised.
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TABLE V

SALES OR DISPOSALS OF PROPERTIES

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2011 by public IREIC-sponsored prior real estate programs that have similar or identical investment objectives to us. All figures are through December 31, 2013. Table V does not include any information regarding RPAI’s sales or disposals of properties since January 1, 2012. The Table provides certain information to evaluate property performance over the holding period such as:

•	Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;
•	Cash invested in properties;
•	Cash flow (deficiency) generated by the property;
•	Taxable gain (ordinary and total); and
•	Terms of notes received at sale.

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	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commiss- ions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)

Inland Real Estate Corporation
Schaumburg Golf Road	09/99	02/11	2,090	-	-	2,090	-	2,090	2,090	0	60	-	60
Park Center Plaza (Partial)	12/98	08/11	2,977	-	-	2,977	-	2,977	2,977	0	144	-	144
Rose Plaza East & West	01/00	10/11	4,899	-	-	4,899	-	4,899	4,899	451	410	-	410
Orland Park Retail	02/98	10/11	920	-	-	920	-	920	920	(101)	(63)	-	(63)
Grand Traverse Crossing	01/99	06/12	1,018	-	-	1,018	-	1,018	1,018	(17)	(1,078)	-	(1,078)
Riverplace Center	11/98	06/12	4,067	-	-	4,067	-	4,067	4,067	171	(1,027)	-	(1,027)
Walgreens – Jennings, MO	10/02	08/12	2,134	-	-	2,134	-	2,134	2,134	118	166	-	166
Hartford Plaza	09/95	10/12	4,180	-	-	4,180	-	4,180	4,180	390	636	-	636
Butera Market	03/95	12/12	5,563	-	-	5,563	-	5,563	5,563	450	1,188	-	1,188
10th Street Center	03/99	12/12	1,510	-	-	1,510	-	1,510	1,510	(78)	(2,589)	-	(2,589)
Quarry Outlot	12/96	02/13	3,081	-	-	3,081	-	3,081	3,081	6	1,640	-	1,640
Oak Lawn Town Center	12/96	03/13	3,005	-	-	3,005	-	3,005	3,005	(29)	595	-	595
Winnetka Commons	07/98	05/13	3,573	-	-	3,573	-	3,573	3,573	82	(277)	-	(277)
Cub Foods – Buffalo Grove	06/99	05/13	2,241	-	3,838	6,079	3,965	6,206	6,206	56	(1,133)	-	(1,133)
Berwyn Plaza	05/98	07/13	1,448	-	-	1,448	-	1,448	1,448	76	(236)	-	(236)
Eola Commons	04/13	07/13	4,111	-	-	4,111	-	4,111	4,111	(163)	(614)	-	(614)
Orland Greens	09/98	08/13	4,429	-	-	4,429	-	4,429	4,429	37	76	-	76
Regal Showplace (partial)	06/13	10/13	1,838	-	-	1,838	-	1,838	1,838	-	575	-	575
Naperwest	12/97	10/13	20,140	-	-	20,140	-	20,140	20,140	1,643	168	-	168
Park Square (partial)	08/02	12/13	(868)	-	10,000	9,132	10,000	9,132	9,132	-	(4,444)	-	(4,444)
Lansing Square (partial)	12/96	12/13	5,052	-	-	5,052	-	5,052	5,052	-	(616)	-	(616)
Rite-Aid	05/02	12/13	2,379	-	-	2,379	-	2,379	2,379	221	444	-	444

Total for Inland Real Estate Corporation:			79,787	-	13,838	93,625	13,965	93,752	93,752	3,313	(5,975)	-	(5,975)

Inland Diversified Real Estate Trust, Inc.
None.

Total for Inland Diversified Real Estate Trust, Inc:

Retail Properties of America, Inc.
Sold
Wal-Mart Supercenter – Blytheville, AK	07/04	03/11	12,438	-	-	12,438	-	12,438	12,438	(2)	1,268	-	1,268
Kohl’s – Georgetown, KY	10/05	03/11	10,055	-	-	10,055	-	10,055	10,055	(84)	968	-	968
Maytag Distribution Center, North Liberty, IA	01/05	04/11	18,698	-	-	18,698	-	18,698	18,698	(48)	(2,257)	-	(2,257)
Wrangler, El Paso, TX	07/04	04/11	15,921	-	-	15,921	-	15,921	15,921	215	247	-	247
Old Time Pottery, Douglasville, GA	06/06	07/11	(57)	-	3,250	3,193	3,250	(57)	3,193	(94)	(2,268)	-	(2,268)
PetSmart Distribution Center, Ottawa, IL	07/05	08/11	8,482	-	40,000	48,482	40,000	8,482	48,482	371	10,871	-	10,871
Mesa Fiesta, Mesa, AZ	12/04	10/11	2,644	-	-	2,644	-	2,644	2,644	3,101	(25,451)	-	(25,451)
CVS Pharmacy, Cave Creek, AZ	12/05	11/11	5,872	-	-	5,872	-	5,872	5,872	(29)	250	-	250
Hobby Lobby, Concord, NC	01/05	12/11	5,698	-	-	5,698	-	5,698	5,698	(64)	911	-	911
North Ranch Pavilions, Thousand Oaks, CA	01/04	12/11	13,092	-	-	13,092	-	13,092	13,092	1,579	(3,917)	-	(3,917)
Wheatland Towne Crossing, Dallas, TX	04/11	12/11	5,245	-	-	5,245	-	5,245	5,245	(620)	(4,381)	-	(4,381)

Partially Sold to Joint Venture
Southpark Meadows II, Austin, TX	03/07	08/11	39,935	-	60,000	99,935	60,000	39,935	99,935	3,436	(8,530)	-	(8,530)

Total for Retail Properties of America, Inc.:			98,088	-	43,250	141,388	43,250	98,088	141,388	4,325	(23,759)	-	(23,759)

Inland American Real Estate Trust, Inc.

Retail Properties

Woodforest Square	10/05	08/11	1,603	-	-	1,603	-	1,603	1,603	41	873	47	826
Ashford	11/05	09/11	2,020	-	-	2,020	-	2,020	2,020	195	1,635	43	1,592
Pinehurst	10/05	09/11	1,623	-	-	1,623	-	1,623	1,623	58	1,303	37	1,226
Shakopee	04/06	10/11	-	-	9,000	9,000	8,800	200	9,000	(67)	(5,870)	-	(5,870)
West End Square	11/05	11/11	1,280	-	-	1,280	-	1,280	1,280	44	368	51	317
24 Hour Fitness	10/05	11/11	4,537	-	-	4,537	-	4,537	4,537	595	3,763	108	3,655
Carver Creek	11/05	11/11	689	-	-	689	-	689	689	97	(329)	-	(329)
6234 Richmond Ave.	10/05	11/11	691	-	-	691	-	691	691	(117)	(257)	-	(257)
6101 Richmond Ave	10/05	11/11	1,835	-	-	1,835	-	1,835	1,835	277	1,771	19	1,752
Friendswood	12/05	12/11	7,709	-	-	7,709	-	7,709	7,709	972	5,677	194	5,483
Cinemark Webster	12/05	12/11	9,104	-	-	9,104	-	9,104	9,104	838	8,213	169	8,044
Eldridge Lakes Town Center	07/06	12/11	9,453	-	-	9,453	-	9,453	9,453	671	(4,865)	-	(4,865)
Walgreens	12/05	12/11	2,530	-	-	2,530	-	2,530	2,530	175	(590)	-	(590)
Saratoga	10/05	12/11	6,694	-	-	6,694	-	6,694	6,694	690	5,092	207	4,885
Cinemark 12- Pearland	12/05	12/11	7,405	-	-	7,405	-	7,405	7,405	625	6,160	104	6,056
825 Rand	08/07	12/11	-	-	3,226	3,226	5,767	(2541)	3,226	(832)	(6,418)	-	(6,418)
Sandlake Corners	03/10	12/11	-	-	20,900	20,900	20,700	200	20,900	(406)	6,036	88	5,948
Lakewood Shopping Ctr I	01/06	06/12	7,391	-	11,393	18,785	11,715	7,070	18,785	155	(3,865)	-	(3,865)
Lakewood Shopping Ctr II	06/07	06/12	11,259	-	-	11,259	-	11,259	11,259	344	(2,079)	-	(2,079)
Plaza at Eagle's Landing	11/06	08/12	-	-	4,941	4,941	5,310	(369)	4,941	223	(3,250)	-	(3,250)
Canfield Plaza	04/06	08/12	968	-	7,610	8,577	7,575	1,002	8,577	504	(3,629)	-	(3,629)
Shallotte Commons	05/07	01/13	-		6,078	6,078	6,078	(1)	6,078	867	(4,367)	-	(4,367)
Logan's Roadhouse	03/10	09/13	2,515	-	-	2,515	-	2,515	2,515	122	822	34	788
24 Hr Fitness – The Woodlands	10/05	09/13	*	-	3,512	3,512	3,500	12	3,512	283	7,974	53	7,921

LA Fitness @ Eldridge Lakes	10/11	09/13	*	-	5,018	5,018	5,000	18	5,018	159	1,787	91	1,696
Middleburg Crossing	06/07	12/13	4,174	-	4,200	8,374	6,446	1,928	8,374	203	(1,071)	-	(1,071)
95th and Cicero	08/08	12/13	13,047	-	-	13,047	8,949	4,098	13,047	320	-	-	-
Stone Creek Crossing	01/09	12/13	10,507	-	-	10,507	-	10,507	10,507	(3,666)	(11,445)	-	(11,445)
Retail Citizens Bank 29
CT - 03 East Hampton	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
DE - 02 Wilmington	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
DE - 03 Wilmington	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
IL - 02 Calumet City	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
IL - 04 Chicago Dr-Up	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
IL - 11 Olympia Fields	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
MA - 03 Dorchester	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
MA - 21 Tewksbury	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
MA - 22 Wilbraham	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
NH - 07 Ossipee	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
NH - 08 Pelham	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
NJ - 02 Marlton	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
OH - 01 Bedford	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
OH - 03 Parma	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 11 Carlisle	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 23 Grove City Dr	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 24 Grove City	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 25 Harrisburg	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 34 Lancaster	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 36 Lititz	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 44 Munhall Dr In	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 45 New Stanton	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 51 Philadelphia	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 70 Shippensburg	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 71 Slovan Drive	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 73 State College	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 80 Verona	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 83 West Grove	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
PA - 87 York	06/07	04/12	-	-	-	-	-	-	-	-	-	-	-
			-	-	25,457	25,457	25,457	-	25,457	516	885	222	663

CFG PA - 32 Kutztown	06/07	05/12	451	-	407	858	407	451	858	19	(98)	-	(98)
CFG PA - 39 McKees Rock	06/07	08/12	-	-	77	77		77	77	(959)	(1,079)	-	(1,079)

Retail Citizens Bank 33
CT - 01 Colchester	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
CT - 02 Deep River	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
CT - 04 East Lyme	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
CT - 05 Hamden	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
CT - 07 Montville	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
CT - 09 Stonington	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 06 Ludlow	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 08 Malden	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 09 Malden	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 11 Medford	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 15 New Bedford	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 16 Randolph	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 17 Somerville	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 23 Winthrop	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
MA - 25 Watertown	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
NH - 03 Manchester	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 02 Allison Park	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 06 Beaver Falls	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 15 Dallas	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 26 Havertown	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 29 Homestead	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 33 Lancaster	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 40 Mechanicsburg	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 59 Pittsburgh	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 60 Pittsburgh	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 76 Temple	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 77 Turtle Creek	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 84 West Hazelton	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
PA - 89 Mt Lebanon	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
RI - 01 Coventry	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
RI - 04 Johnston	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
RI - 13 Wakefield	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
RI - 14 Warren	06/07	09/12	-	-	-	-	-	-	-	-	-	-	-
			25,810	-	25,000	50,810	25,000	25,810	50,810	2,111	(2,243)	385	(2,628)

PA - 28 Hollidaysburg	06/07	10/12	-	-	725	725	725	-	725	34	12	2	10
PA - 53 Philadelphia	06/07	10/12	-	-	1,083	1,083	1,083	-	1,083	(380)	(635)	-	(635)
PA - 74 State College	06/07	10/12	-	-	1,733	1,733	1,733	-	1,733	81	(198)	-	(198)

CFG PA Saxonburg	06/07	11/12	-	-	-	-	-	-	-	-	-	-	-
CFG PA Souderton	06/07	11/12	-	-	-	-	-	-	-	-	-	-	-
CFG PA Wilkes-Barre	06/07	11/12	-	-	-	-	-	-	-	-	-	-	-
			-	-	3,015	3,015	3,015	-	3,015	(159)	(770)	-	(770)

Retail Citizens Bank – 59
CT Stonington Pawcat	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
IL Orland Hills	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
MA Milton	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
MA South Dennis	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
MA Woburn	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
MI Farmington	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
MI Troy	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
NH Keene Retail	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
NH Manchester	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
NH Salem	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
OH Fairlawn Office	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
OH Parma	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
OH Parma Heights	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
OH South Russell	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Aliquippa	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Altoona	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Ashley	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Butler	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Camp Hill	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Carnegie	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Dillsburg	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Drexel Hill	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Erie	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Ford City	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Greensburg	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Highspire	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Kingston	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Kittanning	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Latrobe	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Lower Burrell	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Matamoras	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Mercer Drive In	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Milford	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Mountain Top	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Oakmont	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Oil City	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Philadelphia	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Philadelphia	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pitcairn	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh Retail	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Pittsburgh Retail	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Reading	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Tyrone	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Upper Darby	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Warrendale	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
PA Wexford	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
RI Cranston	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
RI East Greenwich	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
RI N. Providence	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
RI Providence	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
RI Rumford	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
VT Middlebury	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
			7,485	-	77,253	84,738	77,253	7,485	84,738	5,284	(11,043)	320	(11,363)

CFG PA West Chester	06/07	12/12	304	-	-	304	-	304	304	(513)	(683)	-	(683)

CFG PA Broadheadsvi	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
CFG PA Tannersville	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
			142	-	2,117	2,258	2,117	142	2,258	(687)	(1,427)	-	(1,427)

CFG MA Dedham	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
CFG MA Hanover	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
CFG MA Needham	06/07	12/12	-	-	-	-	-	-	-	-	-	-	-
			4,476	-	1,586	6,062	1,586	4,476	6,062	248	705	47	658

CFG RI - 07 North Prov	06/07	12/12	1,994	-	1,818	3,812	1,818	1,994	3,812	(39)	(527)	-	(527)
CFG-IL - 07 Chicago Hts.	06/07	01/13	2,001	-	-	2,001	-	2,001	2,001	9	780	31	749
CFG-IL - 16 Westchester	06/07	02/13	1,339		-	1,339		1,339	1,339	14	15	3	12
CFG-DE - 01 Lewes	06/07	02/13	1,079		-	1,079		1,079	1,079	12	216	13	203

Retail Citizens Bank – 5
CFG-IL Villa Park	06/07	03/13	-	-	-	-	-	-	-	12	(414)	-	(414)
CFG-MA Springfield	06/07	03/13	-	-	-	-	-	-	-	7	(217)	-	(217)
CFG-NH Hinsdale	06/07	03/13	-	-	-	-	-	-	-	7	(156)	-	(156)
CFG-PA Altoona	06/07	03/13	-	-	-	-	-	-	-	11	(156)	-	(156)
CFG-PA Cranberry	06/07	03/13	-	-	-	-	-	-	-	10	(166)	-	(166)
			1,897		2,067	3,964	2,067	1,897	3,964	47	(1,109)	-	(1,109)

CFG-PA - 67 Reading	06/07	04/13	1,889		-	1,889		1,889	1,889	36	(289)	-	(289)
CFG-PA Charleroi	06/07	05/13	1,512		-	1,512		1,512	1,512	28	97	19	77
CFG-MA Springfield	06/07	05/13	1,004		-	1,004		1,004	1,004	24	(79)	-	(79)
CFG-PA Glenside	06/07	05/13	1,829		-	1,829		1,829	1,829	36	(181)	-	(181)
CFG-PA Camp Hill	06/07	06/13	1,212		-	1,212		1,212	1,212	47	(1,197)	-	(1,197)
CFG-NJ Haddon Heights	06/07	07/13	1,380		-	1,380		1,380	1,380	48	374	19	356
CFG-RI Warwick Office	06/07	09/13	*	-	-	-	-	-	-	529	(1,465)	-	(1,465)
CFG-RI Warwick Office	06/07	09/13	*	-	-	-	-	-	-	326	(298)	-	(298)
Citizens (CFG) Mellon Bank	06/07	12/13	3,041		-	3,041		3,041	3,041	223	(193)	-	(193)

Retail SunTrust Banks – 6
ST-FL Kirkman -	12/07	12/12	-	-	-	-	-	-	-	-	-	-	-
ST-FL SE Lauderdale	12/07	12/12	-	-	-	-	-	-	-	-	-	-	-
ST-FL Hunters Creek	12/07	12/12	-	-	-	-	-	-	-	-	-	-	-
ST-GA Peachtree Cor	12/07	12/12	-	-	-	-	-	-	-	-	-	-	-
ST-GA Brookwood Sq	12/07	12/12	-	-	-	-	-	-	-	-	-	-	-
ST-MD Annapolis	12/07	12/12	-	-	-	-	-	-	-	-	-	-	-
			16,011	-	-	16,011	-	16,011	16,011	720	2,821	199	2,622

Retail SunTrust Banks – 27
ST-FL Plant City	12/07	03/13	-	-	-	-	-	-	-	40	279	30	248
ST-FL Dunedin	12/07	03/13	-	-	-	-	-	-	-	39	266	29	237
ST-FL East Lake Wales	12/07	03/13	-	-	-	-	-	-	-	22	135	16	119
ST-FL Port Orange	12/07	03/13	-	-	-	-	-	-	-	27	179	20	158
ST-FL West Port Orange	12/07	03/13	-	-	-	-	-	-	-	30	199	22	176
ST-FL Wellington	12/07	03/13	-	-	-	-	-	-	-	33	221	25	196
ST-FL North Port	12/07	03/13	-	-	-	-	-	-	-	30	196	22	174
ST-FL Fivay Road	12/07	03/13	-	-	-	-	-	-	-	29	192	22	170
ST-FL Dunnellon Office	12/07	03/13	-	-	-	-	-	-	-	9	39	7	33
ST-GA Georgetown Branch	12/07	03/13	-	-	-	-	-	-	-	49	297	44	253
ST-GA Bowdon Branch	12/07	03/13	-	-	-	-	-	-	-	25	140	23	117
ST-GA Demere Office	12/07	03/13	-	-	-	-	-	-	-	32	182	29	153
ST-GA Jesup Office	12/07	03/13	-	-	-	-	-	-	-	28	161	26	135
ST-MD Ellicott City	12/07	03/13	-	-	-	-	-	-	-	37	341	51	290
ST-MD Waldorf	12/07	03/13	-	-	-	-	-	-	-	49	478	68	411
ST-NC NCF: Belmont Main Street	12/07	03/13	-	-	-	-	-	-	-	21	236	33	203
ST-NC NCF: Matthews – Joh	12/07	03/13	-	-	-	-	-	-	-	11	102	17	86
ST-NC NCF: Mocksville – Val	12/07	03/13	-	-	-	-	-	-	-	54	647	84	563
ST-NC NCF: Pinewinds	12/07	03/13	-	-	-	-	-	-	-	18	196	28	168
ST-NC NCF: Zebulon	12/07	03/13	-	-	-	-	-	-	-	16	168	25	143
ST-SC NCF: Perpetual Square	12/07	03/13	-	-	-	-	-	-	-	22	181	36	145
ST-TN Madison Branch	12/07	03/13	-	-	-	-	-	-	-	20	180	26	154
ST-TN Lavergne Branch	12/07	03/13	-	-	-	-	-	-	-	5	25	5	20
ST-TN Brainerd Branch	12/07	03/13	-	-	-	-	-	-	-	22	193	27	166
ST-VA Azalea	12/07	03/13	-	-	-	-	-	-	-	10	83	14	68
ST-VA Boonsboro	12/07	03/13	-	-	-	-	-	-	-	10	86	15	71
ST-VA Cheriton	12/07	03/13	-	-	-	-	-	-	-	8	68	12	55
			48,435			48,435		48,435	48,435	695	5,470	757	4,713

Retail SunTrust Banks – 2
ST-GA Mall Boulevard Branch	12/07	04/13	-	-	-	-	-	-	-	28	741	23	719
ST-GA Washington Road Aug	12/07	04/13	-	-	-	-	-	-	-	20	133	16	117
			2,906			2,906		2,906	2,906	48	874	38	836

Retail SunTrust Banks – 28
ST-FL Cutler Ridge Office	12/07	04/13	-	-	-	-	-	-	-	6	300	31	269
ST-FL University Branch	12/07	04/13	-	-	-	-	-	-	-	19	198	20	178
ST-FL Destin Branch	12/07	04/13	-	-	-	-	-	-	-	27	281	28	253
ST-FL Palm harbor Office	12/07	04/13	-	-	-	-	-	-	-	21	218	22	197
ST-FL North Coral Springs	12/07	04/13	-	-	-	-	-	-	-	25	266	27	240
ST-FL South Daytona Branch	12/07	04/13	-	-	-	-	-	-	-	20	207	21	186
ST-FL South 441 Branch	12/07	04/13	-	-	-	-	-	-	-	23	247	25	222
ST-FL Melbourne South Branch	12/07	04/13	-	-	-	-	-	-	-	22	227	23	205
ST-FL Oakbridge Center	12/07	04/13	-	-	-	-	-	-	-	20	209	21	188
ST-FL Hospital Branch	12/07	04/13	-	-	-	-	-	-	-	7	339	34	305
ST-GA Pershing Point Branch	12/07	04/13	-	-	-	-	-	-	-	20	245	26	219
ST-GA Executive Park	12/07	04/13	-	-	-	-	-	-	-	5	336	36	300
ST-GA North Fulton Hospital	12/07	04/13	-	-	-	-	-	-	-	25	304	33	271
ST-NC Maple Avenue	12/07	04/13	-	-	-	-	-	-	-	9	170	22	149
ST-NC Carriboro	12/07	04/13	-	-	-	-	-	-	-	9	176	22	154
ST-NC Parkade	12/07	04/13	-	-	-	-	-	-	-	12	243	31	213
ST-NC Northgate	12/07	04/13	-	-	-	-	-	-	-	18	368	46	322
ST-NC Summit Avenue	12/07	04/13	-	-	-	-	-	-	-	10	197	25	172
ST-NC Lexington	12/07	04/13	-	-	-	-	-	-	-	11	220	28	192
ST-NC Jefferson St	12/07	04/13	-	-	-	-	-	-	-	18	353	44	308
ST-NC Yadkin Plaza	12/07	04/13	-	-	-	-	-	-	-	5	97	12	85
ST-SC Belton	12/07	04/13	-	-	-	-	-	-	-	8	110	22	88
ST-SC Travelers Rest	12/07	04/13	-	-	-	-	-	-	-	12	158	32	127
ST-TN Murfreesboro Road	12/07	04/13	-	-	-	-	-	-	-	12	181	23	158
ST-TN Hobbs Road	12/07	04/13	-	-	-	-	-	-	-	1	429	53	376
ST-VA Church Hill	12/07	04/13	-	-	-	-	-	-	-	20	362	46	316
ST-VA Washington Street	12/07	04/13	-	-	-	-	-	-	-	4	65	8	57
ST-VA Industrial Park	12/07	04/13	-	-	-	-	-	-	-	10	175	22	153
			15,801		29,153	44,954		44,954	44,954	395	6,684	782	5,902

ST-MD Rosemont	12/07	04/13	2,109		-	2,109		2,109	2,109	24	285	39	246
ST-FL Northwood Office	12/07	05/13	1,642		-	1,642		1,642	1,642	31	145	14	131
ST-VA Rocky Mount Main Office	12/07	05/13	1,959		-	1,959		1,959	1,959	28	294	38	256
ST-FL North Palm Beach	12/07	05/13	1,906		-	1,906		1,906	1,906	36	46	9	37
ST-VA Lewis Gale	12/07	06/13	933		-	933		933	933	23	(366)	-	(366)

Retail SunTrust Banks – 139
ST-DC Rhode Island Ave	03/08	06/13	-	-	-	-	-	-	-	11	391	61	330
ST-FL Roseland	03/08	06/13	-	-	-	-	-	-	-	28	189	19	170
ST-FL Bartow	03/08	06/13	-	-	-	-	-	-	-	20	117	12	105
ST-FL Gulf Breeze	03/08	06/13	-	-	-	-	-	-	-	23	354	36	318
ST-FL Hallandale	03/08	06/13	-	-	-	-	-	-	-	26	435	44	392
ST-FL Homosassa Springs	03/08	06/13	-	-	-	-	-	-	-	26	129	14	116
ST-FL West Inverness	03/08	06/13	-	-	-	-	-	-	-	22	108	12	97
ST-FL Crystal River	03/08	06/13	-	-	-	-	-	-	-	21	326	33	294
ST-FL South Port	03/08	06/13	-	-	-	-	-	-	-	40	180	19	162
ST-FL Lady Lake	03/08	06/13	-	-	-	-	-	-	-	37	252	26	227
ST-FL Freedom Park	03/08	06/13	-	-	-	-	-	-	-	35	234	24	210
ST-FL River Crossing	03/08	06/13	-	-	-	-	-	-	-	30	181	19	163
ST-FL Beverly Hills	03/08	06/13	-	-	-	-	-	-	-	33	199	20	178
ST-FL Timber Pines	03/08	06/13	-	-	-	-	-	-	-	35	158	16	142
ST-FL San Jose	03/08	06/13	-	-	-	-	-	-	-	28	166	17	149
ST-FL Mandarin	03/08	06/13	-	-	-	-	-	-	-	31	211	22	189
ST-FL Osceola	03/08	06/13	-	-	-	-	-	-	-	30	380	38	341
ST-FL E. Lake Woodlands	03/08	06/13	-	-	-	-	-	-	-	25	107	11	96
ST-FL Largo	03/08	06/13	-	-	-	-	-	-	-	31	135	14	121
ST-FL Southwood	03/08	06/13	-	-	-	-	-	-	-	29	193	20	173
ST-FL Jupiter	03/08	06/13	-	-	-	-	-	-	-	49	255	26	229
ST-FL Wildwood	03/08	06/13	-	-	-	-	-	-	-	25	146	15	130
ST-FL Lynn Haven	03/08	06/13	-	-	-	-	-	-	-	37	167	17	149
ST-FL Palmetto Park	03/08	06/13	-	-	-	-	-	-	-	43	291	29	262
ST-FL Riverbridge	03/08	06/13	-	-	-	-	-	-	-	41	282	28	253
ST-FL Avon Park US Hwy 27	03/08	06/13	-	-	-	-	-	-	-	45	235	24	211
ST-FL Sebring North	03/08	06/13	-	-	-	-	-	-	-	34	151	16	135
ST-FL Lake Placid	03/08	06/13	-	-	-	-	-	-	-	34	205	21	184
ST-FL Bloomingdale	03/08	06/13	-	-	-	-	-	-	-	20	114	12	102
ST-FL Plantation Square	03/08	06/13	-	-	-	-	-	-	-	34	153	16	137
ST-FL Haines City	03/08	06/13	-	-	-	-	-	-	-	36	216	22	194
ST-FL Orange Camp	03/08	06/13	-	-	-	-	-	-	-	42	190	19	170
ST-FL Edgewater	03/08	06/13	-	-	-	-	-	-	-	30	203	21	183
ST-FL Flagler Beach	03/08	06/13	-	-	-	-	-	-	-	40	179	18	160
ST-FL Northgate	03/08	06/13	-	-	-	-	-	-	-	31	190	19	170
ST-FL S. Peninsula	03/08	06/13	-	-	-	-	-	-	-	25	125	13	112
ST-FL Zephurhills Main	03/08	06/13	-	-	-	-	-	-	-	31	382	38	344
ST-FL Weeki Wachee	03/08	06/13	-	-	-	-	-	-	-	50	262	27	236
ST-FL Seven Hills	03/08	06/13	-	-	-	-	-	-	-	51	268	27	241
ST-FL North Miami Beach	03/08	06/13	-	-	-	-	-	-	-	31	180	19	161
ST-FL International Mall	03/08	06/13	-	-	-	-	-	-	-	53	314	33	281
ST-FL Punta Gorda	03/08	06/13	-	-	-	-	-	-	-	47	336	34	303
ST-FL Metrowest	03/08	06/13	-	-	-	-	-	-	-	22	277	28	249
ST-FL Eastwood	03/08	06/13	-	-	-	-	-	-	-	48	296	30	266
ST-FL Suntree	03/08	06/13	-	-	-	-	-	-	-	38	169	17	151
ST-FL The Villages	03/08	06/13	-	-	-	-	-	-	-	42	220	22	197
ST-FL Zephurhills North	03/08	06/13	-	-	-	-	-	-	-	35	154	16	138
ST-FL County Road #1	03/08	06/13	-	-	-	-	-	-	-	39	266	27	239
ST-FL 22nd Ave North	03/08	06/13	-	-	-	-	-	-	-	40	182	19	163
ST-FL Oakhurst	03/08	06/13	-	-	-	-	-	-	-	32	142	15	127
ST-FL Riverdale-Ft. Myers	03/08	06/13	-	-	-	-	-	-	-	35	211	22	190
ST-FL San Carlos	03/08	06/13	-	-	-	-	-	-	-	29	129	14	115
ST-FL East Tamarac	03/08	06/13	-	-	-	-	-	-	-	20	300	30	270
ST-FL Sun City Center	03/08	06/13	-	-	-	-	-	-	-	55	401	40	361
ST-FL Westland	03/08	06/13	-	-	-	-	-	-	-	(212)	409	42	367
ST-FL Belleview	03/08	06/13	-	-	-	-	-	-	-	23	116	12	104
ST-FL North 49th ST	03/08	06/13	-	-	-	-	-	-	-	24	105	11	93
ST-GA Chattahoochee	03/08	06/13	-	-	-	-	-	-	-	13	99	12	87
ST-GA Mountain Indust	03/08	06/13	-	-	-	-	-	-	-	26	187	21	166
ST-GA Brookhaven	03/08	06/13	-	-	-	-	-	-	-	57	499	55	444
ST-GA Haynes Bridge	03/08	06/13	-	-	-	-	-	-	-	22	407	45	362
ST-GA Woodstock	03/08	06/13	-	-	-	-	-	-	-	48	257	29	228
ST-GA Medlock Bridge	03/08	06/13	-	-	-	-	-	-	-	45	275	31	244
ST-GA Gwinnett Medical Ct	03/08	06/13	-	-	-	-	-	-	-	45	394	44	351
ST-GA Berkeley Lake	03/08	06/13	-	-	-	-	-	-	-	22	153	18	135
ST-GA Honey Creek	03/08	06/13	-	-	-	-	-	-	-	14	106	12	93
ST-GA Jonesboro	03/08	06/13	-	-	-	-	-	-	-	24	194	22	172
ST-GA Terrell Mill	03/08	06/13	-	-	-	-	-	-	-	22	175	20	155
ST-GA Walton Way	03/08	06/13	-	-	-	-	-	-	-	17	100	12	88
ST-GA Forest Hills	03/08	06/13	-	-	-	-	-	-	-	18	138	16	122
ST-GA Peach Orchard	03/08	06/13	-	-	-	-	-	-	-	35	216	24	191
ST-GA Peachtree	03/08	06/13	-	-	-	-	-	-	-	24	123	14	109
ST-GA Vineville	03/08	06/13	-	-	-	-	-	-	-	10	74	9	65
ST-GA Watson Blvd	03/08	06/13	-	-	-	-	-	-	-	42	307	34	273
ST-GA Gillionville	03/08	06/13	-	-	-	-	-	-	-	17	133	15	118
ST-GA Southside	03/08	06/13	-	-	-	-	-	-	-	21	(481)	-	(481)
ST-GA Baxley	03/08	06/13	-	-	-	-	-	-	-	42	219	25	195
ST-GA Windward McGinnis	03/08	06/13	-	-	-	-	-	-	-	37	303	34	269
ST-MD Chestertown	03/08	06/13	-	-	-	-	-	-	-	17	205	29	176
ST-MD Bladensburg	03/08	06/13	-	-	-	-	-	-	-	38	310	44	266
ST-MD Osborne Road	03/08	06/13	-	-	-	-	-	-	-	11	428	60	368
ST-NC NCF: Black Mtn	03/08	06/13	-	-	-	-	-	-	-	26	243	30	214
ST-NC NCF: Butner	03/08	06/13	-	-	-	-	-	-	-	11	102	13	89
ST-NC NCF: North Harrison	03/08	06/13	-	-	-	-	-	-	-	28	214	26	188
ST-NC NCF: Chapel Hill Bl	03/08	06/13	-	-	-	-	-	-	-	18	132	17	115
ST-NC NCF: Denton	03/08	06/13	-	-	-	-	-	-	-	30	237	29	208
ST-NC NCF: Erwin	03/08	06/13	-	-	-	-	-	-	-	12	(294)	-	(294)
ST-NC NCF: Battleground	03/08	06/13	-	-	-	-	-	-	-	14	148	18	129
ST-NC NCF: Hudson	03/08	06/13	-	-	-	-	-	-	-	13	(273)	-	(273)
ST-NC NCF: Lake Norman	03/08	06/13	-	-	-	-	-	-	-	14	283	16	267
ST-NC NCF: Cannon Blvd	03/08	06/13	-	-	-	-	-	-	-	40	315	38	277
ST-NC NCF: Kernersville	03/08	06/13	-	-	-	-	-	-	-	21	157	20	137
ST-NC NCF: Marshville	03/08	06/13	-	-	-	-	-	-	-	13	82	11	71
ST-NC NCF: Mocksville-W	03/08	06/13	-	-	-	-	-	-	-	22	(434)	-	(434)
ST-NC NCF: Charlotte Ave	03/08	06/13	-	-	-	-	-	-	-	14	152	19	133
ST-NC NCF: Hilltop	03/08	06/13	-	-	-	-	-	-	-	20	127	16	111
ST-NC NCF: Norwood	03/08	06/13	-	-	-	-	-	-	-	15	135	17	118
ST-NC NCF: Harps Mill	03/08	06/13	-	-	-	-	-	-	-	47	367	44	322
ST-NC NCF: South Madison	03/08	06/13	-	-	-	-	-	-	-	31	240	29	210
ST-NC NCF: Wake Forest	03/08	06/13	-	-	-	-	-	-	-	49	335	40	295
ST-NC NCF: Youngsville	03/08	06/13	-	-	-	-	-	-	-	8	59	8	51
ST-SC NCF: Northtowne	03/08	06/13	-	-	-	-	-	-	-	28	176	26	151
ST-SC NCF: Hillcrest	03/08	06/13	-	-	-	-	-	-	-	18	109	17	92
ST-TN West End	03/08	06/13	-	-	-	-	-	-	-	34	160	18	142
ST-TN Hermitage	03/08	06/13	-	-	-	-	-	-	-	20	117	14	103
ST-TN Priest Lake	03/08	06/13	-	-	-	-	-	-	-	21	124	14	109
ST-TN Northside	03/08	06/13	-	-	-	-	-	-	-	16	93	11	82
ST-TN Industrial Park	03/08	06/13	-	-	-	-	-	-	-	8	45	6	39
ST-TN St. Elmo	03/08	06/13	-	-	-	-	-	-	-	27	127	15	112
ST-TN Red Bank	03/08	06/13	-	-	-	-	-	-	-	19	115	13	102
ST-TN Highway 58	03/08	06/13	-	-	-	-	-	-	-	18	94	11	83
ST-TN East Third St	03/08	06/13	-	-	-	-	-	-	-	19	83	10	73
ST-TN Broadway	03/08	06/13	-	-	-	-	-	-	-	5	10	2	8
ST-TN Jonesborough	03/08	06/13	-	-	-	-	-	-	-	6	32	4	27
ST-TN Lake City	03/08	06/13	-	-	-	-	-	-	-	15	91	11	81
ST-VA Allen Avenue	03/08	06/13	-	-	-	-	-	-	-	56	305	34	271
ST-VA Mechanicsville	03/08	06/13	-	-	-	-	-	-	-	19	118	14	104
ST-VA Beaverdam	03/08	06/13	-	-	-	-	-	-	-	11	63	8	55
ST-VA Regency	03/08	06/13	-	-	-	-	-	-	-	23	191	22	169
ST-VA East Henrico	03/08	06/13	-	-	-	-	-	-	-	12	59	7	52
ST-VA Tuckernuck	03/08	06/13	-	-	-	-	-	-	-	15	123	14	109
ST-VA Lightfoot	03/08	06/13	-	-	-	-	-	-	-	11	79	10	70
ST-VA Lee-Old Dominion	03/08	06/13	-	-	-	-	-	-	-	15	340	38	302
ST-VA Spotsylvania Courth	03/08	06/13	-	-	-	-	-	-	-	39	291	33	259
ST-VA South Boston	03/08	06/13	-	-	-	-	-	-	-	25	180	21	159
ST-VA Port Road	03/08	06/13	-	-	-	-	-	-	-	17	88	11	78
ST-VA Gloucester Point	03/08	06/13	-	-	-	-	-	-	-	29	153	18	136
ST-VA Madison Heights	03/08	06/13	-	-	-	-	-	-	-	15	73	9	64
ST-VA Northwest	03/08	06/13	-	-	-	-	-	-	-	6	30	4	26
ST-VA Tanglewood	03/08	06/13	-	-	-	-	-	-	-	16	80	10	71
ST-VA Route 114 & US 11	03/08	06/13	-	-	-	-	-	-	-	11	73	9	64
ST-VA Riverside Park/Relo	03/08	06/13	-	-	-	-	-	-	-	43	393	44	349
ST-VA Franklin	03/08	06/13	-	-	-	-	-	-	-	14	112	13	99
ST-VA Westgate	03/08	06/13	-	-	-	-	-	-	-	26	448	50	398
ST-VA Lynnhaven	03/08	06/13	-	-	-	-	-	-	-	19	138	16	122
ST-FL Sun Trust Plaza	03/08	06/13	-	-	-	-	-	-	-	59	211	16	195
ST-FL Holly Hill	03/08	06/13	-	-	-	-	-	-	-	33	131	10	120
ST-GA Brunswick	03/08	06/13	-	-	-	-	-	-	-	12	400	52	348
ST-GA E.E. Butler Office	03/08	06/13	-	-	-	-	-	-	-	10	476	62	414
			103,752	-	129,905	233,657	129,905	103,752	233,657	3,565	25,748	3,029	22,718

ST-FL Fletcher Office	12/07	06/13	1,131	-	-	1,131		1,131	1,131	33	143	12	131
ST-FL Panama City Beach Office	12/07	07/13	942	-	-	942		942	942	32	50	10	40

Retail SunTrust Banks – 3
ST-MD Parole	12/07	07/13	-	-	-	-	-	-	-	124	685	98	587
ST-NC NCF: Oakboro	12/07	07/13	-	-	-	-	-	-	-	22	158	20	138
ST-TN West Nashville Branch	12/07	07/13	-	-	-	-	-	-	-	23	130	17	114
			6,979	-	-	6,979	-	6,979	6,979	170	973	135	838

Retail SunTrust Banks – 3
ST-FL Clinton Avenue Office	12/07	07/13	-	-	-	-	-	-	-	47	75	15	60
ST-FL Apopka Branch	12/07	07/13	-	-	-	-	-	-	-	68	50	10	40
ST-FL Palm Coast West Branch	12/07	07/13	-	-	-	-	-	-	-	78	262	25	236
			5,343	-	-	5,343	-	5,343	5,343	193	387	50	336

Retail SunTrust Banks – 31
ST-DC Brightwood	12/07	09/13	*	-	-	-	-	-	-	99	393	71	323
ST-FL Coronado	12/07	09/13	*	-	-	-	-	-	-	155	1,190	42	1,148
ST-FL Ridge Manor	12/07	09/13	*	-	-	-	-	-	-	21	15	3	12
ST-FL Belvedere	12/07	09/13	*	-	-	-	-	-	-	119	989	32	957
ST-FL South Orlando	12/07	09/13	*	-	-	-	-	-	-	155	89	18	71
ST-FL Alafaya/Highway 5	12/07	09/13	*	-	-	-	-	-	-	105	175	29	147
ST-FL Virginia Avenue	12/07	09/13	*	-	-	-	-	-	-	94	(118)	-	(118)
ST-GA Dunwoody	12/07	09/13	*	-	-	-	-	-	-	130	556	43	513
ST-GA Greenbriar	12/07	09/13	*	-	-	-	-	-	-	71	529	23	506
ST-GA Jackson Street	12/07	09/13	*	-	-	-	-	-	-	62	531	20	510
ST-GA Satilla Square	12/07	09/13	*	-	-	-	-	-	-	72	863	24	839
ST-MD Ardmore-Ardwick	12/07	09/13	*	-	-	-	-	-	-	69	(51)	-	(51)
ST-NC NCF: Kildaire Farm	12/07	09/13	*	-	-	-	-	-	-	44	273	24	249
ST-NC NCF: Stokesdale	12/07	09/13	*	-	-	-	-	-	-	30	88	16	71
ST-NC NCF: Summerfield	12/07	09/13	*	-	-	-	-	-	-	30	(111)	-	(111)
ST-NC NCF: Waynesville	12/07	09/13	*	-	-	-	-	-	-	39	249	22	227
ST-SC NCF: Fountain Inn	12/07	09/13	*	-	-	-	-	-	-	48	457	31	426
ST-TN East Nashville	12/07	09/13	*	-	-	-	-	-	-	35	(188)	-	(188)
ST-TN Savannah Main	12/07	09/13	*	-	-	-	-	-	-	64	566	23	543
ST-TN Hixson	12/07	09/13	*	-	-	-	-	-	-	41	199	15	185
ST-TN Oak Ridge	12/07	09/13	*	-	-	-	-	-	-	72	354	26	328
ST-VA Doswell	12/07	09/13	*	-	-	-	-	-	-	27	199	12	187
ST-VA Vinton	12/07	09/13	*	-	-	-	-	-	-	19	(156)	-	(156)
ST-VA New Market	12/07	09/13	*	-	-	-	-	-	-	50	493	22	471
ST-GA North Brunswick	12/07	09/13	*	-	-	-	-	-	-	11	36	4	32
ST-NC NCF: Cum Park	12/07	09/13	*	-	-	-	-	-	-	25	108	14	93
ST-NC NCF: West Street	12/07	09/13	*	-	-	-	-	-	-	12	60	8	52
ST-GA Prince Avenue	03/08	09/13	*	-	-	-	-	-	-	73	271	30	241
ST-NC NCF: Spencer	03/08	09/13	*	-	-	-	-	-	-	27	135	17	118
ST-TN Twenty-Fifth St	03/08	09/13	*	-	-	-	-	-	-	20	56	7	49
ST-VA Nassawadox	03/08	09/13	*	-	-	-	-	-	-	18	61	8	53
			-	-	-	-	-	-	-	1,838	8,312	584	7,727

Total for Inland American Retail Properties:			390,844	-	377,274	768,117	366,408	401,710	768,117	17,680	42,126	8,034	34,052

Industrial Properties
McKesson Distribution Center	11/05	06/11	8,997	-	-	8,997	-	8,997	8,997	204	735	315	420
Union Venture	10/07	05/12	11,907	-	35,458	47,365	38,421	8,945	47,365	(368)	(9,100)	-	(9,100)
Southwide Industrial Ctr #8	04/07	09/12	-	-	196	196	196	-	196	(103)	(32)	-	(32)

Prologis Portfolio - 19
Airport Distrib Ctr #10	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #11	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #15	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #16	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #18	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #19	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #2	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #4	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #7	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #8	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Airport Distrib Ctr #9	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Delp Dist. Ctr #2	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Delp Dist Ctr #5	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Delp Dist Ctr #8	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Southwide Indus. Ctr #5	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Southwide Indus Ctr #6	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Southwide Indus Ctr #7	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Stone Fort Dist. Ctr #1	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Stone Fort Dist. Ctr #4	04/07	12/12	-	-	-	-	-	-	-	-	-	-	-
Kato/Milmont	12/11	08/13	6,803	-	-	6,803	-	6,803	6,803	(906)	(1,358)	-	(1,358)
UPS E-Logistics (Persis)	08/07	09/13	*	-	-	-	9,250	(9,250)	-	236	358	72	287
Atlas - Piedmont	09/07	09/13	*	-	44,594	44,594	13,563	31,031	44,594	507	5,824	774	5,050
Atlas - Gaffney	03/08	09/13	*	-	49,712	49,712	3,350	46,362	49,712	192	1,390	173	1,217
Atlas - Pendergrass	09/07	09/13	*	-	-	-	14,919	(14,919)	-	564	6,202	813	5,389
Atlas - Gainesville	09/07	09/13	*	-	-	-	7,731	(7,731)	-	298	3,303	429	2,874
Atlas - Cartersville	09/07	09/13	*	-	-	-	8,273	(8,273)	-	318	3,462	440	3,022
Atlas - Douglas	03/08	09/13	*	-	-	-	3,432	(3,432)	-	204	1,713	225	1,488
Atlas - Belvidere	03/08	09/13	*	-	-	-	11,329	(11,329)	-	527	4,116	529	3,587
Atlas - Brooklyn Park	03/08	09/13	*	-	-	-	7,407	(7,407)	-	358	2,566	309	2,257
Atlas - Zumbrota	03/08	09/13	*	-	-	-	10,242	(10,242)	-	559	4,308	556	3,752
Home Depot - Lake Park	12/08	09/13	*	-	15,805	15,805	15,469	336	15,805	654	8,998	671	8,327
Home Depot - MaCalla	12/08	09/13	*	-	17,465	17,465	17,094	371	17,465	745	9,645	711	8,935
North Pointe One	10/10	09/13	*	-	-	-	11,574	(11,574)	-	946	9,566	298	9,268
Thermo Process Systems	01/06	09/13	*	-	-	-	8,201	(8,201)	-	279	3,143	528	2,615

Total for Inland American Industrial Properties:			27,707	-	195,483	223,191	212,705	10,486	223,191	14,271	37,341	6,843	30,498

Multi-Family Properties
Katy Trail	10/10	12/11	24,159	-	24,188	48,347	-	48,347	48,347	1,190	8,036	-	8,036
Waterford Place at Shadow Creek	03/07	09/12	8,621	-	16,500	25,121	16,500	8,621	25,121	799	(726)	-	(726)
Villas at Shadow Creek II	10/08	09/12	9,840	-	16,709	26,549	16,117	10,432	26,549	210	108	22	86
Fannin Street Apartments	01/10	09/12	36,173	-	35,000	71,173	31,820	39,353	71,173	(621)	16,481	509	15,972
Landings at Clear Lake	03/08	11/12	15,112	-	18,849	33,961	18,590	15,371	33,961	1,064	5,128	985	4,143
Nantucket Apartments	08/10	03/13	18,110	-	461	18,572	20,323	(1,751)	18,572	(528)	13,022	485	12,537
Southgate Apartments	03/06	08/13	6,999	-	10,725	17,724	10,725	6,999	17,724	(1,439)	3,437	687	2,750
Legacy Woods	11/08	08/13	10,422	-	21,190	31,612	21,190	10,422	31,612	(307)	1,149	230	919
Legacy Crossing	11/08	08/13	13,103	-	24,229	37,331	23,967	13,364	37,331	(137)	10,054	815	9,239
Brazos Ranch Apartments	01/09	08/13	16,122	-	15,246	31,368	15,246	16,122	31,368	76	7,299	595	6,704
Sterling Ridge Estates	07/09	08/13	25,217	-	14,324	39,541	14,324	25,217	39,541	128	16,571	499	16,073
Villages at Kitty Hawk	06/07	08/13	8,028	-	11,550	19,578	11,550	8,028	19,578	(2,147)	4,008	668	3,340
Encino Canyon	09/07	08/13	7,249	-	12,000	19,249	12,000	7,249	19,249	(2,215)	5,109	600	4,509
Seven Palms	09/07	08/13	9,371	-	18,750	28,121	18,750	9,371	28,121	(3,171)	5,164	906	4,258
Legacy Corner	11/08	08/13	16,439	-	14,630	31,069	14,630	16,439	31,069	271	8,068	663	7,405
Legacy Arts	11/08	08/13	17,431	-	28,798	46,229	29,901	16,328	46,229	(1,489)	15,199	968	14,231
Grogans Landing	07/09	08/13	19,549	-	9,705	29,254	9,705	19,549	29,254	206	13,232	349	12,883
Woodridge	10/09	08/13	7,665	-	12,578	20,242	13,450	6,792	20,242	(1,376)	7,269	270	6,999
Parkside	09/09	08/13	14,266	-	18,000	32,266	18,000	14,266	32,266	(1,509)	13,833	388	13,444
Oak Park	10/09	08/13	17,288	-	27,193	44,481	30,827	13,654	44,481	20	3,304	661	2,643
Cityville Cityplace	02/13	12/13	38,838	-	35,091	73,930	-	73,930	73,930	(462)	10,369	-	10,369

Total for Inland American Multi-Family Properties:			340,001	-	385,716	725,718	347,615	378,103	725,718	(11,437)	166,114	10,300	155,815

Office Properties
IDS Center	08/06	04/13	92,268	-	147,519	239,788	161,000	78,788	239,788	472	(6,693)	-	(6,693)
Midlothian Medical	01/09	05/13	10,507	-	8,233	18,741	12,350	6,391	18,741	166	9,047	210	8,836
Crystal Lake Medical	10/10	05/13	8,823	-	-	8,823	10,813	(1,990)	8,823	437	1,125	107	1,019
Dakota Ridge Medical	10/10	05/13	-	-	8,051	8,051	11,284	(3,233)	8,051	2,962	1,722	-	1,722
United Health - Cypress	12/08	09/13	*	-	22,138	22,138	22,000	138	22,138	1,452	15,102	877	14,225
United Health - Indy	12/08	09/13	*	-	30,872	30,872	10,050	20,822	30,872	621	10,608	657	9,951
United Health - Onalaska	12/08	09/13	*	-		-	16,545	(16,545)	-	232	2,198	89	2,110
United Health - Wauwatosa	12/08	09/13	*	-		-	4,149	(4,149)	-	366	6,290	407	5,883
American Exp – SLC	04/09	09/13	*	-	22,599	22,599	30,149	(7,550)	22,599	526	(8,202)	-	(8,202)
American Exp - Greensboro	04/09	09/13	*	-	25,980	25,980	33,040	(7,060)	25,980	458	3,864	773	3,091
United Health - Green Bay	12/08	10/13	66,563	-	27,862	94,426	29,400	65,026	94,426	935	-	-	-
MCP One	01/09	12/13	7,574	-	-	7,574	7,130	444	7,574	182	714	91	623
MCP Two	01/09	12/13	4,721	-	11,900	16,621	14,681	1,940	16,621	1,183	2,925	-	2,925
MCP Three	01/10	12/13	5,533	-	11,150	16,683	15,581	1,102	16,683	(336)	6,164	210	5,953

Total for Inland American Office Properties			195,989	-	316,305	512,294	378,172	134,122	512,294	9,655	44,865	3,421	41,444
Lodging Properties
Residence Inn- Phoenix	07/07	06/11	100	-	5,000	5,100	7,500	(2,400)	5,100	(380)	(7,752)	-	(7,752)
Towne Place Suites - 5	07/07	09/11	12,346	-	16,491	28,837	17,797	11,040	28,837	(1,082)	(24,109)	-	(24,109)
Embassy Suites Beachwood	02/08	12/11	-	-	14,000	14,000	15,500	(1,500)	14,000	(1,914)	(25,575)	-	(25,575)
Hilton GI - Akron	07/07	07/12	5,535	-	7,575	13,111	7,776	5,334	13,111	781	-	-	-
Homewood Suites Lake Mary	07/07	07/12	-	-	9,757	9,757	9,900	(143)	9,757	4,177	(873)	-	(873)

Lodging 12-Pack HGI-San Anton. Airport	02/08	09/12	-	-	-	-	-	-	-	-	-	-	-
Comfort Inn-Fayetteville	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Courtyard-Houston	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Courtyard-St. Charles	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Hampton Inn-Cary	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Hampton Inn-Charlotte	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Hampton Inn-Atlanta	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Hilton GI-Alpharetta	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
HI Exp. Clearwater	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Hwd Stes – Clear Lake	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Hwd Stes - Phoenix	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
Hwd Stes -Raleigh	07/07	09/12	-	-	-	-	-	-	-	-	-	-	-
			60,946	-	52,596	113,542	52,596	60,946	113,542	4,435	(60,757)	502	(61,259)

Baymont Inn - Jacksonville	07/07	02/13	3,423	-	-	3,423	-	3,423	3,423	72	(3,987)	-	(3,987)
Homewood Suites - Durham	07/07	03/13	7,888	-	7,683	15,571	7,950	7,621	15,571	49	(4,976)	-	(4,976)
Fairfield Inn - Ann Arbor	07/07	08/13	7,541	-	-	7,541	-	7,541	7,541	387	238	48	190

Total for Inland American Lodging Properties:			85,434	-	113,103	210,883	137,405	66,337	210,883	9,521	(78,107)	550	(78,657)

Total for Inland American Real Estate Trust, Inc.:			1,353,554	-	1,387,881	2,440,202	1,442,305	990,758	2,440,202	39,689	212,339	29,147	183,152

* These 56 properties were sold on September 24, 2013 in the first of multiple closings related to the purchase agreement with AR Capital, LLC. The cash proceeds from this closing were $313,578,863.

A-9

TABLE V (continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)	The table includes all sales of properties by the public programs with investment objectives similar to ours during the three years ended December 31, 2013. All sales have been made to parties unaffiliated with the partnerships. None of the sales involved secured notes received at sale or adjustments resulting from the application of GAAP.
(B)	Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.
(C)	Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.
(D)	Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

* These 56 properties were sold on September 24, 2013 in the first of multiple closings related to the purchase agreement with AR Capital, LLC. The cash proceeds from this closing was $313,578,863.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the Securities and Exchange Commission registration fee and FINRA filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$207,239
FINRA Filing Fee	$75,500
Printing and Mailing Expenses	$4,400,000
Blue Sky Fees and Expenses	$666,000
Legal Fees and Expenses	$4,300,000
Accounting Fees and Expenses	$1,150,000
Advertising and Sales Literature	$4,900,000
Transfer Agent Fees	$3,900,000
Bank Fees and Other Administrative Expenses	$2,901,261

TOTAL*	$22,500,000
_________________________
* Estimated

Item 32. Sales to Special Parties.

Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase shares net of sales commissions and the marketing contribution for $9.00 per share. Each soliciting dealer and any of their respective directors, officers, employees or affiliates may purchase shares net of selling commissions for $9.30 per share. All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130.

Item 33. Recent Sales of Unregistered Securities.

On August 25, 2011, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering. On October 26, 2012, we issued approximately 222,222 shares of our common stock for $9.00 per share, or an aggregate purchase price of $2,000,000, to our sponsor in the offering and in accordance with the provisions governing special sales. Together with our sponsor’s August 25, 2011 purchase of 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, made in connection with our formation, our sponsor has invested $2,200,000 and received approximately 242,222 shares of the Company’s common stock.

Item 34. Indemnification of Directors and Officers.

Article XIII of our charter provides as follows:

Section 13.3 Indemnification.

(a) Subject to the limitations set forth under Maryland law and in paragraphs (b), (c) and (d) of this Section 13.3, the company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director, officer and employee of the company and the Business Manager and the Real Estate Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer or employee of the company, the Business Manager, the Real Estate Managers and their respective affiliates.

(b) The company shall not indemnify an Indemnified Party unless: (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c) Notwithstanding anything to the contrary in Section 13.3(b) hereof, the company shall not indemnify a director, officer or employee of the company or the Business Manager or any Real Estate Manager or their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d) The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e) The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to the extent consistent with law and this charter.

The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and provides that a Maryland corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the individual is fairly and reasonably entitled to indemnification, even though the individual did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director, officer, employee or agent upon the corporation’s receipt of (x) a written affirmation by the individual of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or the bylaws will apply to or affect, in any respect, the indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption. To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf. We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements: The following financial statements of the registrant are incorporated by reference into this registration statement on Form S-11:

  the consolidated financial statements and financial statement schedule of the registrant included in the registrant’s Annual Report on Form 10-K as of and for the year ended December 31, 2013 filed with the SEC on March 17, 2014;
  the Summary Select Financial Information for Dollar General Corporation, whose subsidiary, Dolgencorp, LLC, is subject to net leases, and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on January 23, 2013;
  the financial statements of Newington Fair Shopping Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on March 12, 2013; and
  the Summary Select Financial Information for Dollar General Corporation, whose subsidiary, Dolgencorp, LLC, is subject to net leases, and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on March 12, 2013.

(b) Exhibits: The list of exhibits filed as part of this Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the Business Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Business Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c) The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d) (1) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each “significant” property not identified in the prospectus at such time as there arises a reasonable probability that the property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Business Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(2) The registrant also undertakes to file after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 16th day of April, 2014.

INLAND REAL ESTATE INCOME TRUST, INC.

By:	/s/ JoAnn M. McGuinness
Name:	JoAnn M. McGuinness
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	*	Director and Chairman of the Board	April 16, 2014
Name:	Daniel L. Goodwin

By:	/s/ JoAnn M. McGuinness	Director, President and Chief Operating Officer (principal executive officer)	April 16, 2014
Name:	JoAnn M. McGuinness

By:	*	Director	April 16, 2014
Name:	Lee A. Daniels

By:	*	Director	April 16, 2014
Name:	Stephen Davis

By:	*	Director	April 16, 2014
Name:	Gwen Henry

By:	/s/ David Z. Lichterman	Vice President, Treasurer and Chief Accounting Officer (principal financial officer and principal accounting officer)	April 16, 2014
Name:	David Z. Lichterman

By: *	/s/ Roberta S. Matlin		April 16, 2014
Roberta S. Matlin, Attorney-in-fact

Signature-1

Exhibit Index

EXHIBIT NO.	DESCRIPTION

1.1	Dealer Manager Agreement, dated October 18, 2012, by and between Inland Real Estate Income Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 24, 2012) (file number 333-176775))

1.2	First Amendment to Dealer Manager Agreement, effective as of July 19, 2013, by and between Inland Real Estate Income Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 25, 2013) (file number 333-176775))

1.3	Form of Soliciting Dealer Agreement (included in Exhibit 1.1)

3.1	Second Articles of Amendment and Restatement of Inland Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on October 11, 2012 (file number 333-176775))

3.2	Amended and Restated Bylaws of Inland Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 2, 2012 (file number 333-176775))

4.1	Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on October 11, 2012 (file number 333-176775))

4.2	Share Repurchase Program (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 2, 2012 (file number 333-176775))

5	Opinion of Venable LLP (incorporated by reference to Exhibit 5 to Amendment No. 4 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 25, 2012 (file number 333-176775))

8	Opinion of Shefsky & Froelich Ltd. (incorporated by reference to Exhibit 8 to Amendment No. 4 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 25, 2012 (file number 333-176775))

10.1	Business Management Agreement, dated as of October 18 2012, by and between Inland Real Estate Income Trust, Inc. and IREIT Business Manager & Advisor Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 24, 2012) (file number 333-176775))

10.2	Master Real Estate Management Agreement, dated as of October 18, 2012, by and between Inland Real Estate Income Trust, Inc. and Inland National Real Estate Services, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 24, 2012) (file number 333-176775))

10.3	Master Real Estate Management Agreement, dated as of October 18, 2012, by and between Inland Real Estate Income Trust, Inc. and Inland National Real Estate Services II, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 24, 2012) (file number 333-176775))

10.4	Investment Advisory Agreement, dated as of October 18, 2012, by and between Inland Real Estate Income Trust, Inc., IREIT Business Manager & Advisor, Inc. and Inland Investment Advisors, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 24, 2012) (file number 333-176775))

10.5	Escrow Agreement, dated as of October 18, 2012, by and among Inland Real Estate Income Trust, Inc., Inland Securities Corporation and UMB Bank, N.A. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 24, 2012) (file number 333-176775))

10.6	License Agreement, by and between The Inland Real Estate Group, Inc. and Inland Real Estate Income Trust, Inc., effective as of August 24, 2011 (incorporated by reference to Exhibit 10.5 to Amendment No. 4 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 25, 2012 (file number 333-176775))

10.7	Purchase Agreement Letter, dated as of September 5, 2012, by and between Highwood Investments, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.8	Purchase Agreement Letter, dated as of July 30, 2012, by and between Highwood Investments, LLC and The Broadway Group, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.9	Assignment and Assumption of Purchase Agreement Letter, dated as of November 6, 2012, by and between Inland Real Estate Acquisitions, Inc. and IREIT Robertsdale DG, L.L.C., IREIT Wetumpka DG, L.L.C., IREIT East Brewton DG, L.L.C., IREIT Newport DG, L.L.C. and IREIT Madisonville DG, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.10	Assignment and Assumption of Purchase Agreement Letter, dated as of November 6, 2012, by and between Highwood Investments, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.11	Assignment and Assumption of Lease, dated as of November 6, 2012, by and between The Broadway Group, L.L.C. and IREIT East Brewton DG, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.12	Assignment and Assumption of Lease, dated as of November 6, 2012, by and between The Broadway Group, L.L.C. and IREIT Robertsdale DG, L.L.C. (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.13	Assignment and Assumption of Lease, dated as of November 6, 2012, by and between The Broadway Group, L.L.C. and IREIT Madisonville DG, L.L.C. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.14	Assignment and Assumption of Lease, dated as of November 6, 2012, by and between The Broadway Group, L.L.C. and IREIT Newport DG, L.L.C. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.15	Assignment and Assumption of Lease, dated as of November 6, 2012, by and between The Broadway Group, L.L.C. and REIT Wetumpka DG, L.L.C. (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.16	Environmental Indemnity Agreement, dated as of November 6, 2012, by IREIT East Brewton DG, L.L.C., IREIT Robertsdale DG, L.L.C., IREIT Madisonville DG, L.L.C., IREIT Newport DG, L.L.C. and IREIT Wetumpka DG, L.L.C. and Inland Real Estate Investment Corporation and Inland Real Estate Income Trust, Inc., in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.17	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 6, 2012, by IREIT East Brewton DG, L.L.C., as mortgager, to JPMorgan Chase Bank, National Association, as mortgagee (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.18	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 6, 2012, by IREIT Robertsdale DG, L.L.C., as mortgager, to JPMorgan Chase Bank, National Association, as mortgagee (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.19	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 6, 2012, by IREIT Wetumpka DG, L.L.C., as mortgager, to JPMorgan Chase Bank, National Association, as mortgagee (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.20	Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of November 6, 2012, by IREIT Madisonville DG, L.L.C., as mortgager, to JPMorgan Chase Bank, National Association, as mortgagee (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.21	Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of November 6, 2012, by IREIT Newport DG, L.L.C., as mortgager, to JPMorgan Chase Bank, National Association, as mortgagee (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.22	Promissory Note, made as of November 6, 2012 by IREIT East Brewton DG, L.L.C., IREIT Robertsdale DG, L.L.C., IREIT Madisonville DG, L.L.C., IREIT Newport DG, L.L.C. and IREIT Wetumpka DG, L.L.C. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.23	Loan Agreement, dated as of November 6, 2012, by and among IREIT East Brewton DG, L.L.C., IREIT Robertsdale DG, L.L.C., IREIT Madisonville DG, L.L.C., IREIT Newport DG, L.L.C. and IREIT Wetumpka DG, L.L.C. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.24	Term Note, made as of November 6, 2012 by IREIT DG SPE Member, L.L.C. for the benefit of V-IN DOLLAR, LLC (incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.25	Guaranty Agreement, dated as of November 6, 2012, by Inland Real Estate Investment Corporation and Inland Real Estate Investment Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.26	Guaranty of IREIT DG SPE Member, L.L.C. Liabilities by Inland Real Estate Investment Corporation, dated as of November 6, 2012, by IREIT DG SPE Member, L.L.C. for the benefit of V-IN DOLLAR, LLC (incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 13, 2012) (file number 333-176775))

10.27	Purchase Agreement Letter, dated as of September 5, 2012, by and between Highwood Investments, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.28	Purchase Agreement Letter, dated as of July 30, 2012, by and between Highwood Investments, LLC and The Broadway Group, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.29	Assignment and Assumption of Purchase Agreement Letter, dated as of December 28, 2012, by and between Inland Real Estate Acquisitions, Inc. and IREIT LaGrange Hamilton DG, L.L.C., IREIT LaGrange Wares Cross DG, L.L.C., IREIT Brooks DG, L.L.C., IREIT Maryville DG, L.L.C., IREIT Valley DG, L.L.C., IREIT Daleville DG, L.L.C. and IREIT Mobile Moffett DG, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.30	Assignment and Assumption of Purchase Agreement Letter, dated as of December 28, 2012, by and between Highwood Investments, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.31	Assignment and Assumption of Lease, dated as of December 28, 2012, by and between The Broadway Group, L.L.C. and IREIT DALEVILLE DG, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.32	Assignment and Assumption of Lease, dated as of December 28, 2012, by and between The Broadway Group, L.L.C. and IREIT MOBILE MOFFETT DG, L.L.C. (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.33	Assignment and Assumption of Lease, dated as of December 28, 2012, by and between The Broadway Group, L.L.C. and IREIT VALLEY DG, L.L.C. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.34	Assignment and Assumption of Lease, dated as of December 28, 2012, by and between The Broadway Group, L.L.C. and IREIT BROOKS DG, L.L.C. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.35	Assignment and Assumption of Lease, dated as of December 28, 2012, by and between The Broadway Group, L.L.C. and IREIT LAGRANGE HAMILTON DG, L.L.C. (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.36	Assignment and Assumption of Lease, dated as of December 28, 2012, by and between The Broadway Group, L.L.C. and IREIT LAGRANE WARES CROSS DG, L.L.C. (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.37	Assignment and Assumption of Lease, dated as of December 28, 2012, by and between The Broadway Group, L.L.C. and IREIT MARYVILLE DG, L.L.C. (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.38	Purchase and Sale Agreement, made as of May 9, 2012, between Newington-Berlin Retail, LLC and Inland Real Estate Acquisitions, Inc., as reinstated by the Reinstatement of Purchase and Sale Agreement, entered into as of October 23, 2012, by and between Newington-Berlin Retail, LLC and Inland Real Estate Acquisitions, Inc., as extended by the Extension Letter to Purchase and Sale Agreement, dated as of November 13, 2012, by and between Newington-Berlin Retail, LLC and Inland Real Estate Acquisitions, Inc., and as amended by the Amendment to Purchase and Sale Agreement, entered into as of December 27, 2012, by and between Newington-Berlin Retail, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.39	Assignment of Purchase and Sale Agreement, dated as of December 17, 2012, by and between Inland Diversified Newington Fair, L.L.C., Inland Real Estate Acquisitions, Inc. and IREIT Newington Fair, L.L.C. (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.40	Promissory Note, made as of December 28, 2012 by IREIT LaGrange Hamilton DG, L.L.C., IREIT LaGrange Wares Cross DG, L.L.C., IREIT Brooks DG, L.L.C., IREIT Maryville DG, L.L.C., IREIT Valley DG, L.L.C., IREIT Daleville DG, L.L.C. and IREIT Mobile Moffett DG, L.L.C. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.41	Loan Agreement, dated as of December 28, 2012, by and among IREIT LaGrange Hamilton DG, L.L.C., IREIT LaGrange Wares Cross DG, L.L.C., IREIT Brooks DG, L.L.C., IREIT Maryville DG, L.L.C., IREIT Valley DG, L.L.C., IREIT Daleville DG, L.L.C. and IREIT Mobile Moffett DG, L.L.C. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.42	Environmental Indemnity Agreement, dated as of December 28, 2012, by IREIT LaGrange Hamilton DG, L.L.C., IREIT LaGrange Wares Cross DG, L.L.C., IREIT Brooks DG, L.L.C., IREIT Maryville DG, L.L.C., IREIT Valley DG, L.L.C., IREIT Daleville DG, L.L.C. and IREIT Mobile Moffett DG, L.L.C. and Inland Real Estate Investment Corporation and Inland Real Estate Income Trust, Inc., in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.43	Mezzanine Promissory Note, made as of December 28, 2012 by IREIT DG SPE II Member, L.L.C. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.44	Mezzanine Pledge and Security Agreement, made as of December 28, 2012 by IREIT DG SPE II Member, L.L.C. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.45	Guaranty Agreement, dated as of December 28, 2012, by Inland Real Estate Investment Corporation and Inland Real Estate Investment Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.46	Mezzanine Guaranty Agreement, executed as of December 28, 2012, by Inland Real Estate Investment Corporation for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.47	Mezzanine Control Agreement, made and entered into as of December 28, 2012, by and among IREIT DG SPE II Member, L.L.C., IREIT LaGrange Hamilton DG, L.L.C., IREIT LaGrange Wares Cross DG, L.L.C., IREIT Brooks DG, L.L.C., IREIT Maryville DG, L.L.C., IREIT Valley DG, L.L.C., IREIT Daleville DG, L.L.C. and IREIT Mobile Moffett DG, L.L.C. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.21 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.48	Promissory Note, made as of December 27, 2012, by Inland Real Estate Income Trust, Inc. for the benefit of Bank of the Ozarks (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.49	Security Agreement, made as of December 27, 2012, by Inland Real Estate Investment Corporation and Bank of the Ozarks (incorporated by reference to Exhibit 10.23 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.50	Blocked Account Control Agreement, entered into as of December 27, 2012, among Inland Real Estate Investment Corporation as depositor, Bank of the Ozarks as lender and Bank of the Ozarks as depository bank (incorporated by reference to Exhibit 10.24to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.51	Repayment Guaranty, executed effective as of December 27, 2012, by Inland Real Estate Investment Corporation for the benefit of Bank of the Ozarks (incorporated by reference to Exhibit 10.25 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.52	Loan Agreement, made as of December 27, 2012, by and between IREIT Newington Fair, L.L.C. and Bank of the Ozarks (incorporated by reference to Exhibit 10.26 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.53	Assignment of Rents, executed as of December 27, 2012, by IREIT Newington Fair, L.L.C. to Bank of the Ozarks (incorporated by reference to Exhibit 10.27 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.54	Notice of Final Agreement, effective as of December 27, 2012, by IREIT Newington Fair, L.L.C., Inland Real Estate Investment Corporation and Bank of the Ozarks (incorporated by reference to Exhibit 10.28 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.55	Open-Ended Mortgage Deed, Assignment of Rents, Security Agreement and Financing Statement, entered into as of December 27, 2012, by IREIT Newington Fair, L.L.C. for the benefit of Bank of the Ozarks (incorporated by reference to Exhibit 10.29 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.56	Environmental Indemnity Agreement, executed effective as of December 27, 2012, by IREIT Newington Fair, L.L.C. for the benefit of Bank of the Ozarks (incorporated by reference to Exhibit 10.30 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.57	Promissory Note, effective as of December 27, 2012, for the benefit of Bank of the Ozarks (incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.58	Repayment Guaranty, executed effective as of December 27, 2012, by Inland Real Estate Investment Corporation for the benefit of Bank of the Ozarks (incorporated by reference to Exhibit 10.32 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.59	Guaranty (Carveout), executed effective as of December 27, 2012, by Inland Real Estate Investment Corporation for the benefit of Bank of the Ozarks (incorporated by reference to Exhibit 10.33 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 3, 2013) (file number 333-176775))

10.60	Letter Agreement, dated as of May 17, 2013, by and between SCD#1, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.61	Assignment and Assumption of Letter Agreement, effective as of December 23, 2013, by and between IRETI Olive Branch Wedgewood, L.L.C. and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.62	Assignment and Assumption of Leases, made this December 23, 2013, by and between SCD#1, LLC and IREIT Olive Branch Wedgewood, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.63	Assignment and Subordination of Management Agreement, made this December 23, 2013, by and among IREIT Olive Branch Wedgewood, L.L.C., Bank of America, N.A., and Inland National Real Estate Services, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.64	Environmental Indemnification and Release Agreement, made as of December 23, 2013, by and among IREIT Olive Branch Wedgewood L.L.C., and Inland Real Estate Income Trust, Inc., and Bank of America, N.A. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.65	Deed of Trust, Assignment, Security Agreement and Fixture Filing, made as of December 23, 2013, by IRETI Olive Branch Wedgewood, L.L.C., and Bank of America, N.A. (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.66	Promissory Note, made as of December 23, 2013, by IREIT Olive Branch Wedgewood, L.L.C., for the benefit of Bank of America, N.A. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.67	Term Loan Agreement, made as of December 23, 2013, by and between IREIT Olive Branch Wedgewood, L.L.C. and Bank of America, N.A. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.68	Guaranty Agreement, made as of December 23, 2013, by Inland Real Estate Income Trust, Inc. in favor of Bank of America, N.A. (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2013) (file number 333-176775))

10.69	Letter Agreement, dated as of November 8, 2013, by and between SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of December 16, 2013, the Second Amendment, dated as of December 18, 2013, the Third Amendment, dated as of December 20, 2013, the Fourth Amendment, dated as of January 9, 2014, the Fifth Amendment, dated as of January 16, 2014, the Sixth Amendment, dated as of February 4, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 27, 2014) (file number 000-55146))

10.70	Assignment and Assumption of Letter Agreement, effective as of February 21, 2014, by and between IREIT Little Rock Park Avenue, L.L.C. and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 27, 2014) (file number 000-55146))

10.71	Assignment and Assumption of Leases, made this February 21, 2014, by SPC Park Avenue Limited Partnership and IREIT Little Rock Park Avenue, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 27, 2014) (file number 000-55146))

10.72	Assignment and Assumption of Leases, made this February 21, 2014, by SPC Condo Limited Partnership and IREIT Little Rock Park Avenue, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 27, 2014) (file number 000-55146))

10.73	Post Closing and Indemnity Agreement, dated as of February 21, 2014, by SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership and IREIT Little Rock Park Avenue, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 27, 2014) (file number 000-55146))

10.74	Vacancy, Garage Repairs and Real Estate Tax Escrow Agreement, made as of February 21, 2014, by SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership, IREIT Little Rock Park Avenue, L.L.C. and Chicago Title Insurance Company (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 27, 2014) (file number 000-55146))

10.75	Agreement for Purchase and Sale, made and entered into as of November 18, 2013, between AM CORAL SPRINGS, LLC and IREIT BUSINESS MANAGER & ADVISOR, INC. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 5, 2014) (file number 000-55146))

10.76	Assignment and Assumption of Purchase and Sale Agreement, made and entered into as of February 27, 2014 by IREIT Business Manager & Advisor, Inc. and IREIT Coral Springs North Hills, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 5, 2014) (file number 000-55146))

10.77	Loan Agreement, dated as of March 28, 2014, between IREIT Coral Springs North Hills, L.L.C., and Capital One, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 28, 2014) (file number 000-55146))

10.78	Promissory Note, made as of March 28, 2014, by IREIT Coral Springs North Hills, L.L.C. for the benefit of Capital One, National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 28, 2014) (file number 000-55146))

10.79	Limited Guaranty, dated as of March 28, 2014, by Inland Real Estate Income Trust, Inc. in favor of Capital One, National Association (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 28, 2014) (file number 000-55146))

10.80	Environmental Indemnity, dated as of March 28, 2104, made by IREIT Coral Springs North Hills, L.L.C. and Inland Real Estate Income Trust, Inc. in favor of Capital One, National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 28, 2014) (file number 000-55146))

10.81	Agreement for Sale and Purchase and Joint Escrow Instructions, dated as of February 18, 2014, by and between Mansfield SEQ 287 & Debbie Ltd. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated March 20, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 14, 2014) (file number 000-55146))

10.82	Assignment and Assumption of Agreement for Sale and Purchase and Joint Escrow Instructions, made and entered into as of April 8, 2014 by Inland Real Estate Acquisitions, Inc. and IREIT Mansfield Pointe, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 14, 2014) (file number 000-55146))

10.83	Lease Assignment, made and entered into as of April 8, 2014, by Mansfield SEQ 287 & Debbie Ltd. and IREIT Mansfield Pointe, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 14, 2014) (file number 000-55146))

10.84	Post Closing Agreement, made and entered into as of April 8, 2014, by Mansfield SEQ 287 & Debbie Ltd. and IREIT Mansfield Pointe, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 14, 2014) (file number 000-55146))

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Form 10-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2014 (file number 000-55146))

23.1	Consent of KPMG LLP *

23.2	Consent of Venable LLP (included in Exhibit 5)

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

24	Power of Attorney (included on the signature page to Amendment No. 3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 2, 2012 (file number 333-176775))

99.1	Non-Retaliation Policy (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

99.2	Responsibilities of the Compliance Officer of the Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

* Filed as an exhibit to this Post-Effective Amendment No. 6.